Exhibit 10.25

DISTRICT COOLING SYSTEM USE AGREEMENT

CITY OF CHICAGO, ILLINOIS

AND

NORTHWIND INC.

City of Chicago
121 North LaSalle Street
Chicago, Illinois 60602

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EXHIBITS

Exhibit 1     Location Description, Including Initial Distribution System

Exhibit 2     Location Map of Grantee’s System, Including Initial Distribution Certificate
Exhibit 3     Anti-Corruption Certification
Exhibit 4     Disclosure of Ownership Interest Affidavit

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     This District Cooling System Use Agreement (the “Agreement”), made and executed as of this 1st day of October, 1994 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois and NORTHWIND INCORPORATED, an Illinois corporation (the “Grantee”) and a wholly owned subsidiary of CECo Enterprises, a corporation (“CECo”):

WITNESSETH

     WHEREAS, Section 6(a) of Article VII of the Illinois Constitution provides that a home rule unit “may exercise any power and perform any function pertaining to its government and affairs included, but not limited to, the power to regulate for the protection of the public health, safety, morals, and welfare. . . .”; and

     WHEREAS, various persons are applying to the City to provide “District Energy Systems” wherein multiple buildings in a specified area or “District” are provided with thermal energy (e.g. steam or hot or chilled water) from a central facility; and

     WHEREAS, it is the policy of the City of Chicago (the “City”) to encourage the development of economic energy options in the City, including District Energy Systems; and

     WHEREAS, the City’s policy regarding District Energy System is to advance the following goals:

1)	enhance the City’s competitiveness and growth by facilitating efficient energy use;

2)	encourage a competitive market for energy services;

3)	maintain equitable City policies between and among competing providers; and

4)	meet environmental regulation requirements; and

     WHEREAS, Grantee wishes to construct and operate in the City a “District Cooling System” (as hereafter defined; and

     WHEREAS, in order to construct and operate its District Cooling System, Grantee must construct and install “Distribution Facilities” (as hereafter defined) in certain of the “Public Ways” (as herein defined) of the City; and

     WHEREAS, the City and the Grantee have reached an agreement as to the terms under which Grantee will be permitted to use certain portions of the Public Ways of the City to construct, install and maintain its Distribution System; and

     WHEREAS, Grantee’s District Cooling System has the potential to enhance the City’s competitiveness and growth by facilitating efficient energy use, by encouraging a competitive market for energy services, by promoting a cleaner environment, and by meeting environmental regulation requirements;

NOW, THEREFORE,

     It is hereby agreed by the parties hereto as follows:

     SECTION 1. DEFINITIONS

     “Additional Distribution Facilities” shall mean Distribution Facilities associated with Approved Plants approved subsequent to the First Plant.

     “Adjustment Dates” shall mean January 1, 2000, January 1, 2005, and January 1, 2010.

     “Affiliate”, with respect to any entity, shall include any subsidiary or parent or intermediary corporation of such entity or any entity which is under control of a parent, subsidiary or intermediary of such entity or any other entity which is capable of exercising a substantial degree of control over such entity through ownership of stock or partnership interests in such entity. The term “control” shall mean the right to exercise directly or indirectly the voting rights or the power to direct or cause the direction of management policies of the controlled or intermediary entity. In the case of tax-exempt organizations, the term “Affiliate” shall also include tax exempt organizations which are related for purposes of unrelated business income determinations made in accordance with sections 511 through 514 of the Internal Revenue Code and corresponding regulations, case law and Internal Revenue Service rulings.

     “Approved Plant” shall mean a Plant which has been approved as to location and nature by ordinance of the City Council as part of a planned development or other similar process and all applicable permits and approvals under this Agreement the Code and under regulations established by the City pursuant to its district heating and cooling policy, have been received. Grantee’s first Approved Plant was approved by ordinance dated March 23, 1994 and is described in Exhibit 1 (“First Plant”).

     “Freight Tunnels” shall mean the freight tunnels running below certain streets of the City.

     “City” shall mean the City of Chicago, Illinois acting through its Department of Environment or its successor, except as otherwise noted.

     “City Council” shall mean the City Council of Chicago.

     “Code” shall mean the Municipal Code of Chicago (1990), as amended from time to time.

     “Compensation Year” shall be a twelve-month period during the term on the Agreement beginning on January 1 and ending on December 31 provided that the first Compensation Year shall begin on the effective date of this Agreement and end on December 31, 1995.

     “Contractor” shall mean collectively any contractor, subcontractor, agent or consultant employed by Grantee or an Affiliate to construct, install, operate or maintain Grantee’s District Cooling System or any part thereof. A Contractor may be an Affiliate.

     “Distribution Facilities” shall mean the conduits and associated production and distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtances to be installed and constructed by Grantee pursuant to the terms of this Agreement in the Public Ways for the purpose of providing district cooling chilled water and related air conditioning to Grantee’s customers. The Distribution Facilities collectively includes the Initial Distribution Facilities and Additional Distribution Facilities.

     “District Cooling Services” or “Services” shall mean the provision of localized cooling services and related air conditioning to customers by the supply of chilled water through a District Cooling System.

     “District Cooling System” for purposes of this Agreement shall mean collectively all Approved Plants and Distribution Facilities used by Grantee to provide district cooling chilled water and related air conditioning service generated by an Approved Plant(s) to its customers within the City on a contractual basis. A District Cooling System is a type of District Energy System.

     “District Energy System” shall mean a heating and/or cooling system which uses thermal energy (hot or chilled water) from a central plant to service multiple buildings in an area.

     “General Compensation” shall mean amounts Grantee is required to pay to the City pursuant to Section 5.1 of this Agreement.

     “Grantee” shall mean Northwind Incorporated, a wholly owned subsidiary of CECo Enterprises.

     “Initial Distribution Facilities” shall mean the Distribution Facilities associated with the First Plant, as described in Exhibits 1 and 2, subject to amendment as set forth in Section 7.1.1.

     “Minimum Annual Fee” shall mean the minimum amount payable, calculated on the basis of a twelve-month period, to the City as General Compensation during any Compensation Year pursuant to Section 5 hereof.

     “Ordinance” shall mean the ordinance adopted on    by the City Council authorizing execution of this Agreement.

     “Plant” shall mean a chilling plant and/or ice production plant that produces the chilled water transmitted or distributed through the Distribution Facilities to provide the Services.

     “Public Ways” shall mean the surface, the air space above the surface and the area below the surface of any right-of-way and public street and any highway, lane, path, alley, sidewalk, boulevard, drive, bridge, park, parkway, waterway or other public right-of-way including public utility easements or rights-of-way in which the City has jurisdiction, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City in which the City holds rights sufficient, without consent of any other party, to permit Grantee the use thereof for the purpose of installing or maintaining Grantee’s District Cooling Facilities. The term “Public Ways” shall be deemed not to include the Chicago Freight Tunnels except as specifically referred to herein.

     “Total Gross Billings” shall mean the sum of (1) all amounts billed by Grantee and/or due to Grantee to be paid in cash, credits or property of any kind or nature arising from or attributable to, directly or indirectly, or in any way derived from, Grantee’s operation, lease, exchange or use of its District Cooling System from all Approved Plants, or sale or lease of District Cooling System within the City, whether or not such amounts are actually collected and (2) any other revenue arising from the possession by Grantee of its rights under this Agreement. If Grantee does not bill a particular customer (including an Affiliate of Grantee) for Services provided by Grantee, then there shall be imputed as billings included within Total Gross Billings an amount equal to the billings that would have been billed by Grantee to a like customer for the provision of Services identical or as closely similar as possible in usage and nature to the Services being provided to the customer not being billed. If Grantee does not bill itself for Services provided for its own internal use beyond the use needed for operation of Grantee’s District Cooling System, there shall be imputed as billings included within Total Gross Billings, the amount that would have been billed to a like customer for Services identical or as closely similar in nature and usage as possible to the Services being so used by Grantee. No expenses or allowances shall be deducted from Total Gross Billings. Total Gross Billings shall include only amounts related solely to Grantee’s Chicago-based operations.

     SECTION 2. GRANT OF RIGHTS

     Section 2.1 Grant of Rights. The City hereby grants to Northwind, Inc, as Grantee, the non-exclusive right to construct, install, repair, operate, and maintain a District Cooling System consisting of one or more Approved Plants and associated Distribution Facilities in Chicago on the terms and conditions set forth herein; provided, however, that no work on a Plant may commence until it is an Approved Plant and all applicable procedures and permits required under this Agreement and the Code have been met; and provided further that no Additional Distribution Facilities may be constructed or installed in the Public Ways until this Agreement has been amended pursuant to City Council authorization to incorporate such Additional Distribution Facilities as set forth in Section 7.1.2. This Agreement does not contemplate use by Grantee of the Freight Tunnels. Should Grantee wish to use any part of the Freight Tunnels for its District Cooking System, the provisions of Section IX shall govern. This Agreement does not permit the lease of Grantee’s System or any part thereof except as permitted in this Agreement.

     Section 2.2 Term and Initial Expiration Date. Subject to the survival of certain rights of the City to be indemnified and to have Grantee’s District Cooling System removed and the Public Ways restored as set forth in this Agreement, the term of this Agreement shall commence on the Effective Date and shall terminate, unless extended or renewed as provided herein, on December 31, 2015 (the “Initial Expiration Date”).

     Section 2.3 Right of Renegotiation of Certain Provisions.

     2.3.1 Adjustments to Compensation. The City reserves the right to modify or to renegotiate the amount, nature and terms of General Compensation to be paid by Grantee for use of the Public Ways during the term of this Agreement. Except as provided in Section 2.3.2, any adjustment to General Compensation (“Adjusted Compensation”) shall become effective on the next succeeding Adjustment Date. In order to renegotiate General Compensation, the City shall give written notice to Grantee at least one hundred twenty (120) days prior to the Adjustment Date for which the Adjusted Compensation will become effective. Said notice shall contain the City’s proposed schedule of Adjusted Compensation. Grantee shall be given a reasonable opportunity to discuss an increase in General Compensation with the Director of the Department of Revenue. The terms of any such Adjusted Compensation shall be reflected in an amendment to this Agreement and shall be fair and reasonable. No such Adjusted Compensation may reduce the rate of General Compensation to be paid by Grantee without the approval of the City Council. No such Adjusted Compensation shall increase the compensation to be paid by Grantee to more than four percent of its Total Gross Billings. No later than sixty (60) days prior to each Adjustment Date, the Director of the Department of Revenue shall notify the Chairman of the Committee of the City Council having jurisdiction over the use of and compensation for the Public Ways regarding the status of any renegotiation and the proposed schedule of Adjusted Compensation.

     2.3.2 Dispute Resolution. Except as set forth in Section 2.3.1, Grantee shall not challenge any increase in Adjusted Compensation up to and including three percent (3%) of Grantee’s Total Gross Billings. If the amount of proposed Adjusted Compensation exceeds three percent (3%) of Grantee’s Total Gross Billings, and if Grantee shall in faith maintain that the amount of any Adjusted Compensation in excess of such three percent (3%) proposed by the City pursuant to Section 2.3.1 is excessive or unreasonable, given the value of the privileges granted to Grantee pursuant to this Agreement, Grantee shall enter into negotiations with the City as expeditiously as possible to reach an agreement as to Adjusted Compensation prior to the applicable Adjustment Date. In the event that an agreement as to proposed Adjusted Compensation over 3% of Total Gross Billings is not reached within 90 days, Grantee shall have the right to make a demand for arbitration in writing to the City within thirty (30) days after such Adjustment Date. If no such demand is timely made, the proposed Adjusted Compensation shall become effective, retroactively from the proposed Adjustment Date. In the event of a timely demand for arbitration, the City and Grantee shall each appoint an arbitrator and a third arbitrator shall be appointed by the arbitrators so appointed. Each arbitrator shall have at least five years of experience in the field of rights-of-way or land valuation Pursuant to the then current rules of the American Arbitration Association, or any successor organization, an arbitration shall be held as expeditiously as possible.

     Unless the majority of the arbitrators shall conclude that such Adjusted Compensation is excessive or unreasonable, Grantee shall be bound to pay the Adjusted Compensation, retroactive to the applicable Adjustment Date. If a majority of the arbitrators shall decide such Adjusted Compensation is excessive or unreasonable, then the City shall withdraw the proposed schedule of Adjusted Compensation and Grantee shall pay the greater of 3% of Total Gross Billings or the rate of General Compensation previously in effect; provided that the City may substitute a new rate of Adjusted Compensation, retroactively effective to the applicable Adjustment Date. The notice periods and dispute resolution procedures of this Section 2.3.2 shall be applied to the extent possible to any substituted Adjusted Compensation. Notwithstanding anything to the contrary in this Section 2.3.2, however, Grantee shall be bound by any arbitration decision rendered by a similar panel of arbitrators regarding the same proposed Adjusted Compensation as would be applicable to Grantee for similar privileges; provided that Grantee shall have been given due notice and a full and fair opportunity to participate in such arbitration proceedings and to give evidence therein. Failure by Grantee to object to the City’s proposed Adjusted Compensation within the time provided in this Section 2.3 shall act as a waiver and Grantee shall be obligated to pay or provide, as the case may be, the Adjusted Compensation from the applicable Adjustment Date.

     Section 2.4 Interim Extension in the Absence of Default or Termination. If, on the Initial Expiration Date, Grantee shall not be in default under this Agreement and if neither party has notified the other of its intent to terminate this Agreement on or before the Expiration Date, then the terms of this Agreement shall be deemed extended on an interim basis until terminated, renewed or renegotiated. Said interim extension period shall not extend beyond a date sixty (60) days after the Initial Expiration Date, after which date this Agreement shall be considered terminated and all rights of the Grantee to use the Public Ways to provide the Services shall cease; provided however that the City may extend this Agreement at its sole option for two consecutive one-year periods.

     Section 2.5 Renewal. At any time during the last Compensation Year occurring prior to the Initial Expiration Date, Grantee may request the City to enter into negotiations toward renewing or extending this Agreement. The exercise by Grantee of this option shall not bind the City as to acceptance of any particular terms or renewal of the rights granted by this Agreement, if the City determines such terms or the renewal of this Agreement is not in the best interests of the City. Any proposed renewal, extension or modification of this Agreement is subject to City Council approval, modification, or rejection in its sole discretion.

     Section 2.6 Acts or Omissions of Affiliates and Other Entities. During the term of this Agreement, Grantee shall be liable to the City for the acts or omissions of any entity used by

Grantee (including an Affiliate) when such entity is involved directly or indirectly in the construction, installation, maintenance, or operations of Grantee’s District Cooling System or the provision of Services as if the acts or omissions of such entity were the acts or omissions of Grantee.

     SECTION 3. NATURE OF LIMITATION OF RIGHTS GRANTED

     Section 3.1 Rights Not Exclusive. This is a nonexclusive grant to use the Public Ways and is made expressly subject to and subordinate to the right of the City to use the Public Ways for any public purpose.

     Section 3.2 Other Permittees. This grant is nonexclusive and the City does not agree to restrict the number of franchises, licenses, use agreements or permits of any kind in all or any part of the City, including, but not limited to, such arrangements made regarding other District Energy Systems or providers of Services. The grant and authority herein granted are not intended to limit or modify any franchise, license or permit previously granted by the City to any other occupant of the Public Ways. Therefore, the Grantee, recognizing the rights of other franchisees, licensees and permittees in the Public Ways, shall exercise the grant and authority herein granted in such a manner as not to interfere unreasonably with the rights of other prior or future franchisees, licensees and permittees in the Public Ways and to act so as not to endanger or to impair the facilities of any other such franchisee, licensee, or permittee. Prior and future franchisees, licensees, or permittees shall also, in like manner, be required to respect the rights and not interfere with the rights of the Grantee herein.

     Section 3.3 City’s Rights Over Public Way.

     3.3.1 City’s Authority is Paramount. Grantee acknowledges and accepts at its own risk that the City may make use in the future of the Public Ways in which Grantee’s District Cooling System or any portion thereof is located in a manner inconsistent with Grantee’s use of thereof.

     3.3.2 Removal and Relocation. The City reserves the right to exercise its police and/or proprietary powers, to modify, vacate, or transfer what is now the Public Way for a public purpose. At Grantee’s own risk, the City has a predominant right to use the Public Ways in the placement, maintenance, and repair of sewers, water mains, telecommunications and other utility facilities or to require that Grantee relocate or remove any part of the District Cooling System where the City determines public convenience would be enhanced or for any other public purpose, including but not limited to the use of the Public Ways for public transportation purposes. The permit referred to in Section 13.1 may be amended or revoked in whole or in part by the Commissioner of the Department of the Environment, in consultation with the Commissioner of the Department of Transportation, should such Commissioner consider it necessary or advisable for a public purpose or that the continued operation of Grantee’s Distribution System in whole or part would be injurious with the public health or safety. Grantee shall make no claims for costs or damages against the City by reason of such removal or relocation. Upon thirty (30) days written notice to Grantee of partial or complete revocation of permit from the Commissioner the Department of the Environment, Grantee shall remove, modify, replace, or relocate its facilities as required at its own expense. In the event that Grantee shall not remove, modify, replace, or relocate its facilities as required by said notice within thirty (30) days as aforesaid, the Commissioner of the Department of the Transportation may cause the same to be done at Grantee’s expense and all expenses incurred or damages paid by the City on account of such action shall be paid by Grantee on demand. In the event the City exercises its predominant right to use any part of the Public Way for a public purpose, the City shall reasonably cooperate with Grantee in finding an alternate site for any facilities comprising a part of the Distribution Facilities which are removed and in avoiding disruption to Grantee’s District Cooling System or Services to the extent such disruption is not reasonably required. In an emergency, as determined by the City, the City may order Grantee to remove, relocate or deactivate its facilities within forty-eight (48) hours.

     3.3.3 Grantee shall, in coordination with the City’s police and fire departments, establish standard operating procedures for emergency situations. Grantee shall maintain adequate local offices to provide repairs and maintenance services and personnel available to address both concerns arising during normal business hours and 24 hour emergency service. The City shall be informed as to the location and telephone number of Grantee’s regular office and of its emergency representative. Wherever, in case of fire or other disaster, it becomes necessary in the judgment of the City to remove or to take action which results in damage to any of Grantee’s District Cooling System, no charge shall be made by Grantee against the City for restoration and repair.

     3.3.4 Temporary Removal. At the request of any person holding a valid building permit issued by the City and upon reasonable notice, depending on the circumstances, but not, in any case, exceeding thirty (30) days (unless Grantee shall reasonably demonstrate to the City that more than thirty (30) days shall be required, in which case, such longer period as the City may reasonably determine) Grantee may temporarily raise, lower, or remove its pipes as may be necessary for the performance of the work so permitted, subject to payment in advance to the

Grantee of the direct and indirect expenses of such temporary move by the permit holder, including standby time.

     Section 3.4 No Burden on Public Ways. Grantee shall not attempt to construct, or install, its Distribution System in such a fashion as to unduly burden the present or future use of the Public Ways or to exclude other present or future users of the Public Ways, including, but not limited to, other District Energy Systems or providers of Services. In designing its Distribution System, Grantee shall not provide for conduit space in excess of Grantee’s present or reasonably anticipated future needs, based upon Grantee’s business plan which shall be submitted to the City prior to the issuance of any permit pursuant to Section 13.1. Such business plan shall include a list of current and reasonably anticipated customers of the Services, together with copies of all available letters of intent. The Commissioner of the Department of Environment, in consultation with the Department of Transportation, is authorized to regulate the size of the Distribution System to be used by Grantee in the Public Way. In the event that the City shall determine that any portion of Grantee’s District Cooling System, either planned or constructed, unduly burdens any portion of the Public Ways for present or future use, Grantee shall be required either to modify its plans for construction of its Distribution System, or to take such actions as the City shall determine for the sake of public convenience to eliminate the problem within the time provided by the City and the Code.

     Section 3.5 Police Power.

     (a)The City expressly reserves, and the Grantee expressly recognizes, the City’s right and duty to adopt, from time to time, in addition to the provisions herein contained, such ordinances, rules and regulations as the City may deem necessary in the exercise of its police power, provided that such ordinances, rules or regulations shall be reasonable and not unconstitutionally in conflict with the rights granted in this Agreement.

     (b)The City, by the granting of this Agreement, does not surrender or to any extent lose, waive, impair or lessen the lawful powers and rights now or hereafter vested in the City under the Constitution and statutes of the State of Illinois and under the Code. Grantee, by its acceptance of this Agreement agrees that all lawful regulatory powers and rights, as may be from time to time vested in the City, shall be in full force and effect and subject to the exercise thereof by the City, at any time from time to time. The exercise of these lawful powers and rights shall not unconstitutionally conflict with the rights granted in this Agreement.

     Section 3.6 Furnishing of Information. Grantee shall furnish to the City’s Department of Revenue, such information as may be required at such times by such Department (including customer lists, if so required), to effect compliance by Grantee and Grantee’s customers with any ordinances of the City of Chicago which shall be in effect from time to time regulating, taxing or otherwise concerning Grantee’s operation of its District Cooling System pursuant to this Agreement. Grantee also specifically acknowledges its duty and obligation to comply with the ordinances of the City, including any ordinances that require the payment or collection of any City tax, or the obtaining of any City licenses. Breaching the provisions of this section 3.6 shall be a default under this Agreement.

     SECTION 4. CHANGE OF CONTROL, ASSIGNMENT, AND SUBLEASE

     Section 4.1 Change of Control

     4.1.1 Privilege is Personal to Grantee. The rights granted pursuant to this Agreement shall be a privilege to be held in personal trust by Grantee. Except as otherwise provided herein,

Grantee shall not transfer or assign the rights granted in this Agreement or its ownership or operation of its District Cooling System, or any portion thereof through sale, merger, corporate reorganization, consolidation, leaseback or any other manner or transfer or assign in any manner conduit or other space occupied by its District Cooling System, without the prior consent of the City Council expressed by resolution and then only on such conditions as may be therein prescribed. Any sale, transfer or assignment not made according to the procedures set forth in this Section 4 shall void the rights granted by this Agreement. The sale, transfer or assignment in bulk of the major portion of the tangible assets of Grantee shall be considered an assignment subject to the provisions of this Section 4.

     4.1.2 Authorization by City Council. Any sale, transfer or assignment described in Section 4.1.1 authorized by City Council shall be made by a bill of sale or similar document, an executed copy of which shall be filed with the Commissioner of the Department of the Environment within thirty (30) days after any such sale, transfer or assignment; provided however, that the assignee must agree to comply with this Agreement and amendments thereto, provide proof of legal, technical, financial, and character qualifications as reasonably determined by the City, and provide disclosure of ownership interests as required by Chapter 2-154 of the Municipal Code of Chicago and provide such other certifications as the City shall determine are required.

     4.1.3 Transfer to Subsidiary. Notwithstanding Section 4.1.1, Grantee may form a wholly owned subsidiary and assign its rights under this Agreement to such subsidiary without prior consent the City Council; provided, however, that Grantee shall provide notice of such assignment and full disclosure to the Commissioner of the Department of the Environment and

the Corporation Counsel as to the nature of such subsidiary within thirty (30) days of such assignment.

     4.1.4 Transfer of Control of Grantee. Prior approval of City Council, which shall not be unreasonably withheld, shall be required where ownership of fifty percent (50%) or more of the control of Grantee is acquired during the term of this Agreement in any transaction or series of transactions by a person or one or more of persons acting in concert, none of whom owned or controlled fifty percent (50%) or more of the right to control Grantee, singly or collectively on the effective date of this Agreement. By its acceptance of this Agreement, Grantee specifically agrees that any such acquisition occurring without prior approval of the City Council shall void the rights granted under this Agreement. This provision shall apply to any limited partnership wherein fifty percent (50%) or more of the control of Grantee is to be transferred to limited partners or to a general partner which is not Grantee.

     4.1.5 Pledge of Controlling Interests or Assets. Prior City Council approval shall not be required for a transfer or pledge in trust, mortgage, or hypothecation of Grantee’s partnership interests or common stock, as the case may be, or portions of Grantee’s District Cooling System in whole or in part to secure an indebtedness except where such pledge shall involve hypothecation of more than seventy-five (75%) of the fair market value of Grantee’s District Cooling System. Prior consent of City Council shall be required for such pledge or transfer in trust of more than seventy-five (75%) of the fair market value of Grantee’s District Cooling System, as and said consent shall not be withheld unreasonably. Any such pledge or transfer in trust does not imply any right of the pledgee to assume any rights hereunder without City Council approval.

     4.1.6 Disclosure of Ownership. Grantee must submit to the Department of the Environment, the Economic Disclosure Statement required by Chapter 2-154 of the Code. Grantee, or any assignee permitted hereunder, shall, within thirty (30) days of any such transaction, file an amendment to the foregoing statement of ownership interest with the Department of the Environment in the event ownership of ten percent (10%) of control Grantee is acquired during the term of this Agreement by any person or one or more groups of persons acting in concert after the Effective Date.

(A) Grantee shall furnish to the City’s Department of Revenue, such information as may be required at such times by such Department (including customer lists, if so required), to effect compliance by Grantee and Grantee’s customers with any ordinances of the City of Chicago which shall be in effect from time to time regulating, taxing or otherwise concerning Grantee’s operation of its District Cooling System pursuant to this Agreement which information is proprietary and shall be held confidential subject to Section 14.1. Grantee also specifically acknowledges its duty and obligation to comply with the ordinances of the City, including any ordinances that require the payment or collection of any City tax, or the obtaining of any City licenses. Breaching the provisions of this subparagraph A shall be a default under this Agreement.

     SECTION 5. COMPENSATION

     Section 5.1 General Compensation. Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $70,000 or two percent of Grantee’s Total Gross Billings. For each Compensation Year beginning in the 1997 Compensation Year (subject to the City’s rights of adjustment set forth in Section 2.3 hereof and to adjustments made pursuant to Section 7.1.2); the General Compensation fees shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning in 1997 be less than $70,000 (subject to adjustment pursuant to Section 7.1.2), adjusted for the rate of inflation pursuant to the Consumer Price Index for Urban Areas.

     5.1.1 Calculation and Payment on a Monthly Basis. Grantee shall pay to the Director of the Department of Revenue for each month during a Compensation Year an amount equal to the greater of:

(a)	a percentage of applicable minimum fixed fee described in Section 5.1, calculated on the basis of the amount of such minimum fee divided by the number of months in such Compensation Year; or

(b)	the estimated Annual Gross Billings Based Fee for such month.

     The greater of (a) or (b) above shall be referred to as the “Monthly Payment”. Grantee shall forward by check or money order an amount equal to the Monthly Payment by the fifteenth day of the calendar month immediately following the month for which such Monthly Payment is due. Any necessary prorations shall be made.

     5.1.2 Recalculation at End of Each Compensation Year. At the end of each Compensation Year, Grantee shall recalculate the total General Compensation actually due pursuant to Section 5.1 hereof. Such results shall be audited pursuant to Section 5.5.3 hereof. If additional amounts are due the City by Grantee, said amounts shall be paid by the fifteenth (15th) day of the second month of the Compensation Year following the Compensation Year during which such amounts were originally due. If Grantee has overpaid the City, the excess shall be taken as a credit against future compensation due the City pursuant to this Agreement, or if the Agreement is terminated, refunded to the extent such overpayment exceeds amounts due under Section 10.4. Any necessary prorations shall be made. On or before July 1 of each year, Grantee shall provide the City with its best estimates of General Compensation for the following calendar year.

     5.1.3 Not a Tax. Payment by Grantee to the City of the General Compensation and other fees and compensation set forth in Section 5 in this Agreement are compensation for use of the Public ways and shall not be considered in the nature of a tax. Such payments shall be separate from and additional to any and all federal, state, local, and municipal taxes, as may be due, which are separate and distinct obligations of Grantee.

     5.1.4 No Right of Setoff. All payments due to the City from Grantee pursuant to this Agreement shall be paid without counter-claim, setoff, deduction, or defense. In the event Grantee does setoff or deduct any amount from any such payment or otherwise reduces the amount due based on a counterclaim or defense, the City shall have the right to, without incurring any liability to Grantee, its customers or any third person, pursue any and all remedies available to it at law or in equity, including without limitation, revocation of this Agreement and the permit described in Section 11.1.

     Section 5.2 Most Favored Vendee Status; Favorable City Treatment. During the term of this Agreement, the Grantee shall always treat the City as a “most favored vendee”. In the event that the City shall desire to contract for the purchase, lease, or other use of any Services provided by Grantee, or any affiliate of Grantee, Grantee shall, subject to applicable law, offer the City contract terms and conditions no less favorable (including but not limited to, rate of compensation, warranties, and payment) than the most advantageous terms and conditions offered to and accepted by any of Grantee’s customers on similar or identical transactions. Contracts negotiated with the City for the provision of Services shall be amended to include any more favorable terms included in any other customer’s contract related to rates and discounts.

     Section 5.3 Subsequent Action Affecting Compensation. If during the term of this Agreement any court, agency or other authority of competent jurisdiction takes any action or makes any declaration that adversely affects the legality or collection of the General Compensation or the legality or provision of any other compensation which may be negotiated throughout the term of this Agreement, the City and Grantee shall enter into negotiations to amend this Agreement to make the City whole in a manner consistent with said action or declaration by restoring the City to a position equivalent to that which it held prior to said action or declaration.

     Section 5.4 Other Fees. In addition to and unrelated to the payments of the General Compensation and the provision of the Additional Compensation, Grantee shall pay all fees and deposits necessary to obtain federal, state, local and City licenses, permits and authorizations required for construction, installation, maintenance or operation of its District Cooling System.

     Section 5.5 Financial Audit.

     5.5.1 Records. (A) Grantee shall maintain accurate, complete and satisfactory books of accounts and records of its operations within the City to show Total Gross Billings, on a monthly basis and by service category, consistent with generally accepted accounting principles. To the extent practicable and required to verify the amount of the General Compensation payable to the City and compliance with any other term of this agreement, all such books of accounts and records as well as representatives of franchise holder shall be made available to City for inspection and/or examination during normal business hours, upon reasonable prior notice, at Grantee’s principal office or other office in Chicago. In the event the principal office is not located in Chicago, Grantee shall bear all the expenses of copying and transmitting said books of accounts and records to the City or all costs of the City, including but not limited to meals, hotels, and transportation, in travelling to the principal office of Grantee.

     5.5.2 Annual Audit. Annually, beginning in 1996 no later than August 30th of every Compensation Year during which this Agreement remains in force, Grantee shall supply to the City a copy of said financial statements and a certificate from an independent certified public accountant attesting to an audit showing that the amounts of compensation paid under Section 5.1 for the prior Compensation Year were in compliance with the provisions of Section 5.1 as to General Compensation. The City acknowledges that the financial statements so provided by Grantee are proprietary in nature and shall be held as confidential, subject to the provisions of Section 14.1 hereof.

     5.5.3 City Right of Audit. The City reserves the right, upon ten (10) days written notice to audit and review the records serving as the basis for such audit, which records shall also be regarded as proprietary and confidential subject to the provisions of Section 14.1 hereof. In the event the independent audit ordered by the City properly determines that Grantee’s General Compensation paid to the City was underpaid in the prior Compensation Year by more than 5%, Grantee shall bear the cost of the City’s audit.

     SECTION 6. INSURANCE, INDEMNIFICATION, SURETY BOND AND LETTER OF CREDIT

     Section 6.1 Insurance. On or prior to any commencement of construction of Grantee’s Initial Distribution System and in no event later than thirty (30) days following the Effective Date of this Agreement (unless such 30-day period is extended by the City) and at all times thereafter during the term of this Agreement, and thereafter during such time as may be required to remove Grantee’s Distribution Facilities and restore the Public Ways or public property where such Distribution Facilities were constructed), Grantee shall obtain, pay all premiums for, and file with the City Comptroller’s Office of Risk Management the types of insurance specified below with insurance companies authorized to do business in the State of Illinois with a financial rating acceptable to the City in the exercise of its reasonable discretion, covering all operations under this Agreement, whether performed by Grantee or its Contractors. The kinds and amounts of insurance required are as follows:

(A)	Worker’s Compensation and Occupational Disease Insurance. Worker’s Compensation and Occupational Disease Insurance in statutory amounts under Illinois Law, covering all employees of the Grantee and any Contractor shall be obtained. Employer’s liability coverage with limits of not less than $500,000 each accident or illness shall be included.

(B)	Commercial Liability Insurance. (Primary and Umbrella) Commercial Liability or Comprehensive General Liability (Broadform) Insurance with limits of not less than $10,000,000 per occurrence, for bodily injury, personal injury and property damage liability shall be obtained. Products/completed operation, independent contractors, contractual liability, broad form property damage, sudden and accidental pollution, explosion, collapse and underground coverages are to be included. Coverages shall not contain any exclusions unacceptable to the Comptroller’s Risk Management Office. The City is to be named as an additional insured without recourse or right of contribution for any liability arising from the work. Any self-insured retention provision must be approved in advance by the City Comptroller’s Office of Risk Management.

(C)	Railroad Protective Liability Insurance. When any work is to be done adjacent to or on transit property, Grantee shall provide, with respect to the operations Grantee or any Contractor performs, Railroad Protective Liability Insurance (AAR-AASHTO form) in the name of the transit/railroad entity. The policy shall have limits of not less than $2,000,000 per occurrence, combined single limit, for losses arising out of injuries to or death of all persons, and for damage to or destruction of property, including the loss of use thereof. A $6,000,000 annual aggregate may apply.

(D)	Automobile Liability Insurance (Primary and Umbrella). When any motor vehicles are used in connection with the work to be performed, Grantee shall maintain Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence, combined single limit, for bodily injury and property damage. The City is to be named as an additional insured.

(E)	Professional Liability. When any architects, engineers or consulting firms perform work in connection with Grantee’s Distribution System, Professional Liability insurance shall be maintained with limits of $1,000,000. The policy shall be written for the full term of the Agreement and the policy shall have extended reporting periods of three years. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede the start of the project under this Agreement. Coverage shall include blanket contractual liability.

     Grantee will furnish the City of Chicago, Risk Management Department, Depaul Center, 333 South State, Room 400, Chicago, Illinois 60604 , original Certificates of Insurance evidencing the required coverage to be in force on the date of this contract, and Renewal Certificates of Insurance, of such similar evidence, if the coverages have an expiration or renewal date occurring during the term of this Agreement.

     The insurance hereinbefore specified shall be carried through the period of the Agreement. Failure to carry or keep such insurance in force may constitute a violation of the Agreement, and the City maintains the right to exercise whatever rights and remedies it may have in law or in equity until proper evidence of insurance is provided. In lieu of the foregoing coverages, Grantee may self-insure to the extent acceptable to the City’s Risk Management if it provides for a certificate of Self-insurance acceptable to the Risk Manager.

     The insurance shall provide for thirty (30) days prior written notice to be given to the Department of Purchases and the Risk Management Office in the event coverage is substantially changed, canceled, or non-renewed.

     Grantee shall require all Contractors to carry the insurance required herein, or Grantee may provide the coverage for any or all Contractors, and, if so, the evidence of insurance submitted shall so stipulate.

     Grantee expressly understands and agrees that any insurance coverages and limits furnished by Grantee shall in no way limit the Grantee’s liabilities and responsibilities specified within this Agreement or by law.

     Grantee and each Contractor agrees that insurer shall waive their rights of subrogation against the City of Chicago. If any policy required to be purchased pursuant to this Agreement is subject to a deductible or similar provision limiting or reducing coverage, the deductible shall be paid by Grantee in the event of a loss occasioned by Grantee or any Contractor’s negligence or intentional acts.

     Section 6.2 Bond. Grantee shall, not later than the Effective Date, obtain a bond running to the City, which may be annually renewable or multi-year, running to the City with good and sufficient corporate surety acceptable to the City Comptroller in his reasonable discretion, with a minimum amount of Five Million Dollars ($5,000,000). Said bond shall be conditioned upon the faithful performance and discharge of the obligations imposed in this

Agreement on the Grantee and shall insure the cost of removal, relocation or abandonment of Grantee’s District Cooling System or a portion thereof at any time the City determines the need for removal. The City’s right to recover under the bond shall be in addition to any other rights it may have pursuant to this Agreement or under law. Any proceeds recovered under the bond may be used to reimburse the City for loss of payment of General Compensation by Grantee, including principal and overdue interest, if any, and liquidated damages, if any, in case of default and other valuable consideration given pursuant to this Agreement, and to pay or reimburse the City for such reasonable additional expenses as may accrue or be incurred by the City as a result of Grantee’s failure to comply with this Agreement including, but not limited to, reasonable attorneys fees and the cost of any action or proceeding or judgment against the City, the reasonable cost of removal, relocation or abandonment of Grantee’s facilities, and the cost of any reasonable auditing costs and fees. For the City to recover from the surety or from the Grantee under this Section for removal, relocation, alteration, repair, maintenance or restoration of Grantee’s structures, it is not necessary that the City first perform such work. The Commissioner of the Department of the Transportation is hereby authorized to determine the reasonable cost of performing said removal, relocation, alteration, repair, maintenance or restoration and his decision as to the amount shall be final and binding. The bond shall provide and Grantee agrees that, upon receiving written notification from the Commissioner of the Department of Transportation of the reasonable cost of said removal and restoration, the Grantee and the surety shall pay said amount upon demand together with other reasonable related costs occasioned by any such default.

     Section 6.3 Letter of Credit. In lieu of the bond described in Section 6.2, and at the request of the Commissioner of the Department of Environment, Grantee shall provide the City with a letter of credit in the principal amount of Five Million Dollars ($5,000,000). Said letter of credit shall be used to ensure the faithful performance by Grantee of all provisions of this Agreement and compliance with all orders, permits and directions of any agency, commission, board, department division or office of the City having jurisdiction over Grantee’s acts or defaults under this Agreement and for payment by Grantee of any penalties, liens, claims and taxes due the City which arise by reason of the construction, installation, operation or maintenance of Grantee’s Facilities. Said letter of credit shall provide that if Grantee fails to pay the City any General Compensation due the City within the time fixed in this Agreement; or fails to repay the City within ten (10) days any reasonable damages, expenses or costs which the City is compelled to pay by reason of Grantee’s act or omission to act in connection with this Agreement; or fails after three (3) days notice of such failure to comply with any provisions of this Agreement which the Commissioner of the Department of the Transportation reasonably determines can be remedied by a draw on the letter of credit, the City can immediately request payment of the amount of the deficiency, with interest and penalties, if any, from the letter of credit. Upon such request for payment, the City shall notify the Grantee of the amount and date thereof. If amounts are drawn under the letter of credit, Grantee shall take such actions as may be necessary to maintain such letter of credit at full amount within three (3) days of notification by the City of its withdrawal against such letter of credit. The rights reserved to the City under such letter of credit shall be in addition to any other rights it may have pursuant to this Agreement or under law. The form of the letter of credit shall be approved by the Corporation Counsel.

     Section 6.4 Replacement Bond or Letter of Credit. The bond described in Section 6.2 or letter of credit described in Section 6.3 shall contain a covenant or endorsement of the surety or the issuer of the letter of credit, as the case may be, to provide sixty (60) days advance written notice by registered mail of such surety’s or issuer’s intention to terminate, substantially change, or not to renew such bond or letter of credit to the Corporation Counsel and the Grantee. In the event of any of the foregoing notices being given, Grantee shall obtain, pay premiums for, and file with the City’s Corporation Counsel a replacement bond or letter of credit as the case may be, which shall begin coverage on or prior to the proposed effective date of such termination, substantial change or non-renewal (“Cancellation Date”); provided, however, that no replacement bond or replacement letter of credit, as the case may be, shall meet the requirements of Section 6 unless it has been approved by the Corporation Counsel on or prior to the Cancellation Date of the bond, or letter of credit being replaced. The City shall approve or reject in writing any proposed replacement bond within thirty (30) business days of submission to the Corporation Counsel. In the event Grantee is unable to procure a replacement bond meeting the requirements of Section 6.2 or a replacement letter of credit meeting the requirements of Section 6.3 by the Cancellation Date, then Grantee can satisfy the requirements of Section 6.1 by depositing the sum of Five Million Dollars ($5,000,000) on or prior to the Cancellation Date into an escrow account for the benefit of the City, which escrow account would be held by a trustee of the City’s choosing pursuant to an escrow agreement reasonably satisfactory to the Corporation Counsel.

     Section 6.5 Failure to Comply is Material Breach. Except as permitted by Section 6.1, failure to carry the insurance required by Section 6.1 throughout the period set forth in Section 6.1 shall constitute a material breach of this Agreement. Except as permitted by Section 6.4, failure to maintain in force a bond meeting the requirements of Section 6.2 or a letter of credit meeting the requirements of Section 6.3 shall constitute a material breach of this Agreement.

Upon any such material breach, without requirement for any hearing or notice, the permit described in Section 13.1 shall be automatically suspended without further action by the City. Upon such suspension, no further work related to Grantee’s District Cooling System shall be permitted and Grantee shall immediately cease operation of its District Cooling System. Such permit is subject to reinstatement by the City upon compliance by Grantee with the requirements of Section 6.1 and 6.2 and satisfaction by Grantee of such conditions as the City shall determine are necessary for protection of the City. The City further reserves the right to remove or cause the removal of any or all of Grantee’s facilities in the Public Ways subject to this Agreement. The parties hereto agree that a material breach of Sections 6.1 and 6.2 creates irreparable harm against the City for which an injunction is proper.

     Section 6.6 Right to Require Replacement of Bond (or Letter of Credit) or Insurance. If the financial condition of any bonding or insurance company (or letter of credit issuer) issuing a performance bond (or letter of credit) or insurance policy pursuant to Section 6 materially and adversely changes, the City may, at any time, require that any such bond (or letter of credit) or insurance policy be replaced with such other bond (or letter of credit) or insurance policy consistent with the requirements set forth in this Section.

     Section 6.7 Alteration. Grantee shall not materially change or alter the terms or conditions of the bond (or letter of credit) or insurance policies referred to herein or replace or cancel said bond (or letter of credit) or insurance policies without prior approval of the City Comptroller’s Office of Risk Management (in the case of the insurance policies) or the Corporation Counsel (in the case of the bond or letter of credit).

     Section 6.8 City Comptroller’s Right to Increase Minimum Limits. In the event of changed circumstances that would render the limits of the insurance policies set forth in Section 6 hereof inadequate, the City reserves the right to reasonably increase the minimum limits of such insurance policies, at the end of the policy terms, upon sixty (60) days’ prior written notice to Grantee in order to ensure adequate protection to the City. Within sixty (60) days after the date of notice, Grantee shall increase the limits of such insurance policies, as applicable, to an amount equal to or greater than the increased minimum limits.

     Section 6.9 No Excuse from Performance. None of the provisions contained herein nor the bond (or letter of credit) or any of the insurance policies required herein shall be construed to excuse the faithful performance by Grantee of the terms and conditions of this Agreement or limit the liability of Grantee under this Agreement for any and all damages in excess of the amounts of such performance bond (or letter of credit) or insurance policies.

     Section 6.10 Insurance for Contractors and Subcontractors. Grantee shall provide coverage for any Contractor by either obtaining the necessary endorsements to its insurance policies or requiring such contractor or subcontractor to obtain appropriate insurance coverage consistent with Section 6.1 of this Agreement and appropriate to the extent of its involvement in the construction, installation, maintenance or operation of Grantee’s District Cooling System and shall provide evidence of the foregoing as required in Section 6.1.

     Section 6.11 Indemnity. Grantee shall be responsible for the support, safety and protection of its District Cooling System and Services and the Public ways being used by Grantee and for the safety and protection of all persons and all property coming into contact with Grantee’s facilities or their operations. Grantee shall be responsible for all damage to life, person and property due to the acts or omissions of the Grantee, its Contractors, Affiliates, subcontractors, agents or employees, in connection with its activities within Public Ways. Grantee shall, at its sole cost and expense, indemnify, defend, keep and save harmless the City, its officials, boards, commissions, consultants, agents and employees (collectively the “Indemnified Parties”) against any and all suits, causes of action, proceedings and judgments for claims, losses, damages (whether such claims, losses, and damages are for personal injury, property damage or interruption of utility service), liabilities, judgments, cost and expenses (collectively referred as a “Loss”) arising out of the grant of rights pursuant to this agreement and Grantee’s installation, construction and maintenance and operation of its District Cooling System or provision of the Services, or which in any way may result therefrom, whether or not it shall be alleged or determined that a Loss was caused through negligence or omission of Grantee or any of its employees, Affiliates, Contractors, subcontractors, agents or employees. The term “Loss” specifically shall be deemed to include, but not be limited to, any liability for the payment of Workmen’s Compensation under Illinois law which the City is required to make and Grantee specifically covenants to reimburse the City for any such payments made by the City. Grantee expressly understands and agrees that the insurance, bond or insurance required by this Agreement shall in no way limit the responsibility of Grantee to indemnify, keep and save harmless and defend the Indemnified Parties pursuant to this Section. Indemnified expenses shall include, but not be limited to, all out-of-pocket expenses of the City, such as attorney fees, and shall also include the reasonable value of any services rendered by the Corporation Counsel or his assistants or any consultants, employees or agents of the City and all costs and other expenses arising therefrom or incurred in connection therewith. The obligations set forth in this Section 6.8 shall survive termination or revocation of this Agreement.

     SECTION 7. CONSTRUCTION, INSTALLATION AND MANAGEMENT OF GRANTEE’S DISTRIBUTION SYSTEM

     7.1.1 Initial Distribution Facilities. Prior to the Effective Date of this Agreement, Grantee shall place on file for approval with the Commissioner of the Department of Environment and the Commissioner of the Department of Transportation and the Commissioner of the Department of Buildings prints, maps and plans showing the exact proposed location of the First Plant and all related portions of the Initial Distribution Facilities proposed to be installed in the Public Ways as set forth in Exhibit 1, and the location of each conduit to be entered and the number of manholes or other openings to gain access to said conduit and a proposed construction schedule by utility quarter. Pursuant to City rules and regulations related to the City’s policy for District Energy Systems, the Department of the Environment shall coordinate the City’s review and permitting process for all District Energy Systems, including Grantee’s System. Permits for demolition must be obtained from the City’s Department of Buildings. Revisions to previously approved prints, maps, plans and construction schedules must receive prior approval by the City departments described above and shall be incorporated in amendments to Exhibits 1 and 2. Similar information shall be filed with the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation for approval prior to the issuance of a permit for any proposed extension, reduction or removal of any part of Grantee’s Initial Distribution Facilities from the Public Way which shall be incorporated in Amendments to Exhibits 1 and 2.

     7.1.2 Additional Distribution Facilities

     (a) No Additional Distribution Facilities may be installed or constructed except in connection with an Approved Plant. Prior to applying with the City for approval of a new Plant,

Grantee shall file with the City a proposal showing among other things, the proposed Plant location, and the proposed location of all related portions of the System including Additional Distribution Facilities The City may reject or modify such proposal prior to formal submission to City Council of a plan for approval of a Plant.

     (b) Prior to installation in the Public Ways of Additional Distribution Facilities related to a Plant pending City Council approval or which is an Approved Plant, Grantee shall negotiate an amendment to this Agreement with the City, including an amendment to Exhibit 1. Such amendment shall provide for an increase in the minimum fees set forth in Section 5 proportionate to fees established in Section 5 and based on the maximum capacity of the applicable Plant. Such amendment shall be submitted for authorization to the City Council of the City prior to execution of such amendment by the parties. As part of the negotiation of any such amendment, Grantee shall submit to the City such prints, maps and plans as the City shall reasonably request. Upon approval of any such amendment and its execution, Grantee shall proceed to obtain permits for the Additional Distribution System pursuant to the provisions of Section 7.

     7.1.3 Notwithstanding Section 7.1.1 and Section 7.1.2 the Department of Transportation or the Department of the Environment may designate the configuration of Grantee’s Distribution System to minimize use of available Public Ways along which any of the Grantee’s System whether separately or jointly, shall be placed. The Department of Transportation may refuse to permit the Grantee to lay mains or conduits along both sides of, or in more than one part of any street.

     7.1.4 If the installation of the District Cooling System requires the relocation of facilities within the Public Ways, said relocation or measures to minimize or eliminate the interruption shall be at Grantee’s sole expense.

     Section 7.2 Construction Requirements and Standards.

     7.2.1 In General. Grantee shall construct, install, maintain and operate its District Cooling System in a safe, orderly and workmanlike manner utilizing only materials of good, durable quality with due respect for engineering considerations and in accordance with applicable federal, state, City and local laws and regulations. Grantee shall at all times install its Distribution System in accordance with the standards set by the City’s Department of Transportation, the Department of Environment and the Department of Buildings.

     7.2.2 Compliance Standards. Grantee shall at all times comply with the following:

     (A) Applicable provisions of the Municipal Code of Chicago

     (B) Written standards and permit restrictions of the Department of Transportation or Department of Building applicable to Grantee’s construction, installation, operation and maintenance of its Distribution System.

     (C) Applicable statutes and regulations of the United States (including its agencies) and of the State of Illinois (including its agencies).

     7.2.3 Construction and Installation Procedures. No portion of Grantee’s Distribution System may be constructed, installed or modified on any portion of the Public Ways without prior approval of the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation and the issuance of a permit therefor.

Permits will only be issued after written documentation has been received by the Commissioner of the Department of Transportation from the existing users of the Public Ways in the regard to the effect of the proposed installation of Distribution Facilities on such users’ existing facilities. Grantee shall submit to the City documents which set forth the specifications, standards and procedures for construction and installation of its Distribution System. Said specifications, standards and procedures shall be consistent with the highest standards of the district cooling industry and shall, at a minimum, establish procedures to ensure quality work and provide for the safety and protection of residents and property. Said documents shall be submitted to the City for review and Additionally, said specifications, standard and procedures shall provide for, and Grantee’s District Cooling System shall in fact be constructed, to meet the following requirements:

     (i) Latest applicable available industry standards for detecting leaks in District Energy Systems shall be followed by Grantee. Consideration shall be given to “pipe in pipe” construction for the Distribution System. Leak protection plans and procedures (including emergency strategy) for Grantee’s District Cooling System shall be submitted for approval to the Department of Environment and the Department of Transportation; and

     (ii) All portions of the Distribution System shall be designed to preclude freezing and to follow the latest industry standards for District Energy Systems in regard to freezing conditions. To that end, all portions of the Distribution System shall be subject to the City’s “3 foot minimum” cover standards from the top of the pipe to the general cover level unless Grantee shall obtain a waiver from the Department of the

Environment and the Department of Transportation. Submission of a request for any such waiver shall include adequate justification; and

     (iii) The Distribution System shall be designed to the extent possible not to diminish or prevent access for repair and maintenance of underground facilities, whether owed by the City or by any third party. To the extent that such diminution or prevention is proposed, Grantee shall not proceed unless Grantee has entered into an agreement, which is subject to prior approval by the Department of Transportation, with the owner of the affected utility satisfactory to such owner. Such agreement may provide for replacement, upgrading or relocation of the affected facility.

     Said specifications, standards and procedures shall be submitted to the City for review and approval prior to commencement of construction of any part of Grantee’s Distribution System and shall be modified as the Commissioners of the Department of Environment and of the Department of Transportation may require in the interest of public safety and welfare. If at any time it is determined by the City, in its sole discretion and judgment, that any part of Grantee’s District Cooling System, including, without limitation, any Distribution Facilities or Plants, is harmful to the health or safety of any person, then Grantee shall, at its sole cost and expense, promptly correct all such conditions to the satisfaction of the City or such governmental authority.

     7.2.4 “As Built” Drawings. As each separate facility comprising a portion of Grantee’s District Cooling System is completed, Grantee shall submit to the City “as built” drawings of a size and material satisfactory to the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation within sixty (60) days after completion of construction of such portions. Grantee shall obtain approval for revisions. Said drawings, set forth by utility quarter sections, shall at a minimum include the chilled water conduit system and the location of power supplies and system monitor test points and related equipment installed in the public Ways.

     7.2.5 Emergency or Disaster. In case of emergency or disaster, Grantee shall, upon request of the City, make available its District Cooling System to the City, without costs, for emergency use.

     7.2.6 Adjoining Property Owners. All of Grantee’s District Cooling System shall be so installed and located so as to cause minimum interference with the rights and appearance and reasonable convenience of adjoining property owners and at all times shall be kept and maintained in a safe, adequate and substantial condition, and in good order and repair.

     7.2.7 Adjustment of Utility Facilities. In the event that the location of Grantee’s District Cooling System will require an adjustment of the location of existing public or private utility facilities, Grantee must obtain written consent of the owner of such utility including, where applicable, all relevant City departments to such adjustment and make such arrangements for the payment or reimbursement of the cost of such adjustment as are satisfactory to the owner of such utility including, where applicable, all relevant City departments. No permit for construction pursuant to Section 7.1 will be issued until the Commissioner of the Department of Transportation is satisfied that the requirements of this paragraph 7.2.7 have been satisfied. In no case shall Grantee be entitled to perform such adjustment or disturb such utility facilities without the written consent of the owner of such utility.

     7.2.8 Electrical Work. All Electrical work related to heat, light or power in the Grantee’s District Cooling System shall be performed in accordance with Title XIV of the Code.

     Section 7.3 Restoration. In the event of disturbance of the Public Ways or private property by Grantee, Grantee shall, at its own expense and in a manner approved by the City or other appropriate governmental authority and/or the owner, rebuild, restore and repair such Public Ways, including any cartways or sidewalks, or private property to the satisfaction of the Department of Transportation. Such restoration shall include curb to curb resurfacing of all affected Public Ways in which Grantee has installed its facilities or made utility cuts. In the event Grantee fails to perform such rebuilding, replacement or restoration, the City shall have the right to do so at the sole expense of Grantee.

     Section 7.4 Suspension or Revocation of Construction Permit. The Commissioner of the Department of Transportation or the Commissioner of the Department of Buildings may suspend or revoke any permit issued by such Department or take any action he deems necessary, including the stopping of work, should Grantee violate the terms of said permit, until said violation has been corrected to said Commissioner’s satisfaction.

     Section 7.5 Other Requirements and Approvals.

     Issuance of a permit by the Commissioner of the Department of Transportation or the Commissioner of the Department of Buildings as to the construction and installation of any portion of Grantee’s District Cooling System does not waive other applicable requirements of federal or Illinois law or the Code and Grantee shall comply with such other requirements. Grantee is further responsible for obtaining approvals related to Grantee’s use of the Public Ways contemplated in this Agreement from other applicable City departments in a timely fashion when and as required.

     Section 7.6 Underground Facilities Agreement. Upon written direction of the Commissioner of the Department of Transportation, Grantee agrees to apply for, and if accepted, enter into such membership and other agreements as the City shall direct in any City-sponsored utility alert network for underground facilities. Grantee agrees to pay its fair and reasonable share of the costs and expenses incurred for maintaining such network as provided in such agreements.

     SECTION 8. INSPECTION

     Section 8.1 Inspection. The City reserves the right to make, at any time after the Effective Date of this Agreement and throughout the duration of this Agreement, physical on-site inspections of all parts of Grantee’s District Cooling System at the City’s discretion. Grantee will accommodate the City’s monitoring needs by providing a map and the “as built” drawings required by Section 7.2.4 which Grantee shall update quarterly or indicate “no change”, as the case may be, and submit to the City at the time of Grantee’s March, June, September and December payments. Said map will identify the locations of all facilities, and the lineal footage of each portion of Grantee’s District Cooling System located in the Public Ways. The City acknowledges that, subject to the provisions of Section 14.1 hereof, said summaries provided by Grantee are proprietary in nature and shall be held as confidential as to third parties.

     Section 8.2 Trespassing Facilities. Any portion of Grantee’s District Cooling System located in the Public Ways but not properly authorized by this Agreement, as amended pursuant to Section 7.2.1, or properly permitted is known as a “Trespassing Facility”.

Upon discovery of a Trespassing Facility by the City the Commissioner of the Department of the Environment shall have the following options:

(A)	Order the immediate removal of the Trespassing Facilities from the Public Ways.

(B)	Seek to obtain liquidated damages to the extent provided pursuant to Section 11 hereof.

(C)	Seek other remedies available to the City under the Code, this ordinance or under Illinois Law;

provided that the Commissioner of the Department of the Environment shall waive for a period of thirty (30) days any such remedy in the event he determines that (i) the trespass was inadvertent and (ii) Grantee is making a good faith effort to remove or relocate the Trespassing Facility promptly, so as to correct any violation of this Agreement. Said Waiver may be extended beyond the thirty (30) day correction period by the Commissioner of the Department of the Environment for circumstances beyond the reasonable control of Grantee, but only upon prior approval by the Commissioner of the Department of the Environment of Grantee’s timetable specifying the anticipated date the Trespassing Facility will be removed or relocated so as not to violate this ordinance.

     SECTION 9. CHICAGO FREIGHT TUNNELS

     Section 9.1 In General. Grantee does not presently contemplate using the Chicago Freight Tunnels for its System. Should Grantee desire to use the Chicago Freight Tunnels, Grantee and the City shall negotiate an amendment to this Agreement to encompass the Freight Tunnels. It is acknowledged by Grantee that the Chicago Freight Tunnels are a unique environment and space has become in certain portions thereof a scarce resource. In order to preserve the availability of the Chicago Freight Tunnels for future grantees and permittees and because of the nature of Grantee’s District Cooling System and Services, the Grantee may be subject to restrictions which limit the size of the conduit or facilities the Grantee constructs or installs therein or limitations as to the locations of such conduits or facilities as to the use of the Tunnels in general. The City reserves the right to increase the amount of compensation payable under this Agreement and to impose additional fees specifically for the use of the Chicago Freight Tunnels not otherwise described in this Agreement, so long as such fees are nondiscriminatory and reasonable, given the nature of Grantee’s District Cooling System and the nature of its Services. Any use of the Freight Tunnels is also subject to the provisions of any City ordinance or regulation governing the use of the Freight Tunnels. Subject to the foregoing conditions and such restrictions on the availability of space as may be established by the City’s Department of Transportation, Grantee may apply to use the Freight Tunnels for its District Cooling System on the same basis and subject to the same conditions as other grantees and permittees authorized to use the Freight Tunnels for Systems of similar size and purpose on the use of the Freight Tunnels established by the Commissioner of the Department of Transportation.

     SECTION 10. REVOCATION OR TERMINATION OF PRIVILEGES

     Section 10.1 Basis for Revocation. Subject to the provisions of Sections 10.2 and 10.3 of this Agreement, the permission and authority granted by the City to Grantee to use the Public Ways for its District Cooling System pursuant to the Ordinance may be revoked by the City whenever any of the following occur:

(A)	Grantee fails to comply with the conditions of occupancy of the Public Ways set forth herein or in the Municipal Code of Chicago;

(B)	Grantee violates other material terms of this Agreement;

(C)	Grantee practices fraud or deceit upon the City or its customers, including the intentional or reckless installation of Trespassing Facilities, or fails in any material respect to proceed with due diligence in constructing Grantee’s District Cooling System;

(D)	Grantee fails to provide or pay any material portion of the General Compensation or any other Compensation owed the City when due;

(E)	Grantee fails to furnish an audit when due or fails to cooperate with the reasonable requests by City officials for information or for inspection;

(F)	Grantee becomes insolvent, or unable or unwilling to pay its uncontested debts, or is adjudged bankrupt or seeks relief under the bankruptcy laws.

     Section 10.2 Corrective Period. In the event that the City believes that grounds for revocation exist or have existed, the City shall notify the Grantee in writing, setting forth the nature and facts of such noncompliance. If, within thirty (30) days following such written notification, the Grantee has not furnished reasonably satisfactory evidence that corrective action has been taken or is being actively and expeditiously pursued, or that the alleged violations did not occur, or that the alleged violations were beyond Grantee’s control pursuant to Section 15.12 hereof, the Agreement may be terminated by the Commissioner of the Department of the Environment. Upon good cause, the thirty (30) day correction period shall be extended for such reasonable time as said Commissioner shall determine. Such good cause must be detailed in writing to said Commissioner at least five days prior to the lapse of the thirty (30) day correction period.

     Section 10.3 Prior Notice and Hearing. After expiration of such thirty (30) day period (as it may be extended), the Commissioner of the Department of Environment may terminate the Agreement provided that (1) notice has been given to the Grantee that the Commissioner of the Department of Environment proposes to take such action and the grounds therefor and (2) the Grantee has had a reasonable opportunity to be heard by said Commissioner.

     Section 10.4 Early Termination by Grantee. Grantee may request early termination of its privilege to use the Public Ways granted pursuant to this Agreement (“Early Termination”). In order for Grantee to be released pursuant to Early Termination from its obligation to pay General Compensation pursuant to Section 5.1 hereof and to meet the requirements of Section 5.1.5, Grantee must satisfy the following prior conditions:

(1)	Grantee must provide to the Commissioner of the Department of the Environment, the Director of Revenue and the Commissioner of the Department of Transportation written notice of its request to exercise Early Termination and must propose a date, which can be no earlier than six (6) months after the date of said written notice (the “Proposed Early Termination Date”) on which such obligation to pay General Compensation shall cease;

(2)	Grantee shall be obligated to continue to pay, and shall pay General Compensation as required by Section 5.1 hereof for the period up to the Proposed Early Termination Date;

(3)	Grantee shall have fully complied with Section 10.5 hereof; and

     In the event that Grantee satisfies all of the foregoing conditions, Grantee shall be entitled to cease paying General Compensation and meeting the requirements of Section 5.1.5 on and after the Proposed Early Termination Date. Notwithstanding the foregoing, the obligations of Grantee as to a performance bond shall extend until satisfaction of Section 10.5.1 by Grantee and the obligations of Grantee with respect to indemnification of the City set forth in Section 6.10 shall survive any such release.

     Section 10.5 Removal or Abandonment of Grantee’s District Cooling System.

     10.5.1 Removal by Grantee. Upon revocation or termination of the privilege herein granted the Grantee, without cost or expense to the City of Chicago, shall promptly remove or abandon in place, at the option of the City, its District Cooling System and restore the Public Ways where disturbed by removal of said structures or appliances to a proper condition under the supervision and to the satisfaction of the Commissioner of the Department of Transportation and in accordance with this Agreement and the Code. Buildings, plants or structures not on the Public Ways constituting a part of Grantees’ District Cooling System shall be demolished by the Grantee at no cost to the City at the City’s option. In all cases, such facilities which are not removed within one (1) year of such date of termination or revocation shall become the property of the City.

     10.5.2 Removal by the City. In the event of the failure or refusal of the Grantee to remove facilities or restore the Public Ways where facilities are removed, as required by Section 10.5.1, the City may remove or cause the removal of Grantee’s Facilities provided, however, that the City shall be reimbursed for the total costs of such removal to the extent that such costs exceed the amount of the bond set forth in Section 6 of this Agreement.

     SECTION 11. SANCTIONS

     Section 11.1 Material Underpayment or Nonpayment. In the event the independent audit provided for in Section 5.5 determines that Grantee made underpayments in any month which exceeded ten percent (10%) of the amount due in said month, or in the event Grantee fails to make any payment on the date due, Grantee shall pay, in addition to the amount due the City, interest thereon compounded daily at the rate of one hundred and fifty percent (150%) of the corporate base rate as computed daily by the First National Bank of Chicago. Interest on the entire sum originally due shall accrue from the date on which the original payment should have been made.

     Section 11.2 Liquidated Damages. The parties agree that the events set forth below will result in damages that will be impracticable or difficult to ascertain. Subject to the provisions of Sections 11.4 and 11.5, Grantee therefore agrees to pay the City the sum of six thousand dollars ($6,000) a day until the violation is corrected, which shall not be considered in the nature of a penalty. Such events are as follows:

(A)	Installation of “Trespassing Facilities” as defined in Section 8.4 of this Agreement;

(B)	Material non-conformance of Grantee’s District Cooling System or any portion thereof with the standards of general applicability of the City set forth in the Code or furnished in writing by the Department of

Transportation, the Department of the Environment or the Department of Buildings;

(C)	Failure to remove, modify, replace or relocate facilities within the permitted time (and granted extensions) after a notice from the Commissioner of the Department of Transportation or the Commissioner of the Department of Buildings to remove or relocate such facilities pursuant to Section 3.3.2.

     Section 11.3 Notice of Violation. If the City has reason to believe that Grantee is in violation of this Agreement, Grantee shall be notified in writing of the violation setting forth the nature of such violation. Within thirty (30) days of its receipt of such notice, Grantee shall respond in writing regarding such notice of violation with supporting documentation that such violation did not occur or was beyond Grantee’s control and requesting an opportunity to be heard or shall remedy the violation within such thirty (30) day period; provided, however, that the City may determine that the violation is of such a serious nature that a lesser period for remedying the violation is warranted. Grantee shall remedy the problem or respond within that period. If Grantee cannot reasonably remedy the violation within the time period specified and so informs the City, the City may extend the time permitted for remedying the violation provided Grantee informs the City on a regular basis of the steps being taken to remedy the violation.

     Section 11.4 Notice of Assessment. If within thirty (30) days (or such lesser period specified in the notice) of its receipt of notice of the violation pursuant to Section 11.3 of this Agreement, Grantee fails to submit a written response contesting the notice of violation or, if after requesting an opportunity to be heard, Grantee fails to prove in said hearing that such violation did not occur or was beyond its control or if Grantee fails to remedy the violation within any cure period under this Agreement or any extensions thereto, the City, after considering all relevant factors, may impose upon Grantee, liquidated damages or other monetary sanctions from the date of notice of violation in accordance with Sections 11.1 and 11.2 of this Agreement and shall provide Grantee with prior written notice of such assessment. Such notice of assessment shall state the amount to be assessed and provide a date at least fifteen (15) days after receipt of such notice upon which payment for the violation is due.

     Section 11.5 Act or Omission Beyond Grantee’s Control. Grantee shall not be subject to the imposition of liquidated damages referred to herein for any act or omission if such act or omission was beyond Grantee’s control, including but not limited to, events described in Section 15.11 hereof. An act or omission shall not be deemed to be beyond Grantee’s control solely because it was committed, omitted or caused by an Affiliate involved in constructing, installing, maintaining or operating Grantee’s Distribution Facilities within the City of Chicago. The inability of Grantee to obtain financing and the misfeasance or malfeasance of its officers, directors, employees or agents shall not be deemed an act or omission beyond Grantee’s control.

     Section 11.6 Other Rights of City. The right of the City to impose upon Grantee liquidated damages pursuant to Section 11.1 and 11.2 hereof shall be in addition to any other rights or remedies the City has under this Agreement, the Code or other applicable laws including the right of termination pursuant to Section 10 of this Agreement.

     Section 11.7 No Waiver of Rights. The decision by the City to forego the imposition upon Grantee of liquidated damages in a particular instance shall in no way act to waive the City’s rights regarding subsequent violations of this Agreement.

     SECTION 12. MOST FAVORED NATIONS

     The City Council may authorize another person to construct, install, operate and maintain a District Cooling System in the Public Ways of the City in order to offer Services for profit to more than a single customer pursuant to an ordinance or agreement authorized by ordinance, including any modifications of an existing ordinance or agreement, containing compensation terms which would, if applicable to Grantee’s situation and if applied to Grantee, result in Grantee paying less total annual compensation than the compensation to be paid by Grantee pursuant to Section 5 of this Agreement (said ordinance and/or agreement shall be referred to collectively as an “Alternative Agreement”). In such event, Grantee shall have the option, exercisable in writing within ninety (90) days Grantee of after notice of adoption of the Alternative Agreement, to replace the compensation terms stated in Section 5 of this Agreement with the compensation terms set forth in the Alternative Agreement which are applicable to Grantee’s situation. Grantee shall notify the Commissioner of the Department of the Environment in writing of Grantee’s election to accept such substitute compensation terms pursuant to an agreement amending or replacing this Agreement (the “Amending Agreement”). Notwithstanding anything to the contrary, Grantee’s option to elect to substitute compensation pursuant to this Section 12 shall not provide any retroactive credit for compensation already paid to the City pursuant hereto and shall be conditioned on the acceptance by Grantee in the Amending Agreement of such other provisions of the Alternative Agreement as the Commissioner of the Department of the Environment shall reasonably require in the interest of fairness and uniformity.

     SECTION 13. CONDITIONS PRECEDENT

     Section 13.1 Permit. The permission and authority herein granted for installation of Grantee’s Distribution System shall be exercised through the permit application process. A permit shall not be issued by the City until (i) proof of insurance as required in Section 6 hereof is submitted to and approved by the City Comptroller’s Office of Risk Management and, (ii) the surety bond (or letter of credit) required by Section 6 is submitted to and approved by the City’s Corporation Counsel.

     SECTION 14. CONFIDENTIALITY

     Section 14.1 Confidentiality. Subject to the provisions of Mayoral Executive Order 89-1 and the Illinois Freedom of Information Act, 5 ILCS 140/1 et. seq. (1992), any customer lists or “as built” drawings, or other similar information properly designated by Grantee to be “Confidential” and provided to the City or its constituent departments pursuant to requirements of this Agreement shall be regarded as proprietary and confidential as to third parties. The foregoing shall not apply to any information which the City can reasonably demonstrate is in the public domain through no breach of this Agreement by the City. In the event that a third party (not under the control of either Grantee or the City), shall request disclosure of any such confidential information from the City in accordance with the Mayoral Executive 89-1 or the Illinois Freedom of Information Act, the City shall confer with Grantee as to whether Grantee authorizes release of such information. In the event that Grantee wishes to continue to preserve the confidential nature of such information, and the City has no reason to believe that such information is not protected from disclosure pursuant to the Illinois Freedom of Information Act or Mayoral Executive Order 89-1, then the City shall not release such confidential information in the absence of a court order; provided that Grantee shall indemnify, defend and hold harmless the Indemnified Parties against all claims, damages (including court costs and reasonable attorneys’ fees) which the City may sustain or become liable for which arise from any action to require disclosure of information designated by Grantee to be confidential. In the event that the City is presented with a subpoena duces tecum regarding any documents or information properly designated confidential by Grantee which may be in the City’s possession by reason of this Agreement, the City shall give notice to Grantee (unless subpoena duces tecum prevents the City from providing such notice) with the understanding that Grantee shall have the opportunity to contest such process by any means available to it before such documents or information required to be submitted by the City to a court or other third party.

     In the event that the Grantee shall not elect to undertake appropriate legal proceedings to prevent disclosure of information designated as “confidential”, Grantee shall indemnify, defend and hold harmless the Indemnified Parties against all claims, damages (including court costs and reasonable attorney’s fees) which such Indemnified Parties may sustain or become liable for which arises from any action to require disclosure of such information or resulting from any such disclosure.

     SECTION 15. SPECIAL CONDITIONS AND REPRESENTATIONS

     Section 15.1 No Recourse. Except as expressly provided in this Agreement or at law, the Grantee shall have no recourse against the City for any loss, expense or damage resulting from the terms and conditions of this Agreement or because of the City’s lawful enforcement thereof nor for the City’s failure to have authority to grant the rights conveyed in this Agreement. The City makes no warranty as to the scope or effectiveness of the dedication of any part of the Public Ways in which Grantee may desire to locate its facilities. Furthermore, any such grant is subject to such restriction as may exist, now or in the future under the laws of the State of Illinois and the United States of America. Grantee agrees to this Agreement relying upon its own investigation and understanding of the power and authority of the City to grant the Grantee its rights under the Agreement.

     Section 15.2 No Inducement. Grantee acknowledges that it has not been induced to execute this Agreement by any promise, verbal or written, by or on behalf of the City, or by any third person regarding any term or condition of this Agreement not expressed herein. Grantee further states that no such promise has been made to any City employee in regard to the grant of these rights.

     Section 15.3 Acceptance and Acknowledgment. Grantee acknowledges that it has carefully read, understands and accepts without reservation the obligations imposed by the terms and conditions herein. Grantee further accepts the validity of the terms and conditions of this Agreement and will not, at any time, proceed against the City in any claim or proceeding challenging any term or provision of this Agreement.

     Section 15.4 Conflict of Interest. No member of the governing body of the City or other unit of government and no other official, officer, agent or employee of the City is employed by Grantee or has a financial or economic interest, directly or indirectly, in this Agreement or any subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this Agreement by or on behalf of any subcontractors to the Grantee or higher-tier subcontractors or anyone associated therewith, as an inducement for the award of a subcontract or order. Grantee acknowledges that any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 15.5 Compliance with Applicable Laws.

          (a) Grantee agrees that in constructing, installing, operating and maintaining its District Cooling System, Grantee shall comply with all applicable laws and regulations and tariffs of the United States and its agencies, the State of Illinois and its agencies, all applicable ordinances and executive orders of the City, all applicable regulations of the Illinois Commerce Commission and such laws, regulations, tariffs, ordinances, and executive orders shall be considered part of this Agreement as though set forth herein.

          (b) If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable good faith effort to conduct any such business operations in Northern Ireland in accordance with the McBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

          (c) Grantee shall comply with all laws relating to environmental matters including without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials, special wastes or other contaminants including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.) the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 6901 et. seq.), the Toxic Substances Control Act of 1986 (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et.

seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et. seq.), the Illinois Environmental Protection Act (415 ILCS 5/1 et seq. (1992) and the Chicago Municipal Code, each as amended or supplemented, and any analogous future or present local, state or Federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or by Federal government, any state or any political subdivision thereof, or any agency, court or body of the Federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions (collectively “Environmental Laws”).

     Section 15.6 Anti-Corruption Covenant and Representation. Grantee represents that it to the best of its knowledge, their subcontractors, are not in violation of the provisions of Section 2-92-320 of the Municipal Code of Chicago. Section 2-92-320 of the Municipal Code states, in pertinent part, that, except as provided for therein, no person or business entity shall be awarded a contract or subcontract if that person or business entity or an affiliated entity thereof (as defined in that chapter): (i) has been convicted of bribery or attempting to bribe a public officer or employee of the City, the State of Illinois, or any other public entity, in that officer’s or employee’s official capacity; (ii) has been convicted of agreement of collusion among bidders or prospective bidders in restrain of freedom of competition by agreement to bid a fixed price, or otherwise; or (iii) has made an admission of guilt to such conduct described in (i) or (ii) above which is a matter of record but has not been prosecuted for such conduct. Ineligibility under this section shall continue for three years following such conviction or admission. For purposes of Section 2-92-320 when an official, agent or employee of a business entity has committed any offense under this section on behalf of such an entity and pursuant to the direction or authorization of a responsible official thereof, the business entity shall be chargeable with the conduct. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-1 et seq. (1992) as amended, and under the Illinois Municipal Code, 65 ILCS 5/1142.1-1 (1992) which is attached hereto as Exhibit 3 and incorporated by reference as if fully set forth here. Prior to entering into any contractual relationship with any third party in order to perform same under this Master Agreement Grantee shall conduct a diligent investigation in order to determine compliance with this Section. If after Grantee enters into such a contractual relationship, it is determined that such contractual relationship is in violation of this paragraph, Grantee shall immediately cease to use such third party in performing under the authority set forth in this Agreement. In all cases in which Grantee enters into contractual relationships with such third parties, the terms of such contract shall provide that Grantee shall be entitled to recover all payments made by Grantee to such third party if prior to or subsequent to the beginning of such contractual relationship the use of such third party in order to perform under this Agreement would be violative of this Section 15.8.

     Section 15.7 Cooperation With Inspector General. It shall be the duty of Grantee, all subcontractors and all officers, directors, agents, partners and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Chicago Municipal Code. Grantee understands and will abide by all provisions of Chapter 2-56 of the Municipal Code of Chicago. Grantee shall inform all its subcontractors of the provision and require understanding and compliance herewith.

     Section 15.8 Business Documents and Disclosure of Ownership Interests. Grantee has provided copies of the latest articles of incorporation of Grantee their respective by-laws and resolutions, and evidence of Grantee’s authority to do business in the State of Illinois including certifications of good standing with the office of the Secretary of State of Illinois. Grantee has provided the City with Disclosure of Ownership Interest Affidavit completed copies of which are attached hereto and incorporated by reference herein as Exhibit 4.

     Section 15.9 MBE/WBE Compliance. Grantee shall attain no less than a twenty-five percent (25%) Minority-Owned Business Enterprise (“MBE”) and a five percent (5%) Women-Owned Business Enterprise (“WBE”) utilization levels applicable to Grantee’s payment to outside contractors and subcontractors in relation to those activities designated hereunder as “Activities” (see the City’s Minority-Owned and Women-Owned Business Enterprise Procurement Program, the Code, Section 2-92-420 (et. seq.)).

     “MBE/WBE Activities” are, within the City, installation and construction services within customer buildings, outside buildings, and construction of buildings housing Approved Plants for Grantee’s District Cooling System, such MBE/WBE Activities to include, but not be limited to, installation, construction and repair of Distribution Facilities.

     Grantee shall furnish to the City Annual reports detailing its compliance with the provisions of this Section 15.09. If a report shows noncompliance with the MBE and WBE percentages, the City shall provide Grantee with notice of noncompliance. The Grantee shall use its best efforts to cure the noncompliance over a reasonable period following the notice.

     Section 15.10 Compliance with the Environmental Laws. Grantee shall comply with all laws relating to environmental matters including without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials, special wastes or other contaminants including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.) the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 6901 et. seq.), the Toxic Substances Control Act of 1986 (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et. seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et. seq.), the Illinois Environmental Protection Act (415 ILCS 5/1 et seq.) and the Chicago Municipal Code, each as amended or supplemented, and any analogous future or present local, state or Federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or by Federal government, any state or any political subdivision thereof, or any agency, court or body of the Federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions (collectively “Environmental Laws”).

     If any of the above laws require the Grantee to file any notice or report of a release or threatened release of Hazardous Materials or special wastes on, under or about any premises used by Grantee to perform the services required hereunder, the Grantee shall provide a copy of such report or notice to the City. In the event of a release or threatened release of Hazardous Materials, special waste or other contaminants into the environment by Grantee or its Contractors or in the event any claim, demand, action or notice is made against the Grantee regarding the Grantee’s failure or alleged failure to comply with any of the above environmental laws, in regard to activities related to Grantee’s system, Grantee shall immediately notify the City in writing and shall provide the City with copies of any written claims, demands, notices or actions so made. Grantee shall comply with the rules and regulations stated in any applicable mandatory recycling ordinance enacted or amended by the City Council of the City of Chicago.

     If Grantee fails to comply with any of the above referenced environmental laws, the City may terminate this Agreement in accordance with the default provisions of this Agreement.

     For purposes of this provision, the following definitions shall apply.

     “Hazardous Materials” means friable asbestos or asbestos-containing materials, polychlorinated biphenyls (PCB’s) petroleum or crude oil or any fraction thereof, natural gas, special nuclear materials; and by product materials regulated under the Atomic Energy Act (42 U.S.C Section 2011, et. seq.), pesticides regulated under the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et. seq.) and any hazardous waste, toxic or dangerous substance or related material, including any material defined or treated as “hazardous substance,” “hazardous waste,” “toxic substance,” or contaminant (or comparable term) under any of the Environmental Laws.

     “Special Wastes” means those substances as defined in Section 415 ILCS 5/3.45 of the Illinois Environmental Protection Act, and as further referred to in Section 809.13 of 35 Illinois Code, Subtitle G, ch. 1.

     Filings. The Grantee shall provide to the City a copy of each periodic report or record filed with any state or federal agency regulating the Grantee’s rates, service, issuance of securities, or compliance with affirmative action and equal opportunity requirements.

     Section 15.11 Residency. Except as otherwise prohibited by law, Grantee and its Contractors which have been awarded contracts of $100,000 or over for construction and installation work related to Grantee’s District Cooling System within customer buildings and outside buildings and construction of buildings housing Approved Plants, such work including but not limited to, the installation, construction and repair of Distribution Facilities shall comply with the minimum percentage of total worker hours performed by actual residents of the City of Chicago specified in Section 2-92-330 of the Municipal Code of Chicago (at least fifty percent of the total worker hours shall be performed by actual residents of the City of Chicago); provided, however, that in addition to complying with this percentage, Grantee and its Contractors shall make good faith efforts to use qualified residents of the City of Chicago in both unskilled and skilled labor position.

     A contractor may request a reduction or waiver of this minimum percentage level of Chicagoans in accordance with standards and procedures developed by the City.

     (i) Definitions. For this Section 15.11, “actual residents of the City of Chicago shall mean persons domiciled within the City of Chicago. The domicile is an individual’s one and only true, fixed and permanent home and principal establishment.

     (ii) Documentation. Grantee shall provide for the maintenance of adequate employee residency records to ensure that actual Chicago residents are employed on the project.

     (iii) Access to Records. Full access to Grantee’s and its Contractors employment records shall be granted to the City or its duly authorized representatives. Grantee and its Contractors shall maintain all relevant personnel data in records for a period of at least three years after termination of this Agreement. At the direction of the City, affidavits and other supporting documentation will be required of Grantee to verify or clarify an employee’s actual address when doubt or lack of clarity arises.

     Section 15.12 Force Majeure. Grantee shall not be deemed in violation of this Agreement for the delay in performance or failure to perform in whole or in part its obligations under this Agreement due to strike, war or act or war (whether an actual declaration is made or not), insurrection, riot, act of public enemy, accident, fire, flood or other act of God or by other events to the extent that such are caused by circumstances beyond Grantee’s control and any such delay or failure to perform shall not be deemed to be a violation of this Agreement. In the event that the delay in performance or failure to perform affects only part of Grantee’s capacity to perform its obligations under this Agreement, Grantee shall perform such obligations to the extent it is able to do so in as expeditious a manner as possible. Grantee shall promptly notify the Commissioner of the Department of the Environment or the Commissioner of the Department of Transportation, as appropriate, in writing of an event covered by this Section and the date, nature and cause thereof. Furthermore, Grantee, in such notice, shall indicate the anticipated extent of such delay and the obligations under this Agreement to be affected thereby. The provisions of this Section 15.11 shall not excuse Grantee’s failure to pay General Compensation when due pursuant to Section 5.1.

     SECTION 16. GENERAL PROVISIONS.

     Section 16.1 Governing Law. This Agreement shall be construed pursuant to the laws of the State of Illinois.

     Section 16.2 Descriptive Headings. Section headings are descriptive and used merely for the purpose of organization and where inconsistent with the text are to be disregarded.

     Section 16.3 Notices. Unless otherwise specified herein, all notices, requests, designations, deliveries, approvals, consents, demands and waivers required or provided hereunder or desired by the parties hereto shall be in writing and shall be deemed properly served if hand-delivered to the parties at the following addresses (effective on delivery) or if sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses (effective on mailing):

(i) IF TO GRANTEE:

(ii) IF TO THE CITY:	Department of Environment 320 North Clark Street Room 600A Chicago, Illinois 60610 Attention: Commissioner

Department of Transportation City of Chicago 320 North Clark Street Room 600 Chicago, Illinois 60610 Attention: Commissioner

or to such other parties or other addresses as either party may designate by notice to the other. The specification of a number of days’ or months’ notice shall mean notice of not less than such number of days or months, unless otherwise provided in this Agreement.

     Section 16.4 Invalidity. If any section, paragraph or provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability of such section, paragraph or provision shall not affect any of the remaining provisions of this Agreement.

     Section 16.5 Parties. Except where the context would require a different meaning, all references to Grantee or the City include each of its and their officials, officers, directors, employees, shareholders, agents and permitted assigns, and legal representatives. No member, individually or collectively, of the City Council or agent or employee of the City and no officer or director of Grantee incurs or assumes any individual or personal liability by the execution of this Agreement or by reason of default in the performance of any of the terms hereof. All such liability of such officials, agents and employees of the City and officers and directors of Grantee, unless otherwise required by law, is hereby released as a condition of and in consideration for the execution of this Agreement. The signatories to this Agreement, do however, by execution thereof, warrant their authority to sign this Agreement.

     Section 16.6 Choice of Forum. Any legal action regarding this Agreement shall be brought in the appropriate court located in Chicago, Illinois. The parties hereby submit to the personal jurisdiction and venue of such courts located in Chicago, Illinois for the purpose of enforcing the provisions of this Agreement.

     Section 16.7 Waiver. Failure or delay on the part of the City to exercise any right, power, privilege, or remedy hereunder shall not constitute a waiver thereof. A waiver, to be effective, must be in writing, and must be signed by the appropriate City officials making the waiver. A written waiver of default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

     Section 16.8 Amendment. No revision, modification, or amendment of this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of the City and Grantee. Typographical errors may be corrected or other minor changes made to this Agreement if those corrections are initialed by the party to be bound.

     SECTION 17. EXECUTION COPIES.

     This Agreement is executed in triplicate, each of which shall constitute an original instrument.

     IN WITNESS WHEREOF, the City has caused this Agreement to be duly executed in its name and behalf as of the date first written by its Mayor, its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and its seal to be hereunto duly affixed and attested by its City Clerk, and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

ATTEST:

/s/ Ernest R. Wish	BY:	/s/ Illegible

City Clerk, City of Chicago	TITLE:	Mayor, City of Chicago

Reviewed as to form and legality:	BY:	/s/ Illegible
/s/ Illegible
	TITLE:	Commissioner of the
Assistant Corporation Counsel		Department of the Environment

	BY:	/s/ Illegible

Director of the Department of
Revenue

	BY:	/s/ Illegible

	TITLE:	Commissioner of the
Department of Transportation

NORTHWIND INC.

	BY:	/s/ Robert D. Fredericksen

	TITLE:	Vice President and General
Manager

ATTEST:

/s/ Dennis F. O’Brien

Treasurer

[Daley and George, Ltd. Letterhead]

July 17, 1995

Mr. Robert D. Fredericksen
Unicom Thermal Technologies, Inc.
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re:	First Amendment to District Cooling System Agreement
between the City of Chicago and
Unicom Thermal Technologies, Inc.

Dear Bob:

     I am enclosing herein an executed copy of the First Amendment to the District Cooling System Use Agreement between the City of Chicago and Unicom Thermal Technologies, Inc.

     After you have reviewed the Agreement, if you have any questions please call me.

Sincerely,

John J. George

JJG:ml

Enclosure

M’FRED.LTR

     This First Amendment to District Cooling System Use Agreement (the “First Amendment”), dated as of June 1, 1995 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Original Agreement describes the “Initial Distribution Facilities” for the Grantee’s System and the Grantee’s “First Plant” (as those terms are defined in the Original Agreement); and

     WHEREAS, Exhibit 2 to the Original Agreement provides the Location Map of the Grantee’s System, including the Initial Distribution Facilities; and

     WHEREAS, the Grantee has now obtained approval from the City for a new chilling plant and/or ice production plant to be located at the Northwest corner of South Franklin Street and West Congress Parkway (the “Second Plant”) and desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways (the “Additional Distribution Facilities”) associated with both the First Plant and the Second Plant; and

     WHEREAS, the Grantee desires to amend the Original Exhibits to include the Second Plant and to include the Additional Distribution Facilities, as further described and depicted in Exhibits 1 and 2 attached to this First Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on May 17, 1995 approved execution of a First Amendment to the Original Agreement in substantially the form of this First Amendment, including the Amended Exhibits; and

     WHEREAS, the Grantee has changed its name from Northwind, Inc. to Unicom Thermal Technologies, Inc. and wishes to amend the Agreement to reflect this change of name; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this First Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this First Amendment, the Old Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. As of the Effective Date of this First Amendment, wherever the Original Agreement (including Section 1 and all exhibits and attachments) refers to the Grantee as meaning “Northwind, Inc.”, the Grantee shall be deemed to mean Unicom Thermal Technologies, Inc.

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     Section 4. As of the Effective Date, pursuant to Section 7.1.2(b) of the Original Agreement, Section 5.1 of the Original Agreement is hereby amended in its entirety to read as follows:

     “Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $190,000 or two percent (2%) of Grantee’s Total Gross Billings. For each Compensation Year beginning with the 1998 Compensation Year (subject to the City’s rights of adjustment set forth in Section 2.3 hereof and to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1998 be less than $190,000 (subject to adjustment pursuant to Section 7.1.2), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Areas.”

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     Section 5. As of the Effective Date, Section 12 of the Original Agreement shall he deemed null, void and of no further effect.

     Section 6. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 7. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24 § 11-42-1 (1989) (1990 Supp.).

     Section 8. It shall be the duty of Grantee, all contractors, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 9. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.

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Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 10. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 11. Except as expressly modified in this First Amendment, all other terms, covenants and conditions in the Original Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Original Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this First Amendment, all defined terms in the Agreement are used in the First Amendment with the same meaning that such terms have in the Original Agreement.

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     IN WITNESS WHEREOF, the City has caused this First Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

	By:	/s/ [ILLEGIBLE]
		TITLE:	Commissioner of the Department of Environment

Reviewed as to form and legality:
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Assistant Corporation Counsel		TITLE:	Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]
		TITLE:	Commissioner of the Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ [ILLEGIBLE]	By:	/s/ Robert D. Frederickson
		TITLE:	Vice President and General Manager

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Financial Place. In Franklin Street proceeding for 200 feet north, more or less, from the intersection of Van Buren Street. In Financial Place, from Jackson Boulevard to Van Buren Street. In Jackson Boulevard, from the intersection of Financial Place to Clark Street. In LaSalle Street from Jackson Boulevard to Washington Boulevard.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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EXHIBIT 1

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CITY COUNCIL
COMMITTEE MEMBERSHIPS
CITY OF CHICAGO
TRANSPORTATION AND PUBLIC
	________________	WAY
[SEAL OF CITY OF CHICAGO]		(CHAIRMAN)
	COUNCIL CHAMBER	BUDGET AND GOVERNMENT
	SECOND FLOOR, CITY HALL	OPERATIONS
COMMITTEES, RULES AND ETHICS
ENERGY, ENVIRONMENTAL
PROTECTION, AND
PATRICK M. HUELS		PUBLIC UTILITIES
ALDERMAN, 11TH WARD		FINANCE
3659 S. HALSTED ST. 60609		HOUSING AND REAL ESTATE
TELEPHONE: 254-6677		HUMAN RELATIONS
FAX (312) 254-8776		TRAFFIC CONTROL AND SAFETY

CHICAGO, May 16, 1995

To the President and Members of the City Council:

     Your Committee on Transportation and Public Way begs leave to recommend that Your Honorable Body Pass an ordinance introduced by the Honorable Mayor Richard M. Daley amending the use agreement between the City and Northwind, Incorporated originally passed by the City Council on September 14, 1994, pp. 57077-57149 of the C.J.P. Said amendment authorizes additional distribution facilities. This ordinance was referred to the Committee on April 12, 1995.

     This recommendation was concurred unanimously by a viva voce vote of the members of the Committee with no dissenting vote.

Respectfully submitted,

PATRICK M. HUELS
Chairman

ORDINANCE

     WHEREAS, on the 14th day of September, 1994 the City Council of the City of Chicago, Illinois (the “City”) adopted an Ordinance published in the Journal of Proceedings of the City Council at pages 57077 through 57149 authorizing the City to enter into a “District Cooling Use Agreement” (the “Original Agreement”) with Northwind, Inc., (“Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, Exhibit 1 to the Agreement describes the “Initial Distribution Facilities” for the Grantee’s System and the Grantee’s “First Plant” (as those terms are defined in the Original Agreement); and

     WHEREAS, Exhibit 2 to the Agreement provides the Location Map of Grantee’s System, including Initial Distribution Facilities; and

     WHEREAS, Grantee has now obtained approval from the City for a new chilling plant and/or ice production plant to be located at the Northwest corner of South Franklin Street and West Congress Parkway (the “Second Plant”) and desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways (the “Additional Distribution Facilities”) associated with both the First Plant and the Second Plant; and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 to the Original Agreement to include the Second Plant and to include Additional Distribution Facilities, as further described and depicted in Exhibit A to this Ordinance; and

     WHEREAS, the City does not object to such amendment of Exhibits 1 and 2; and

     WHEREAS, Grantee has changed its name from Northwind, Inc. to Unicom Thermal Technologies, Inc. and wishes to amend the Original Agreement to reflect this change of name; and

     WHEREAS, pursuant to Section 7.1.2 of the Original Agreement, Grantee’s minimum fees set forth in Section 5 of the Original Agreement shall be increased proportionate to the maximum capacity of the Second Plant; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a First Amendment to the Original Agreement (the “First Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as such officials shall approve, their signature being conclusive evidence of their acceptance of such changes.

     SECTION 3: This Ordinance shall be in full force and effect from and after its passage.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

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EXHIBIT A

     This First Amendment to District Cooling System Use Agreement (the “First Amendment”), dated as of                    , 1995 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Original Agreement describes the “Initial Distribution Facilities” for the Grantee’s System and the Grantee’s “First Plant” (as those terms arc defined in the Original Agreement); and

     WHEREAS, Exhibit 2 to the Original Agreement provides the Location Map of the Grantee’s System, including the Initial Distribution Facilities; and

     WHEREAS, the Grantee has now obtained approval from the City for a new chilling plant and/or ice production plant to be located at the Northwest corner of South Franklin Street and West Congress Parkway (the “Second Plant”) and desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways (the “Additional Distribution Facilities”) associated with both the First Plant and the Second Plant; and

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     WHEREAS, the Grantee desires to amend the Original Exhibits to include the Second Plant and to include the Additional Distribution Facilities, as further described and depicted in Exhibits 1 and 2 attached to this First Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on                    , 1995 approved execution of a First Amendment to the Original Agreement in substantially the form of this First Amendment, including the Amended Exhibits; and

     WHEREAS, the Grantee has changed its name from Northwind, Inc. to Unicom Thermal Technologies, Inc. and wishes to amend the Agreement to reflect this change of name; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this First Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this First Amendment, the Old Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. As of the Effective Date of this First Amendment, wherever the Original Agreement (including Section 1 and all exhibits and attachments) refers to the Grantee as meaning “Northwind, Inc.”, the Grantee shall be deemed to mean Unicom Thermal Technologies, Inc.

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     Section 4. As of the Effective Date, pursuant to Section 7.1.2(b) of the Original Agreement, Section 5.1 of the Original Agreement is hereby amended in its entirety to read as follows:

     “Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $190,000 or two percent (2%) of Grantee’s Total Gross Billings. For each Compensation Year beginning with the 1998 Compensation Year (subject to the City’s rights of adjustment set forth in Section 2.3 hereof and to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1998 be less than $190,000 (subject to adjustment pursuant to Section 7.1.2), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Areas.”

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     Section 5. As of the Effective Date, Section 12 of the Original Agreement shall be deemed null, void and of no further effect.

     Section 6. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 7. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992).

     Section 8. It shall be the duty of the Grantee, all contractors, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 9. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of

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Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 10. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 11. Except as expressly modified in this First Amendment, all other terms, covenants and conditions in the Original Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Original Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this First Amendment, all defined terms in the Agreement are used in the First Amendment with the same meaning that such terms have in the Original Agreement.

* * *

[Signature page follows]

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     IN WITNESS WHEREOF, the City has caused this First Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

By:

		TITLE:	Commissioner of the Department
of Environment

Reviewed as to form and legality:

By:

Assistant Corporation Counsel		TITLE:	Director of the
Department of Revenue

By:

		TITLE:	Commissioner of the Department
of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

		TITLE:	Vice President and
General Manager

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall he presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Financial Place. In Franklin Street proceeding for 200 feet north, more or less, from the intersection of Van Buren Street. In Financial Place, from Jackson Boulevard to Van Buren Street. In Jackson Boulevard, from the intersection of Financial Place to Clark Street. In LaSalle Street from Jackson Boulevard to Washington Boulevard.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes

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in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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EXHIBIT 2

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[CITY COUNCIL SEALS AND
SIGNATURES]

Document No. PO 95-1144

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Reclassification Of Area Shown On Map Number 2-F.

     Be It Ordained by the City Council of the City of Chicago:

     SECTION 1. That the Chicago Zoning Ordinance be amended by changing all the C3-7 Commercial Manufacturing District symbols and indications as shown on Map No. 2-F in the area bounded by:

West Van Buren Street; South Franklin Street; West Congress Parkway; and South Wacker Drive,

to the designation of a Business Planned Development which is hereby established in the area above described, subject to such use and bulk regulations as are set forth in the Plan of Development herewith attached and made a part thereof and to no others.

     SECTION 2. This ordinance shall be in force and effect from and after its passage and due publication.

480	JOURNAL — CITY COUNCIL — CHICAGO	5/2/95

Plan of Development Statements referred to in this ordinance read as follows:

Business Planned Development Number __________

Plan Of Development

Statements.

1.	The area delineated herein as a Business Planned Development consists of approximately 57,937 square feet (1.33 acres) and is owned or controlled by the Applicant, Unicom Thermal Technologies, Inc.

2.	All applicable official reviews, approvals or permits are required to be obtained by the Applicant or its successors, assignees, or grantees. Any dedication or vacation of streets or alleys, or easements, or adjustments of right-of-ways, or consolidation or resubdivision of parcels, shall require a separate submittal on behalf of the Applicant or its successors, assignees, or grantees and approval by the City Council.

3.	The requirements, obligations and conditions contained within this Planned Development shall be binding upon the Applicant, its successors and assigns and, if different than the Applicant, the legal title holders and any ground lessors. All rights granted hereunder to the Applicant shall inure to the benefit of the Applicant’s successors and assigns and, if different than the Applicant, the legal title holder and any ground lessors. Furthermore, pursuant to the requirements of Section 11.11-1 of the Chicago Zoning Ordinance, the Property, at the time applications for amendments, modifications or changes (administrative, legislative or otherwise) to this Planned Development are made, shall be under single ownership or under single designated control. Single designated control for purposes of this paragraph shall mean that any application to the City for any amendment to this Planned Development or any other modification or change thereto (administrative, legislative or otherwise) shall be made or authorized by all the owners of the Property and any ground lessors. Nothing herein shall be construed to mean that any individual owner, or any ground lessors, of the Property or any portion thereof is relieved of obligations imposed hereunder or rights granted herein or is not subject to City action pursuant to this Planned Development. In addition, nothing herein shall prohibit or in any way restrict the alienation, sale or any other transfer of all or any portion of the Property or any rights, interests or obligations therein. Upon any alienation, sale or any other transfer of all or any portion of the Property or the rights therein, except any assignment or transfer of rights pursuant to a mortgage or otherwise as collateral for any indebtedness, and solely with respect to the portion of the Property so transferred, the term Applicant shall be deemed amended to apply to the transferee thereof (and its beneficiaries if such transferee is a land trust) and the seller or Transferor thereof (and its beneficiaries if such seller or transferor is a land trust) shall thereafter be released from any and all obligations or liability hereunder.

4.	This Plan of Development consists of thirteen (13) Statements; a Bulk Regulations and Data Table; a Property Line and Planned Development Boundary Map; an Existing Zoning Map; an Existing Land-Use Map; and a Site/Landscape Plan and Building

481	UNFINISHED BUSINESS	5/2/95

Elevations prepared by Eckenhoff Saunders Architects, dated February 9, 1995. Full size sets of the Site/Landscape Plan and Building Elevations are on file with the Department of Planning and Development. The Planned Development is applicable to the area delineated hereto and these and no other zoning controls shall apply. The Planned Development conforms to the intent and purpose of the Chicago Zoning Ordinance, Title 17 of the Municipal Code of Chicago, and all requirements thereof, and satisfies the established criteria for approval as a planned development.

5.	The following uses shall be permitted within the area delineated herein as “Business Planned Development”: district heating and cooling facilities, surface parking (accessory and non-accessory) and public open space plazas. The Applicant agrees to comply with all relevant terms of the City policy pertaining to district heating and cooling facilities.

6.	Business identification and temporary construction signs shall be permitted within the Planned Development subject to the review and approval of the Department of Planning and Development.

7.	Any service drives or other ingress or egress shall be adequately designed and paved in accordance with the regulations of the Department of Transportation in effect at the time of construction and in compliance with the Municipal Code of the City of Chicago, to provide ingress and egress for motor vehicles, including emergency vehicles. There shall be no parking within such emergency areas. Ingress and egress shall be subject to the review and approval of the Department of Transportation, Bureau of Traffic and the Department of Planning and Development. Closure of all or part of any public streets or alleys during demolition or construction shall be subject to the review and approval of the Chicago Department of Transportation, Bureau of Traffic. The Applicant agrees to pay any costs associated with the temporary closure of any public streets or alleys that are attributable to the proposed development.

8.	Height restrictions of any building or any appurtenance thereto shall, in addition to the Table of Use and Bulk Regulations, be subject to:

a.	height limitations as certified on form FAA-117 or successor forms involved in the same subject matter and approved by the Federal Aviation Administration; and

b.	airport zoning regulations as established by the Department of Planning and Development, Department of Aviation and Department of Law, and approved by the City Council.

9.	For purposes of floor area ratio (F.A.R.) calculations, the definitions in the Chicago Zoning Ordinance shall apply.

10.	The improvements in the Property shall be designed, installed and maintained in general conformance with the Site/Landscape Plan and Building Elevations. The landscaping (including street trees in the adjacent right-of-way) shall be designed, installed and maintained in general conformance with the Site/Landscape Plan and the parkway tree provisions of the Chicago Zoning Ordinance and corresponding regulations and

482	UNFINISHED BUSINESS	5/2/95

guidelines. The plaza space depicted on the Site/Landscape Plan shall be constructed concurrently with the proposed cooling facility structure. The color of the service door located on the Congress Parkway elevation shall match the color of the adjacent cast in place concrete. The roof-top screening located on the east elevation shall not be perforated. The Applicant shall be responsible for maintaining the property in good condition at all times, including times when the cooling facility is not operational.

11.	The terms, conditions and exhibits of this Planned Development Ordinance may be modified administratively by the Commissioner of the Department of Planning and Development, upon the application for such a modification by the Applicant and after a determination by the Commissioner of the Department of Planning and Development that such a modification is minor in nature, appropriate and consistent with the nature of the improvements contemplated in this Planned Development and the purposes underlying the provisions hereof. Any such modification of the requirements of this Statement by the Commissioner of the Department of Planning and Development shall be deemed to be a minor change in the Planned Development as contemplated by Section 11.11-3(c) of the Chicago Zoning Ordinance.

12.	The Applicant acknowledges that it is in the public interest to design, construct and maintain all buildings in a manner which promotes and maximizes the conservation of energy resources. The Applicant shall use best and reasonable efforts to design, construct and maintain all buildings located within this Planned Development in an energy efficient manner, generally consistent with the most current energy efficiency standards published by the American Society of Heating, Refrigeration and Air-Conditioning Engineers (“A.S.H.R.A.E.”) and the Illuminating Engineering Society (“I.E.S.”). Copies of these standards may be obtained from the Department of Planning and Development.

13.	Unless substantial construction of the proposed cooling facility has commenced within five (5) years following adoption of this Planned Development, and unless completion is thereafter diligently pursued, then this Planned Development shall expire; provided, however, that if the City Council amends the Chicago Zoning Ordinance to provide for a shorter expiration period which is applicable to all Planned Developments, then this Planned Development shall expire upon the expiration of such shorter time period as provided by said Amendatory Ordinance (the first day of which as applied to this Planned Development shall be the effective date of the Amendatory Ordinance). If this Planned Development expires under the provisions of this section, then the zoning of the Property shall automatically revert to that of a C3-7 Commercial Manufacturing District.

[Property Line and Planned Development Boundary Map; Existing
Zoning Map; Existing Land-Use Map; Site/Landscape Plan;
and Building Elevation Drawings referred to in these
Plan of Development Statements printed
on pages 485 through 491
of this Journal.]

          Bulk Regulations and Data Table referred to in these Plan of Development Statements reads as follows:

483	UNFINISHED BUSINESS	5/2/95

Business Planned Development Number ___________

Bulk Regulations And Data Table.

Gross Site Area, 91,197 square feet (2.09 acres) equals Net Site Area, 57,937 square feet (1.33 acres) plus Area in Public Right-of-Way, 33,260 square feet (0.76 acres).

Net Site Area:	57,937 square feet/1.33 acres.

Maximum Floor Area Ratio:	16.0.

Maximum Percent of Site Coverage:	In accordance with Site/Landscape Plan.

Maximum Floor Area Ratio for Total Net Site Area:	16.0.

Maximum Number of Off-Street Parking Spaces (Surface):	73.

Minimum Number of Off-Street Loading Berths:	0.

Maximum Percent of Site Coverage:	In accordance with Site/Landscape Plan.

Minimum Required Building Setbacks:	In accordance with Site/Landscape Plan.

Maximum Permitted Building Height:	In accordance with Building Elevations.

484	UNFINISHED BUSINESS	5/2/95

Property Line And Planned Development Boundary Map.

BUSINESS PLANNED DEVELOPMENT NO. ______

PROPERTY LINE AND PLANNED DEVELOPMENT BOUNDARY MAP

485	5/2/95

JOURNAL — CITY COUNCIL — CHICAGO

Existing Zoning Map.

BUSINESS PLANNED DEVELOPMENT NO. ____

EXISTING ZONING MAP

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Existing Land - Use Map.

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JOURNAL — CITY COUNCIL — CHICAGO

Site/Landscape Plan.

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Building Elevations.
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Building Elevations. (Page 2 of 3)

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Unicom

STATE OF ILLINOIS,      ss.
County of Cook

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office Concerning Reclassification of Area Shown on Map Number 2-F in the area bounded by West Van Buren Street; South Franklin Street; West Congress Parkway; and South Wacker Drive.

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the second (2nd) day of May, A. D. 1995 and deposited in my office on the second (2nd) day of May A. D. 1995.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas: 47, Nays: None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor failed to return the said ordinance to the said City Council with his written objections thereto at the next regular meeting of the said City Council occurring not less than five days after the passage of the said ordinance.

     I DO FURTHER CERTIFY that the said ordinance after the passage thereof by the City Council, was printed in pamphlet form, published by authority of the said City Council on the seventeenth (17th) day of May, A.D. 1995.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this seventeenth (17th) day of May A. D. 1995.

[L.S.]

/s/James J. Laski

JAMES J. LASKI, City Clerk.

[Daley and George, Ltd. Letterhead]

September 26, 1995

BY MESSENGER
Mr. Stan Gent
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

               In re: Second Amendment to Use Agreement

Dear Stan:

               Enclosed please find a copy of Christopher Torem’s correspondence dated September 26, 1995 together with a photocopy of the fully executed Second Amendment.

Sincerely,

John J. George

JJG:tc
Enclosure

[City of Chicago Letterhead]

September 26, 1995

John J. George, Esq.
Daley and George
Two First National Plaza
Suite 400
20 South Clark Street
Chicago, Illinois 60603-1903

Re: Unicom Thermal Technologies, Inc.:
Second Amendment to District Cooling System
Use Agreement

Dear Jack:

Enclosed is a fully executed copy of the captioned amendment.

Please feel free to call me if any questions arise in connection with the amendment.

Very truly yours,

Christopher Torem
Assistant Corporation Counsel

cc: C. Williams
      R. Johnson
      M. Schreiber
      A. Mullahy
      C. Reddick
      M. Saldana
      M. Monroe

CTM4:\2uni.let1

     This Second Amendment to District Cooling System Use Agreement (the “Second Amendment”), dated as of July 15, 1995 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the Original Agreement was amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment and collectively with the Original Agreement, the “Current Agreement”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee has encountered unexpected difficulties in connecting a certain customer to the First Plant (as defined in the Current Agreement) which customer has originally been intended to be connected through the Current Distribution Facilities described in said Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”); and

     WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of LaSalle Street south from the intersection of West Jackson Boulevard to Van Buren Street and to delete prior authorization to use portions of Financial Place from Jackson Boulevard to Van Buren Street, as further described in Exhibits 1 and 2 attached to this Second Amendment (the “New Exhibits”); and

     WHEREAS, the City desires to amend the Current Agreement to reflect certain City departmental procedures regarding underground facilities; and

     WHEREAS, the City Council of the City on July 13, 1995 approved execution of a Second Amendment to the Original Agreement in substantially the form of this Second Amendment, including the New Exhibits; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Second Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Second Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits.

     Section 3. As of the Effective Date, Section 7.6 of the Current Agreement is replaced in its entirety as follows:

          “Section 7.6 Underground Facilities Agreement. Grantee agrees to apply for, and if accepted, enter into membership in the Chicago Utility Alert Network as established by ordinance dated November 5, 1993, as amended, and the Chicago Utility Alert Network

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Membership Agreement. Grantee agrees to pay its share of the costs and expenses pursuant to the Chicago Utility Alert Network Membership Agreement.”

     Section 4. A new Section 7.7 is added to the Current Agreement which shall read as follows:

          “Section 7.7 Board of Underground. Grantee agrees to join the Board of Underground, as established by Section 2-120-300 of the Municipal Code. Grantee agrees that its work in the Public Way shall comply with the guidelines and procedures issued by the Department of Transportation for the Board of Underground, pursuant to Section 2-120-300 of the Municipal Code. Consistent with and pursuant to Section 2-120-300 of the Municipal Code, Grantee shall design its System to the extent practicable so as not to materially diminish or prevent access for repair or maintenance of underground facilities, whether owned by City or any third party. Conflicts regarding access to facilities shall be resolved pursuant to Board of Underground procedures to the extent practicable and required.”

     Section 5. A new paragraph (G) is added to Section 10.1 of the Current Agreement which shall read as follows:

     (G) “Such additional events of default as are specifically set forth in this Agreement.”

     Section 6. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment

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shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 7. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24, § 11-42-1 (1989) (1990 Supp.).

     Section 8. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 9. Except as expressly modified in this Second Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Second Amendment, all defined terms in the Current Agreement are used in the Second Amendment with the same meaning that such terms have in the Current Agreement.

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     IN WITNESS WHEREOF, the City has caused this Second Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and scaled the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the Department of Environment

Reviewed as to form and legality:

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Assistant Corporation Counsel		TITLE: Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

TITLE: President

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EXHIBIT 1

          The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to LaSalle Street. In Franklin Street proceeding for 200 feet north, more or less, from the intersection of Van Buren Street. In Jackson Boulevard, from LaSalle Street to Clark Street. In LaSalle Street from Washington Boulevard to Van Buren Street.

          This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes

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in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

*Changes marked to show changes from Amendment Number 1.

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CONTRACTOR’S AFFIDAVIT

SPECIFICATION NUMBER:

Bidder/Proposer Name:
Bidder/Proposer Address:

Federal Employer I.D. # or Social Security #

Instructions:	FOR USE WITH A CONTRACT FUNDED IN WHOLE BY CITY OR STATE FUNDS. Every Contractor submitting a bid/proposal to the City of Chicago must complete this Contractor’s Affidavit. Special attention should be paid to Sections I (p. 1 to 4), II(p. 4), IIIC(p. 6), and IV (p. 8) which require the Contractor to provide certain information to the City. The Contractor should complete this Contractor’s Affidavit by signing Section V (p. 8). Please note that in the event the Contractor is a joint venture, the joint venture and each of the joint venture partners must submit a completed Contractor’s Affidavit. In the event that the Contractor is unable to certify to any of the statements contained herein, Contractor must contact the Department of Purchases, Contracts and Supplies for the City of Chicago and provide a detailed factual explanation of the circumstances leading to the Contractor’s inability to so certify.

The undersigned                                                                             , as
                                                              (Name)                                                                (Title)
and on behalf of                                                                    (“Contractor”) having been duly sworn under oath certifies that:
                                                   (Business Name)

I.   DISCLOSURE OF OWNERSHIP INTERESTS

Pursuant to Chapter 2-154 of the Municipal Code of Chicago, all bidders/proposers shall provide the following information with their bid/proposal. If the question is not applicable, answer with “NA.” If the answer is none, please answer “none.”

Bidder/Proposer is a:	[ ] Corporation	[ ] Sole Proprietor
(Check One)	[ ] Partnership	[ ] Not-for-Profit-Corporation
	[ ] Joint Venture	[ ] Other

SECTION 1. FOR PROFIT CORPORATIONS

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois YES [ ] NO [ ]

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%
%
%
%

e.	Is the corporation owned partially or completely by one or more other Corporations? YES [ ] NO [ ]

If “yes,” provide the above information, as applicable, for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%
%
%
%

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NOTE: Generally, with corporations having 100 or more shareholders where no shareholder owns 10% of the shares, the requirements of this Section 1 would be satisfied by the bidder/proposer enclosing, with his bid/proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION 2. PARTNERSHIPS

If the bidder/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partners (Print or Type)	Percentage Interest
%
%
%
%

SECTION 3. SOLE PROPRIETORSHIPS

a.	The bidder/proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

YES [ ] NO [ ] If NO, complete items b. and c. of this Section 3.

b.	If the sole proprietorship is held by an agent(s) or a nominees(s), indicate the principal(s) for whom the agent or nominee hold such interest.

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another person or legal entity state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

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SECTION 4. LAND TRUSTS, BUSINESS TRUST, ESTATES & OTHER ENTITIES

If the bidder/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held including the name, address and percentage of interest of each beneficiary.

SECTION 5. NOT-FOR-PROFIT CORPORATIONS

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois YES [ ] NO [ ]

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154, Section 2-154-030 of the Municipal Code of Chicago, the Corporation Counsel may require any such additional information from any entity to achieve full disclosure relevant to the contract. Further, pursuant to Chapter 2-154. Section 2-154-020, any material change in the information required above must be provided by supplementing this statement at any time up to the time the Purchasing Agent takes action on the contract or other action requested of the Purchasing Agent.

II. AFFIDAVIT OF LOCAL BUSINESS

“LOCAL BUSINESS” means a business located within the corporate limits of the City of Chicago, which has the majority of its regular, full-time work force located within the City, and which is subject to City Taxes.

Joint Ventures: For purposes of establishing a firm’s eligibility for two percent (2%) local business preference (if allowed by the specification), each partner must complete a separate affidavit. A Joint Venture is a “Local Business” only if at least fifty percent (50%) interest in the venture is held by “Local Businesses.”

1) Is bidder/proposer a “Local Business” as defined above? Yes: No:

2) How many persons are currently employed by bidder/proposer?

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3) Does bidder/proposer have business locations outside of City of Chicago? Yes: No:

If yes, list such bidder/proposer business addresses:

(Attach Additional Sheets if Necessary)

4)	How many of bidder/proposer’s current employees work at City of Chicago locations?

5)	Is bidder/proposer subject to City of Chicago taxes (including the Head Tax)? Yes: No:

III. CONTRACTOR CERTIFICATION

A.	CONTRACTOR

1.	The Contractor or any subcontractor to be used in the performance of this contract, or any affiliated entity[1] of the Contractor or any such subcontractor, or any responsible official thereof, or any other official, agent or employee of the Contractor, any such subcontractor or any such affiliated entity[1], acting pursuant to the direction or authorization of a responsible official thereof has not, during a period of 3 years prior to the date of execution of this certification or if a subcontractor or subcontractor’s affiliated entity[1] during a period of 3 years prior to the date of award of the subcontract:

a.	Bribed or attempted to bribe, or been convicted of bribery or attempting to bribe a public officer or employee of the City of Chicago, the State of Illinois, any agency of the federal government or any state or local government in the United States (if an officer or employee, in that officer’s or employee’s official capacity); or

b.	Agreed or colluded, or been convicted of agreement or collusion among bidders or prospective bidders in restraint of freedom of competition by agreement to bid a fixed price or otherwise; or

c.	Made an admission of guilt of such conduct described in 1(a) and (b) above which is a matter of record but has not been prosecuted for such conduct.

2.	The Contractor or any agent, partner, employee or officer of the Contractor is not barred from contracting with any unit of state or local government as a result of engaging in or being convicted of bid-rigging[3] in violation of Section 3 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-3) or any similar offense of any state or the United States which contains the same elements as the

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offense of bid-rigging[3] during a period of five years prior to the date of submittal of this bid, proposal or response.[2]

3.	The Contractor or any agent, partner, employee, or officer of the Contractor is not barred from contracting with any unit of state or local government as a result of engaging in or being convicted of bid-rotating[4] in violation of Section 4 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-4) or any similar offense of any state or the United States which contains the same elements as the offense of bid-rotating[4].

4.	The Contractor understands and will abide by all provisions of Chapter 2-56 of the Municipal Code of Chicago entitled “Office of Inspector General” and all provisions of Chapter 2-156 of the Municipal Code of Chicago entitled “Governmental Ethics.”

B.	SUBCONTRACTOR

1.	The Contractor has obtained from all subcontractors to be used in the performance of this contract, known by the Contractor at this time, certifications in form and substance equal to Section I of this Contractor’s Affidavit. Based on such certification(s) and any other information known or obtained by the Contractor, the Contractor is not aware of any such subcontractor, subcontractor’s affiliated entity[l], or any agent, partner, employee or officer of such subcontractor or subcontractor’s affiliated entity[l] having engaged in or been convicted of: (a) any of the conduct described in Section III.A.1 (a) or (b) of this certification, (b) bid-rigging[3], bid-rotating[4], or any similar offense of any state or the United States which contains the same elements as bid-rigging and bid-rotating, or having made an admission of guilt of the conduct described in Section III.A.1 (a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

2.	The Contractor will, prior to using them as subcontractors, obtain from all subcontractors to be used in the performance of this contract, but not yet known by the Contractor at this time, certifications in form and substance equal to this certification. The Contractor shall not, without the prior written permission of the City, use any of such subcontractors in the performance of this contract if the Contractor, based on such certifications or any other information known or obtained by Contractor, becomes aware of such subcontractor, subcontractor’s affiliated entity[1] or any agent, employee or officer of such subcontractor or subcontractor’s affiliated entity[1] having engaged in or been convicted of: (a) any of the conduct described in Section III.A.1 (a) or (b) of this certification; or (b) of bid rigging[3], bid rotating[4] or any similar offense of any state or the United States which contains the same elements as bid-rigging or bid-rotating or having made an admission of guilt of the conduct described in Section III.A.1 (a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

3.	The Contractor will maintain on file for the duration of the contract all certifications required by Section III.B (1) and (2) above, for all subcontractors to be used in the

6

performance of this contract and will make such certifications promptly available to the City of Chicago upon request.

4.	The Contractor will not, without the prior written consent of the City, use as subcontractors any individual, firm, partnership, corporation, joint venture or other entity from whom the Contractor is unable to obtain a certification in form and substance equal to this certification.

5.	Contractor hereby agrees, if the City so demands, to terminate its subcontract with any subcontractor, if such Contractor or subcontractor was ineligible at the time that the subcontract was entered into for award of such subcontract under Ch. 2-92, Section 2-92-320 of the Chicago Municipal Code, or if applicable, under Section 33-E of Article 33 of the State of Illinois Criminal Code of 1961, as amended. Contractor shall insert adequate provisions in all subcontracts to allow it to terminate such subcontracts as required by this certification.

C.	STATE TAX DELINQUENCIES

In completing this Section III C, authorized signatory must initial on the line nest to the appropriate subsection.

1.	Contractor is not delinquent in the payment of any tax administered by the Illinois Department of Revenue or, if delinquent, Contractor is contesting, in accordance with the procedures established by the appropriate Revenue Act, its liability for the tax or amount of the tax.

2.	Contractor has entered into an agreement with the Illinois Department of Revenue for the payment of all such taxes that are due and is in compliance with such agreement.

3.	Contractor is delinquent in the payment of any tax administered by the Department of Revenue and is not covered under any of the situations described in subsections 1 and 2 of this Section III C, above.[5]

D.	CERTIFICATION REGARDING SUSPENSION AND DISBARMENT

1.	The Contractor certifies to the best of its knowledge and belief, that it and its principals:

a.	Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal, state or local department or agency;

b.	Have not within a three-year period preceding this proposal been convicted of or had a civil judgment rendered against them for: the commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, Local) transaction or contract under a public transaction; a violation of Federal or State antitrust statutes; or commission of embezzlement,

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theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property.

c.	Are not presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State or Local) with commission of any of the offense enumerated in paragraph (D)(1)(b) above; and

d.	Have not within a three-year period preceding this Agreement had one or more public transactions (Federal, State or Local) terminated for cause or default.

2.	If the Contractor is unable to certify to any of the statements in this Certification, Contractor shall attach an explanation to this Certification.

3.	If any subcontractors are to be used in the performance of this Agreement, Contractor shall cause such subcontractors to certify as to paragraph (D)(1) of this Certification. In the event than any subcontractor is unable to certify to any of the statements in this Certification, such subcontractor shall attach an explanation to this Certification.

E. ANTI-COLLUSION

The Contractor, its agent, officers or employees have not directly or indirectly entered into any agreement, participated in any collusion, or otherwise taken any action in restraint of free competitive bidding in connection with this proposal. Failure to submit this statement as part of the bid proposal will make the bid nonresponsive and not eligible for award consideration.

F. PUNISHMENT

A Contractor who makes a false statement, material to Section III (A)(2) of this certification commits a class 3 felony. 720 ILCS 5/33E - 11(b). Making a false statement concerning Section III of this certification is a Class A misdemeanor, voids the contract and allows the municipality to recover all amounts paid to the contract under the contract in a civil action. 65 ILCS 5/11 - 42.1-1.

Notes 1-5 For Section III, Contractor Certification

1. In accordance with Chapter 2-92, Section 2-92-320 of the Municipal Code of Chicago, the Contractor or a subcontractor shall be chargeable with the conduct of an affiliated entity. Business entities are affiliated if, directly or indirectly, one controls or has the power to control the other, or if a third person control or has the power to control both entities. Indicia of control include without limitation: interlocking management or ownership identity of interests among family members; shared facilities and equipment; common use of employees; or organization of a business entity following the ineligibility of a business entity under Chapter 2-92, Section 2-92-320 of the Chicago Municipal Code using substantially the same management, ownership or principals as the ineligible entity.

2. No corporation shall be barred from contracting with any unit of State or local government as a result of a conviction, under either Section 33E-3 or Section 33E-4 of Article 33 of the State of Illinois Criminal Code of 1961, as amended, of any employee or agent of such corporation if the

8

employee so convicted is no longer employed by the corporation and: (1) it has been finally adjudicated not guilty or (2) if it demonstrates to the governmental entity with which it seeks to contract and that entity finds that the commission of the offense was neither authorized, requested, commanded, nor performed by a director, officer or a high managerial agent in behalf of the corporation as provided in paragraph (2) of subsection (a) of Section 5-4 of the State of Illinois Criminal Code.

3. For purposes of Section IIIA of this certification, a person commits the offense of and engages in bid-rigging when he knowingly agrees with any person who is, or but for such agreement should be, a competitor of such person concerning any bid submitted or not submitted by such person or another to a unit of State or local government when with the intent that the bid submitted or not submitted will result in the award of a contract to such person or another and he either (1) provides such person or receives from another information concerning the price or other material term or terms of the bid which would otherwise not be disclosed to a competitor in an independent noncollusive submission of bids or (2) submits a bid that is of such a price or other material term or terms that he does not intend the bid to be accepted. 720 ILCS 5/33E-3.

4. For purposes of Section IIIA of this certification, a person commits the offense of and engages in bid rotating when, pursuant to any collusive scheme or agreement with another, he engages in a pattern over time (which, for the purposes hereof, shall include at least 3 contract bids within a period of ten years, the most recent of which occurs after January 1, 1989) of submitting sealed bids to units of State or local government with the intent that the award of such bids rotates, or is distributed among, persons or business entities which submit bids on a substantial number of the same contract. 720 ILCS 5/33E-4.

5. 65 ILCS 5/11 - 42.1-1 provides that a municipality may not enter into a contract or agreement with an individual or other entity that is delinquent in the payment of any tax administered by the Illinois Department of Revenue unless the contracting party is contesting, in accordance with the procedures established by the appropriate Revenue Act its liability for the tax or the amount of the tax or unless the contracting party has entered into an agreement to pay the tax and is in compliance with the Agreement. Notwithstanding the above, the municipality may enter into the contract if the contracting authority for the municipality determines that:

(1)	the contract is for good or services vital to the public health, safety, or welfare; and

(2)	the municipality is unable to acquire the goods or services at a comparable price and of comparable quality from other sources.

IV.	INCORPORATION INTO CONTRACT AND COMPLIANCE

The above certifications shall become part of any contract awarded to the Contractor set forth on page 1 of this Contractor’s Affidavit. Further, Contractor shall comply with these certifications during the term of the Contract.

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V.	VERIFICATION

Under penalty of perjury, I certify that I am authorized to execute this Contractor’s Affidavit on behalf of the Contractor set forth on page 1, that I have personal knowledge of all the certifications made herein and that the same are true.

Signature of Authorized Officer

Name of Authorized Officer (Print or Type)

Title

Telephone Number
State of

Country of

Signed and sworn to before me this                                        day of                                       , 19                    by                                                                              (Name) as                                        (Title) of                                                                              (Contractor.)

Notary Public Signature

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[Daley And George, Letterhead]

February 12, 1996

BY MESSENGER

Mr. Donald A. Petkus
Unicorn Thermal Technologies, Inc.
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re:     Third Amendment to District Cooling System Use Agreement

Dear Don:

     I am enclosing herewith one fully executed copy of the Third Amendment to the District Cooling System Agreement. After you have reviewed it if you have any questions please call me.

Sincerely,

John J. George

JJG:df
Enclosure

     This Third Amendment to District Cooling System Use Agreement (the “Third Amendment”), dated as of February 1, 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the Original Agreement was amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment and collectively with the Original Agreement, the “Current Agreement”); and

     WHEREAS, the Original Agreement was amended pursuant to a Second Amendment to District Cooling System Use Agreement dated July 15, 1995 (the “Second Amendment” and collectively with the Original Agreement and First Amendment, the “Current Agreement”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities (Exhibit 1 and 2 to the Current Agreement are collectively referred to as the “Current Exhibits”); and

     WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of Franklin Street from Van Buren to Jackson Boulevard, a portion of Jackson Boulevard from Franklin Street to LaSalle Street, and a portion of Washington Boulevard from LaSalle Street to approximately 300 feet west of Franklin Street, more or less, as described in Exhibits 1 and 2 attached to this Third Amendment (the “New Exhibits”); and

     WHEREAS, the City Council of the City on January 10, 1996 approved execution of a Third Amendment to the Original Agreement in substantially the firm of this Third Amendment, including the New Exhibits; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Third Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Third Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits.

     Section 3. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Third Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established

2

pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall he made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 4. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24, § 11-42-1 (1989) (1990 Supp.)

     Section 5. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 6. Except as expressly modified in this Third Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Third Amendment, all defined terms in the Current Agreement are used in the Third Amendment with the same meaning that such terms have in the Current Agreement.

3

     IN WITNESS WHEREOF, the City has caused this Third Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the
Department of Environment

Reviewed as to form and legality:

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Assistant Corporation Counsel		TITLE: Director of the
Department of Revenue

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the
OFFICIAL SEAL		Department of Transportation
KAREN BAILEY MAYNARD
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES: 02/08/99

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

TITLE: President

4

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall he presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Jackson Boulevard, from Franklin Street to Clark Street. In LaSalle Street from Washington Boulevard to Van Buren Street. In Washington Boulevard from LaSalle Street to approximately 300 feet west of Franklin Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend

*	Changes marked to show changes from Amendment Number 2.

5

the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

6

[Daley and George, Ltd. Letterhead]

July 31, 1996

BY MESSENGER
Mr. Donald A. Petkus, President
Unicorn Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

               In re: Fourth Amendment to District Cooling System Use Agreement

Dear Don:

               Enclosed please find the original fully executed Fourth Amendment to District Cooling System Use Agreement. This is an important document and should be retained in your permanent records.

               Please feel free to contact me if you have any questions or comments concerning this matter.

Sincerely,

John J. George

JJG: tc
cc: Stan Gent
       John Mitola
       Richard Ryall

     This Fourth Amendment to District Cooling System Use Agreement (the “Fourth Amendment”), dated as of April 1, 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the Original Agreement has been amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment”), a Second Amendment to District Cooling System Use Agreement dated as of July 15, 1995 (the “Second Amendment”) and a Third Amendment to District Cooling System Use Agreement dated as of February 1, 1996 (the “Third Amendment”, and collectively with the Original Agreement, the First Amendment and the Second Amendment, the “Current Agreement”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities (Exhibit 1 and 2 to the Current Agreement are collectively referred to as the “Current Exhibits”); and

     WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of Franklin Street from Washington Boulevard to Randolph Street, a portion of Madison Street from LaSalle Street to Clark Street and a portion of Jackson Boulevard from Clark Street to Dearborn Street, as described in Exhibits 1 and 2 attached to this Fourth Amendment (the “New Exhibits”); and

     WHEREAS, the parties also wish to modify the insurance provision of the Current Agreement in accordance with the provisions of the Ordinance; and

     WHEREAS, the City Council of the City on March 6, 1996 approved execution of a Fourth Amendment to the Original Agreement in substantially the form of this Fourth Amendment, including the New Exhibits; and

     WHEREAS, the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Fourth Amendment by reference as though fully set forth herein.

     Section 2. As of the Effective Date of this Fourth Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits.

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     Section 3. As of the Effective Date of this Fourth Amendment, the provisions of Section 6.1 of the Current Agreement beginning with subparagraph (A) through the remainder of said Section shall be replaced in its entirety to read as follows:

         “A. Insurance To Be Provided

1.	Workers Compensation and Employers Liability Insurance Workers Compensation and Employers Liability Insurance, as prescribed by applicable law covering all employees who are to provide a service under this Agreement and Employers Liability coverage with limits of not less than $500,000 each accident or illness.

2.	Commercial General Liability Insurance (Primary and Umbrella) Commercial General Liability Insurance or equivalent with limits of not less than $10,000,000 per occurrence, combined single limit, for bodily injury, personal injury, and property damage liability. Coverages shall include the following: All premises and operations, products/completed operations (for a minimum of two (2) years following project completion), explosion, collapse, underground, independent contractors, separation of insureds, defense, and contractual liability (with no limitation endorsement). The City of Chicago, its employees, elected officials, agents, and representatives are to be named as additional insureds on a primary, non-contributory basis for any liability arising directly or indirectly from the work.

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3.	Railroad Protective Liability Insurance

When any work is to be done adjacent to railroad or transit property, Grantee shall provide, with respect to the operations that Grantee or subcontractors perform, Railroad Protective Liability Insurance in the name of the railroad or transit entity. The policy shall have limits of not less than $2,000,000 per occurrence, combined single limit, and $6,000,000 in the aggregate for losses arising out of injuries to or death of all persons, and for damage to or destruction of property, including the loss of use thereof.

4.	Automobile Liability Insurance (Primary and Umbrella)

When any motor vehicles (owned, non-owned and hired) are used in connection with work to be performed, the Grantee shall provide Comprehensive Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence, combined single limit, for bodily injury and property damage. The City of Chicago is to be named as an additional insured on a primary, non-contributory basis.

5.	Pollution Legal Liability Insurance (EIL)

Pollution Legal Liability Insurance shall be provided by Grantee for any operation at the site with limits of not less than $1,000,000 covering all bodily injury and property damage resulting from Pollution conditions (including clean up costs). A claims-made policy which is not renewed or replaced must have an extended

5

reporting period of two (2) years. The City of Chicago is to be named as an additional insured on a primary, non-contributory basis.

6.	Professional Liability Insurance

When any architects, engineers, construction managers or other professional consultants perform work in connection with this Agreement, Professional Liability Insurance covering acts, errors, or omissions shall be maintained with limits of not less than $1,000,000. Coverage shall include contractual liability. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work on this Agreement. A claims-made policy which is not renewed or replaced must have an extended reporting period of two (2) years.

7.	Self Insurance

To the extent permitted by law, Grantee may self insure for the insurance requirements specified above, it being expressly understood and agreed that, if the Grantee does self insure for the above insurance requirements, the Grantee shall bear all risk of loss for any loss which would otherwise be covered by insurance policies, and the self insurance program shall comply with at least the insurance requirements as stipulated above.

6

B.	Additional Requirements

The Grantee will furnish the City of Chicago, Risk Management Department, DePaul Center, 333 South State Street, Room 400, 60604, original Certificates of Insurance evidencing the required coverage to be in force on the date of this Agreement, and Renewal Certificates of Insurance, or such similar evidence, if the coverages have an expiration or renewal date occurring during the term of this Agreement. The Grantee shall submit evidence of insurance on the City of Chicago Insurance Certificate Form (copy attached) or equivalent prior to Agreement award. The receipt of any certificate does not constitute agreement by the City that the insurance requirements in the Agreement have been fully met or that the insurance policies indicated on the certificate are in compliance with all Agreement requirements. The failure of the City to obtain certificates or other insurance evidence from Grantee shall not be deemed to be a waiver by the City. The Grantee shall advise all insurers of the Agreement provisions regarding insurance. Non-conforming insurance shall not relieve Grantee of the obligation to provide insurance as specified herein. Nonfulfillment of the insurance conditions may constitute a violation of the Agreement, and the City retains the right to stop work or terminate this Agreement until proper evidence of insurance is provided.

The insurance shall provide for 30 days prior written notice to be given to the City in the event coverage is substantially changed, canceled, or non-renewed.

7

Any and all deductibles or self insured retentions on referenced insurance coverages shall be borne by Grantee or Subcontractors.

The Grantees agrees that insurers shall waive their rights of subrogation against the City of Chicago, its employees, elected officials, agents, or representatives.

The Grantee expressly understands and agrees that any coverages and limits furnished by Grantee shall in no way limit the Grantee’s liabilities and responsibilities specified within the Agreement documents or by law.

The Grantee expressly understands and agrees that any insurance or self insurance programs maintained by the City of Chicago shall apply in excess of and not contribute with insurance provided by the Grantee under the Agreement.

The required insurance shall not be limited by any limitations expressed in the indemnification language herein or any limitation placed on the indemnity therein given as a matter of law.

The Grantee shall require all subcontractors to provide the insurance required herein or Grantee may provide the coverages for subcontractors. All subcontractors shall be subject to the same insurance requirements of Grantee.

If Grantee or subcontractor desire additional coverages, the Grantee and each subcontractor shall be responsible for the acquisition and cost of such additional protection.

8

The City of Chicago Risk Management Department maintains the right to modify, delete, alter or change these requirements.”

     Section 4. As of the effective date of this Fourth Amendment, Section 6.10 is deleted in its entirety and Section 6.11 shall be renumbered as Section 6.10.

     Section 5. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Fourth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 6. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24 § 11-42-1 (1989) (1990 Supp.)

     Section 7. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

9

     Section 8. Except as expressly modified in this Fourth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Fourth Amendment, all defined terms in the Current Agreement are used in the Fourth Amendment with the same meaning that such terms have in the Current Agreement.

10

     IN WITNESS WHEREOF, the City has caused this Fourth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the
Department of Environment

Reviewed as to form and legality:
/s/ [ILLEGIBLE]
	By:	/s/ [ILLEGIBLE]

Assistant Corporation Counsel		TITLE: Director of the
Department of Revenue

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the
OFFICIAL SEAL		Department of Transportation
Sherri Doehler
Notary Public, State of Illinois
My Commission Expires: 7/13/97

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.
/s/ [ILLEGIBLE]
	By:	/s/ [ILLEGIBLE]

TITLE: President

11

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact location of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street from Washington Boulevard to Van Buren Street. In Washington Boulevard from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street from LaSalle Street to Clark Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend

*	Changes marked to show changes from Amendment Number 3.

12

the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

13

EXHIBIT 2

Law Offices

Daley And George, Ltd.

Two First National Plaza

MICHAEL DALEY	Suite 400	Telephone
JOHN J. GEORGE		(312) 726-8797
DENNIS J. AUKSTIK	20 South Clark Street	Fax
ROBERT T. OLESZKIEWICZ		(312) 726-8819
CAROLYN S. O’GARA	Chicago, Illinois 60603-1903
CHRIS A. LEACH
CATHERINE S. WILSON
MARK G. VANECKO
RICHARD A. TOTH

March 12, 1996

BY MESSENGER
Mr. Stan Gent
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re: Fourth Amendment to Use Agreement

Dear Stan:

     For your records, enclosed please find three (3) certified copies of the Ordinance approving the Fourth Amendment to Use Agreement. I have asked Christopher Torem of the Law Department to deliver the execution sets of the Fourth Amendment to my office at the earliest opportunity.

     Please feel free to contact me if you have any questions or comments.

Sincerely,

John J. George

JJG:tc
Enclosure

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling Use Agreement (the “Third Amendment”, and collectively with the Original Agreement, the First Amendment and the Second Amendment, the “Current Agreement”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System including the Current Distribution Facilities; and

     WHEREAS, Grantee wishes to expand its authority to use Public Ways of the City for its System by amending Exhibits 1 and 2 to the Current Agreement to include in the Current Distribution Facilities, a portion of Franklin Street from Washington Boulevard to Randolph Street, a portion of Madison Street from LaSalle Street to Clark Street and a portion of Jackson Boulevard from Clark Street to Dearborn Street, as further described and depicted in Exhibit A to this Ordinance; and

     WHEREAS, the City does not object to such amendment of Exhibits 1 and 2 to the Current Agreement; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Fourth Amendment to the District Cooling System Use Agreement (the “Fourth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as such officials shall approve, their signature being conclusive evidence of their acceptance of such changes. Such officials may also negotiate in the Fourth Amendment such

2

changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desireable by the City’s Risk Manager.

     SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

3

EXHIBIT A

     This Fourth Amendment to District Cooling System Use Agreement (the “Fourth Amendment”), dated as of    , 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the Original Agreement has been amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment”), a Second Amendment to District Cooling System Use Agreement dated as of July 15, 1995 (the “Second Amendment”) and a Third Amendment to District Cooling System Use Agreement dated as of February 1, 1996 (the “Third Amendment”, and collectively with the Original Agreement, the First Amendment and the Second Amendment, the “Current Agreement”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities (Exhibit 1 and 2 to the Current Agreement are collectively referred to as the “Current Exhibits”); and

     WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of Franklin Street from Washington Boulevard to Randolph Street, a portion of Madison Street from LaSalle Street to Clark Street and a portion of Jackson Boulevard from Clark Street to Dearborn Street, as described in Exhibits 1 and 2 attached to this Fourth Amendment (the “New Exhibits”); and

     WHEREAS, the City Council of the City on    , 1996 approved execution of a Fourth Amendment to the Original Agreement in substantially the form of this Fourth Amendment, including the New Exhibits; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Fourth Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Fourth Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits.

     Section 3. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Fourth Amendment or any contract or subcontract resulting therefrom or in the privileges to be

2

granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 4. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24, § 11-42-1 (1989) (1990 Supp.)

     Section 5. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 6. Except as expressly modified in this Fourth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Fourth Amendment, all defined terms in the Current Agreement are used in the Fourth Amendment with the same meaning that such terms have in the Current Agreement.

3

     IN WITNESS WHEREOF, the City has caused this Fourth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

By:
TITLE: Commissioner of the
Department of Environment

Reviewed as to form and legality:

Assistant Corporation Counsel	By:
TITLE: Director of the
Department of Revenue

By:
TITLE: Commissioner of the
Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:
TITLE: President

4

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street from Washington Boulevard to Van Buren Street. In Washington Boulevard from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street from LaSalle Street to Clark Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend

*	Changes marked to show changes from Amendment Number 3.

the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

2

EXHIBIT 2

Document No. 0 96253

PASSED by the City Council of the City of
Chicago and deposited in the office of the
City Clerk of said City

MAR 6, 1996

/s/ James J. Laski

City Clerk	City of Chicago

APPROVED	APPROVED

/s/ Susan S. Shu	/s/ Richard M. Daley

CORPORATION COUNSEL				Mayor

		,	19

STATE OF ILLINOIS,	)
	)	ss.
County of Cook.	)

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office concerning authorization for execution of fourth amendment to District Cooling System Use Agreement with Unicom Thermal Technologies (formerly Northwind, Incorporated).

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the sixth (6th) day of March, A.D. 19    and deposited in my office on the sixth (6th) day of March, A.D. 1996.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas 49, Nays None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago and that the said Mayor did approve and sign the said ordinance on the sixth (6th) day of March, A.D. 1996.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

[L.S.]	IN	WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this eighth (8th) day of March, A.D. 1996

/s/ James J. Laski James J. Laski, City Clerk

     This Fifth Amendment to District Cooling System Use Agreement (the “Fifth Amendment”), dated as of October 1, 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October l, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the Original Agreement has been amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment”), a Second Amendment to District Cooling System Use Agreement dated as of July 15, 1995 (the “Second Amendment”), a Third Amendment to District Cooling System Use Agreement dated as of February l, 1996 (the “Third Amendment”), and a Fourth Amendment to District Cooling System Use Agreement dated as of April 1, 1996 (the “Fourth Amendment”, and collectively with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Current Agreement”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

1

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities (Exhibit 1 and 2 to the Current Agreement are collectively referred to as the “Current Exhibits”); and

     WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of LaSalle Street from Washington Boulevard to Lake Street as described in Exhibits 1 and 2 attached to this Fifth Amendment (the “New Exhibits”); and

     WHEREAS, the City Council of the City on April 16, 1996 approved execution of a Fifth Amendment to the Original Agreement in substantially the form of this Fifth Amendment, including the New Exhibits; and

     WHEREAS, the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section l. The above recitals are expressly incorporated herein and made a part of this Fifth Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Fifth Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits; provided, however, that no encroachment on, or interference with, access to underground facilities owned or controlled by the City (including but not limited to installation of facilities within a radius of 10 feet of an entrance to the Chicago Freight Tunnels or the Chicago Trolley Tunnels) or third parties, shall be deemed authorized or permitted by this Fifth Amendment nor, from and after June 1, 1996, authorized or permitted by the Current Agreement (except for Grantee’s facilities authorized by

2

the Third Amendment and actually installed with proper City permit prior to June 1, 1996) Any portion of Grantee’s System which now or in the future violates the preceding sentence shall be removed promptly as required by the City’s Commissioner of Environment or by its Commissioner of Transportation or Grantee shall be deemed in material breach of the Current Agreement, as amended by this Fifth Amendment. Any use of the Chicago Freight Tunnels or the Chicago Trolley Tunnel continues to require separate prior authorization from City Council.

     Section 3. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Fifth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

     Section 4. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition), as amended, and under the Illinois Municipal Code, 65 ILCS 5/l-1 et seq., (1994 State Bar Edition).

     Section 5. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.

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     Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 6. Except as expressly modified in this Fifth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Fifth Amendment, all defined terms in the Current Agreement are used in the Fifth Amendment with the same meaning that such terms have in the Current Agreement.

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     IN WITNESS WHEREOF, the City has caused this Fifth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and scaled the same on or as of the day and year first written.

	(SEAL)	CITY OF CHICAGO

By:	/s/ James J. Laski	By:	/s/ [Illegible]
	TITLE: City Clerk		TITLE: Commissioner of the Department of Environment

Reviewed as to form and legality:

	/s/ Susan S. Shu Corporation Counsel	By:	/s/ [Illegible] TITLE: Director of the Department of Revenue

		By:	/s/ [Illegible] TITLE: Commissioner of the Department of Transportation

	ATTEST:	UNICOM	THERMAL TECHNOLOGIES, INC.

		By:	/s/ [Illegible]
		TITLE:	President

OFFICIAL SEAL
MAMIE TAKAGI
Notary Public. State of Illinois’
My Commission Expires 6/6/2000

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EXHIBIT I

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact location of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street, from Van Buren Street to Jackson Boulevard. In Franklin Street, from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

*	Changes marked to show changes from Amendment Number 4.

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EXHIBIT 2

Amendment 5

N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
EXHIBIT
2A

McDonough Associates Inc.

Unicom Thermal Technologies

EXISTING DISTRIBUTION PIPING AND PROPOSED ADDITION

Sheet No. 1

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[LETTERHEAD OF DALEY & GEORGE]

April 18, 1996

Mr. Richard Ryall
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

                    In re: Fifth Amendment to Use Agreement

Dear Rick:

                    Enclosed please find one (1) certified copy and two (2) non-certified copies of the Ordinance adopted on April 16, 1996 approving the execution of the Fifth Amendment.

                    Please feel free to contact me if you have any questions or comments.

Sincerely,

John J. George

JJG:tc
Enclosure

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ORDINANCE

                    WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

                    WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994, and

                    WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”), and

                    WHEREAS, the First Amendment is dated as of June 1, 1995, and

                    WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

                    WHEREAS, the Second Amendment is dated as of July 15, 1995; and

                    WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling Use Agreement” (the “Third Amendment”); and

                    WHEREAS, the Third Amendment is dated as of February 1, 1996, and

                    WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System

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Use Agreement” (the “Fourth Amendment”, and collectively with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment the “Current Agreement”); and

                    WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

                    WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

                    WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System including the Current Distribution Facilities; and

                    WHEREAS, Grantee wishes to expand its authority to use Public Ways of the City for its System by amending Exhibits 1 and 2 to the Current Agreement to include in the Current Distribution Facilities, a portion of LaSalle Street from Washington Boulevard to Lake Street as further described and depicted in Exhibit A to this Ordinance, and

                    WHEREAS, the City does not object to such amendment of Exhibits 1 and 2 to the Current Agreement, now, therefore,

                    BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

                    SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

                    SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Fifth Amendment to the District Cooling System Use Agreement (the “Fifth Amendment”) substantially in the form attached hereto as Exhibit A,

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subject to such changes as such officials shall approve, their signature being conclusive evidence of their acceptance of such changes.

                    SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

                    SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

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EXHIBIT A

                    This Fifth Amendment to District Cooling System Use Agreement (the “Fifth Amendment”), dated as of                     , 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES. INC., an Illinois corporation, formerly known as NORTHWIND INC. (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

                    WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

                    WHEREAS, the Original Agreement has been amended pursuant to a First Amendment to District Cooling System Use Agreement dated as of June 1, 1995 (the “First Amendment”), a Second Amendment to District Cooling System Use Agreement dated as of July 15, 1995 (the “Second Amendment”), a Third Amendment to District Cooling System Use Agreement dated as of February 1, 1996 (the “Third Amendment”), and a Fourth Amendment to District Cooling System Use Agreement dated as of April 1, 1996 (the “Fourth Amendment”, and collectively with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Current Agreement”); and

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                    WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

                    WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities (Exhibit 1 and 2 to the Current Agreement are collectively referred to as the “Current Exhibits”); and

                    WHEREAS, Grantee desires to amend the Current Exhibits to include in the Current Distribution Facilities for its System a portion of LaSalle Street from Washington Boulevard to Lake Street as described in Exhibits 1 and 2 attached to this Fifth Amendment (the “New Exhibits”); and

                    WHEREAS, the City Council of the City on                       , 1996 approved execution of a Fifth Amendment to the Original Agreement in substantially the form of this Fifth Amendment, including the New Exhibits, and

                    WHEREAS, the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below,

                    NOW, THEREFORE,

                    It is agreed by the parties hereto as follows:

                    Section 1. The above recitals are expressly incorporated herein and made a part of this Fifth Amendment by reference as though fully set forth therein.

                    Section 2. As of the Effective Date of this Fifth Amendment, the Current Exhibits are deemed superseded and replaced by the New Exhibits.

                    Section 3. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this

13

Fifth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of Chapter 2-156 shall be voidable as to the City.

                    Section 4. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1992), as amended, and under the Illinois Municipal Code, Ill. Rev. Stat. Ch. 24 § 11-42-1 (1989) (1990 Supp.)

                    Section 5. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

                    Section 6. Except as expressly modified in this Fifth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Fifth Amendment, all defined terms in the Current Agreement are used in the Fifth Amendment with the same meaning that such terms have in the Current Agreement.

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                    IN WITNESS WHEREOF, the City has caused this Fifth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

By:

TITLE: Commissioner of the

Department of Environment

Reviewed as to form and legality:

By:

Assistant Corporation Counsel	Title: Director of the

Department of Revenue

By:

TITLE: Commissioner of the

Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

TITLE: President

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact location of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:*	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street, from Van Buren Street to Jackson Boulevard. In Franklin Street, from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes

16

in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

*	Changes marked to show changes from Amendment Number 4.

17

     Unicom Thermal Technologies, Inc. is a wholly owned subsidiary of Unicom Enterprises, Inc.

     Unicom Enterprises, Inc. is a wholly owned subsidiary of Unicom Corporation.

     Unicom Corporation is a New York Stock Exchange traded public company.

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EXHIBIT 2

19

     Unicom Thermal Technologies, Inc. is a wholly owned subsidiary of Unicom Enterprises, Inc.

     Unicom Enterprises, Inc. is a wholly owned subsidiary of Unicom Corporation.

     Unicom Corporation is a New York Stock Exchange traded public company.

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DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Thermal Technologies, Inc.

Grantee/ Proposer Address:	30 West Monroe, Suite 500

Chicago, Illinois 60603

Grantee/ Proposer is a :	(x)	Corporation;	( )	Sole Proprietor;	( )	Partnership;
(Check One)	( )	Not-for Profit Corporation	( )	Joint Venturer*;	( )	Other;

*Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION 1 — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES ☑ NO ☐

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
	Chairman of the Board		President
Mr. James J. O’Connor	Director/Officer	Mr. Don Petkus	Director/ Officer
Mr. Samuel Skinner	Director	Mr. William Downey	Director
Mr. Robert Manning	Director	Mr. John Bukovski	Director
Mr. Leo Mullin	Director/Officer	Mr. David Scholz	Officer
		Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

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DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ☑ NO ☐

     If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

N/A

     If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

22

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III — SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

     YES ☐ NO ☐ If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary:

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DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V — NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ☐ NO ☐

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
)SS
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

/s/ David A. Scholz (Signature of Persons Making Statement)

David A Scholz Name of Person Making Statement (Print or Type) Secretary Title

“OFFICIAL SEAL” Sherri Doehler Notary Public, State of Illinois My Commission Expires 7/13/97

Subscribed to before me this 12th day of April, A.D., 1996

/s/ Sherri Doehler (Notary Public Signature)

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DISCLOSURE OF OWNERSHIP INTEREST

     Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Enterprises, Inc.

Grantee/ Proposer Address:	10 South Dearborn, 37th Floor

Chicago, Illinois 60690-0767

Grantee/ Proposer is a :	(x)	Corporation;	( )	Sole Proprietor;	( )	Partnership;
(Check One)	( )	Not-for Profit Corporation	( )	Joint Venturer*;	( )	Other;

     *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION 1 — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES ☑ NO ☐

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation

(or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Director/ Officer	Mr. John C. Bukovski	Director
Mr. Samuel K. Skinner	Director/Officer	Mr. William H. Downey	Director
Mr. Leo F. Mullin	Director/Officer	Mr. David Scholz	Officer
Mr. Robert J. Manning	Director	Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

25

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ☑ NO ☐

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

26

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III — SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

     YES ☐ NO ☐ If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary:

27

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V — NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ☐ NO ☐

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
)SS
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

/s/ David A. Scholz (Signature of Persons Making Statement)

David A Scholz Name of Person Making Statement (Print or Type)

Secretary Title

“OFFICIAL SEAL” Sherri Doehler Notary Public, State of Illinois My Commission Expires 7/13/97

Subscribed to before me this 12th day of April, A.D., 1996

/s/ Sherri Doehler (Notary Public Signature)

28

DISCLOSURE OF OWNERSHIP INTEREST

     Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with, “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Corporation

Grantee/ Proposer Address:	10 South Dearborn

Chicago, Illinois 60690-0767

Grantee/ Proposer is a :	(x)	Corporation;	( )	Sole Proprietor;	( )	Partnership;
(Check One)	( )	Not-for Profit Corporation	( )	Joint Venturer*;	( )	Other;

     *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION 1 — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of	Illinois

b.	Authorized to do business in the State of Illinois: YES ☒ NO ☐

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

See Attached	Directors

See Attached	Officers

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

29

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ☐ NO ☐

See Below

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

All share holders are below 10% as per May 24, 1995 Proxy

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

30

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III — SOLE PROPRIETORSHIPS

N/A

a.	The grantee/proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

       YES ☐ NO ☐ If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

N/A

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary:

31

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V — NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ☐ NO ☐

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
)SS
COUNTY OF	Cook	)

     This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

/s/ David A. Scholz

(Signature of Persons Making Statement)

David A Scholz

Name of Person Making Statement (Print or Type)

Secretary

Title

“OFFICIAL SEAL” Sherri Doehler Notary Public, State of Illinois My Commission Expires 7/13/97

Subscribed to before me this 12th day of April, A.D., 1996

/s/ Sherri Doehler

(Notary Public Signature)

32

Disclosure of Ownership Interests
Attachment

     The following list will provide the names of the Directors of Unicom Corporation:

Jean Allard
Edward A. Brennan
James Compton
Sue Gin
Donald Jacobs
Edgar D. Jannotta
George Johnson
Edward Mason
Leo Mullin
James J. O’Connor
Frank Olson
Samuel Skinner

The following list represents the current Officers:

James J. O’Connor
Samuel Skinner
Donald Petkus
John Bukovski
Roger Kovack
Dennis O’Brien
David Scholz
John T. Costello
Leo Mullin

Document No.	0 963590

PASSED by the City Council of the City of
Chicago and deposited in the office of the
City Clerk of said City.
APR 16 1996

City Clerk            City of Chicago

APPROVED:	APPROVED:
Richard M. Daley

CORPORATION COUNSEL	MAYOR

STATE OF ILLINOIS,	}
County of Cook.	} ss.

     I,             James J. Laski,             City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office concerning ordinance authorizing the fifth amendment to the District Cooling agreement between .the City and Unicom Thermal Technologies, Inc.

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of said City of Chicago on the sixteenth (16th) day of April, A.D. 1996.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, am that the result or said vole so oven was as follows, to wit: Yeas.-47, Nays None_.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign the said ordinance on the sixteenth (16th) day of April, A.D. 1996.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, the at the said City, in the County and State aforesaid, this seventeenth (17th) day of April, A.D. 1996.

/s/ James J. Laski
James J. Laski, City Clerk

1

[Daley and George, Ltd. Letterhead]

                               January 27, 1997

BY MESSENGER

Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re:      Sixth Amendment to District Cooling System Use Agreement

Dear Don:

     I am returning herewith the duly executed Sixth Amendment to District Cooling System Use Agreement. This is an important document and should be retained in your permanent records.

     Please feel free to contact me if you have any questions or comments.

     Continued Best Wishes.

Sincerely,

John J. George

JJG:tc
Enclosure
cc:	Stan Gent Rick Ryall

     This Sixth Amendment to District Cooling System Use Agreement (the “First Amendment”), dated as of November 7, 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” for the Grantee’s System and the Grantee’s “First Plant” and “Second Plant” (as those terms are defined in the Current Agreement); and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the current distribution facilities (“Current Distribution Facilities”); and

     WHEREAS, the Grantee has obtained approval from the City to construct a district cooling facility on private property located in the Blue Cross Blue Shield Building at the northeast corner of Randolph Street and Columbus Drive (the “Third Plant”) be connected with the System; and

     WHEREAS, Grantee desires to interconnect the Third Plant with the System; and

     WHEREAS, Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be located on a portion of Columbus Drive, from Randolph Street to South Water Street; a portion of South Water Street, from Columbus Drive to Garland Court; a portion of Garland Court, from South Water Street to Lake Street; and a portion of Lake Street, from Garland Court to LaSalle Street as further described and depicted in Exhibit A to this Agreement (the “Additional Distribution Facilities”) which shall be interconnected with the Third Plant; and

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits l and 2 attached to this Sixth Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on October 30, 1996 approved execution of a Sixth Amendment to the Current Agreement in substantially the form of this Sixth Amendment, including the Amended Exhibits; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Sixth Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Sixth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. As of the Effective Date of this Sixth Amendment, pursuant to Section 7.1.2(b) of the Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

2

     “Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or 2% of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year (subject to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings (subject to adjustments made pursuant to Section 7.1.2). For each Compensation Year beginning with the 1999 Compensation Year the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1999 be less $320,000 (subject to adjustment pursuant to Section 7.1.2 hereof), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 hereof, as applicable.”

     Section 4. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is

3

employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 5. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 6. It shall be the duty of Grantee, all contractors, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

4

     Section 8. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Except as expressly modified in this Sixth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Sixth Amendment, all defined terms in the Agreement are used in the Sixth Amendment with the same meaning that such terms have in the Current Agreement.

5

     IN WITNESS WHEREOF, the City has caused this Sixth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)		CITY OF CHICAGO

By:	/s/ James J. Laski	By:		/s/ [ILLEGIBLE]

	TITLE: City Clerk		TITLE:	Commissioner of the
Department of Environment

Reviewed as to form and legality:

	/s/ [ILLEGIBLE]	By:		/s/ [ILLEGIBLE]

Assistant Corporation Counsel			TITLE:	Director of the
Department of Revenue

		By:		/s/ [ILLEGIBLE]

			TITLE:	Commissioner of the
Department of Transportation

ATTEST:		UNICOM THERMAL TECHNOLOGIES, INC.

	/s/ Mamie Takagi	By:		/s/ [ILLEGIBLE]

			TITLE:	President

6

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

2

EXHIBIT 2

AMENDMENT 6

LEGEND
DISTRIBUTION PIPING
PROPOSED ADDITION
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
N

McDonough Associates Inc.

Unicom Thermal Technologies

DISTRIBUTION PIPING

Sheet No. 1

3

[LETTERHEAD]

November 7, 1996

BY MESSENGER
Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re:	Sixth Amendment to District
Cooling System Use Agreement

Dear Don:

            Enclosed please find two (2) certified copies of the Ordinance passed by the City Council on October 30, 1996 authorizing the execution of the Sixth Amendment to District Cooling System Use Agreement. I have requested that the Department of Law forward execution copies to my office.

            Please call if you should have any questions.

Sincerely,

John J. George

JJG: tc
Enclosure
cc:	Stan Gent
Rick Ryall

STATE OF ILLINOIS,	)
	)	SS.
COUNTY OF COOK.	)

I, JAMES J. LASKI, City Clerk of the City of Chicago, in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance authorizaing for execution of Sixth Amendment to District Cooling System Use Agreement with Unicom Thermal Technologies (formerly Northwind Incorporated; which ordinance was passed by the City Council of the City of Chicago at the regular meeting held on the thirtieth (30th) day of October, A.D. 1996.

I DO FURTHER CERTIFY that the original, of which the foregoing is a true and correct copy, is on file in my office and that I am the lawful custodian of the same.

WITNESS MY HAND and the corporate
seal of the said City of Chicago this first (1st)
day of November, A.D. 1996.

JAMES J. LASKI, City Clerk

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on April 16, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling Use Agreement” (the “Fifth Amendment”, and collectively with the Original Agreement all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System including the Current Distribution Facilities; and

     WHEREAS, the Grantee has obtained approval from the City to construct a district cooling facility on private property located in the Blue Cross Blue Shield Building at the northeast corner of Randolph Street and Columbus Drive (the “Third Plant”); and

     WHEREAS, Grantee desires to interconnect the Third Plant with the System; and

     WHEREAS, Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be located on a portion of Columbus Drive, from Randolph Street to South Water Street; a portion of South Water Street, from Columbus Drive to Garland Court; a portion of Garland Court, from South Water Street to Lake Street; and a portion of Lake Street, from Garland Court to LaSalle Street as further described and depicted in Exhibit A to this Ordinance (the “Additional Distribution Facilities”) which shall be interconnected with the Third Plant; and

2

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Exhibit A to this Ordinance; and

     WHEREAS, pursuant to Section 7.1.2 of the Current Agreement, Grantee’s minimum fees set forth in Section 5 of the Current Agreement shall be increased proportionate to the maximum capacity of the Third Plant once it is interconnected with the System.

     WHEREAS, the City and Grantee now desire to amend the Current Agreement to reflect changes to Exhibits 1 and 2 to the Current Agreement and make certain other changes set forth to Exhibit A; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION l: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Sixth Amendment to the District Cooling System Use Agreement (the “Sixth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as such officials shall approve, their signature being conclusive evidence of their acceptance of such changes. Such officials may also negotiate in the Sixth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment.

     SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

3

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

4

EXHIBIT A

     This Sixth Amendment to District Cooling System Use Agreement (the “First Amendment”), dated as of                   , 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” for the Grantee’s System and the Grantee’s “First Plant” and “Second Plant” (as those terms are defined in the Current Agreement); and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the current distribution facilities (“Current Distribution Facilities”); and

     WHEREAS, the Grantee has obtained approval from the City to construct a district cooling facility on private property located in the Blue Cross Blue Shield Building at the northeast corner of Randolph Street and Columbus Drive (the “Third Plant”) be connected with the System; and

     WHEREAS, Grantee desires to interconnect the Third Plant with the System; and

     WHEREAS, Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be located on a portion of Columbus Drive, from Randolph Street to South Water Street; a portion of South Water Street, from Columbus Drive to Garland Court; a portion of Garland Court, from South Water Street to Lake Street; and a portion of Lake Street, from Garland Court to LaSalle Street as further described and depicted in Exhibit A to this Agreement (the “Additional Distribution Facilities”) which shall be interconnected with the Third Plant; and

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Sixth Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on                                       , 1996 approved execution of a Sixth Amendment to the Current Agreement in substantially the form of this Sixth Amendment, including the Amended Exhibits; and

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below:

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Sixth Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Sixth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits.

2

     Section 3. As of the Effective Date of this Sixth Amendment, pursuant to Section 7.1.2(b) of the Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

     “Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantees Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or 2% of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year (subject to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings (subject to adjustments made pursuant to Section 7.1.2). For each Compensation Year beginning with the 1999 Compensation Year the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1999 be less $320,000 (subject to adjustment pursuant to Section 7.1.2 hereof), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price

3

Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 hereof, as applicable.”

     Section 4. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 5. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-1l (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 6. It shall be the duty of Grantee, all contractors, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

4

     Section 7. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 8. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Except as expressly modified in this Sixth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Sixth Amendment, all defined terms in the Agreement are used in the Sixth Amendment with the same meaning that such terms have in the Current Agreement.

5

     IN WITNESS WHEREOF, the City has caused this Sixth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO
By:

		TITLE:	Commissioner of the
Department of Environment

Reviewed as to form and legality:

By:

Assistant Corporation Counsel		TITLE:	Director of the
Department of Revenue

By:

		TITLE:	Commissioner of the
Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

		TITLE:	President

6

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

2

AMENDMENT 6

LEGEND
DISTRIBUTION PIPING
PROPOSED ADDITION
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
W. CARROLL AVE
W. WACKER DR.
W. LAKE ST.
W. RANDOLPH ST.
W. WASHINGTON BLVD.
W. MADISON ST.
W. MONROE ST.
W. ADAMS ST.
W. JACKSON BLVD.
W. VAN BUREN
W. QUINCY
S. WACKER DR.
S. JEFFERSON ST.
S. CLINTON ST.
S. CANAL ST.
N. FRANKLIN ST.
N. WELLS ST.
N. LA SALLE ST.
N. CLARK ST.
N. DEARBORN ST.
N. STATE ST.
N. WABASH ST.
N. MICHIGAN AVE.
N. STETSON AVE.
COLUMBUS DRIVE
LAKE MICHIGAN
FINANCIAL PL.
S. FEDERAL ST.
S. PLYMOUTH CT.
DWIGHT D. EISENHOWER EXPRESSWAY
P1
P2
P3

McDonough Associates Inc.

Drawn By TMT

Checked By TMC

REVISIONS OF APPROVED PLAN

No.	Date	Comment	No.	Date	Comment

Unicom Thermal Technologies

DISTRIBUTION PIPING

Scale N.T.S.

Date OCTOBER 1996

Sheet No. 1

3

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Thermal Technologies, Inc.

Grantee/ Proposer Address:	30 West Monroe, Suite 500
Chicago, Illinois 60603

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( ) Partnership;
(Check One)	( )Not-forProfit Corporation	( )Joint Venturer*;	( ) Other;

       *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I – FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES ( x ) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List)

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
	Chairman of the Board		President
Mr. James J. O’Connor	Director/ Officer	Mr. Don Petkus	Director/ Officer

Mr. Samuel Skinner	Director	Mr. William Downey	Director

Mr. Robert Manning	Director	Mr. John Bukovski	Director

Mr. Leo Mullin	Director/Officer	Mr. David Scholz	Officer

		Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ( x ) NO ( )

          If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II – PARTNERSHIPS

N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III – SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

          YES (  )      NO (  )      If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised

SECTION IV – LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V – NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 24 day of September A.D., 1996

(Notary Public Signature)

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Corporation

Grantee/ Proposer Address:	10 South Dearborn
Chicago, Illinois 60690-0767

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( ) Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( ) Other;

       *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I – FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES ( x ) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List)

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
See Attached	Directors

See Attached	Officers

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ( ) NO ( )

See Below

          If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
All share holders are below 10% as
per May 22, 1996 Proxy.

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II – PARTNERSHIPS

N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III – SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

          YES (  )      NO (  )      If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised

SECTION IV – LAND TRUSTS, BUSINESS TRUSTS, ESTATES OTHER ENTITIES

N/A

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V – NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 24 day of September A.D., 1996

(Notary Public Signature)

Disclosure of Ownership Interests

Attachment

The following list will provide the names of the Directors of Unicom Corporation:

Jean Allard
Edward A. Brennan
James Compton
Sue Gin
Donald Jacobs
Edgar D. Jannotta
George Johnson
Edward Mason
Leo Mullin
James J. O’Connor
Frank Olson
Samuel Skinner

The following list represents the current Officers:

James J. O’Connor
Samuel Skinner
Donald Petkus
John Bukovski
Roger Kovack
Dennis O’Brien
David Scholz
John T. Costello
Leo Mullin

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Enterprises, Inc.

Grantee/ Proposer Address:	10 South Dearborn, 37th Floor
Chicago, Illinois 60690-0767

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( ) Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( ) Other;

       *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I – FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES ( x ) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List)

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Director/Officer	Mr. John C. Bukovski	Director

Mr. Samuel K. Skinner	Director/Officer	Mr. William H. Downey	Director

Mr. Leo F. Mullin	Director/Officer	Mr. David A. Scholz	Officer

Mr. Robert J. Manning	Director	Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ( x ) NO ( )

          If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II – PARTNERSHIPS

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III – SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

          YES (  )      NO (  )      If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised

SECTION IV – LAND TRUSTS, BUSINESS TRUSTS, ESTATES OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V – NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 24 day of September A.D., 1996

(Notary Public Signature)

     Unicom Thermal Technologies, Inc. is a wholly owned subsidiary of Unicom Enterprises, Inc.

     Unicom Enterprises, Inc. is a wholly owned subsidiary of Unicom Corporation.

     Unicom Corporation is a New York Stock Exchange traded public company.

[Insert Daley and George Letterhead]

February 26, 1997

BY MESSENGER
Mr. Richard Ryall
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re:	Seventh Amendment to District
Cooling System Use Agreement

Dear Rick:

     Enclosed please find a fully executed copy of the Seventh Amendment.

     I have been informed by the Corporation Counsel that the City of Chicago will require compliance with Chapter 10 — 20 of the Municipal Code (enclosed).

     Please feel free to contact me if you have any questions or comments.

Sincerely,

John J. George

JJG: tc
Enclosure

     This Seventh Amendment to District Cooling System Use Agreement (the “Seventh Amendment”), dated as of January 15, 1997 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” for the Grantee’s System (as such term is defined in the Current Agreement); and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the current distribution facilities (“Current Distribution Facilities”); and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances (“Additional Distribution Facilities”) (I) in the City’s public ways to be located on a portion of West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, the intersection of Clark Street/Carroll Avenue and the intersection of Dearborn Street/Carroll Avenue; (ii) in the City’s public ways to be located on a portion of LaSalle Street from West Carroll Avenue to

1

approximately 50 feet north of West Carroll Avenue; (iii) in the City’s public way to be located in LaSalle Street from Van Buren Street to approximately 75 feet north of Lake Street; and (iv) in City property to be located on a portion of the former underground trolley tunnel known as the LaSalle Street Trolley Tunnel (the “LaSalle Street Trolley Tunnel”) from Lake Street to approximately 50 feet north of West Carroll Avenue; and

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Seventh Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on December 11, 1996 approved execution of a Seventh Amendment to the Current Agreement in substantially the form of this Seventh Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the Current Agreement needs to be amended to reflect the inclusion of portions of the LaSalle Street Trolley Tunnel in the Additional Distributions Facilities; and

     WHEREAS, the parties also wish to modify the insurance provisions of the Current Agreement in accordance with the provisions of the Ordinance.

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

2

     Section 1. The above recitals are expressly incorporated herein and made a part of this Seventh Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Seventh Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. As of the Effective Date of this Seventh Amendment, the following definition is added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

     “LaSalle Street Trolley Tunnel” shall mean the former street trolley tunnel located under portions of LaSalle Street located from Randolph Street to Hubbard Street, including crossing under the Chicago River, as shown on Exhibit 3.

     Section 4. As of the Effective Date of this Seventh Amendment, the definition of “Public Ways” in the Current Amendment is hereby amended to read as follows:

     “Public Ways” shall mean the surface, the air space above the surface and the area below the surface of any right-of-way and public street and any highway, lane, path, alley, sidewalk, boulevard, drive, bridge, park, parkway, waterway or other public right-of-way including public utility easements or rights-of-way in which the city has jurisdiction, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City in which the City holds rights sufficient, without consent of any other party, to permit Grantee to use thereof for the purpose of installing or maintaining Grantee’s District Cooling Facilities. The term “Public Ways” shall be deemed not to include Chicago Freight Tunnels or the LaSalle Street Trolley Tunnel or any other tunnels except as specifically referred to herein.

3

     Section 5. As of the Effective Date of this Seventh Amendment, the provisions of Section 6.1 of the Current Agreement beginning with subparagraph (A) through the remainder of said Section shall be replaced in its entirety to read as follows:

“(A) Insurance To Be Provided

1.	Workers Compensation and Employers Liability Insurance

Workers Compensation and Employers Liability Insurance, as prescribed by applicable law covering all employees who are to provide a service under this Agreement and Employers Liability coverage with limits of not less than $500,000 each accident or illness.

2.	Commercial General Liability Insurance (Primary and Umbrella)

Commercial General Liability Insurance or equivalent with limits of not less than $10,000,000 per occurrence, for bodily injury, personal injury, and property damage liability. Coverages shall include the following: All premises and operations, products/completed operations (for a minimum of two (2) years following project completion), explosion, collapse, underground, independent contractors, separation of insureds, defense, and contractual liability (with no limitation endorsement). The City of Chicago is to be named as an additional insured on a primary, non-contributory basis for any liability arising directly or indirectly from the work.

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3.	Railroad Protective Liability Insurance

When any work is to be done adjacent to railroad or transit property, Grantee shall provide, with respect to the operations that Grantee or subcontractors perform, Railroad Protective Liability Insurance in the name of the railroad or transit entity. The policy shall have limits of not less than $2,000,000 per occurrence, combined single limit, and $6,000,000 in the aggregate for losses arising out of injuries to or death of all persons, and for damage to or destruction of property, including the loss of use thereof.

4.	Automobile Liability Insurance (Primary and Umbrella)

When any motor vehicles (owned, non-owned and hired) are used in connection with work to be performed, the Grantee shall provide Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence, for bodily injury and property damage.

5.	Pollution Legal Liability Insurance

Pollution Legal Liability Insurance shall be provided by Grantee for any operation at the site with limits of not less than $1,000,000 covering all bodily injury and property damage resulting from Pollution conditions (including clean up costs). A claims-made policy which is not renewed or replaced must have an extended reporting period of two (2) years. The City of Chicago is to be named as an additional insured on a primary, non-contributory basis.

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6.	Contractors Pollution Liability

When any construction or related work is performed which may cause a pollution exposure, Contractors Pollution Liability shall be provided with limits of not less than $1,000,000 insuring bodily injury, property damage, and environmental cleanup costs. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work on the Agreement. A claims made policy which is not renewed or replaced must have an extended reporting period of two (2) years. The City of Chicago shall be named as an additional insured on a primary non-contributory basis.

7.	Professional Liability Insurance

When any architects, engineers, construction managers or other professional consultants perform work in connection with this Agreement, Professional Liability Insurance covering acts, errors, or omissions shall be maintained with limits of not less than $1,000,000. Coverage shall include contractual liability. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work on this Agreement. A claims-made policy which is not renewed or replaced must have an extended reporting period of two (2) years.

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8.	Self Insurance

To the extend permitted by law, Grantee may self insure for the insurance requirements specified above, it being expressly understood and agreed that, if the Grantee does self insure for the above insurance requirements, the Grantee shall bear all risk of loss for any loss which would otherwise be covered by insurance policies, and the self insurance program shall comply with at least the insurance requirements as stipulated above.

(B)	Additional Requirements

The Grantee will furnish the City of Chicago, Risk Management Department, DePaul Center, 333 South State Street, Room 400, 60604, original Certificates of Insurance evidencing the required coverage to be in force on the date of this Agreement, and Renewal Certificates of Insurance, or such similar evidence, if the coverages have an expiration or renewal date occurring during the term of this Agreement. The Grantee shall submit evidence of insurance on the City of Chicago Insurance Certificate Form (copy attached) or equivalent prior to Agreement award. The receipt of any certificate does not constitute agreement by the City hat the insurance requirements in the Agreement have been fully met or that the insurance policies indicated on the certificate are in compliance with all Agreement requirements. The failure of the City to obtain certificates or other insurance evidence from Grantee shall not be deemed to be a waiver by the City. The Grantee shall advise all insurers of the Agreement

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provisions regarding insurance. Non-conforming insurance shall not relieve Grantee of the obligation to provide insurance as specified herein. Nonfulfillment of the insurance conditions may constitute a violation of the Agreement, and the City retains the right to stop work or terminate this Agreement until property evidence of insurance is provided.

The insurance shall provide for 60 days prior written notice to be given to the City in the event coverage is substantially changed, canceled, or non-renewed.

Any and all deductibles or self insured retentions on referenced insurance coverages shall be borne by Grantee.

The Grantee agrees that insurers shall waive their rights of subrogation against the City of Chicago, its employees, elected officials, agents, or representatives.

The Grantee expressly understands and agrees that any coverages and limits furnished by Grantee shall in no way limit the Grantee’s liabilities and responsibilities specified within the Agreement documents or by law.

The Grantee expressly understands and agrees that any insurance or self insurance programs maintained by the City of Chicago shall apply in excess of and not contribute with insurance provided by the Grantee under the Agreement.

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The required insurance shall not be limited by any limitations expressed in the indemnification language herein or any limitation placed on the indemnity therein given as a matter of law.

The Grantee shall require all subcontractors to provide the insurance required herein or Grantee may provide the coverages for subcontractors. All subcontractors shall be subject to the same insurance requirements of Grantee.

If Grantee or subcontractor desire additional coverages, the Grantee and each subcontractor shall be responsible for the acquisition and cost of such additional protection.

The City of Chicago Risk Management Department maintains the right to modify, delete, alter or change these requirements.”

     Section 6. As of the Effective Date of this Seventh Amendment, the Title to Section 9 to the Current Agreement is changed from “Chicago Freight Tunnels” to “Chicago Freight Tunnels and the LaSalle Street Trolley Tunnel.”

     Section 7. As of the Effective Date of this Seventh Amendment, a new Section 9.2 is added to the Current Agreement which reads in its entirety as follows:

     “Section 9.2

(A)	LaSalle Street Trolley Tunnel. It is acknowledged that the LaSalle Street Trolley Tunnel is City-owned property and is a unique environment. Grantee desires to use portions of the LaSalle Street Trolley Tunnel to

9

install Distribution Facilities. Nevertheless, for purposes of this Agreement, to the extent any portions of the LaSalle Street Trolley Tunnel are included as Additional Distribution Facilities pursuant to this Agreement, all provisions of the Agreement relating to the Public Ways shall be applied to the LaSalle Street Trolley Tunnel. Space in the LaSalle Street Trolley Tunnel may in the future become a scarce resource. In order to preserve the availability of the LaSalle Street Trolley Tunnel for future grantees and permittees, the Grantee may be required to restrict the size or sizes or be limited in the approved location of the conduit or facilities the Grantee constructs or installs therein in accordance with permits issued by the Department of Transportation. The City reserves the right to impose additional fees specifically for the use of the LaSalle Street Trolley Tunnel not otherwise described in this Agreement based on the dimensions and nature of Grantee’s facilities, so long as such fees will be applied in a nondiscriminatory and reasonable fashion to other similar users.

(B)	Tunnel Agreement Required. Prior to the issuance of permits, Grantee shall enter into such additional agreements with the City as may be required by the Department of Transportation regarding construction, installation, maintenance, inspection, insurance and other related aspects of use of the LaSalle Street Trolley Tunnel encompassing one of the Authorized Routes. Any disputes relating to use of the LaSalle Street Trolley Tunnel with present or future users of the LaSalle Street Trolley

10

Tunnel shall be resolved to the satisfactory of Commissioner of the Department of Environment, the Commissioner of the Department of Transportation and other concerned City departments.

(C)	No City Obligation. The City will not be obligated to pay any amounts to Grantee for any cost of preparation, maintenance or improvement to the LaSalle Street Trolley Tunnel and Grantee expressly waives any right to any such contributions. Any use of the LaSalle Street Trolley Tunnel shall be solely at Grantee’s risk and the City shall not he liable in any way therefore.

(D)	Maintenance. Grantee further agrees to maintain in conjunction with other users those portions of the LaSalle Street Trolley Tunnel through which Grantee’s system is placed or operates, or which is affected directly or indirectly by such operations, and will keep such portions free of hazards to the satisfaction of the City and will keep such portions of the Trolley Tunnel passable for purposes of inspection by City personnel or its designated agents. Grantee shall provide reasonable cooperation to the City, its designated agents and other users of the LaSalle Street Trolley Tunnel for installation, construction, inspection and maintenance and shall not interfere with such activities. The privilege granted herein shall be maintained and used in accordance with this Agreement, any other tunnel agreement to which Grantee is a party, and any restrictions on the use of the LaSalle Street Trolley Tunnel established by the Commissioner of the

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Department of Transportation and the Commissioner of the Department of Environment.”

     Section 8. As of the Effective Date of this Seventh Amendment, pursuant to Section 7.1.2(b) of the Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

     “Section 5.1 General Compensation.

(A)	Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or 2% of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year (subject to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings (subject to adjustments made pursuant to Section 7.1.2). For each Compensation Year beginning with the 1999

12

Compensation Year the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1999 be less $320,000 (subject to adjustment pursuant to Section 7.1.2 hereof), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 hereof, as applicable.”

(B)	In addition to clause (A), Grantee shall pay a surcharge for use of the portion of the LaSalle Street Trolley Tunnel authorized by the City to be used for Additional Distribution Facilities sufficient for cost recovery by the City of pro rata costs of inspecting, maintaining, improving and operating the LaSalle Street Tunnel, such surcharge to be determined in a nondiscriminatory and reasonable fashion among similar users by the Commissioner of the Department of Transportation and the Commissioner of the Department of the Environment. Such surcharge rate or rates shall be published by said departments on an annual basis and provided to Grantee and other users of the LaSalle Street Trolley Tunnel on an annual basis. It is estimated that the initial surcharge for Grantee for use of the LaSalle Street Tunnel for its Additional Distribution Facilities as set forth herein in 1997 shall be $30,000 and shall be paid prior to the issuance of any permits for work in the LaSalle Street Trolley Tunnel. In subsequent years, such surcharge shall be paid within thirty (30) days after notice of

13

the amount thereof has been furnished to Grantee by the City; provided that in the absence of any such notice by January 30 of any Compensation Year, Grantee shall pay the amount equal to that paid for the preceding Compensation Year on or before February 15 of such Compensation Year, subject to retroactive adjustment based on actual notice of such surcharge amount for such Compensation Year.

     Section 9. Pursuant to Section 2 of the Ordinance, Section 15.10 in the Current Agreement is designated as subsection “(A)” “In General” and new subsections (B) through (G) are added to Section 15.10 of the Current Agreement to read in their entirety as follows:

(B)	Environmental Permits.

        1. Grantee must keep current throughout the term of this Agreement, all waste hauling, Special Waste hauling, disposal permits and insurance certificates required by Federal, state, City or other local governmental body or agency pursuant to any Environmental Law, and at the request of the City’s Commissioner of the Department of Environment, show evidence thereof.

        2. When requested by the City’s Commissioner of the Department of the Environment, the Contractor shall submit copies of all hauling permits required by any Environmental Law. Copies of all permits that require periodic renewal must be forwarded to such Commissioner throughout the duration of this Agreement. Non-compliance with this requirement may be cause termination of this Agreement.

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   3. Environmental Records and Reports: Grantee shall be required to prepare and maintain proper, accurate and complete records of accounts of all transactions related to its operation in the Public Ways, including, but not limited to, the following:

a.	Vehicle maintenance records

b.	Safety and accident reports

c.	IEPA or OSHA manifests

d.	Disposal records, including disposal site used, date, truck number and disposal weight.

e.	Permit documentation and all other documentation and transactions pertaining to all Environmental Laws.

(C)	Disposal of Materials, Construction Debris, Soil and Waste.

   1. Grantee shall be responsible for the proper disposal of all materials, construction debris, soil and other waste. Hauling and disposal by a Contractor or subcontractor does not relieve the Grantee from responsibility for proper disposal. Disposal of all materials, construction debris, soil, and other wastes shall be at a disposal site that is properly licensed and permitted to accept the particular materials, construction debris, soil and other wastes delivered to it in accordance with all Environmental Laws. Failure to identify disposal site(s) for materials, construction debris, soil and other wastes or to submit such information when requested by the City’s Commissioner of the Department of the Environment may be cause to terminate the Agreement.

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   2. At the request of the City’s Commissioner of the Department of the Environment, the Grantee shall provide said Commissioner or his/her designated representative with copies of all load tickets, manifests, bills of lading, scale tickets and other pertinent documents. When requested by said Commissioner, Grantee shall provide copies of all permits and/or licenses for the proposed transfer station and/or landfill. In the event that the transfer station and/or landfill proposed for use by the Grantee does not possess the necessary permits and/or licenses to accept the materials, construction debris, soil or other wastes, Grantee will replace the transfer station and/or landfill. If the Grantee disposes of materials, construction debris, soil or other wastes at a site which is not properly permitted, the Grantee shall be responsible for all costs associated with the removal of the waste to a properly licensed/permitted landfill or disposal site.

   3. The Grantee shall accept full responsibility for compliance with all Environmental Laws.

   4. The Grantee shall notify the City’s Commissioner of he Department of the Environment within 24 hours of receipt of any environmental complaints, fines, citations, violations or notices of violation (“Claim”) by any governmental body or regulatory agency against the Grantee by any third party relating to the loading, hauling or disposal of materials, construction debris, soil or other wastes in connection with its District Cooling System. The Grantee will provide evidence to the Commissioner that any such Claim has been addressed to the satisfaction of the issuer or initiator of any such Claim.

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         5. Grantee shall provide the City with reasonable prior written notice of any community meetings, media involvement or media coverage related to the loading, hauling or disposal of materials, construction debris, soil and other wastes related to its District Cooling System in which Grantee is asked to participate.

         6. Non-compliance with these terms and conditions may be used by the City as grounds for termination of this Agreement.

(D)	Equipment and Environmental Control During Transport. Grantee shall haul materials, construction debris, soil and other wastes in vehicles and/or containers complying with all applicable Environmental Laws. All equipment used to transfer materials, construction debris, soil and other wastes shall be designed to prevent spillage during the hauling operation. Grantee’s equipment shall fully comply with all City, state and federal regulations, laws and ordinances pertaining to size, load weight, safety and any Environmental Laws.”

(E)	Indemnification. Grantee acknowledges that 6.11 of this Agreement applies to any violation of Environmental Laws by Grantee or its contractors.

(F)	Environmental Controls. Contractor shall comply with all Environmental Laws with respect to the elimination of excessive noise and pollution of air and water due to its construction and other operations. Grantee shall minimize the noise of heavy construction equipment and control the dust,

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smoke and fumes from construction equipment and other operations in work sites and in city streets and properties, in accordance with ordinances of the City and orders of City departments. Grantee shall not discharge oily, greasy chemical, hazardous or toxic wastes into waterways and City sewers.

(G)	Hazardous Materials

     (a) In the event that Grantee while working within the Authorized Routes encounters asbestos or toxic or hazardous materials not caused by or introduced by Grantee or its Contractor or subcontractor, Contractor shall, before disturbing such materials, immediately notify the Commissioner of the Department of the Environment of the location and apparent location thereof, and as to whether it is feasible to re-route wiring or other work so as to avoid such materials. If such re-routing is feasible Grantee shall do so at no cost to the City. To the extent that Grantee exacerbates any existing environmental condition. Grantee shall be liable for any additional cost of abatement so caused by Grantee’s activities.

     (b) If such re-routing or avoidance is not feasible in the judgment of said Commissioner, and such material must be disturbed or relocated to complete such work, then Grantee shall perform or cause one or more of its Contractors or subcontractors (including, if necessary, a new, specialized subcontractor then retained with the consent and approval of the City for such purpose) to perform such abatement, containment, treatment or removal and disposal of such materials as may be required by law, subject to the provisions of paragraph (C) of this Section.

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     (c) In the undertaking of such abatement, treatment, containment, removal or disposition, Grantee, or such person employed by Grantee:

(i)	shall notify said Commissioner at least 72 hours prior to the start of removal and disposal of any hazardous materials;

(ii)	shall be certified as a hazardous materials removal firm by the Environmental Protection Agency and all state or local agencies;

(iii)	shall carry such insurance coverage as may be required by the City’s Department of Risk Management naming the City as an additional insured; and

(iv)	shall provide such indemnification and documentation as required by said Commissioner.

     (d) Notwithstanding the foregoing, the City may elect to undertake all or any part of such abatement, treatment, containment, removal and disposal directly or through one or more specialized contractors which it may elect to retain for such purpose prior to any abatement by Grantee.”

     Section 10. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for

19

the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 11. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILKS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/I-1 et seq. (1994 State Bar Edition.

     Section 12. It shall be the duty of Grantee, all contractors, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 13. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 14. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 15. Except as expressly modified in this Seventh Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain

20

unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Seventh Amendment, all defined terns in the Agreement are used in the Seventh Amendment with the same meaning that such terms have in the Current Agreement.

     IN WITNESS WHEREOF, the City has caused this Seventh Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO
By:	By:
/s/ James J. Laski		/s/ [ILLEGIBLE]
TITLE: City Clerk		TITLE:	Commissioner of the
Department of Environment

Reviewed as to form and legality:
By:
/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
Assistant Corporation Counsel		TITLE:	Director of the
Department of Revenue

By:
/s/ [ILLEGIBLE]
		TITLE:	Commissioner of the
Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:
/s/ Mamie Takagi		/s/ [ILLEGIBLE]
		TITLE:	President

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

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Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

2

EXHIBIT 2

EXHIBIT 3

EXHIBIT

3

SITE 6
SITE 13
SITE 12
RIVER
CHICAGO
WACKER DR.
SITE 10
DWG NO. 5409G-701
SITES 8&9
E. SOUTH WATER
E. LAKE ST.
E. RANDOLPH ST.
WASHINGTON BV.
MADISON ST.
MONROE ST.
ADAMS ST.
JACKSON BV.
VAN BUREN ST.
CONGRESS PW.
HARRISON ST.
BALBO DR.
E. 8TH ST.
N. MICHIGAN AV.
S. MICHIGAN AV.
S. LAKE SHORE DR.
W. QUINCY ST.
LA SALLE ST.
CLARK ST.
DEARBORN ST.
STATE
BRANCH

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

MUNICIPAL CODE OF CHICAGO – CHAPTER 10-20

Section Number:	Page Number:

ARTICLE I. OPENINGS, CONSTRUCTION AND REPAIR IN PUBLIC WAYS.	3

10-20-100 License	3
10-20-105 License application	3
10-20-110 License renewal	4
10-20-115 Insurance required for license	4
10-20-120 Letter of credit required for license	4
10-20-125 Letter of credit-Conditions for draw	4
10-20-130 License suspension	6
10-20-135 License revocation	6
10-20-140 Suspension or revocation-procedure and scope	6
10-20-145 License violations—Penalty	6
10-20-150 Permit-Fees-Issuance	7
10-20-155 Pavement restoration	8
10-20-160 Tearing up public ways	9
10-20-165 Definitions	9

ARTICLE II. UNDERGROUND TRANSMITTING DEVICES	10

10-20-200 Tunneling-Permit	10
10-20-205 Underground work in streets to be improved	10
10-20-210 Construction of conduit system	11
10-20-215 Plans for conduit system	11
10-20-220 Materials and cost of conduit system	12
10-20-225 Violation-Penalty	12

ARTICLE III. PRIVATE PAVING	12

10-20-300 Board of Local Improvements authorization	12
10-20-305 Notice	12

ARTICLE IV. DRIVEWAYS	12

10-20-400 Supervision	12
10-20-405 Use of public way permit required	12
10-20-410 Insurance required	13
10-20-415 Application-Insurance-Notice-Appeal	13
10-20-420 Permit classes and fees	14
10-20-425 Plans and specifications	15
10-20-430 Commercial driveway permits	15
10-20-435 Alley access to parking structure permitted when	15
10-20-440 Construction	15

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

Section Number:	Page Number:
10-20-445 Permits-Revocation	16
10-20-450 Violation-Penalty	16

ARTICLE V. STREET CURBS AND SIDEWALKS	16

10-20-500 Curb alignment	16
10-20-505 Construction specifications	16
10-20-510 Nonstandard surface material	17
10-20-515 Nameplates	17
10-20-520 Sidewalk line	17
10-20-525 Curbing	18
10-20-530 Width of sidewalk	18
10-20-535 Level of sidewalk	18
10-20-540 Grade	18
10-20-545 Sidewalk ramps	19
10-20-550 Slope	19
10-20-555 Violation-Penalty	19

ARTICLE VI. BARRICADES	19

10-20-600 Barricade for new pavement	19
10-20-605 Barricade of street openings and obstructions	20
10-20-610 Warning lights	20
10-20-615 Liability for damages	20

ARTICLE VII. VIADUCTS	20

10-20-700 Definition	20
10-20-705 License and permit required	20
10-20-710 Specifications and plans	21
10-20-715 Violation-Penalty	21

ARTICLE VIII. MISCELLANEOUS	21

10-20-800 Violation-Penalty	21
10-20-805 Enforcement of provisions	21
10-20-810 Authority to cite	21
10-20-815 License and permit not exclusive	21
10-20-820 Permittee responsible for agent	21

AMENDMENTS TO CONFORM OTHER PROVISIONS TO ORDINANCE	22

13-32-090 Driveway permit requirements	22
13-40-130 Tanks for flammable liquids	22

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

ARTICLE I. OPENINGS, CONSTRUCTION AND REPAIR IN PUBLIC WAYS

10-20-100 License.

     a. No person shall make an opening in, or construct or repair any pavement in, any public way or other public place pursuant to this chapter unless that person holds a public way work license as required by this article. The public way work permit required by this article to make an opening in, or construct or repair any pavement in, any public way or other public place shall only be issued to a person holding such a license. Before the department of transportation issues any such permit, the department of transportation shall first require proof that the permit applicant holds such a license. Such a license shall be effective for one calendar year, and the fee for such a license shall be $125.00. Such a license may be issued at any time during a calendar year, but shall be effective only for the calendar year in which it is issued. The commissioner of transportation is hereby authorized to issue such a license and is authorized to promulgate regulations relating to such a license, including but not limited to terms and conditions for the issuance, maintenance and renewal of the license, the scope of work that may be performed under the license, and terms and conditions applicable to the insurance and letter of credit required by this article.

     b. The public way work license specified in this section shall not be required for the placement, planting, cultivation, maintenance or removal of any tree, shrub, flower, sod or other plant material in the public way.

     c. The public way work license specified in this section shall not be required of a government agency.

10-20-105 License application.

     a. The application for the public way work license required by this article shall be made in writing to the commissioner of transportation on a form provided for that purpose and shall require the signature of the license applicant. The commissioner of transportation shall be the custodian of all such applications.

     b. Every application for such a license shall contain, in addition to such other information as the commissioner of transportation may require, the name of the person desiring the license and the place of business of such applicant, as well as the names, residence (or, if not a natural person, business) addresses, social security numbers (or tax identification numbers or other government identification numbers acceptable to the commissioner of transportation), and percentages of ownership interest of all substantial owners of the applicant.

     c. Every application for such a license shall provide that, as a condition for receiving the license, the applicant shall indemnify, save and keep harmless the city from any and all loss, cost, damage, expense or liability of any kind whatsoever which the city may suffer, or which the city may be put to, or which may be recovered from the city, from or on account of the issuance of such license, or from or on account of any act or thing done by virtue of the authority given in such license, or for any damage, loss or expense to any person caused by the tearing up, constructing, repairing or removing of such public way or part thereof, whether or not performed pursuant to a valid license.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

     d. The willful misstatement or omission of any material information required by the license application process shall be grounds for revocation of the license for a period of up to three years.

10-20-110 License renewal.

     a. The commissioner of transportation may renew the public way work license required by this article at the beginning of a new license period upon proper application and payment of a renewal fee of $125.00. Prior to renewal, all licensees and substantial owners shall provide the commissioner of transportation with the following information: the names, addresses, government identification numbers and percentages of interest required in the initial license application by this article or, where such information already has been provided in a license application, any new information necessary to make such information current and accurate.

     b. The willful misstatement or omission of any material information required by the license renewal process shall be grounds for revocation of the license for a period of up to three years.

10-20-115 Insurance required for license.

     No public way work license shall be issued pursuant to this article until the applicant for such license shall first have presented to the commissioner of transportation proof of insurance against any liability, loss or claim arising out of the issuance of the license, or out of work performed pursuant to the license. Such insurance shall be issued by an insurer authorized to do business in Illinois, shall be in an amount no less than $1,000,000.00 per occurrence and shall name the city of Chicago, its officers, employees and agents as additional insured. The insurance policy shall provide for 30 days’ written notice to the commissioner of transportation prior to any lapse, cancellation or change in coverage. The insurance shall be maintained in effect at all times during the term of the license. The commissioner of transportation in his or her discretion may require, instead of such insurance, any alternative form of indemnity, protection or security that he or she deems necessary to accomplish the above-described purposes.

10-20-120 Letter of credit required for license.

     The public way work license required by this article shall be issued only after the prospective licensee shows proof to the commissioner of transportation of having established an irrevocable letter of credit for the benefit of the city of Chicago, in an amount and for a duration to be established in regulations promulgated by the commissioner of transportation, such letter of credit to be maintained in conjunction with the license and any renewals. A licensee shall bear the costs of establishing, maintaining and renewing such letter of credit, and shall bear any costs associated with a draw upon the letter of credit.

10-20-125 Letter of credit — Conditions for draw.

a.	Upon the happening of all three of the following numbered subparagraphs:

(1)	the amount of any restoration fee assessed pursuant to this article is insufficient to cover the cost of restoring the bituminous surface, or a licensee fails to restore the pavement or other materials in accordance with the standards and requirements of this article and other applicable provisions of this code, or any damage is done to

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

any underground work or connections, or otherwise, any of which will require the city of Chicago to make expenditures to correct the problem or problems; and

(2)	the commissioner of transportation provides notice of the problem or problems described in subsection (a) (1) of this section to that licensee by certified mail; and

(3)	after receiving notice, the licensee does not remit funds sufficient to cover the deficiency in restoration fee or the city of Chicago’s required expenditures within 45 days of receipt of the notice, or does not correct the problem or problems within a time period specified by the commissioner of transportation;

then the commissioner of transportation may draw upon that licensee’s letter of credit in such amounts as are sufficient to cover the deficiency, or cover the city of Chicago’s cost of correcting the problem or problems, in accordance with the standards and requirements of this article and other applicable provisions of this code. In the event such a draw results in insufficient funds, the director of revenue shall collect the amount of the shortfall from that licensee.

b.	Upon the happening of all four of the following numbered subparagraphs:

(1)	the commissioner of transportation determines that a licensee has failed to restore the pavement or other materials in accordance with the standards and requirements of this article and other applicable provisions of this code, and that such failure to restore or improper restoration has resulted in a dangerous condition that poses an imminent threat to the safety of pedestrians, motorists, or others on or near the public way; and

(2)	after determining that the licensee is unable to immediately eliminate the dangerous condition, the commissioner of transportation eliminates the dangerous condition; and

(3)	the commissioner of transportation notifies the licensee, by certified mail, of the problem or problems described in subsection (b) (1) of this section, and of the action taken by or on behalf of the department of transportation, and in the notification demands that the licensee reimburse the department of transportation for the funds expended to eliminate the dangerous condition; and

(4)	after receiving notice, that licensee does not remit the demanded funds within 45 days of receipt of the notice;

then the commissioner of transportation may draw upon that licensee’s letter of credit in such amounts as are sufficient to cover the city of Chicago’s cost of correcting the problem or problems in accordance with the standards and requirements of this article and other applicable provisions of this code. In the event such a draw results in insufficient funds, the director of revenue shall collect the amount of the shortfall from that licensee.

     c. The commissioner of transportation may in his or her discretion apply the procedures set forth in this section, either simultaneously or sequentially, to any one or more licensees either holding, or performing work pursuant to, a permit issued pursuant to this article.

     d. The city of Chicago shall have the right, but not the obligation, to arrange for or carry out any restoration, repairs or other work pursuant to this section or other applicable provision of this chapter, and any action taken by the city of Chicago in arranging for or carrying out any such restoration, repairs or other work shall not relieve a licensee of liability for, or diminish a licensee’s liability for, any condition created by, or created as a result of the acts or omissions of, the licensee.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

10-20-130 License suspension.

     In addition to any other penalties that may be imposed under applicable law, a public way work license issued pursuant to this article may be suspended for a period of up to six months if:

(1)	a licensee’s insurance or letter of credit required by this article is cancelled or is allowed to expire or otherwise lapse and such cancellation, expiration or lapse is not promptly remedied upon written notice sent by certified mail to that licensee; or

(2)	the commissioner of transportation is required to draw upon a licensee’s letter of credit pursuant to this article; or

(3)	the commissioner of transportation receives notification from any city board, commission, department or other city agency that another city-issued license held by the licensee has been suspended or revoked; or

(4)	a licensee is repeatedly issued either a notice provided for in section 10-20-125 of this article, or a citation pursuant to this article, or any combination of notices and citations, within a license period. The number of notices and/or citations necessary for this subsection to apply shall be set forth in regulations promulgated by the commissioner of transportation. If any one or more of a licensee’s substantial owners was a substantial owner of another licensee during the license period and that other licensee received a notice provided for in section 10-20-125, or a citation pursuant to this article, during that license period, such prior notice or citation shall be included in determining the number of notices or citations received by the current licensee

10-20-135 License revocation.

     In addition to any other penalties that may be imposed under applicable law, a public way work license issued pursuant to this article may be revoked for a period of up to three years if a licensee has their license suspended pursuant to this article three times within a three-year period. If any one or more of a licensee’s substantial owners was a substantial owner of another licensee during the three-year period and that other licensee had their license suspended pursuant to this article during that three-year period, such prior suspension or suspensions shall be included in determining the number of suspensions received by the current licensee.

10-20-140 Suspension or revocation — Procedure and scope.

     a. Proceedings for the suspension or revocation of the public way work license required by this article shall be conducted pursuant to section 4-4-280 of this code, upon referral by the commissioner of transportation.

     b. When a license suspension or license revocation is imposed on a licensee pursuant to any provision of this article, such suspension or revocation shall apply to all substantial owners of that licensee, and no such substantial owner may apply for or be issued, or be an officer, director, member, partner, shareholder, or owner in an entity that applies for or is issued, a public way work license under this article for the duration of such suspension or revocation.

10-20-145 License violations—Penalty.

     a. In addition to any other penalties that may be imposed under applicable law, any person who makes an opening in, or who constructs or repairs any pavement in, any public way or other public place without first obtaining the public way work license required by this article,

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

or who falsifies information in order to obtain such a license, shall be subject to a fine of $500.00 for each day that the opening exists or that the construction or repair is conducted, and shall also be liable to the city of Chicago for any costs incurred by the city in arranging for or carrying out any restoration, repairs or other work necessitated by the acts or omissions of such person. The city of Chicago shall have the right, but not the obligation, to arrange for or carry out any restoration, repairs or other work pursuant to this section or other applicable provision of this chapter, and any action taken by the city of Chicago in arranging for or carrying out any such restoration, repairs or other work shall not relieve such person of liability for, or diminish that person’s liability for, any condition created by, or created as a result of the acts or omissions of, that person.

     b. If a person holding the public way work license required by this article allows the insurance or letter of credit required in conjunction with such license to be cancelled or to expire or otherwise lapse for more than 30 days during the period that such insurance or letter of credit is required to be in full effect, the license will be rendered void and the person must reapply for a new license and pay a new license fee in order to be considered for a valid license.

10-20-150 Permit — Fees — Issuance.

     a. It shall be unlawful for any person to make an opening in, or to construct or repair any pavement in, any public way or other public place without first obtaining a public way work permit from the commissioner of transportation; provided, however, that any such opening, construction or repair may be performed by a person holding the public way work license required by this article, who is not a permittee under this section but who is acting as subcontractor for, or otherwise acting under instructions from, as agent for, on behalf of, or in concert with, a permittee under this section. A permit fee shall be required for creating any opening in, or for constructing or repairing any pavement in, the public way. The permit fee for creating a pavement opening and for pavement construction or repair shall be $110.00 for each such opening to be created or each such construction or repair project prior to January 1, 1994. The permit fee for creating an opening, or for construction or repair, in any parkway or unimproved portion of the public way shall be $30.00 for each such opening to be created, or each such construction or repair project conducted, prior to January 1, 1994. All permit fees required under this section shall be increased by five percent per annum beginning January 1, 1994. The fee for any permit issued during the time periods specified in subsection (b) of this section shall be twice the normal fee.

     The foregoing fees, however, shall not be required of any person who has been granted the right to use the public way pursuant to a franchise ordinance approved by the city council and which franchise ordinance specifically prohibits the imposition of such fees in addition to the compensation to be received by the city pursuant to the franchise ordinance.

     b. No permit shall be issued for opening or repairing any pavement that has been newly constructed or reconstructed after January 1, 1994, for a period of seven years after completion of the construction or reconstruction, unless the commissioner of transportation determines that circumstances warrant opening or repair of such pavement. No permit shall be issued for the opening or repair of pavement that has been resurfaced after January 1, 1994, within three years after completion of the repaving, unless the commissioner of transportation determines that circumstances warrant opening or repair of such pavement. Any person who opens or repairs a newly constructed, reconstructed or resurfaced pavement without a permit within the time period specified herein, or who falsifies information in order to obtain a permit

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

for such work, shall be subject to a fine of $500.00 for each day that the opening exists or that the repair is conducted.

     c. It shall be a condition of any permit for the opening of, or the construction or repair of, any public way or other public place that the permit applicant shall agree to restore the pavement or other materials in accordance with public way restoration standards. These standards shall be in the form of regulations promulgated by the commissioner of transportation.

     d. In addition to the other limitations on the issuance of permits described in this chapter, the commissioner of transportation shall not issue any permit for the opening of, or the construction or repair of, any public way or public place until he or she shall have been fully advised of the time, place and character of such opening, construction or repair and the purpose thereof. The commissioner of transportation may require that applications for permits be accompanied by a plat or pencil tracing or sketch showing the location, character and dimensions of any proposed openings for the installation of new work, or the location and character of any alterations involving changes in the location of pipes, conduits, wires or other conductors, or proof of compliance with the insurance, letter of credit, or other license requirements of this article.

     e. Before a permit that contemplates the breaking or other disturbance of a bituminous surface shall be granted to open, or conduct construction or repair on, any public way or public place for any purpose, the permit applicant shall as part of the application either (1) commit to restoring the bituminous surface after completion of the work and restoration of the pavement, or (2) request that the city of Chicago restore the bituminous surface after completion of the work and restoration of the pavement. If the applicant selects option (2), the commissioner of transportation shall assess the applicant a restoration fee sufficient to cover the city of Chicago’s cost to restore the bituminous surface. This restoration fee shall be calculated on a per-square-yard basis, based on current construction costs established through average bid prices in the city of Chicago. In the event that the city of Chicago’s cost to restore the bituminous surface is less than the restoration fee, the amount of the surplus shall be returned to the permittee.

     f. In order for a permit to be issued, the director of revenue shall collect the amount of both the permit fee and any applicable restoration fee. Where the opening, construction or repair is required to perform underground work to facilitate a city or state project or the repair of damage caused by city forces, the payment of permit fees shall be waived.

     g. The permit specified in this section shall not be required for the placement, planting, cultivation, maintenance or removal of any tree, shrub, flower, sod or other plant material in the public way

10-20-155 Pavement restoration.

     a. All work done under authority of the permit required by this article shall be inspected by a field service specialist designated by the commissioner of transportation.

     b. Immediately after the completion of the work done pursuant to the permit, the permittee shall forthwith restore any pavement or other materials displaced by reason of the work, and shall restore the surface of any public way or other public place which may be opened or otherwise disturbed; provided, however, that a permittee shall only be obliged to restore a bituminous surface if the permittee has not remitted to the director of revenue the restoration fee assessed pursuant to this article. All of this work shall be done to the satisfaction of the

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

commissioner of transportation, in accordance with public way restoration standards. These standards shall be in the form of regulations promulgated by the commissioner of transportation.

     c. Any permittee who fails to restore the pavement or other materials and the non-bituminous surface and, if applicable, the bituminous surface, of any public way or other public place, as required in subsection (b), by the time established by the commissioner of transportation shall be subject to a fine of $500.00 for each day that such failure continues, and shall also be liable to the city of Chicago for any costs incurred by the city in arranging for or carrying out any such restoration upon expiration of the relevant deadline. The city of Chicago shall have the right, but not the obligation, to arrange for or carry out any such restoration upon expiration of the relevant deadline, and any action taken by the city of Chicago in arranging for or carrying out any such restoration pursuant to this section or other applicable provision of this chapter shall not relieve a permittee of liability for, or diminish a permittee’s liability for, any condition created by, or created as a result of the acts or omissions of, the permittee.

     d. The insurance and letter of credit protections of this article shall apply to any amounts levied or incurred by the city of Chicago pursuant to this section.

10-20-160 Tearing up public ways.

     Unless a specific penalty is otherwise provided, any person who shall injure or tear up any pavement, side or crosswalk, or any part thereof, dig any hole, ditch or drain in, or dig or remove any sod, stone, earth, sand or gravel from any public way or public ground in the city without having first obtained the necessary permit from the commissioner of transportation, or who violates the terms or conditions of a permit for such work, shall be subject to a penalty for each offense of not less than $200.00 nor more than $500.00.

10-20-165 Definitions.

     For purposes of this article, the following definitions shall apply:

     A “person” or “persons” who apply for or hold the public way work license or the public way work permit required by this article shall include individuals, sole proprietorships, partnerships, limited partnerships, firms, limited liability companies and corporations.

     The term “restore” shall mean restoration or replacement of the pavement, components of pavement, or other materials to at least the condition that the pavement, components of pavement, or other materials were in before the work contemplated by this article was commenced.

     A “substantial owner” means any person or entity holding a twenty-five percent (25%) or greater ownership interest in any firm, partnership, limited partnership, corporation or limited liability company; provided, however, that where no person or entity holds such an ownership interest, substantial owner shall mean each of the four persons or entities with the largest ownership interests; provided further, that with regard to an individual or sole proprietorship, substantial owner means that individual or sole proprietorship.

ARTICLE II.         UNDERGROUND TRANSMITTING DEVICES

10-20-200 Tunneling-Permit.

     No person shall, without a permit in writing from the commissioner of transportation, place any shaft, cable, pipe, main, conduit, wire or other transmitting or conducting device underneath the surface of any public way in the city by driving the same through the earth

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

underneath the surface of any such public way, or by boring or tunneling under any such public way.

     Any person may tunnel under stone or concrete sidewalks which do not exceed six feet in width for the purpose of installing sewer drains not to exceed six inches in diameter; provided, that a permit in writing shall be obtained from the commissioner of transportation for such purpose.

     The commissioner of transportation is authorized to remove or cut out all shafts, cables, pipes, mains, conduits, tubes, wires or other transmitting or conducting devices at any time laid or placed underneath the surface of any public way in violation of the provisions of this section.

10-20-205 Underground work in streets to be improved.

     If any person desires to lay any pipes, conduits, tunnels, wires or conductors or do any other underground work in any street which is to be improved by special assessment, such person shall lay such pipes, conduits, tunnels, wires or conductors and install such other underground work within 45 days after the confirmation of the assessment for the paving of such street in case such assessment is confirmed during the months of June or July, and if such assessment is confirmed during any other month, such pipes, conduits, tunnels, wires or conductors shall be laid and such other underground work installed within 60 days after the date of confirmation of such assessment; provided, however, that where such assessment is confirmed during the months of November, December, January and February, such period of 60 days shall be computed from the first day of March following; and provided, further, that whenever the public necessities require it, the commissioner of transportation may, in his discretion, grant to such person a period of time, not to exceed 15 days, in addition to said periods of 45 days and 60 days hereinbefore prescribed, within which to lay such pipes, conduits, tunnels, wires or conductors and install such other underground work. If such street be improved by any other method than by special assessment, such pipes, conduits, tunnels, wires or conductors shall be laid and other contemplated underground work shall be installed before the date of the completion of such improvement.

     If such pipes, conduits, tunnels, wires or conductors are not laid, or if such other underground work is not done, within the time aforesaid, then, and in such event, such person shall, except as hereinafter provided, lay or do the same between the lot and curb lines or in the nearest alley contiguous to such paved street during the period of five years from and after the date of the acceptance of such improvement in such street by the proper authorities of the city; provided, that nothing herein contained shall preclude:

     a. The laying of service pipes, service conduits, service wires or service conductors used in connecting lots abutting on such street with the pipes, conduits, wires or conductors laid longitudinally in such streets.

     b. The repairs to pipes, conduits, tunnels, wires or conductors or to service pipes, service conduits, service wires or service conductors in such streets.

     c. The laying of pipes, conduits, tunnels, wires or conductors, or the doing of any other underground work in that portion of such street which lies between and opposite the entrance to any alley in which such pipes, conduits, tunnels, wires or conductors are laid, or in that portion of any street which intersects or crosses another street.

     d. The doing of any underground work in such portion of any street that is not paralleled by an alley within 250 feet from either side thereof and where the space, unobstructed

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

by trees or other underground work, between the lot and curb lines, is less than four feet in width.

     e. The prompt and complete compliance on the part of the various transportation and street railway companies with the obligations and conditions imposed upon such several companies by the terms of the ordinances under and by virtue of which each of them claims the right of operating cars within the city, and nothing herein contained shall be construed as a waiver, restriction or granting of any right or as applying to the right-of-way of such several companies, as defined in said ordinances, so long as each right-of-way is paved, maintained and kept in good repair, as in said ordinances provided.

     In no event shall the space between the lot line and the curb in any block in which there is in such space any excavation of any character, be used for the installation of any underground work, excepting service pipes, service conduits or service conductors.

10-20-210 Construction of conduit system.

     When poles and wires are to be removed from any street, the person maintaining such poles or wires shall, upon notice from the commissioner of transportation, install the necessary conduits for his wires and appliances in the manner hereinafter provided.

     A combination conduit system shall be constructed consisting of such duct space as may be required by each person, the ducts for each to terminate in a separate manhole to which no one except such person’s own employees shall have access. Only such persons as have an express grant from the city council authorizing a conduit system shall have the right to duct space.

     A conduit in any street may be constructed by any one of the persons requiring duct space, but the option of constructing such conduit shall be with the person requiring the most space and paying the largest proportion of the cost.

10-20-215 Plans for conduit system.

     When a conduit system is decided upon for a street, or a part thereof, plans shall be drawn showing the construction in detail, exact space occupied, and location in the street. The plans must be approved by the majority of those requiring space in the conduit, and must also be approved by the commissioner of transportation or someone authorized by him to approve the plans.

     A standard form of construction shall be adopted and approved by the commissioner of transportation and such standard construction shall be followed wherever conditions will permit.

10-20-220 Materials and cost of conduit system.

     Conduits shall be constructed of some approved form of clay sections which will admit of varying the number of ducts as conditions may require and maintain a uniform construction on all streets. The exact character of the material used shall be decided upon by such persons as are to occupy a part of such conduit space. Should they fail to agree, the commissioner of transportation shall designate what material and class of construction shall be used, and his decision shall be final.

     The cost of constructing the conduits shall be divided pro rata per duct foot of space required, and where individual lateral connections are required, the entire cost of such laterals shall be paid for by the person requiring them.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

10-20-225 Violation-Penalty.

     Every person violating any of the provisions of the foregoing sections or applicable regulations relating to underground work shall be fined not less than $50.00 nor more than $500.00 for each offense.

ARTICLE III.        PRIVATE PAVING

10-20-300 Board of Local Improvements authorization.

     No person shall build, construct or lay a pavement by private contract on any public way in the city, unless he first shall have made application to the board of local improvements and otherwise complied with the licensing and permitting requirements of this chapter.

     Before such permit is issued, the said applicant shall deposit with the board of local improvements a sum sufficient to cover the estimated cost of engineering, inspection, supervision and other services. Against such deposit, charges shall be made by the board of local improvements for such services as may be required from time to time at such rates as will correspond to those established by the city council for similar services. Nothing in this section shall be held to apply to pavements laid by special assessment or special taxation.

10-20-305 Notice.

     Upon the issuing of any permit authorizing the pavement of any public way by private contract, it shall be the duty of the person to whom such permit is issued to notify the board of local improvements of the time of the commencement of such work. No work shall be done under such permit until directed by the board of local improvements.

ARTICLE IV.        DRIVEWAYS

10-20-400 Supervision.

     The authorization for, and issuance of, a use of public way permit for driveways shall be under the direction and supervision of the director of revenue, and the location and construction of the same shall be in accordance with the plans and specifications as approved by said director.

10-20-405 Use of public way permit required.

     No person shall hereafter establish or maintain any driveway over, across, or upon any public sidewalk or public parkway without first obtaining a use of public way permit from the director of revenue as hereinafter provided.

10-20-410 Insurance required.

     No use of public way permit for a driveway shall be issued until written application therefor has been made to the director of revenue and the certificate of insurance herein provided for has been filed with said director.

10-20-415 Application–Insurance–Notice–Appeal.

     a. Application in writing for a use of public way permit for a driveway shall be made to the director of revenue on forms prescribed by said director, and shall contain the name and address of the person making application, the use of the property with which the proposed driveway is to be connected, and whether in the building thereof it will be necessary to cut down or alter the street curb or elevate or depress the existing grade of sidewalks or parkways, and a

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

sketch showing the proposed location and dimensions of such driveway, the location of adjacent streets and alleys, and any other driveways connected with the property. An application shall be approved and a permit issued only upon a determination of the director of revenue, upon consultation with the following departments, that the driveway will not (1) create undue safety hazards in the use of the street, parkway or sidewalk by vehicular or pedestrian traffic, nor (2) impede the safe and efficient flow of traffic upon the streets and sidewalks adjoining the property for which the driveway is proposed, and upon his or her determination that the existing and proposed use of the property to be connected by said driveway is in all respects in conformity with existing traffic, zoning, and building ordinances. The director of revenue shall refer applications (1) to the department of transportation for investigation and report on the traffic aspects incident to such determination, (2) to the zoning administrator for review and advice as to the zoning and building aspects incident to such determination, (3) to the commissioner of sewers for review and advice as to the drainage structure, manhole and sewer aspects incident to such determination, (4) to the bureau of electricity in the department of streets and sanitation for review and advice with regard to the underground equipment and street lighting aspects incident to such determination, and (5) to the commissioner of water for review and advice with regard to the hydrant and water control valve aspects incident to such determination. In the event that the construction of the driveway will require the city of Chicago to incur costs in making modifications to, over, or under the public way, the applicant shall be provided with an estimate of such costs, and no use of public way permit for a driveway shall be issued until the applicant has first paid to the city of Chicago the amount of the estimate. In the event that the city of Chicago’s cost to make such modifications is less than the estimate, the amount of the surplus shall be returned to the permittee. In the event that the city of Chicago’s cost to make such modifications is greater than the estimate, the director of revenue is authorized to assess the permittee for the amount of the deficiency.

     b. Plans and specifications of such driveway, in accordance with standard specifications established by the commissioner of transportation, shall be submitted to the director of revenue and shall be accompanied by proof of insurance against any liability, loss or claim arising out of the issuance of the permit, or out of the permitted disturbance of the public way or part thereof. Such insurance shall be issued by an insurer authorized to do business in Illinois, shall name the city of Chicago, its officers, employees and agents as additional insured, and shall be in an amount no less than $250,000.00 per occurrence for a Class A use of public way permit (as defined in section 10-20-420), and in an amount no less than $1,000,000.00 per occurrence for a Class B use of public way permit (as defined in section 10-20-420). The insurance policy shall be kept in force throughout the life of said permit, and if at any time during the life of said permit said insurance shall not be in full force, then the authority and privileges herein granted shall thereupon cease. With respect to a Class B use of public way permit (as defined in section 10-20-420), the insurance policy shall provide for written notice to the director of revenue within 30 days of any lapse, cancellation or change in coverage. The director of revenue in his or her discretion may require, instead of such insurance, any alternative form of indemnity, protection or security that he or she deems necessary to accomplish the above-described purposes.

     c. Every application for a use of public way permit for a driveway shall provide that, as a condition for receiving the permit, the applicant shall indemnify, keep and save harmless the city against all liabilities, judgments, costs, damages and expenses which may in any way come against said city in consequence of the granting of said permit, or which may accrue against, be

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

charged to, or recovered from said city from, or by reason, or on account of any act or thing done by the grantee by virtue of the authority given in said permit, or by reason or on account of any defect in the construction or design of said driveway or by reason or on account of the failure to maintain said driveway in good condition and repair and free and clear of snow, ice or obstruction of any kind.

     d. Prior to issuing a use of public way permit for a driveway, the director of revenue shall give 20 days’ written notice of the proposed issuance of the permit to the alderman of the ward in which the proposed driveway is to be located and no permit shall be valid unless such notice is delivered; provided, however, that the affidavit of the director of revenue showing delivery of such notice to such alderman in person or by mailing to such address as the alderman may have filed with the city clerk, shall be conclusive evidence of delivery of such notice.

     If the director of revenue shall refuse to grant a driveway permit, the applicant may appeal to the mayor. Such appeal shall be made within 20 days after the director of revenue sends written notice of such refusal to the applicant. Upon written notice by the applicant, the director of revenue shall transmit to the mayor the application and all other relevant papers and data. The mayor may then approve the application and issue such permit only if he makes the determination hereinbefore provided for the issuance of such driveway permit. A final administrative decision of the mayor hereunder shall be subject to judicial review as provided by law.

     e. The director of revenue is hereby authorized and directed to refuse applications for driveway permits in all cases where frontage consents are required until such time as proof is made of the filing of said frontage consents with the zoning administrator.

10-20-420 Permit classes and fees.

     Permit classes and fees for the establishment and maintenance of driveways under this article shall be as follows:

Class A	$10.00

Residential – not to exceed
4 apartments

Class B	$68.00 for driveways up
to 25 feet wide.

$75.00 for driveways over
25 feet wide.
Residential – over 4 apartments;
Commercial

     For each driveway now or hereafter maintained there shall be paid for each calendar year following the year in which the permit fee required above has been paid, an annual fee in the amount of $68.00 for driveways up to 25 feet in width, and $75.00 for driveways in excess of 25 feet, except for residential structures not exceeding four units, and for any place used exclusively for charitable, educational or religious purposes, which shall be exempt from payment of the inspection fee.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

10-20-425 Plans and specifications.

     No use of public way permit shall be issued for any driveway until plans indicating location and configuration and specifications therefor have been submitted to and approved by the director of revenue, who may refer said plans and specifications to the commissioner of transportation or other appropriate department for review and advice. No alteration or change from the terms of said permit shall be made without the written consent thereto of said director.

10-20-430 Commercial driveway permits.

     All commercial driveway permits are subject to immediate revocation and driveways closed and ordered removed at owner’s expense unless the permit holder complies with the following requirements:

     a. All property requiring a commercial driveway permit must have a physical barrier to prevent alley access, unless exempted by the city council.

     b. This physical barrier must be erected within 60 days after issuance of a permit, and shall either be a steel guardrail constructed in compliance with this code, or other barrier (except wheel stops) approved by the director of revenue upon consultation with the department of transportation.

10-20-435 Alley access to parking structure permitted when.

     No alley access shall be permitted to any parking lot or garage if the capacity at that lot or garage is in excess of six spaces, unless exempted by a petition of property owners representing 50 percent of the alley property footage, and approved by the city council.

10-20-440 Construction.

     Where driveways are to be built across the sidewalk spaces, unless otherwise expressly authorized they shall conform to the sidewalk grade. Such driveways shall be constructed of concrete eight inches in depth and shall otherwise comply with applicable regulations. Provided, however, that in the case of driveways across viaduct sidewalks or existing residential asphalt driveways, variations of construction and materials to conform to existing condition may be made when approved by the commissioner of transportation.

     No driveway shall be so constructed as to prevent free and unobstructed passage on, over or across the same, or in such a manner as to interfere with the proper drainage and safe grading of the streets. No driveway shall be constructed across intersecting sidewalks. Gradual approaches to the regular sidewalk grade shall be made from the grade of the driveway. The slope of any driveway and the approaches thereto shall not exceed one inch vertical to one foot horizontal nor be less than one-fourth inch vertical to one foot horizontal in any direction, except that the slope from street curb line shall not exceed one inch vertical to one foot horizontal.

10-20-445 Permits–Revocation.

     Use of public way permits required for driveways by this chapter shall contain conditions as follows:

     Said permit may be revoked by the mayor, or by an order passed by the city council and signed by the mayor, at any time without the consent of the grantee, in which case the authority and privileges granted shall thereupon cease and determine; upon the termination by revocation, expiration or otherwise of the authority, rights and privileges granted by said permit, the driveway therein authorized shall be removed and the sidewalk space where the same shall have

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

been located shall be restored to its proper condition to the satisfaction of the commissioner of transportation, so that the said portion of the said sidewalk space used for said driveway shall be safe for public travel and in the same condition as the remaining portion of said sidewalk space, at the sole expense of the grantee therein, without cost or expense of any kind whatsoever to the city; provided, that in the event of the failure, neglect or refusal on the part of said grantee to remove said driveway when directed so to do, the city may proceed to remove same and charge the expense thereof to said grantee.

     Such permits may be revoked by the director of revenue for failure or neglect to comply with the provisions of this chapter.

10-20-450 Violation–Penalty.

     Any person violating any of the provisions of this chapter or applicable regulations concerning driveways shall be fined not less than $50.00 nor more than $500.00 for each offense, unless otherwise specifically provided. A separate and distinct offense shall be held to have been committed each day any person violates any of said provisions.

ARTICLE V.         STREET CURBS AND SIDEWALKS

10-20-500 Curb alignment.

     The curb on each side of the street in each block shall be aligned to a uniform distance from the center line of the vehicular roadway in said block. There shall be no variation from the established curblines in existing streets, except at street intersections where such deviation may be authorized by ordinance when necessary to remove traffic hazards, and in streets which are redesigned as “cul-de-sacs” (short dead-end-streets with vehicular turning areas at their ends).

10-20-505 Construction specifications.

     Except where sidewalks are to be laid in accordance with the provisions of special assessment or special taxation ordinances, it shall be unlawful for any person to construct, lay or rebuild any sidewalk on any portion of the public ways of the city otherwise than in compliance with specifications that the commissioner of transportation shall promulgate and prescribe in regulations. Each day that such sidewalk shall remain so constructed, laid or rebuilt in violation of such specifications shall constitute a separate and distinct offense.

10-20-510 Nonstandard surface material.

     No part of the top or wearing surface of any sidewalk in any public way in the city shall be composed of any nonstandard surface; provided, however, than upon the filing with the commissioner of transportation of (1) proof of insurance against any liability, loss or claim arising by reason or on account of any defect in the construction or design of a sidewalk incorporating a nonstandard surface, or by reason or on account of the failure to maintain said sidewalk in good condition and repair, such insurance to be issued by an insurer authorized to do business in Illinois and in an amount no less than $1,000,000.00 per occurrence, and (2) a maintenance and indemnification agreement in a form satisfactory to the commissioner of transportation, such agreement to be conditioned to indemnify, keep and save harmless the city against all liabilities, judgments, costs, damages and expenses which may in any way come against said city by reason or on account of such construction or of any defect in the construction of said sidewalk or by reason or on account of the failure to maintain said sidewalk in good

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

condition and repair, nothing in this paragraph shall be held to apply to any nonstandard surface approved by the commissioner of transportation. The above-described insurance shall name the city of Chicago, its officers, employees and agents as additional insured, and shall provide for written notice to the commissioner of transportation within 30 days of any lapse, cancellation or change in coverage and shall be kept in force as long as said sidewalk shall exist in the form described in this section, and if at any time while said sidewalk exists in this form, such insurance shall not be in full force, then the authority and privileges herein granted shall thereupon cease. The commissioner of transportation in his or her discretion may require, instead of such insurance, any alternative form of indemnity, protection or security that he or she deems necessary to accomplish the above-described purposes.

10-20-515 Nameplates.

     Before the top or finishing of concrete walks has set, the contractor or person building the walk shall place in such walk in front of each lot or parcel of property a stamp or plate giving the name and address of the contractor or person building the walk and the year in which the work was done. The top of said plate or stamp, which must not cover more than 54 square inches of surface, shall be flush and even with the top of the finished walk, and must be of a permanent character plainly stamped or firmly bedded in the concrete in such a manner that it cannot become loose or be easily removed or defaced.

     Wherever one contractor or person has laid walks in front of three or more adjoining lots or parcels of property in one continuous stretch, one of the above named stamps placed in the walk at each end of said stretch of walk will be sufficient.

10-20-520 Sidewalk line.

     All walks, except full-width walks, shall be laid on a line one foot from the parallel with the lot line, unless otherwise ordered by special ordinance; provided however, that no ordinance for special sidewalk line shall be passed that does not cause uniform alignment of sidewalks on both sides of the street for a distance of not less than 1,200 lineal feet; provided, further, that where a definite sidewalk line is established in a block by cement sidewalks laid prior to the twenty-third day of March, 1904, such line established by the walks already laid shall be followed for the remainder of the block.

10-20-525 Curbing.

     Except as provided in the provisions of this chapter relating to sidewalk ramps, wherever it is necessary to construct curbing or monolithic curb and sidewalk, such construction shall be in compliance with applicable regulations.

10-20-530 Width of sidewalk.

     The space between the street (lot) line and curb line to be reserved for sidewalks shall be of the width herein specified, unless a different width has been, or shall be, fixed by ordinance of the city council. On all streets which are 100 feet in width and upward, 20 feet; on streets 80 feet and less than 100 feet in width, 16 feet; on streets 66 feet and less than 80 feet in width, 14 feet; on streets 60 feet and less than 66 feet in width, 12 feet; on streets 50 feet and less than 60 feet in width, 10 feet; on streets 40 feet and less than 50 feet in width, six feet, and on streets 30 feet and

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

less than 40 feet in width, four feet. The widths herein specified shall be measured from the street (lot) line to the face of the curb nearest the roadway.

     No person shall extend or build any sidewalk beyond the established width of the sidewalk space; and on all streets where open spaces are allowed for planting trees or for grass plots, the same shall not be covered with plank or other material, except such parts and portions of said space as may be allowed to be used for coal vaults or in front of business houses; provided, however, that sidewalks not to exceed two feet in width may be constructed adjoining the curb to permit access to and from vehicles.

10-20-535 Level of sidewalk.

     No part of any sidewalk or sidewalk space shall be taken for private use by lowering or cutting down the same next to the building, or railing off the same by any wooden or iron railing, or by shutting off the public from using the same; and said sidewalk shall not be raised next to the building by constructing a platform of wood, iron, concrete or stone, but said sidewalk shall be built flush up to the building on a uniform grade as herein provided.

10-20-540 Grade.

     The grade for sidewalks shall be established by ordinance of the city council, and a record of the same, accessible to the public, shall be kept on file in the department of transportation. No person shall build or assist in building any sidewalk where no grade has been established by ordinance, or contrary to any grade which may have been or may be established by ordinance, or contrary to any of the provisions of this section. Every day that he shall fail to remove or reconstruct any sidewalk which does not conform to established grade after notice by the commissioner of transportation shall constitute a separate offense.

     All sidewalks heretofore constructed that do not conform to the grade established by ordinance shall be relaid to the proper grade by the owner of the abutting property. Each day he shall fail to relay or reconstruct such sidewalk after notice by the commissioner of transportation shall constitute a separate offense.

     No part or portion of any sidewalk, where the grade has been established, shall be laid or relaid at any different grade or any other level than the adjacent portions of such sidewalk, except as provided in the provisions of this chapter relating to driveways and sidewalk ramps. The person violating this provision shall alter said sidewalk so as to make the same conform to the established grade, and in case he neglects and refuses so to do within a reasonable time it shall be lawful for the department of transportation to alter the same, and the cost and expense of the same shall be paid by such owner and may be recovered from him in an action in the name of the city.

10-20-545 Sidewalk ramps.

     In order to eliminate the barrier that curbs pose to the physically handicapped, all new curbs and sidewalks, and all existing curbs or sidewalks which are a part of any new construction or reconstruction at the intersections of sidewalks and streets, sidewalks and alleys, and at other points of major pedestrian flow, shall comply with the following requirement:

     A ramp with nonslip surface shall be constructed so that the sidewalk and alley, or the sidewalk and street, blend to a common level. Such ramp shall not be less than 36 inches wide and shall not have a slope greater than one inch rise per 12 inches in length. Wherever, because of surrounding buildings or other restrictions, it is impossible to conform the slope with this

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

requirement, the ramp shall contain a slope with as shallow a rise as possible under the circumstances, except however the slope may not exceed a one and one-half inch rise per 12 inches in length.

     Standard details for placement and construction of the ramped sidewalks shall be established by the commissioner of transportation. No person shall construct, build, establish or maintain any ramped sidewalk without otherwise complying with the licensing and permitting requirements of this chapter.

10-20-550 Slope.

     All sidewalks shall be so constructed, except as provided in the provisions of this chapter relating to sidewalk ramps, that when completed the top surface shall coincide with the grade of the space between the curbline and the curblines towards the street line, with a rise of one inch in every three feet.

10-20-555 Violation–Penalty.

     Any person violating any of the provisions of this chapter or applicable regulations on sidewalk construction shall be subject to a penalty of not less than $50.00 nor more than $500.00 for each offense.

ARTICLE VI.         BARRICADES

10-20-600 Barricade for new pavement.

     It shall be lawful for any person employed to pave or repave any street in the city, to place proper obstructions across such street for the purpose of preserving the pavement then newly made or to be made, until the same shall be fit for use.

     All such obstructions shall be removed, by the person that placed them upon the street, as soon as practicable, without notice, or immediately upon order of the commissioner of transportation when he or she shall so direct in writing.

     No person shall, without the consent of the commissioner of transportation, in writing, or without the consent of the person superintending such paving, throw down, displace or remove any such obstruction, under a penalty of not more than $100.00 for every such offense.

10-20-605 Barricade of street openings and obstructions.

     It shall be the duty of every person engaged in digging in any street, or in paving any street, or in building any sewer or drain or trench for water pipes in any of the public streets, under a contract with the city made through any of the departments of the city, or by virtue of any permission which may have been granted by the city council or any department, or either of them, where such work if left exposed would be dangerous to persons traveling on such streets, to erect a fence or railing at such excavations or work in such a manner as to prevent danger to persons who may be traveling such streets, and to continue to maintain such railing or fence until the work shall be completed or the obstruction or danger removed.

     It shall be the duty of such person to place upon such railing or fence, at sunset, suitable and sufficient lights and to keep them burning throughout the night during the performance of such work.

     The provisions of this section shall apply to every person who shall place building materials in any of the public ways; or be engaged in building any vault or constructing any

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

lateral drain from any cellar to any public sewer; or who shall perform any work causing obstructions in the public streets, by virtue of any permit from any executive department; and to all city officers and employees performing any work in behalf of the city whereby obstructions or excavations shall be made in the public ways.

     All railings or fences erected on public ways for the protection of the public shall be erected and maintained to the satisfaction and approval of the commissioner of transportation.

     Any person violating the provisions of this section shall be subject to a penalty of not less than $200.00 nor more than $500.00 for each offense, and every such person shall be deemed guilty of a separate offense for each day that such violation shall continue.

10-20-610 Warning lights.

     Any person having the use of any portion of the public way for the purpose of erecting or repairing any building, or for any other purpose, shall cause two red lights to be placed in a conspicuous place, one at either end of such obstruction, from dusk in the evening until sunrise in the morning, each night during the time such obstruction remains.

10-20-615 Liability for damages.

     In all cases when any person shall perform any of the work mentioned in the preceding section, either under contract with the city or by virtue of permission obtained from the city council or any department of the city in accordance with the provisions of the ordinances of the city, such person shall be answerable for any and every damage which may be occasioned to persons, animals or property, by reason or carelessness in any manner connected with such work.

ARTICLE VII.        VIADUCTS

10-20-700 Definition.

     The term “highway viaduct” is hereby defined as any viaduct used for public highway purposes extending over any railroad track or over any public way or any other public or private property.

10-20-705 License and permit required.

     No person shall construct, reconstruct, or repair any highway viaduct in the city without first complying with the licensing and permitting requirements of this chapter.

10-20-710 Specifications and plans.

     In addition to the licensing and permitting requirements otherwise imposed by this chapter, highway viaducts shall be designed, constructed and erected to the satisfaction of the commissioner of transportation in accordance with printed specifications that he or she shall keep on file and which shall be subject to change from time to time as required, but shall at any time be uniform in application throughout the city.

     Whenever any person shall desire to construct, reconstruct, or repair any such highway viaduct in the city, such person shall first submit to the commissioner of transportation the plan in accordance with which it is proposed to so construct, reconstruct or repair such viaduct, and no permit may be issued for such work unless the commissioner of transportation finds that such plan complies with the terms of that part of this chapter dealing with viaducts and the printed specifications on file in the office of the commissioner of transportation.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

10-20-715 Violation–Penalty.

     Any person that shall violate any of the provisions of that part of this chapter or applicable regulations dealing with viaducts shall be fined not less than $200.00 nor more than $500.00 for each offense, and every such person shall be deemed guilty of a separate offense for each day that such violation shall continue.

ARTICLE VIII.        MISCELLANEOUS

10-20-800 Violation–Penalty.

     Any person violating any of the provisions of this chapter or applicable regulations shall be fined not less than $50.00 nor more than $500.00 for each offense, unless otherwise specifically provided.

10-20-805 Enforcement of provisions.

     It shall be the duty of the department of transportation and any city officer and any employee having police power, to enforce the provisions of this chapter by stopping any work being done in violation of the terms set forth.

10-20-810 Authority to cite.

     In addition to the powers otherwise granted by this code and other applicable law, the commissioner of transportation, and, where applicable, the director of revenue, shall have the authority to issue citations for violations of this chapter.

10-20-815 License and permit not exclusive.

     The licensing and permitting requirements of this chapter shall not supersede, but shall be in addition to, any other licensing or permitting requirements that may be imposed by applicable law.

10-20-820 Permittee responsible for agent.

     A permittee under this chapter shall be responsible for, and liable for, any subcontractor or any other agent, entity or individual acting under instructions from, on behalf of, or in concert with the permittee, and shall be responsible for, and liable for, all work done pursuant to the permit, including work done by any subcontractor or any other agent, entity or individual acting under instructions from, on behalf of, or in concert with the permittee. Upon request, a permittee shall provide to the department of transportation information sufficient to allow the department of transportation to identify and contact any such subcontractor or any other agent, entity or individual.

     OTHER SECTIONS AMENDED

13-32-090 Driveway permit requirements.

     No permit shall issue for the construction, erection, repair, or alteration of any building or structure designed or intended for use as a garage or any other business, the operation of which will require a driveway across a public sidewalk, until the applicant therefor has first obtained from the director of revenue a use of public way permit for driveway or driveways as prescribed by Chapter 10-20 of this code.

THIS IS NOT AN OFFICIAL VERSION OF CHAPTER 10-20 OF THE MUNICIPAL CODE OF CHICAGO. SEE CITY COUNCIL JOURNAL OF JANUARY 14, 1997 FOR OFFICIAL VERSION OF CHAPTER 10-20.

13-40-130 Tanks for flammable liquids.

     Every application for a permit to install a tank or tanks for flammable liquids shall be made to the building commissioner and shall be accompanied by a plat of survey showing the location and dimensions of all the property coming within the frontage area, the name and address of the owner or owners of each parcel of ground coming within such area, including the filling station site, and the total frontage in feet, with the consents of the required majority of such frontage.

     In any location where a driveway or driveways across a public sidewalk are required in connection with the installation of a tank for flammable liquids, a permit shall not be issued until the applicant therefor has first obtained from the director of revenue a use of public way permit for the driveway or driveways as prescribed by Chapter 10-20 of this code.

CENTERHEAD A

This is Flushhead B

Item 1.	This is Flushhead B2

This is Flushhead C

This is Flushhead D

This is a Flushhead E

This is a Flushhead F

This is a Flushhead G

This is a Flushhead H

          This is a sample of a P1. It has a three pica primary indent and a zero secondary indent. This is a sample of a P1. It has a three pica primary indent and a zero secondary indent.

This is a sample of a P2. It has a six pica primary indent and a three pica secondary indent. This is a sample of a P2. It has a six pica primary indent and a three pica secondary indent.

•	This is a sample of a P3. It has a three pica primary indent, small bullet and a hang of 4ens. This is a sample of a P3. It has a three pica primary indent, small bullet and a hang of 4ens. This is a sample of a P3. It has a three pica primary indent, small bullet and a hang of 4ens.

•	This is a sample of a P4. It has a five pica primary indent, small bullet and a hang of 4ens. This is a sample of a P4. It has a five pica primary indent, small bullet and a hang of 4ens. This is a sample of a P4. It has a five pica primary indent, small bullet and a hang of 4ens.

Table Style

	Year Ended August 31,

Stub Boxhead*	1998	1997(1)	1996

	(Dollars in thousands)
			(Unaudited)
Revenues	$1,185,473	$678,619	$652,973

Expenses:
Operating(10)	797,382	485,062	(73,563)%
Restructuring and other charges	65,831	331,697	—

Net income (loss)	$—	$(1.33)	$0.07

Weighted average common stock outstanding (000’s)	249,287	138,033	120,000

*	This is an asterisk tablenote. This is an asterisk tablenote. This is an asterisk tablenote.

(1)	This is the first tablenote — this is the first tablenote. This is the first tablenote. This is the first tablenote. This is the first tablenote.

(10)	This is the second tablenote. This is the second tablenote. This is the second tablenote. This is the second tablenote. This is the second tablenote.

See accompanying Notes to Consolidated Financial Statements.

MERRILL LYNCH-SPEC-1

[Insert Daley and George Letterhead]

January 3, 1997

BY MESSENGER
Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re: Seventh Amendment to District Cooling System Use Agreement

Dear Don:

     Enclosed please find a certified copy of the Ordinance passed by the Chicago City Council on December 11, 1996 authorizing the Seventh Amendment.

     Please feel free to contact me if you have any questions or comments.

     Continued Best Wishes.

Sincerely,

       John J. George

JJG: tc
Enclosure

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February l, 1996; and

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     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on April 16, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”; and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on October 30, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”), (and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalitics and appurtenances (“Additional Distribution Facilities”) (i) in the City’s public ways to be located on a portion of West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, the intersection of Clark Street/Carroll Avenue and the intersection of Dearborn Street/Carroll Avenue; (ii) in the City’s

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public ways to be located on a portion of LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue; (iii) in the City’s public way to be located in LaSalle Street from Van Buren Street to approximately 75 feet north of Lake Street and (iv) in City property to be located on a portion of the former underground trolley tunnel known as the LaSalle Street Trolley Tunnel (the “LaSalle Street Trolley Tunnel”) from Lake Street to approximately 50 feet north of West Carroll Avenue as further described and depicted in Exhibit A to this Ordinance (the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Exhibit A to this Ordinance; and

     WHEREAS, the City and Grantee now desire to amend the Current Agreement to reflect changes to Exhibits 1 and 2 to the Current Agreement and reflect the inclusion of portions of the LaSalle Street Trolley Tunnel in the Additional Distribution Facilities as set forth in Exhibit A and other matters; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Seventh Amendment to the District Cooling System Use Agreement (the “Seventh Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting

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conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of Seventh Amendment attached hereto including, but not limited to any provisions related to tunnel surcharge; provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Seventh Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Seventh Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition such officials may also negotiate in the Seventh Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

     SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

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EXHIBIT A

     This Seventh Amendment to District Cooling System Use Agreement (the “Seventh Amendment”), dated as of                    , 1996 (the “Effective Date”) by and between the CITY OF CHICAGO, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and UNICOM THERMAL TECHNOLOGIES, INC., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” for the Grantee’s System (as such term is defined in the Current Agreement); and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the current distribution facilities (“Current Distribution Facilities”); and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances (“Additional Distribution Facilities”) (i) in the City’s public ways to be located on a portion of West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, the intersection of Clark Street/Carroll Avenue and the intersection of Dearborn Street/Carroll Avenue; (ii) in the City’s

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public ways to be located on a portion of LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue; (iii) in the City’s public way to be located in LaSalle Street from Van Buren Street to approximately 75 feet north of Lake Street; and (iv) in City property to be located on a portion of the former underground trolley tunnel known as the LaSalle Street Trolley Tunnel (the “LaSalle Street Trolley Tunnel”) from Lake Street to approximately 50 feet north of West Carroll Avenue; and

     WHEREAS, the Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Seventh Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on                    , 1996 approved execution of a Seventh Amendment to the Current Agreement in substantially the form of this Seventh Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the Current Agreement needs to be amended to reflect the inclusion of portions of the LaSalle Street Trolley Tunnel in the Additional Distributions Facilities; and

     WHEREAS, the parties also wish to modify the insurance provisions of the Current Agreement in accordance with the provisions of the Ordinance.

     WHEREAS the City and the Grantee now desire to amend the Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

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     Section 1. The above recitals are expressly incorporated herein and made a part of this Seventh Amendment by reference as though fully set forth therein.

     Section 2. As of the Effective Date of this Seventh Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. As of the Effective Date of this Seventh Amendment, the following definition is added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

     “LaSalle Street Trolley Tunnel” shall mean the former street trolley tunnel located under portions of LaSalle Street located from Randolph Street to Hubbard Street, including crossing under the Chicago River, as shown on Exhibit 3.

     Section 4. As of the Effective Date of this Seventh Amendment, the definition of “Public Ways” in the Current Amendment is hereby amended to read as follows:

          “Public Ways” shall mean the surface, the air space above the surface and the area below the surface of any right-of-way and public street and any highway, lane, path, alley, sidewalk, boulevard, drive, bridge, park, parkway, waterway or other public right-of-way including public utility casements or rights-of-way in which the city has jurisdiction, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City in which the City holds rights sufficient, without consent of any other party, to permit Grantee to use thereof for the purpose of installing or maintaining Grantee’s District Cooling Facilities. The term “Public Ways” shall be deemed not to include Chicago Freight Tunnels or the LaSalle Street Trolley Tunnel or any other tunnels except as specifically referred to herein.

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     Section 5. As of the Effective Date of this Seventh Amendment, the provisions of Section 6.1 of the Current Agreement beginning with subparagraph (A) through the remainder of said Section shall be replaced in its entirety to read as follows:

(A)	Insurance To Be Provided

1.	Workers Compensation and Employers Liability Insurance

Workers Compensation and Employers Liability Insurance, as prescribed by applicable law covering all employees who are to provide a service under this Agreement and Employers Liability coverage with limits of not less than $500,000 each accident or illness.

2.	Commercial General Liability Insurance (Primary and Umbrella)

Commercial General Liability Insurance or equivalent with limits of not less than $10,000,000 per occurrence, for bodily injury, personal injury, and property damage liability. Coverages shall include the following: All premises and operations, products/completed operations (for a minimum of two (2) years following project completion), explosion, collapse, underground, independent contractors, separation of insureds, defense, and contractual liability (with no limitation endorsement). The City of Chicago is to be named as an additional insured on a primary, noncontributory basis for any liability arising directly or indirectly from the work.

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3.	Railroad Protective Liability Insurance

When any work is to be done adjacent to railroad or transit property, Grantee shall provide, with respect to the operations that Grantee or subcontractors perform, Railroad Protective Liability Insurance in the name of the railroad or transit entity. The policy shall have limits of not less than $2,000,000 per occurrence, combined single limit, and $6,000,000 in the aggregate for losses arising out of injuries to or death of all persons, and for damage to or destruction of property, including the loss of use thereof.

4.	Automobile Liability Insurance (Primary and Umbrella)

When any motor vehicles (owned, non-owned and hired) are used in connection with work to be performed, the Grantee shall provide Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence, for bodily injury and property damage.

5.	Pollution Legal Liability Insurance

Pollution Legal Liability Insurance shall be provided by Grantee for any operation at the site with limits of not less than $1,000,000 covering all bodily injury and property damage resulting from Pollution conditions (including clean up costs). A claims-made policy which is not renewed or replaced must have an extended reporting period of two (2) years. The City of Chicago is to be named as an additional insured on a primary, non-contributory basis.

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6.	Contractors Pollution Liability

When any construction or related work is performed which may cause a pollution exposure, Contractors Pollution Liability shall be provided with limits of not less than $1,000,000 insuring bodily injury, property damage, and environmental cleanup costs. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work on the Agreement. A claims made policy which is not renewed or replaced must have an extended reporting period of two (2) years. The City of Chicago shall be named as an additional insured on a primary noncontributory basis.

7.	Professional Liability Insurance

When any architects, engineers, construction managers or other professional consultants perform work in connection with this Agreement, Professional Liability Insurance covering acts, errors, or omissions shall be maintained with limits of not less than $1,000,000. Coverage shall include contractual liability. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work on this Agreement. A claims-made policy which is not renewed or replaced must have an extended reporting period of two (2) years.

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8.	Self Insurance

To the extend permitted by law, Grantee may self insure for the insurance requirements specified above, it being expressly understood and agreed that, if the Grantee does self insure for the above insurance requirements, the Grantee shall bear all risk of loss for any loss which would otherwise be covered by insurance policies, and the self insurance program shall comply with at least the insurance requirements as stipulated above.

(B)	Additional Requirements

The Grantee will furnish the City of Chicago, Risk Management Department, DePaul Center, 333 South State Street, Room 400, 60604, original Certificates of Insurance evidencing the required coverage to be in force on the date of this Agreement, and Renewal Certificates of Insurance, or such similar evidence, if the coverages have an expiration or renewal date occurring during the term of this Agreement. The Grantee shall submit evidence of insurance on the City of Chicago Insurance Certificate Form (copy attached) or equivalent prior to Agreement award. The receipt of any certificate does not constitute agreement by the City that the insurance requirements in the Agreement have been fully met or that the insurance policies indicated on the certificate are in compliance with all Agreement requirements. The failure of the City to obtain certificates or other insurance evidence from Grantee shall not be deemed to be a waiver by the City. The Grantee shall advise all insurers of the

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Agreement provisions regarding insurance. Non-conforming insurance shall not relieve Grantee of the obligation to provide insurance as specified herein. Nonfulfillment of the insurance conditions may constitute a violation of the Agreement, and the City retains the right to stop work or terminate this Agreement until property evidence of insurance is provided.

The insurance shall provide for 60 days prior written notice to be given to the City in the event coverage is substantially changed, canceled, or non-renewed.

Any and all deductibles or self insured retentions on referenced insurance coverages shall be borne by Grantee.

The Grantee agrees that insurers shall waive their rights of subrogation against the City of Chicago, its employees, elected officials, agents, or representatives.

The Grantee expressly understands and agrees that any coverages and limits furnished by Grantee shall in no way limit the Grantee’s liabilities and responsibilities specified within the Agreement documents or by law.

The Grantee expressly understands and agrees that any insurance or self insurance programs maintained by the City of Chicago shall apply in excess of and not contribute with insurance provided by the Grantee under the Agreement.

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The required insurance shall not be limited by any limitations expressed in the indemnification language herein or any limitation placed on the indemnity therein given as a matter of law.

The Grantee shall require all subcontractors to provide the insurance required herein or Grantee may provide the coverages for subcontractors. All subcontractors shall be subject to the same insurance requirements of Grantee.

If Grantee or subcontractor desire additional coverages, the Grantee and each subcontractor shall be responsible for the acquisition and cost of such additional protection.

The City of Chicago Risk Management Department maintains the right to modify, delete, alter or change these requirements.”

     Section 6. As of the Effective Date of this Seventh Amendment, the Title to Section 9 to the Current Agreement is changed from “Chicago Freight Tunnels” to “Chicago Freight Tunnels and the LaSalle Street Trolley Tunnel.”

     Section 7. As of the Effective Date of this Seventh Amendment, a new Section 9.2 is added to the Current Agreement which reads in its entirety as follows:

“Section 9.2

(A)	LaSalle Street Trolley Tunnel. It is acknowledged that the LaSalle Street Trolley Tunnel is City-owned property and is a unique environment. Grantee desires to use portions of the LaSalle Street Trolley Tunnel to

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install Distribution Facilities. Nevertheless, for purposes of this Agreement, to the extent any portions of the LaSalle Street Trolley Tunnel are included as Additional Distribution Facilities pursuant to this Agreement, all provisions of the Agreement relating to the public Ways shall be applied to the LaSalle Street Trolley Tunnel. Space in the LaSalle Street Trolley Tunnel may in the future become a scarce resource. In order to preserve the availability of the LaSalle Street Trolley Tunnel for future grantees and permittees, the Grantee may be required to restrict the size or sizes or be limited in the approved location of the conduit or facilities the Grantee constructs or installs therein in accordance with permits issued by the Department of Transportation. The City reserves the right to impose additional fees specifically for the use of the LaSalle Street Trolley Tunnel not otherwise described in this Agreement based on the dimensions and nature of Grantee’s facilities, so long as such fees will be applied in a nondiscriminatory and reasonable fashion to other similar users.

(B)	Tunnel Agreement Required. Prior to the issuance of permits, Grantee shall enter into such additional agreements with the City as may be required by the Department of Transportation regarding construction, installation, maintenance, inspection, insurance and other related aspects of use of the LaSalle Street Trolley Tunnel encompassing one of the Authorized Routes. Any disputes relating to use of the LaSalle Street Trolley Tunnel with present or future users of the LaSalle Street Trolley

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Tunnel shall be resolved to the satisfactory of Commissioner of the Department of Environment, the Commissioner of the Department of Transportation and other concerned City departments.

(C)	No City Obligation. The City will not be obligated to pay any amounts to Grantee for any cost of preparation, maintenance or improvement to the LaSalle Street Trolley Tunnel and Grantee expressly waives any right to any such contributions. Any use of the LaSalle Street Trolley Tunnel shall be solely at Grantee’s risk and the City shall not be liable in any way therefore.

(D)	Maintenance. Grantee further agrees to maintain in conjunction with other users those portions of the LaSalle Street Trolley Tunnel through which Grantee’s system is placed or operates, or which is affected directly or indirectly by such operations, and will keep such portions free of hazards to the satisfaction of the City and will keep such portions of the Trolley Tunnel passable for purposes of inspection by City personnel or its designated agents. Grantee shall provide reasonable cooperation to the City, its designated agents and other users of the LaSalle Street Trolley Tunnel for installation, construction, inspection and maintenance and shall not interfere with such activities. The privilege granted herein shall be maintained and used in accordance with this Agreement, any other tunnel agreement to which Grantee is a party, and any restrictions on the use of the LaSalle Street Trolley Tunnel established by the Commissioner of the

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Department of Transportation and the Commissioner of the Department of Environment.”

     Section 8. As of the Effective Date of this Seventh Amendment, pursuant to Section 7.1.2(b) of the Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

“Section 5.1 General Compensation.

(A)	Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 hereof) a sum equal to the General Compensation as set forth below. The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or 2% of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year (subject to adjustments made pursuant to Section 7.1.2), the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings (subject to adjustments made pursuant to Section 7.1.2). For each Compensation Year beginning with the 1999

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Compensation Year the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 1999 be less $320,000 (subject to adjustment pursuant to Section 7.1.2 hereof), adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 hereof, as applicable.”

(B)	In addition to clause (A), Grantee shall pay a surcharge for use of the portion of the LaSalle Street Trolley Tunnel authorized by the City to be used for Additional Distribution Facilities sufficient for cost recovery by the City of pro rata costs of inspecting, maintaining, improving and operating the LaSalle Street Tunnel, such surcharge to be determined in a nondiscriminatory and reasonable fashion among similar users by the Commissioner of the Department of Transportation and the Commissioner of the Department of the Environment. Such surcharge rate or rates shall be published by said departments on an annual basis and provided to Grantee and other users of the LaSalle Street Trolley Tunnel on an annual basis. It is estimated that the initial surcharge for Grantee for use of the LaSalle Street Tunnel for its Additional Distribution Facilities as set forth herein in 1997 shall be $30,000.

     Section 9. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is

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employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 10. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 11. It shall be the duty of Grantee, all contractors, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 12. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

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     Section 13. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 14. Except as expressly modified in this Seventh Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Seventh Amendment, all defined terms in the Agreement are used in the Seventh Amendment with the same meaning that such terms have in the Current Agreement.

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     IN WITNESS WHEREOF, the City has caused this Seventh Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and scaled the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO
By:

		TITLE:	Commissioner of the
Department of Environment
Reviewed as to form and legality:
By:

Assistant Corporation Counsel		TITLE:	Director of the
Department of Revenue
By:

		TITLE:	Commissioner of the
Department of Transportation

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

		TITLE:	President

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. In Franklin Street from Washington Boulevard to Randolph Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

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Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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EXHIBIT 2

EXHIBIT

2

AMENDMENT 7

S. WACKER DR.
N
LEGEND
DISTRIBUTION PIPING
PROPOSED ADDITION
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3

McDonough Associates Inc.

Unicom Thermal Technologies

DISTRIBUTION PIPING

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Document No. 096-2474

[Official stamp by the City Council of the City of Chicago]

APPROVED

CORPORATION COUNSEL

APPROVED

Mayor

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EXHIBIT 3

EXHIBIT 3

SITE 6
SITE 10
SITES 8&9
SITE 12
SITE 13
CHICAGO
RIVER
W. ILLINOIS ST.
W. HUBBARD ST.
W. KINZIE ST.
WACKER DR.
E. SOUTH WATER
E. RANDOLPH ST.
N. BEAUBIEN CT.
E. WASHINGTON BV.
MADISON ST.
E. MONROE ST.
ADAMS ST.
JACKSON BV.
VAN BUREN ST.
CONGRESS PW.
HARRISON ST.
BALBO DR.
8TH ST.
N. MICHIGAN AV.
S. MICHIGAN AV.
S. LAKE SHORE DR.
N. WACKER DR.
S. WACKER DR.
N. FRANKLIN ST.
S. FRANKLIN ST.
N. WELLS ST.
N. LA SALLE ST.
N. CLARK ST.
N. DEARBORN ST.
N. STATE ST.
S. STATE ST.
S. FINANCIAL PL.
S. LA SALLE ST.
S. CLARK ST.
S. DEARBORN ST.
S. WABASH AV.
BRANCH
S. SHIELDS AV.
MONROE
HARB.

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STATE OF ILLINOIS,   )
     County of Cook.         )ss.

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office concerning authorization for execution of Seventh Amendment to District Cooling System Use Agreement with Unicom Thermal Technologies (formerly Northwind Incorporated).

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the eleventh (11th) day of December, A.D. 1996 and deposited in my office on the eleventh (11th) day of December, A.D. 1996.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas 49, Nays None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign the said ordinance on the eleventh (11th) day of December, A.D. 1996.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this twenty-seventh (27th) day of December, A.D. 1996.

[L.S.]

/s/ James J. Laski
James J. Laski, City Clerk

     This Eighth Amendment to District Cooling System Use Agreement (the “Eighth Amendment”), dated as of May 1, 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtances in the City’s public ways to be used exclusively in the provision of District Cooling Services and to be located within a portion of Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street; within Monroe Street from LaSalle Street to Clark Street; across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection; across

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and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to he located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River; (collectively, the “Additional Distribution Facilities”); and

     WHEREAS, Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Eighth Amendment (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement needs to be amended to clarify that certain City property located within the authorized routes may be used in relation to the construction, installation, operation and maintenance of Current Distribution Facilities in the LaSalle Street Trolley Tunnel; and

     WHEREAS, the City Council of the City on February 7, 1997 approved execution of a Eighth Amendment to the Current Agreement in substantially the form of this Eighth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Eighth Amendment by reference as though fully set forth herein.

     Section 2. As of the Effective Date of this Eighth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits. It is agreed by Grantee that the

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Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services. Building permits shall be obtained as required by the building provisions of the Municipal Code of Chicago.

     Section 3. As of the Effective Date of this Eighth Amendment, a new Section 9.2 (E) is added to the Current Agreement which reads in its entirety as follows:

     “(E) Access to LaSalle Street Trolley Tunnel

     “In connection with the use of portions of the LaSalle Street Trolley Tunnel as set forth in this Section 9.2, Grantee is authorized to construct and install portions of its Additional Distribution System in existing City owned access shafts or construct new access shafts penetrating the LaSalle Street Trolley Tunnel and located or to be located within the Authorized Routes, to locate a portion of its Additional Distribution System under portions of a City-owned parking garage located under LaSalle Street, all as shown on Exhibit 3 (“Access Facilities”) and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder; subject, however to obtaining and acting pursuant to any and all City permits required in connection therewith. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Access Facilities and the provisions of Sections 9.2(A) through (D) applicable to the LaSalle Street Trolley Tunnels shall be applicable to the Access Facilities. This Section 9.2 (E) is intended to clarify the existing provisions of the Current Agreement and not to provide expanded privileges to Grantee.”

     Section 4. At the end of Section 6.1 of the Agreement the following paragraph shall be added. “The foregoing requirements are supplementary to requirements for insurance set forth in

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Chapter 10-20, et. seq. of the Code to the extent such requirements are not included herein, Grantee shall also meet such requirements of the Code and of Chapter 10-20 et. seq. upon notice of such additional requirement from the City.”

     Section 5. At the end of Section 6.11 of the Agreement the following sentence shall be added. “Despite the foregoing the Indemnified Parties may not be indemnified to the extent a court of final adjudication determines that a loss or portion thereof to be indemnified has been caused by willful misconduct of the City or such Indemnified Parties.”

     Section 6. At the end of Section 7.2.3. of the Agreement the following sentence shall be added. “Grantee shall also obtain a public way work license as required under Chapter 10-20 et. seq. of the Code, if required thereunder and a letter of credit in such amount as may be required under said Chapter 10-20 and attendant regulations.”

     Section 7. Section 7.5 of the Agreement shall be amended to include a new sentence at the end of the section which shall read as follows: “The provisions contained in this Section 7 are supplemental to and not in substitution of applicable provisions of Chapter 10-20 et. seq. of the Code and attendant regulation, including the procurement of a letter of credit consistent with and pursuant to Chapter 10-20 of the Code and attendant regulations.”

     Section 8. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors

4

to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 9. Neither Grantee nor its contractors shall he in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 10. It shall he the duty of Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 11. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 12. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

5

     Section 13. Except as expressly modified in this Eighth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Eighth Amendment, all defined terms in the Agreement are used in the Eighth Amendment with the same meaning that such terms have in the Current Agreement.

6

     IN WITNESS WHEREOF, the City has caused this Eighth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO
/s/ James J. Laski
	By:	/s/ [ILLEGIBLE]
City Clerk	TITLE :	Commissioner of the Department
Of Environment

	By:	/s/ [ILLEGIBLE]
	TITLE:	Director of the
Department of Revenue

	By:	/s/ [ILLEGIBLE]
	TITLE:	Commissioner of the
Department of Transportation

Reviewed as to form and legality:
/s/ [ILLEGIBLE]

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

	By:	/s/ [ILLEGIBLE]
/s/ Carol Sherman	TITLE:	President
Assistant Secretary

7

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. Within LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street. Within Monroe Street from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a

8

maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

9

10

EXHIBIT 3

120' ROW (LASALLE ST.)
EXISTING CONDUIT SHAFT
TROLLEY TUNNEL
GARAGE DOOR
N
ADJACENT BUILDING
ADJACENT BUILDING
GARAGE (CITY)
LASALLE ST
COOLING PIPES
W. CARROLL AVE.
0
20
40
60
SCALE IN FEET

NOTES:

THE EXISTING CONDUIT SHAFT CONNECTS TO THE LASALLE STREET TROLLEY TUNNEL. THIS SHAFT IS LOCATED IN THE LASALLE STREET RIGHT-OF-WAY. THE SHAFT IS IN AN ENCLOSED AREA UNDERNEATH THE LASALLE STREET BRIDGE AND NEXT TO THE BRIDGE ABUTMENT. THIS AREA SERVES AS A SMALL GARAGE FOR CITY OFFICIALS.

UNICOM SHALL UTILIZE THIS SHAFT FOR PIPES EXITING THE LASALLE STREET TROLLEY TUNNEL. THE PIPES SHALL PROCEED EAST AFTER EXITING THE SHAFT THEN BEND 90° TO THE SOUTH WHILE INSIDE THE GARAGE. THE PIPING SHALL THEN CONTNUE SOUTH CONNECTING TO THE CARROLL AVENUE PIPING.

JANUARY, 1997

CONDUIT SHAFT LOCATION PLAN	Unicom Thermal Technologies

AMENDMENT NO. 8

11

[LETTERHEAD OF DALEY AND GEORGE, LTD.]

February 14, 1997

Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re:	Eighth Amendment to District
Cooling System Use Agreement

Dear Don:

     Enclosed please find a certified copy of the Ordinance passed by the Chicago City Council on February 7, 1997 authorizing the execution of the Seventh Amendment.

     This is an important document and should be retained in your permanent records.

     Continued Best Wishes.

Sincerely,

John J. George

JJG:rk
Enclosure
cc: Richard Ryall

12

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

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     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”) (and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be used exclusively in the provision of District Cooling Services (as that term is defined in the Current Agreement) and to be located within a portion of Franklin Street from Randolph Street

2

to approximately 300 feet south of the south line of West Madison Street; within Monroe Street from LaSalle Street to Clark Street; across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 North Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection; across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River (collectively the “Additional Distribution Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits l and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Eighth Amendment (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement needs to he amended to clarify that certain City property located within the authorized routes maybe used in relation to the construction and installation, operation and maintenance of Current Distribution Facilities in the LaSalle Street Trolley Tunnel; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of tire Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, an Eighth Amendment to the District Cooling System Use Agreement (the

3

“Eighth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of Eighth Amendment attached hereto; provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Eighth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Eighth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition such officials may also negotiate in the Eighth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall he deemed desirable by the City’s Risk Manager. The Commissioner of the City’s Department of Transportation is authorized to execute any agreements related to the tunnel described in the Current Agreement.

     SECTION 3: This Ordinance shall he in full force and effect upon its passage and approval.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

4

EXHIBIT A

     This Eighth Amendment to District Cooling System Use Agreement (the “Eighth Amendment”), dated as of                    , 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City of Chicago and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtances in the City’s public ways to be used exclusively in the provision of District Cooling Services and to be located within a portion of Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street; within Monroe Street from LaSalle Street to Clark Street; across and under Kinzie Street from the Merchandise Mart to the building commonly knows as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to he located west of the Franklin

1

Street/Kinzie Street intersection and east of the Orleans Strect/Kinzie Street intersection; across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River; (collectively, the “Additional Distribution Facilities”); and

     WHEREAS, Grantee desires to amend the Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Eighth Amendment (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement needs to be amended to clarify that certain City property located within the authorized routes may be used in relation to the construction, installation, operation and maintenance of Current Distribution Facilities in the LaSalle Street Trolley Tunnel; and

     WHEREAS, the City Council of the City on                     approved execution of a Eighth Amendment to the Current Agreement in substantially the form of this Eighth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Eighth Amendment by reference as though fully set forth herein.

2

     Section 2. As of the Effective Date of this Eighth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits. It is agreed by Grantee that the Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services. Building permits shall be obtained as required by the building provisions of the Municipal Code of Chicago.

     Section 3. As of the Effective Date of this Eighth Amendment, a new Section 9.2 (E) is added to the Current Agreement which reads in its entirety as follows:

     “(E) Access to LaSalle Street Trolley Tunnel

     “In connection with the use of portions of the LaSalle Street Trolley Tunnel as set forth in this Section 9.2, Grantee is authorized to constrict and install portions of its Additional Distribution System in existing City owned access shafts or construct new access shafts penetrating the LaSalle Street Trolley Tunnel and located or to be located within the Authorized Routes, to locate a portion of its Additional Distribution System under portions of a City-owned parking garage located under LaSalle Street, all as shown on Exhibit 3 (“Access Facilities”) and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder; subject, however to obtaining and acting pursuant to any and all City permits required in connection therewith. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Access Facilities and the provisions of Sections 9.2(A) through (D) applicable to the LaSalle Street Trolley Tunnels shall be applicable to the Access Facilities. This Section 9.2 (E) is intended to clarify the existing provisions of the Current Agreement and not to provide expanded privileges to Grantee.”

3

     Section 4. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Agreement or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this ordinance by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 5. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 6. It shall be the duty of Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.

4

Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 8. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 III. Laws 3220).

     Section 9. Except as expressly modified in this Eighth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Eighth Amendment, all defined terms in the Agreement are used in the Eighth Amendment with the same meaning that such terms have in the Current Agreement.

5

     IN WITNESS WHEREOF, the City has caused this Eighth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:
City Clerk	TITLE :	Commissioner of the Department of Environment

By:
	TITLE:	Director of the Department of Revenue

By:
	TITLE:	Commissioner of the Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:
	TITLE :	President

6

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to he constructed in the Public Ways and at the Approved Plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast comer of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street. In Adams Street from LaSalle Street to Michigan Avenue.

Production Plant Number 2:	Northwest corner of S. Franklin Street and W. Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. Within LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street. Within Monroe Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a

7

maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant Number 3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in constriction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

8

EXHIBIT 2

EXHIBIT 3

EXHIBIT 3

120' ROW (LASALLE ST)
EXISTING CONDUIT SHAFT
TROLLEY TUNNEL GARAGE DOOR
N
ADJACENT BUILDING
LASALLE ST
ADJACENT BUILDING
GARAGE (CITY)
COOLING PIPES
W. CARROLL AVE.
0
20
40
60
SCALE IN FEET

NOTES:

THE EXISTING CONDUIT SHAFT CONNECTS TO THE LASALLE STREET TROLLEY TUNNEL. THIS SHAFT IS LOCATED IN THE LASALLE STREET RIGHT-OF-WAY. THE SHAFT IS IN AN ENCLOSED AREA UNDERNEATH THE LASALLE STREET BRIDGE AND NEXT TO THE BRIDGE ABUTMENT. THIS AREA SERVES AS A SMALL GARAGE FOR CITY OFFICIALS.

UNICOM SHALL UTILIZE THIS SHAFT FOR PIPES EXITING THE LASALLE STREET TROLLEY TUNNEL. THE PIPES SHALL PROCEED EAST AFTER EXITING THE SHAFT THEN BEND 90° TO THE SOUTH WHILE INSIDE THE GARAGE. THE PIPING SHALL THEN CONTNUE SOUTH CONNECTING TO THE CARROLL AVENUE PIPING.

JANUARY, 1997

CONDUIT SHAFT LOCATION PLAN	Unicom Thermal Technologies

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     Unicom Thermal Technologies, Inc. is a wholly owned subsidiary of Unicom Enterprises, Inc.

     Unicom Enterprises, Inc. is a wholly owned subsidiary of Unicom Corporation.

     Unicom Corporation is a New York Stock Exchange traded public company.

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago all grantees/proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Thermal Technologies, Inc.

Grantee/ Proposer Address:	30 West Monroe, Suite 500

Chicago, Illinois 60603

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( ) Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

*	Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I - FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Chairman of the Board Director/ Officer	Mr. Don Petkus	President Director/ Officer

Mr. Samuel Skinner	Director	Mr. William Downey	Director

Mr. Robert Manning	Director	Mr. John Bukovski	Director

Mr. Leo Mullin	Director/Officer	Mr. David Scholz	Officer
		Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES (x) NO ( )

          If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II - PARTNERSHIPS

N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest

%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III - SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

     YES ( )    NO ( )    If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV - LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

3

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 17 day of January A.D., 19 97

(Notary Public Signature)

4

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Enterprises, Inc.

Grantee/ Proposer Address:	10 South Dearborn, 37th Floor

Chicago, Illinois 60690-0767

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( ) Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

*	Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I - FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

Mr. James J. O’Connor	Director/ Officer	Mr. John C. Bukovski	Director

Mr. Samuel Skinner	Director/ Officer	Mr. William H. Downey	Director

Mr. Leo Mullin	Director/ Officer	Mr. David A. Scholz	Officer

Mr. Robert Manning	Director	Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ( x ) NO ( )

         If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II - PARTNERSHIPS

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III - SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

         YES ( )  NO ( )  If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V NOT FOR PROFIT CORPORATIONS

N/A

a. Incorporated in the State of _________________________________________

b. Authorized to do business in the State of Illinois: YES ( )  NO ( )

c. Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 17 day of January A.D., 1997

(Notary Public Signature)

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Enterprises, Inc.

Grantee/ Proposer Address:	10 South Dearborn

Chicago, Illinois 60690-0767

Grantee/ Proposer is a:	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( ) Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

            *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I - FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
See Attached	Directors

See Attached	Officers

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

e.	The corporation is owned partially or completely by one or more other corporations: YES ( ) NO ( )

         If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
All shareholders are below 10% as per May 22, 1996 Proxy.

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II - PARTNERSHIPS

N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III - SOLE PROPRIETORSHIPS

N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

         YES ( )  NO ( )  If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV - LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

N/A

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTERESTS

SECTION V NOT FOR PROFIT CORPORATIONS

N/A

a.	Incorporated in the State of __________________________________

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
) SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 17 day of January A.D., 1997

(Notary Public Signature)

Disclosure of Ownership Interests

Attachment

The following list will provide the names of the Directors of Unicom Corporation:

Jean Allard
Edward A. Brennan
James Compton
Sue Gin
Donald Jacobs
Edgar D. Jannotta
George Johnson
Edward Mason
Leo Mullin
James J. O’Connor
Frank Olson
Samuel Skinner
Bruce DeMars

The following list represents the current Officers:

James J. O’Connor
Samuel Skinner
Donald Petkus
John Bukovski
Roger Kovack
Dennis O’Brien
David Scholz
John T. Costello
Leo Mullin

GRANTEE’S AFFIDAVIT

Instructions:	FOR USE WITH A PRIVILEGE GRANTED BY THE CITY. Every Grantee must complete this Grantee’s Affidavit. Special attention should be paid to Sections I (pp. 1 to 4), II (pp. 4 and 5), and III and IV A..2 (p.9) which require the Grantee to provide certain information to the City. The Grantee must sign the appropriate line in Section II C (p.6), Section III.A (p.8) and Section IV (p.9) and must complete and sign before a notary public the Verification, Section VI (p.11). Please note that in the event the Grantee is a joint venture, the joint venture and each of the joint venture partners must submit a completed Grantee’s Affidavit. In the event that the Grantee is unable to certify to any of the statements contained herein Grantee must contact the City of Chicago (the “City”) and provide a detailed factual explanation of the circumstances leading to the Grantee’s inability to so certify.

The undersigned	Donald A. Petkus	, as	President & CEO

	(Name)		(Title)

Unicom Thermal
and on behalf of	Technologies, Inc.	(“Grantee”) having been duly sworn under oath
(Business Name)

Certifies that:

I.	DISCLOSURE OF OWNERSHIP INTERESTS

Pursuant to Chapter 2-154 of the Municipal Code of Chicago (the “Municipal Code”), all affiants shall provide the following information with their proposal. If the question is not applicable, answer with “NA.” If the answer is none, please answer “none.”

Proposer is a:	[X] Corporation	[ ] Sole Proprietor
(Check One)	[ ] Partnership	[ ] Not-for-Profit-Corporation
	[ ] Joint Venture	[ ] Other

SECTION 1. FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois YES [ X ] NO [ ]

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Name (Print or Type)

SEE ATTACHED DISCLOSURE OF OWNERSHIP INTEREST

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest

%

%

%

e.	Is the corporation owned partially or completely by one or more other Corporations: YES [ X ] NO [ ]

If “yes,” provide the above information, as applicable, for each of said corporations. SEE ATTACHED DISCLOSURE OF OWNERSHIP INTEREST OF UNICOM CORPORATION and UNICOM ENTERPRISES, INC.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 7.5% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest

%

%

%

NOTE: Generally, with corporations having 100 or more shareholders where no shareholder owns 7.5% of the shares, the requirements of this Section 1 would be satisfied by the bidder/proposer enclosing, with his bid/proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION 2. PARTNERSHIPS

NA

If the affiant is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partners (Print or Type)	Percentage Interest

%

%

%

SECTION 3. SOLE PROPRIETORSHIPS

NA

a.	The affiant is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary: YES [ ] NO [ ] If NO, complete items b. and c. of this Section 3.

b.	If the sole proprietorship is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest.

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another person or legal entity state the name and address of such person or entity possessing such control and the relationship under which such control is being or may he exercised:

SECTION 4. LAND TRUSTS, BUSINESS TRUST, ESTATES & OTHER ENTITIES  NA

If the affiant is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held including the name, address and percentage of interest of each beneficiary.

SECTION 5. NOT-FOR-PROFIT CORPORATIONS

NA

a.	incorporated in the State of

b.	Authorized to do business in the State of Illinois YES [ ] NO [ )

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Name (Print or Type)

NOTE: Pursuant to Chapter 2-154, Section 2-154-030 of the Municipal Code, the Corporation Counsel may require any such additional information from any entity to achieve full disclosure relevant to the proposal. Further, pursuant to Chapter 2-154, Section 2-154-020 of the Municipal Code, any material Change in the information required above must be provided by supplementing this statement at any time up to the time the City Council of the City (the “City Council”) takes action on the proposal.

II.	GRANTEE CERTIFICATION

A.	GRANTEE

1.	The Grantee, its Contractor or any subcontractor to be used in the performance of this agreement, or any affiliated entity1 of the Grantee’s Contractor or any such subcontractor, or any responsible official thereof, or any other official, agent or employee of the Grantee, its Contractor, any such subcontractor or any such affiliated entity1, acting pursuant to the direction or authorization of a responsible official thereof has not, during a period of 3 years prior to the date of execution of this certification:

a.	Bribed or attempted to bribe, or been convicted of bribery or attempting to bribe a public officer or employee of the City of Chicago, the State of Illinois, any agency of the federal government or any state or local government in the United States (if an officer or employee, in that officer’s or employee’s official capacity); or

b.	Agreed or colluded, or been convicted of agreement of collusion among bidders or prospective bidders in restraint of freedom of competition by agreement to bid a fixed price or otherwise; or

c.	Made an admission of guilt of such conduct described in l(a) and (b) above which is matter of record but has not been prosecuted for such conduct.

2.	The Grantee, its Contractor or any agent, partner, employee or officer of the Grantee or its Contractor is not barred from contracting with any unit of state or local government as a result of engaging in or being convicted of bid-rigging[3] in violation of Section 3 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-3), or any similar offense of any state or the United States which contains the same elements as the offense of bid-rigging[3] during a period of five years prior to the date of submittal of this bid, proposal or response[2].

3.	The Grantee, its Contractor or any agent, partner, employee or officer of the Grantee or its Contractor is not barred from contacting with any unit of state or local government as a result of engaging in or being convicted of bid-rotating[4] in violation of Section 4 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-4), or any similar offense of any state or the United States which contains the same elements as the offense of bid-rotating[4].

4.	The Grantee or its Contractor understands and will abide by all provisions of Chapter 2-56 of the Municipal Code entitled “Office of Inspector General” and all provisions of Chapter 2-156 of the Municipal Code entitled “Governmental Ethics.”

B.	CONTRACTOR AND SUBCONTRACTORS

1.	The Grantee has obtained from all Contractors and subcontractors to be used in the performance of this agreement, known by the Grantee at this time, certifications in form and substance equal to Section I of this Grantee’s Affidavit. Based on such certification(s) any other information known or obtained by the Grantee, the Grantee is not aware of any such Contractor, subcontractor, subcontractor’s affiliated entity[1], or any agent partner, employee or officer of such Contractor, subcontractor or subcontractor’s affiliated entity[1] having engaged in or been convicted of: (a) any of the conduct described in Section II.A.1(a) or (b) of this certification, (b) bid-rigging[3], bid-rotating[4], or any similar offense of any state or the United States which contain the same elements as bid-rigging and bid-rotating, or having made an admission of guilt of the conduct described in Section II.A.1 (a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

2.	The Grantee will, prior to using them as Contractors, subcontractors, obtain from all subcontractors to be used in the performance of this contract, but not yet known by the Grantee at this time, certifications in form and substance equal to this certification. The Grantee shall not, without the prior written permission of the City, use any of such Contractors, subcontractors in the performance of this contract if the Grantee, based on such certifications or any other information known or obtained by Grantee, becomes aware of such Contractor, subcontractor, subcontractor’s affiliated entity[1] having engaged in or been convicted of: (a) and of the conduct described in Section II.A.1 (a) or (b) of this certification; or (b) of bid-rigging[3], bid-rotating[4] or any similar offense of any state or the United States which contains the same elements as bid-rigging or bid-rotating or having made an admission of guilt of the conduct described in Section II.A.1(a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

3.	The Grantee will maintain on file for the duration of the contract all certifications required by Section II.B (1) and (2) above, for all Contractors or subcontractors to be used in the performance of this contract and will make such certifications promptly available to the City of Chicago upon request.

4.	The Grantee will not, without the prior written consent of the City, use as Contractors or subcontractors any individual, firm, partnership, corporation, joint venture or other entity from whom the Grantee is unable to obtain a certifications promptly available to the City upon request.

5.	Grantee hereby agrees, if the City so demands, to terminate its contract or subcontract with any subcontractor, if such Contractor or subcontractor was ineligible at the time that the subcontract was entered into for award of such subcontract under Ch. 2-92, Section 2-92-320 of the Municipal Code, or if applicable, under Section 33-E of Article 33 of the State of Illinois Criminal Code of 1961, as amended. Grantee shall insert adequate provisions in all Contracts or subcontracts to allow it to terminate such contracts ar required by this certification.

C.	STATE TAX DELINQUENCIES

In completing this Section II C, authorized signatory of the Grantee who executes this Affidavit on behalf of the Grantee MUST SIGN on the line next to the appropriate subsection.

1.	Grantee is not delinquent in the payment of any tax administered by the Illinois Department of Revenue or, if delinquent, Grantee is contesting, in accordance with the procedures established by the appropriate Revenue Act, its liability for the tax or amount of the tax.

2.	Grantee has entered into an agreement with the Illinois Department of Revenue for the payment of all such taxes that are due and is in compliance with such agreement.

3.	Grantee is delinquent in the payment of any tax administered by the Department of Revenue and is not covered under any of the situations described in subsections 1 and 2 of this Section II C, above.

D.	CERTIFICATION REGARDING SUSPENSION AND DISBARMENT

1.	The Grantee certifies to the best of its knowledge and belief, that it and its principals:

a.	Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal, state or local department or agency:

b.	Have not within a three-year period preceding this proposal been convicted of or had a civil judgement rendered against them for: The commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal. State. Local) transaction or contract under a public transaction: a violation of Federal or State antitrust statutes; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property.

c.	Are not presently indicated for or otherwise criminally or civily charged by governmental entity (Federal State or Local) with commission of any of the offense enumerated in paragraph (D)(1)(b) above; and

d.	Have not within a three-year period preceding this agreement had one or more public transactions (Federal, State or Local) terminated for cause or default.

2.	If the Grantee is unable to certify to any of the statements in this Certification, Grantee shall attach an explanation to this Certification.

3.	If any Contractors or subcontractors are to be used in the performance of this Agreement, Grantee shall cause such Contractors or subcontractors to certify as to paragraph (D)(1) of this Certification. In the event that any Contractor or subcontractor is unable to certify to any of the statements in this Certification, such Contractor or subcontractor shall attach an explanation to this Certification

E.	ANTI-COLLUSION

The Grantee, its agent, officers or employees have not directly or indirectly entered into any agreement, participated in any collusion, or otherwise taken any action in restraint of free competitive bidding in connection with this proposal. Failure to submit this statement as part of the bid proposal will make the bid nonresponsive and not eligible for award consideration.

F.	PUNISHMENT

A Grantee who makes a false statement, material to Section II(A)(2) of this certification commits a class 3 felony. 720 ILCS 5/33E — l l(b). Making a false statement concerning Section II of this certification is a Class A misdemeanor, voids the contract and allows the municipality to recover all amounts paid to the contractor under the contract in a civil action. 65 ILCS 5/l1 - 42.1 - 1.

III.	CERTIFICATION OF ENVIRONMENTAL COMPLIANCE

A.	Neither the Grantee nor any affiliated entity[1] of the Grantee has, during a period of five (5) years prior to the date of execution of this Affidavit, (1) violated or engaged in any conduct with violated Sections 7-28—440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6], (2) received notice of any claim, demand or action, including but not limited to citations and warrants, from the City of Chicago, the State of Illinois, the Federal government, any state or political subdivision thereof, or any agency, court or body of the Federal government or any state or political subdivision thereof, exercising executive, legislative, judicial, regulatory, or administrative functions, relating to a violation or alleged violation of Sections 7-28-44 or 11-4-1500 or Article XIV of Chapter 11-

4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction, or (3) been subject to any fine or penalty of any nature for failure to comply with Section 7-28-440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6].

Authorized signatory of the Grantee who executes this Affidavit on behalf of the Grantee MUST SIGN on the line next to the appropriate statement 1 or 2 below.

1.	Grantee makes the certification contained in Paragraph A of this Section III.

2.	Grantee makes the certification contained in Paragraph A of this Section III except as to the matters specifically identified below:

(Attach Additional Pages of Explanation to this Grantee’s Affidavit, if necessary).

B.	Without the written consent of the Director of Revenue (i) Grantee will not employ any Contractor or subcontractor in connection with the Agreement to which this Affidavit pertains without obtaining from such Contractor or subcontractor a certification similar in form and substance to the certification contained in Subparagraph 1 of Paragraph A of this Section III Prior to such Contractor or subcontractor’s performance of any work or services under the Agreement to which this Affidavit pertains or furnishing any goods, supplies or materials of any kind under the Agreement to which this Affidavit pertains and (ii) employ, in connection with the Agreement to which this Affidavit pertains. any Contractor or subcontractor if the Grantee or any of its officers have knowledge that the Contractor or subcontractor can not truthfully execute such certification. The Grantee will furnish to the City upon its request an executed copy of each such certification;

C.	Until Completion of the Grantee’s performance under the Agreement to which this Affidavit pertains, the Grantee will not violate any provision of Section 7-28-440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapter 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6], whether in the performance of such Contract or otherwise.

IV.	CERTIFICATION OF COURT-ORDERED CHILD SUPPORT COMPLIANCE NA

For purposes of this Section IV., “SUBSTANTIAL OWNER” means any person who owns or holds a ten percent (10%) or more percentage of interest in the Grantee; where the Grantee is an individual or sole proprietorship, substantial owner means that individual or sole proprietor. Percentage of interest includes direct, indirect and beneficial interests in the Grantee. Indirect or beneficial interest means that an interest in the Grantee is held by a corporation, joint venture, trust, partnership, association, estate or other legal entity, in which the individual holds an interest, or by agent(s) or nominee(s) on behalf of an individual or entity has a fifty percent or more percentage of interest in Corporation B, then such individual or entity indirectly has a ten percent or more percentage of interest in the Grantee. In this case, the response to this Section V must cover such individuals or Corporation B is held by another entity, then this analysis similarly must be applied to that next entity.

If Grantee’s response in this Section V. is #1 or #2, then all of Grantee’s Substantial Owners must remain compliance with any such child support obligations (1) throughout the term of the contract and any extension thereof or (2) until the performance of the contract is completed, as applicable. Failure of Grantee’s Substantial Owners to remain in compliance with their child support obligations in the manner set forth in either #1 or #2 constitutes an event of default.

In completing this Section V., the authorized signatory must sign on the line next to the appropriate subsection.

1.	No Substantial Owner has been declared in arrearage on his or her child support obligations, by an Illinois court of competent jurisdiction.

2.	An Illinois court of competent jurisdiction has issued and order declaring one or more Substantial Owners in arrearage on their child support obligations, however, all such Substantial Owners have entered into court-approved agreements for the payment of all such child support owed, and all such Substantial Owners are in compliance with such agreements.

3.	An Illinois court of competent jurisdiction has issued an order declaring one or more Substantial Owners in arrearage on their child support obligations and: (1) at least one such Substantial Owner has not entered into a court-approved agreement for the payment of all such child support owed, or (2) at least one such Substantial Owner is not in compliance with a court-approved agreement for the payment of all such child support owed, or both (1) and (2).

4.	There are no Substantial Owners.

V.	INCORPORATION INTO CONTRACT AND COMPLIANCE

The above certifications shall become part of any privilege awarded to the Grantee set forth in page 1 of this Grantee’s Affidavit and are a material inducement to the City’s passage of the ordinance to which this Grantee’s Affidavit is being executed and delivered on behalf of the Grantee. Further, Grantee shall comply with these certifications during the term of performance of the Agreement.

Notes 1-6 Grantee’s Affidavit

1.	Business entities are affiliated if, directly or indirectly, one controls or has the power to control the other or if third person controls or has the power to control both entities. Indicia of control include without limitation: interlocking management or ownership identity of interests among family members; shares, facilities and equipment; common use of employees; or organization of another business entity using substantially the same management, ownership or principals as the first entity.

2.	No Grantee shall be barred from contracting with any unit of State or local government as a result of a conviction, under either Section 33E-3 or Section 33E-4 of Article 33 of the State of Illinois Criminal Code of 1961, as amended, of any employee or agent of such corporation if the employee so convicted is no longer employed by the corporation and: (1) it has been finally adjudicated not guilty or (2) if it demonstrates to the governmental entity with which it seeks to contract and that entity finds that the commission of the offense was neither authorized, requested, commanded, nor performed by a director, officer or a high managerial agent in behalf of the corporation as provided in paragraph (2) of subsection (a) of Section 5-4 of the State of Illinois Criminal Code.

3.	For purposes of Section IIA of this certification, a person commits the offense of and engages in bid-rigging when he knowingly agrees with any person who is, or but for such agreement should be, a competitor of such person concerning any bid submitted or not submitted by such person or another to a unit of State or local government when with the intent that the bid submitted or not submitted will result in the award of a contract or such person or another and he either (1) provides such person or receives from another information concerning the price or other material term or terms of the bid which would otherwise not be disclosed to a competitor in an independent noncollusive submission of bids or (2) submits a bid that is of such a aprice or other material term or terms that he does not intend the bid to be accepted. See 720 ILCS 5/33E-3.

4.	For purposes of Section IIA of this certification, a person commits the offense of and engages in bid rotating when, pursuant to any collusive scheme or agreement with another, he engages in a pattern over time (which, for the purposes hereof, shall include at least 3 contract bids within a period of ten years, the most recent of which occurs after January 1, 1989) of submitting sealed bids to units of State or local government with the intent that the award of such bid rotates, or is distributed among, persons or business entities which submit bids on a substantial number of the same contracts. See 720 ILCS 5/33E-4.

5.	5ILCS 5/11 - 42.1-1 provides that a municipality may not enter into an agreement with an individual or other entity that is delinquent in the payment of any tax administered by the Illinois Department of Revenue unless the contracting party is contesting, in accordance with the procedures established by the appropriate Revenue Act its liability for the tax or the amount of the tax or unless the contracting party has entered into an agreement to pay the tax and is in compliance with the agreement.

6.	“Environmental Restriction” means any statute, ordinance, rule, regulation, permit, permit condition, order or directive relating to or imposing liability or standards of conduct concerning the release or threatened release of hazardous materials, special wastes or other contaminants into the environment and to the generation, use storage, transportation, or disposal of construction debris, bulk waste, refuse, garbage, solid waste, hazardous materials, special wastes or other contaminants, including but not limited to (1) the Comprehensive Environmental Response and Compensation and Liability Act (42 U.S.C § 7401 et seq.); (4) the Clean Water Act (33 U.S.C.

§1251 et seq.); (5) the Clean Air Act (42 U.S.C.§ 7401 et seq.), (6) the Toxic Substances Control Act of 1976 (15 U.S.C. § 2601 et seq.); (7) the Safe Drinking Water Act (42 U.S.C. § 300f); (8) the Occupational Health and Safety Act of 1970 (29 U.S.C. §651 et seq.); (9) the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 et seq.); and (10) the Illinois Environmental Protection Act (415 ILCS 5/1 through 5/56.6).

VI. VERIFICATION

Under penalty of perjury, I certify that I am authorized to execute this Grantee’s Affidavit on behalf of the Grantee set forth on page 1, that I have personal knowledge of all the certifications made herein and that the same are true.

/s/ Donald A. Petkus

Signature of Authorized Officer

Donald A. Petkus
Name of Authorized Officer (Print or Type)

President & CEO
Title

(312) 634-3200
Telephone Number

State of Illinois

County of Cook

Signed and sworn to before me this

17nd day of January 19 97

/s/ Mamie Takagi	[OFFICIAL SEAL of MAMIE TAKAGI,
Notary Public, State of Illinois]
Notary Public

Document No. 0 97 - 217

[STAMP:
PASSED by the City Council of the City of
Chicago and deposited in the office of the
City Clerk of said City.
Feb __ 1997
/s/ City Clerk City of Chicago]

APPROVED:	APPROVED:

/s/ Susan S. Sher	/s/ Richard M. Daley

CORPORATION COUNSEL	Mayor

19

STATE OF ILLINOIS	}	ss.
County of Cook.

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance how on file in my office concerning authorization for execution of eighth amendment to District Cooling System Use Agreement with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc.).

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the seventh (7th) day of February, A.D. 1997 and deposited in my office on the seventh (7th) day of February, A.D. 1997.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas 48, Nays None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without day, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign the said ordinance on the seventh (7th) day of February, A.D. 1997

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

          [L.S.] IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this eleventh (11th) day of February  , A.D. 1997

/s/ James J. Laski

JAMES J. LASKI, City Clerk

[Letterhead of Daley and George, Ltd.]

October 3, 1997

Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re: District Cooling System Use Agreement

Dear Don:

     I am enclosing herewith the original fully executed Ninth Amendment to District Cooling System Use Agreement. This is an important document and should be retained in your permanent records.

     I have also enclosed five (5) execution copies of the Tenth Amendment. I have been informed that the Tenth Amendment is under final review by various City departments and some minor changes may be required. I would appreciate your cooperation in reviewing the Tenth Amendment and if the document is satisfactory in returning the executed documents to my office.

     Please feel free to contact me if you have any questions or comments.

Sincerely,

John J. George

JJG:tc
Enclosure

     This Ninth Amendment to District Cooling System Use Agreement (the “Ninth Amendment”), dated as of August 1, 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtances to be used exclusively in the provision of District Cooling Services to be located (i) in the City’s public ways in the Dearborn Street/Madison Street intersection, (ii) in the City’s public ways in a portion of Madison Street from Dearborn Street to the alley next west of and parallel to State Street and in said alley for a distance of approximately 40 feet south of Madison Street, and (iii) in City property under a City parking garage (“Parking Garage”) situated at the northwest corner of Carroll Avenue and Dearborn Street (collectively the “Additional Distribution Facilities”), and

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\

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1, 2 and 3 attached to this Ninth Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on July 30, 1997 approved execution of a Ninth Amendment to the Current Agreement in substantially the form of this Ninth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the parties also wish to amend the current Agreement to modify certain provisions regarding installation of facilities; and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Ninth Amendment by reference as though fully set forth herein.

     Section 2. As of the Effective Date of this Ninth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits. It is further requested and confirmed by Grantee that the Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services.

     Section 3. Grantee is hereby authorized to construct and install portions of its Additional Distribution System under portions of a City-owned parking garage located at the northwest corner of Carroll Avenue and Dearborn Street, as shown on Exhibit 3 to this Amendment, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities

2

therein and thereunder (“Access Facilities”), subject, however to obtaining and acting pursuant to any and all City permits and restrictions set forth herein required in connection therewith, provided that in the event the City shall determine at any time that the construction, installation or use of all or a portion of the Access Facilities in or under the parking garage provides a hazard to the City, its employees or members of the public, such use shall either not be approved or be discontinued immediately. For purposes of this Agreement, all applicable provisions of the Current Agreement relating to the Public Ways shall be applied to the Parking Garage and the Access Facilities and applicable provisions of Sections 1 and 9.2(A) through (D) applicable to the LaSalle Street Trolley Tunnels pursuant to that certain LaSalle Street Trolley Tunnel Construction and Maintenance Agreement, dated April 10, 1996 between the City and Grantee shall be applicable to the Access Facilities. This section is supplemental to the provisions of Chapter 10-29 of the Municipal Code of Chicago (the “Code”). To the extent such requirements are not included herein, Grantee shall also meet applicable requirements of the Code and of Chapter 10-29 et seq.

     Section 4. As of the Effective Date of this Agreement, a new Section 7.29 shall be added to the Current Agreement which shall read in its entirety as follows:

“Permits: Additional Provisions (A) Building permits shall be obtained as required by the building provisions of the Code. Where the Grantee will make opening/s into the existing building’s structural components and/or bore through the soils under or adjacent to the existing building foundation/s to install service lines to provide cooling to the buildings, the Grantee (as part of the building permit) shall submit complete design documents detailing all shoring/underpinning, to the Building Department for review, approval and

3

permitting. The Grantee’s design, construction and restoration methods shall not cause any water leakage into the building or undermining and/or subsidendence of the building foundation/s and/or its components. If the Grantee’s design, construction and/or restoration methods result in the undermining, subsidence and/or structural deficiency of the building foundation and/or its structural elements, the Grantee shall be responsible for restoration of all buildings affected components to their original condition. Approval of the submitted documents and/or issuance of the building permit does not absolve the Grantee and its engineers and Contractors from their respective responsibilities from protecting, repairing and/or replacing all affected building elements.”

(B) Grantee shall not exceed the terms of the Agreement and any issued permits and public way work licenses. Any violation of the Ordinance, this Agreement or any issued permits or licenses shall be grounds for immediate termination of this Agreement and any related permits and licenses. Any use by Grantee of the Parking Garage, including but not limited to, location of Access Facilities under portions of the Parking Garage, shall require such permits, public way licences and other requirements as may be required by the City’s Department of Transportation, Bureau of Bridges and Transit.

     The provisions contained in this Agreement arc supplemental to and not in substitution of applicable provisions of the Code (including Chapters 10-21 et seq. and 10-29) and attendant regulations.

     Section 5. As of the Effective Date of this Ninth Amendment, the following sentence shall be added to the end of Section 7.7 of the Current Agreement:

4

“All drawings, plans and specifications related to location of Grantee’s Distribution System shall be submitted to and approved by the Board of Underground and no changes or substitutions may be made to such drawing, plans and specifications or to the actual facilities described in such drawings without the prior written approval of the Board of Underground.”

     Section 6. As of the Effective Date of this Ninth Amendment, the sentences set forth below shall be added to the end of Section 7.2.3. It is further understood and agreed to by the Grantee that such following sentences is a clarification of the existing language of the Current Agreement :

“No vault or other permanent facilities or structures may be located in the Public Ways or City property unless approved in advance in writing by permit by the Department of Transportation pursuant to proper submission of complete drawings and specifications. Grantee may not add or relocate any such facilities or structures in the Public Ways or City property unless such changes have been approved in advance by permit by the Department of Transportation pursuant to the proper submission of complete drawings and specifications.”

     Section 7. As of the Effective Date of the Ninth Amendment the existing provisions of Section 8.1 of the Current Agreement shall be labeled as subparagraph (A) and new subparagraphs (B) and (C) shall be added to read as follows:

   “(B) The City acting through its Commissioner of Transportation, in the interest of public safety, may require in writing that City inspectors be present at any or all installation, construction and maintenance of Grantee’s Distribution System. In such event, Grantee shall reimburse the City’s Department of

5

Transportation for the costs of City inspectors at their current overtime and holiday salary rates related to any work performed by Grantee except during the hours of Monday through Friday, 8:00 a.m. to 4:00 p.m. (exclusive of City holidays when such costs shall also be paid). Such reimbursed cost shall be paid such costs shall also be paid). Such reimbursed cost shall be paid within 30 days of an invoice from the City’s Department of Transportation to Grantee. Grantee shall also reimburse the City for any costs not routinely incurred and recovered within a reasonable time by the City from Grantee’s insurance which the City may incur in connections with Grantee’s activities undertaken pursuant to the Current Agreement, as amended.

   (C) Grantee acknowledges and agrees that it and its Contractors and subcontractors shall abide by all instructions given by City inspectors pursuant to this Section 8.1 (including, if so instructed, cessation of work). Failure to comply with the instruction of a City inspector is a basis for termination of this Agreement.”

     Section 8. In consideration for use of portions of City property under the Parking Garage shown on Exhibit 3 to this Amendment, Grantee agrees to pay and shall pay the City the annual fee of $10,000 payable in advance to the City prior to the issuance of any permit related to use of the Parking Garage and installation of the Access Facilities and payable thereafter on the anniversary date of the passage of the ordinance authorizing this Ninth Amendment. Failure to pay this fee within 30 days of the date of its due date shall constitute a default under the Current Agreement and be grounds for termination of the Current Agreement. It is also agreed by the parties that Gross Billings under the Current Agreement shall include Gross Billings derived

6

from customers serviced by Grantee’s Distribution Facilities located in or under the Parking Garage.

     Section 9. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Code (Chapter 2-156). No payment, gratuity or offer of employment shall be made in connection with this Ninth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 10. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-1l (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 11. It shall be the duty of Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

7

     Section 12. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 13. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 14. Except as expressly modified in this Ninth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Ninth Amendment, all defined terms in the Agreement are used in this Ninth Amendment with the same meaning that such terms have in the Current Agreement.

8

     IN WITNESS WHEREOF, the City has caused this Ninth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk		TITLE: Commissioner of the Department of Environment

	By:	/s/ [ILLEGIBLE]

TITLE: Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

TITLE: Commissioner of the Department of Transportation

Reviewed as to form and legality:
/s/ [ILLEGIBLE]

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ Carol Sherman	By:	/s/ [ILLEGIBLE]

Assistant Secretary		TITLE: President

9

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street. In Monroe Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50

10

feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross / Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

11

Exhibit 2

N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
COLUMBUS DRIVE
S. WACKER DR.
EISENHOWER EXPRESSWAY

McDonough Associates Inc.

Unicom Thermal Technologies

AMENDMENT 9

1

12

Exhibit 3

ABANDONED GAS
24 SEWER
20" GAS
CITY OF CHICAGO GARAGE
COMED (12-D)
12" WATER
N
GARAGE ENTRANCE
COLUMN (TYP.)
PROPOPSED 16" COOLING PIPES
W. CARROLL AVE.
N. DEARBORN ST.
0
20
40
60
SCALE IN FEET

JULY, 1997

CITY GARAGE
LOCATION PLAN

Unicom Thermal Technologies

13

[Letterhead of Daley and George, Ltd.]

August 6, 1997

BY MESSENGER
Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re: Ninth Amendment

Dear Don:

     Enclosed please find a certified copy of the Ninth Amendment passed by the City Council on July 30, 1997.

     Continued Best Wishes.

Sincerely,

John J. George

JJG:tc
Enclosure

14

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

1

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”) (and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be used exclusively in the provision of District Cooling Services (as that term is defined in the

2

Current Agreement) and to be located (i) in the City’s public ways in the Dearborn Street/ Madison Street intersection (ii) in the City’s public ways in a portion of Madison Street, from Dearborn Street to the alley next west of and parallel to State Street for a distance of approximately 40 feet south of Madison Street and (iii) in City property under a City owned parking garage situated at the northwest corner of Carroll Avenue and Dearborn Street; (collectively the “Additional Distribution Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Ninth Amendment (the “Amended Exhibits”); now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Ninth Amendment to the District Cooling System Use Agreement (the “Ninth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Ninth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes herein authorized in the interest of public safety); provided, however, that no such change or revision may extend the Additional

3

Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Ninth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Ninth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition such officials may also negotiate in the Ninth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager and, together with other City departments, including the Department of General Services, may enter into such additional agreements regarding the use of City property to be used by the Additional Distribution Facilities as such officials may deem necessary.

     SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed

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EXHIBIT A

This Ninth Amendment to District Cooling System Use Agreement (the “Ninth Amendment”), dated as of                , 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation, (the “Grantee”) and a wholly owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtances to be used exclusively in the provision of District Cooling Services to be located (i) in the City’s public ways in the Dearborn Street/Madison Street intersection, (ii) in the City’s public ways in a portion of Madison Street from Dearborn Street to the alley next west of and parallel to State Street and in said alley for a distance of approximately 40 feet south of Madison Street, and (iii) in City property under a City

1

parking garage (“Parking Garage”) situated at the northwest corner of Carroll Avenue and Dearborn Street (collectively the “Additional Distribution Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits l and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 and 3 attached to this Ninth Amendment (the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on    , 1997 approved execution of a Ninth Amendment to the Current Agreement in substantially the form of this Ninth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the parties also wish to amend the current Agreement to modify certain provisions regarding installation of facilities; and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Ninth Amendment by reference as though fully set forth herein.

     Section 2. As of the Effective Date of this Ninth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits. It is further requested and confirmed by Grantee that the Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services.

     Section 3. Grantee is hereby authorized to construct and install portions of its Additional Distribution System under portions of a City-owned parking garage located at the northwest

2

corner of Carroll Avenue and Dearborn Street, as shown on Exhibit 3 to this Amendment, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder (“Access Facilities”), subject, however to obtaining and acting pursuant to any and all City permits and restrictions set forth herein required in connection therewith; provided that in the event the City shall determine at any time that the construction, installation or use of all or a portion of the Access Facilities in or under the parking garage provides a hazard to the City, its employees or members of the public, such use shall either not be approved or be discontinued immediately. For purposes of this Agreement, all applicable provisions of the Current Agreement relating to the Public Ways shall be applied to the Parking Garage and the Access Facilities and applicable provisions of Sections l and 9.2(A) through (D) applicable to the LaSalle Street Trolley Tunnels pursuant to that certain LaSalle Street Trolley Tunnel Construction and Maintenance Agreement, dated April 10, 1996 between the City and Grantee shall be applicable to the Access Facilities. This section is supplemental to the provisions of Chapter 10-29 of the Code. To the extent applicable requirements are not included herein, Grantee shall also meet such requirements of the Municipal Code of Chicago (the “Code”) and of Chapter 10-29 et seq.

     Section 4. As of the Effective Date of this Agreement, a new Section 7.29 shall be added to the Current Agreement which shall read in its entirety as follows:

“Permits: Additional Provisions (A) Building permits shall be obtained as required by the building provisions of the Code. Where the Grantee will make opening/s into the existing building’s structural components and/or bore through the soils under or adjacent to the existing building foundation/s to install service lines to provide cooling to the buildings, the Grantee (as part of the building

3

permit) shall submit complete design documents detailing all shoring/underpinning, to the Building Department for review, approval and permitting. The Grantee’s design, construction and restoration methods shall not cause any water leakage into the building or undermining and/or subsidendence of the building foundations and/or its components. If the Grantee’s design, construction and/or restoration methods result in the undermining, subsidence and/or structural deficiency of the building foundation and/or its structural elements, the Grantee shall be responsible for restoration of all buildings affected components to their original condition. Approval of the submitted documents and/or issuance of the building permit does not absolve the Grantee and its engineers and Contractors from their respective responsibilities from protecting, repairing and/or replacing all affected building elements.”

(B) Grantee shall not exceed the terms of the Agreement and any issued permits and public way work licenses. Any violation of the Ordinance, this Agreement or any issued permits or licenses shall be grounds for immediate termination of this Agreement and any related permits and licenses. Any use by Grantee of the Parking Garage, including but not limited to, location of Access Facilities under portions of the Parking Garage, shall require such permits, public way licences and other requirements as may be required by the City’s Department of Transportation, Bureau of Bridges and Transit.

     The provisions contained in this Agreement are supplemental to and not in substitution of applicable provisions of the Code (including Chapters 10-21 et seq. and 10-29) and attendant regulations.

4

     Section 5. As of the Effective Date of this Ninth Amendment, the following sentence shall be added to the end of Section 7.7 of the Current Agreement:

“All drawings, plans and specifications related to location of Grantee’s Distribution System shall be submitted to and approved by the Board of Underground and no changes or substitutions may be made to such drawing, plans and specifications or to the actual facilities described in such drawings without the prior written approval of the Board of Underground.”

     Section 6. As of the Effective Date of this Ninth Amendment, the sentences set forth below shall be added to the end of Section 7.2.3. It is further understood and agreed to by the Grantee that such following sentences is a clarification of the existing language of the Current Agreement:

“No vault or other permanent facilities or structures may be located in the Public Ways or City property unless approved in advance in writing by permit by the Department of Transportation pursuant to proper submission of complete drawings and specifications. Grantee may not add or relocate any such facilities or structures in the Public Ways or City property unless such changes have been approved in advance by permit by the Department of Transportation pursuant to the proper submission of complete drawings and specifications.”

     Section 7. As of the Effective Date of the Ninth Amendment the existing provisions of Section 8.1 of the Current Agreement shall be labeled as subparagraph (A) and new subparagraphs (B) and (C) shall be added to read as follows:

   “(B) The City acting through its Commissioner of Transportation, in the interest of public safety, may require in writing that City inspectors be present at

5

any or all installation, construction and maintenance of Grantee’s Distribution System. In such event, Grantee shall reimburse the City’s Department of Transportation for the costs of City inspectors at their current overtime and holiday salary rates related to any work performed by Grantee except during the hours of Monday through Friday, 8:00 a.m. to 4:30 p.m. (exclusive of City holidays when such costs shall also be paid). Such reimbursed cost shall be paid within 30 days of an invoice from the City’s Department of Transportation to Grantee. Grantee shall also reimburse the City for any costs not routinely incurred and recovered within a reasonable time by the City from Grantee’s insurance which the City may incur in connections with Grantee’s activities undertaken pursuant to the Current Agreement, as amended.

   (C) Grantee acknowledges and agrees that it and its Contractors and subcontractors shall abide by all instructions given by City inspectors pursuant to this Section 8.1 (including, if so instructed, cessation of work). Failure to comply with the instruction of a City inspector is a basis for termination of this Agreement.”

     Section 8. In consideration for use of portions of City property under the Parking Garage shown on Exhibit 3 to this Amendment, Grantee agrees to pay and shall pay the City the annual fee of $10,000 payable in advance to the City prior to the issuance of any permit related to use of the Parking Garage and installation of the Access Facilities and payable thereafter on the anniversary date of the passage of the ordinance authorizing this Ninth. Failure to pay this fee within 30 days of the date of its due date shall constitute a default under the Current Agreement and be grounds for termination of the Current Agreement. It is also agreed by the parties that

6

Gross Billings under the Current Agreement shall include Gross Billings derived from customers serviced by Grantee’s Distribution Facilities located in or under the Parking Garage.

     Section 9. Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Code (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 10. Neither Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 11. It shall be the duty of Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 12. Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.

7

Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 13. If Grantee conducts any business operations in Northern Ireland, it is hereby required that Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 14. Except as expressly modified in this Ninth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof. Except as set forth in this Ninth Amendment, all defined terms in the Agreement are used in the Ninth Amendment with the same meaning that such terms have in the Current Agreement.

8

     IN WITNESS WHEREOF, the City has caused this Ninth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written. (SEAL)

CITY OF CHICAGO

By:

City Clerk		TITLE: Commissioner of the Department of Environment

By:

TITLE: Director of the Department of Revenue

By:

TITLE: Commissioner of the Department of Transportation
Reviewed as to form and legality

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

TITLE: President

9

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant # 1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Madison Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from approximately 75 feet north of Lake Street to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street. In Monroe Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West

10

Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross / Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

11

Exhibit 2

12

Exhibit 3

13

               Unicom Thermal Technologies, Inc. is a wholly owned subsidiary of Unicom Enterprises, Inc.

               Unicom Enterprises, Inc. is a wholly owned subsidiary of Unicom Corporation.

               Unicom Corporation is a New York Stock Exchange traded public company.

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DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Thermal Technologies, Inc.

Grantee/ Proposer Address:	30 West Monroe, Suite 500
Chicago, Illinois 60603

Grantee/ Proposer is a :	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

          *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x ) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Chairman of the Board	Mr. Don Petkus	President
	Director/ Officer		Director/ Officer

Mr. Samuel Skinner	Director	Mr. William Downey	Director

Mr. Robert Manning	Director	Mr. John Bukovski	Director

Mr. Leo Mullin	Director/Officer	Mr. David Scholz	Officer

		Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

DISCLOSURE OF OWNERSHIP INTEREST

Name (Print or Type)	Address	Ownership Interest
%

%

%

e.	The corporation is owned partially or completely by one or more other corporations: YES (x ) NO ( )

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

                                                                                N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

Names of Partner (Print or Type)	Percentage Interest

%

%

%

SECTION III — SOLE PROPRIETORSHIPS

                                                                                N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

YES ( )	NO ( )	If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary

DISCLOSURE OF OWNERSHIP INTEREST

in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

SECTION V — NOT FOR PROFIT CORPORATIONS

                                                                                N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List)

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

DISCLOSURE OF OWNERSHIP INTEREST

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 17 day of January A.D., 1997

(Notary Public Signature)

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Enterprises, Inc.

Grantee/ Proposer Address:	10 South Dearborn, 37th Floor
Chicago, Illinois 60690-0767

Grantee/ Proposer is a :	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

*Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Director/ Officer	Mr. John C. Bukovski	Director

Mr. Samuel K. Skinner	Director/ Officer	Mr. William H. Downey	Director

Mr. Leo F. Mullin	Director/Officer	Mr. David A. Scholz	Officer

Mr. Robert J. Manning	Director	Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name (Print or Type)	Address	Ownership Interest
%

%

DISCLOSURE OF OWNERSHIP INTEREST

Name (Print or Type)	Address	Ownership Interest
%

%

e.	The corporation is owned partially or completely by one or more other corporations: YES (x) NO ( )

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

r
Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

SECTION III — SOLE PROPRIETORSHIPS

                                                                                N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary:

          YES (   )            NO (   )            If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

DISCLOSURE OF OWNERSHIP INTEREST

SECTION V — NOT FOR PROFIT CORPORATIONS

                                                                                N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List)

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

DISCLOSURE OF OWNERSHIP INTEREST

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

     Subscribed to before me this 17 day of January A.D., 1997

(Notary Public Signature)

DISCLOSURE OF OWNERSHIP INTEREST

     Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Corporation

Grantee/ Proposer Address:	10 South Dearborn
Chicago, Illinois 60690-0767

Grantee/ Proposer is a :	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

               *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
See Attached	Directors
See Attached	Officers

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name(Print or Type)	Address	Ownership Interest
%

%

DISCLOSURE OF OWNERSHIP INTEREST

Name(Print or Type)	Address	Ownership Interest
%

%

e.	The corporation is owned partially or completely by one or more other corporations:

YES ( ) NO ( )

                                                                                 See Below

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
All share holders are below 10% as per May 22, 1996 Proxy.

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

                                                                                N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

%

%

%

DISCLOSURE OF OWNERSHIP INTEREST

Names of Partner (Print or Type)	Percentage Interest

%

%

%

SECTION III — SOLE PROPRIETORSHIPS

                                                                                N/A

a.	The grantee/ proposer is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary.

YES (   )            NO (   )           If NO, complete items b and c of this Section III.

b.	If the sole proprietor is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest:

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another party or legal entity, state the name and address of such person or entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION IV — LAND TRUSTS, BUSINESS TRUSTS, ESTATES & OTHER ENTITIES

                                                                                N/A

If the grantee/proposer is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary

DISCLOSURE OF OWNERSHIP INTEREST

in whose behalf title is held, including the name, address and percentage of interest of each beneficiary.

SECTION V — NOT FOR PROFIT CORPORATIONS

                                                                                N/A

a.	Incorporated in the State of

b.	Authorized to do business in the State of Illinois: YES ( ) NO ( )

c.	Names of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, the Corporation Counsel of the City of Chicago may require any such additional from any entity to achieve full disclosure relevant to the contract.

STATE OF	Illinois	)
		)	SS.
COUNTY OF	Cook	)

This undersigned having been duly sworn, states that (he) or (she) is authorized to make this affidavit in behalf of the applicant, that the information disclosed in this economic disclosure statement and any accompanying schedules, is true and complete to the best of (his) or (her) knowledge, and that the applicant has withheld no disclosure as to economic interest in the undertaking for which this application is made, nor reserved any information, date or plan as to the intended use or purpose for which it seeks action by the City.

DISCLOSURE OF OWNERSHIP INTEREST

(Signature of Persons Making Statement)

David A. Scholz

Name of Person Making Statement (Print or Type)

Corporate Secretary

Title

Subscribed to before me this 17 day of January A.D., 1997

(Notary Public Signature)

Disclosure of Ownership Interests
Attachment

The following list will provide the names of the Directors of Unicom Corporation:

Jean Allard
Edward A. Brennan
James Compton
Sue Gin
Donald Jacobs
Edgar D. Jannotta
George Johnson
Edward Mason
Leo Mullin
James J. O’Connor
Frank Olson
Samuel Skinner
Bruce DeMars

The following list represents the current Officers:

James J. O’Connor
Samuel Skinner
Donald Petkus
John Bukovski
Roger Kovack
Dennis O’Brien
David Scholz
John T. Costello
Leo Mullin

GRANTEE’S AFFIDAVIT

Instructions:	FOR USE WITH A PRIVILEGE GRANTED BY THE CITY. Every Grantee must complete this Grantee’s Affidavit. Special attention should be paid to Sections I (pp. 1 to 4), II (pp. 4 and 5), and III. and IV A.2. (p.9) which require the Grantee to provide certain information to the City. The Grantee must sign the appropriate line in Section II C (p.6), Section III.A (p.8) and Section IV (p.9) and must complete and sign before a notary public the Verification, Section VI (p. 11). Please note that in the event the Grantee is a joint venture, the joint venture and each of the joint venture partners must submit a completed Grantee’s Affidavit. In the event that the Grantee is unable to certify to any of the statements contained herein Grantee must contact the City of Chicago (the “City”) and provide a detailed factual explanation of the circumstances leading to the Grantee’s inability to so certify.

The undersigned	Donald A. Petkus,	as President & CEO
	(Name)	(Title)

Unicom Thermal
and on behalf of	Technologies, Inc.	(“Grantee”) having been duly sworn under oath
(Business Name)

Certifies that:

I.	DISCLOSURE OF OWNERSHIP INTERESTS

Pursuant to Chapter 2-154 of the Municipal Code of Chicago (the “Municipal Code”), all affiants shall provide the following information with their proposal. If the question is not applicable, answer with “NA.” If the answer is none, please answer “none.”

Proposer is a:	[X] Corporation	[ ] Sole Proprietor
(Check One)	[ ] Partnership	[ ] Not-for-Profit-Corporation
	[ ] Joint Venture	[ ] Other

DISCLOSURE OF OWNERSHIP INTEREST

SECTION 1. FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois YES [ X ] NO [ ]

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
SEE ATTACHED DISCLOSURE OF OWNERSHIP INTEREST

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

Name(Print or Type)	Address	Ownership Interest
%

%

%

e.	Is the corporation owned partially or completely by one or more other Corporations: YES [ X ] NO [ ]

If “yes,” provide the above information, as applicable, for each of said corporations. SEE ATTACHED DISCLOSURE OF OWNERSHIP INTEREST OF UNICOM CORPORATION and UNICOM ENTERPRISES, INC.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 7.5% of the proportionate ownership of the corporation and indicate the percentage interest of each.

DISCLOSURE OF OWNERSHIP INTEREST

Name(Print or Type)	Address	Ownership Interest
%

%

%

NOTE: Generally, with corporations having 100 or more shareholders where no shareholder owns 7.5% of the shares, the requirements of this Section 1 would be satisfied by the bidder/proposer enclosing, with his bid/proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION 2. PARTNERSHIPS

                                                                                NA

If the affiant is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

%

SECTION 3. SOLE PROPRIETORSHIPS

                                                                                NA

a.	The affiant is a sole proprietor and is not acting in any representative capacity in behalf of any beneficiary: YES [ ] NO [ ] If NO, complete items b. and c. of this Section 3.

b.	If the sole proprietorship is held by an agent(s) or a nominee(s), indicate the principal(s) for whom the agent or nominee hold such interest.

Name(s) of Principal(s) (Print or Type)

c.	If the interest of a spouse or any other party is constructively controlled by another person or legal entity state the name and address of such person or

DISCLOSURE OF OWNERSHIP INTEREST

entity possessing such control and the relationship under which such control is being or may be exercised:

SECTION 4. LAND TRUSTS, BUSINESS TRUST, ESTATES & OTHER ENTITIES

                                                                                NA

If the affiant is a land trust, business trust, estate or other similar commercial or legal entity, identify any representative, person or entity holding legal title as well as each beneficiary in whose behalf title is held including the name, address and percentage of interest of each beneficiary.

SECTION 5. NOT-FOR-PROFIT CORPORATIONS

                                                                                NA

a.	incorporated in the State of

b.	Authorized to do business in the State of Illinois YES [ ] NO [ ]

c.	Names of all officers of corporation (or Attach List): Names of all directors of corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Pursuant to Chapter 2-154, Section 2-154-030 of the Municipal Code, the Corporation Counsel may require any such additional information from any entity to achieve full disclosure relevant to the proposal. Further, pursuant to Chapter 2-154, Section 2-154-020 of the Municipal Code, any material Change in the information required above must be provided by supplementing this statement at any time up to the time the City Council of the City (the “City Council”) takes action on the proposal.

DISCLOSURE OF OWNERSHIP INTEREST

II.	GRANTEE CERTIFICATION

A.	GRANTEE

1.	The Grantee, its Contractor or any subcontractor to be used in the performance of this agreement, or any affiliated entity1 of the Grantee’s Contractor or any such subcontractor, or any responsible official thereof, or any other official, agent or employee of the Grantee, its Contractor, any such subcontractor or any such affiliated entity[1] , acting pursuant to the direction or authorization of a responsible official thereof has not, during a period of 3 years prior to the date of execution of this certification:

a.	Bribed or attempted to bribe, or been convicted of bribery or attempting to bribe a public officer or employee of the City of Chicago, the State of Illinois, any agency of the federal government or any state or local government in the United States (if an officer or employee, in that officer’s or employee’s official capacity); or

b.	Agreed or colluded, or been convicted of agreement of collusion among bidders or prospective bidders in restraint of freedom of competition by agreement to bid a fixed price or otherwise; or

c.	Made an admission of guilt of such conduct described in 1(a) and (b) above which is matter of record but has not been prosecuted for such conduct.

2.	The Grantee, its Contractor or any agent, partner, employee or officer of the Grantee or its Contractor is not barred from contracting with any unit of state or local government as a result of engaging in or being convicted of bid-rigging[3] in violation of Section 3 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-3), or any similar offense of any state or the United States which contains the same elements as the offense of bid-rigging[3] during a period of five years prior to the date of submittal of this bid, proposal or response.[2]

3.	The Grantee, its Contractor or any agent, partner, employee or officer of the Grantee or its Contractor is not barred from contacting with any unit of state or local government as a result of engaging in or being convicted of bid-rotating[4] in violation of Section 4 of Article 33E of the Illinois Criminal Code of 1961, as amended (720 ILCS 5/33E-4), or any similar offense of any state or the United States which contains the same elements as the offense of bid-rotating[4].

4.	The Grantee or its Contractor understands and will abide by all provisions of Chapter 2-56 of the Municipal Code entitled “Office of Inspector General” and all provisions of Chapter 2-156 of the Municipal Code entitled “Governmental Ethics.”

DISCLOSURE OF OWNERSHIP INTEREST

B.	CONTRACTOR AND SUBCONTRACTORS

1.	The Grantee has obtained from all Contractors and subcontractors to be used in the performance of this agreement, known by the Grantee at this time, certifications in form and substance equal to Section I of this Grantee’s Affidavit. Based on such certification(s) any other information known or obtained by the Grantee, the Grantee is not aware of any such Contractor, subcontractor, subcontractor’s affiliated entity[1], or any agent partner, employee or officer of such Contractor, subcontractor or subcontractor’s affiliated entity[1] having engaged in or been convicted of: (a) any of the conduct described in Section II.A.1(a) or (b) of this certification, (b) bid-rigging[3], bid-rotating[4], or any similar offense of any state or the United States which contain the same elements as bid-rigging and bid-rotating, or having made an admission of guilt of the conduct described in Section II.A.1(a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

2.	The Grantee will, prior to using them as Contractors, subcontractors, obtain from all subcontractors to be used in the performance of this contract, but not yet known by the Grantee at this time, certifications in form and substance equal to this certification. The Grantee shall not, without the prior written permission of the City, use any of such Contractors, subcontractors in the performance of this contract if the Grantee, based on such certifications or any other information known or obtained by Grantee, becomes aware of such Contractor, subcontractor, subcontractor’s affiliated entity[1] having engaged in or been convicted of: (a) any of the conduct described in Section II.A.1 (a) or (b) of this certification: or (b) of bid-rigging[3], bid-rotating[4] or any similar offense of any state or the United States which contains the same elements as bid-rigging or bid-rotating or having made an admission of guilt of the conduct described in Section II.A.1(a) or (b) which is a matter of record but has/have not been prosecuted for such conduct.

3.	The Grantee will maintain on file for the duration of the contract all certifications required by Section II.B (1) and (2) above, for all Contractors or subcontractors to be used in the performance of this contract and will make such certifications promptly available to the City of Chicago upon request.

4.	The Grantee will not, without the prior written consent of the City, use as Contractors or subcontractors any individual, firm, partnership, corporation, joint venture or other entity from whom the Grantee is unable to obtain a certifications promptly available to the City upon request.

5.	Grantee hereby agrees, if the City so demands, to terminate its contract or subcontract with any subcontractor, if such Contractor or subcontractor was ineligible at the time that the subcontract was entered into for award of such subcontract under Ch. 2-92, Section 2-92-320 of the Municipal Code, or if applicable, under Section 33-E of Article 33 of the State of Illinois Criminal Code of 1961, as amended. Grantee shall insert adequate provisions in all Contracts or

DISCLOSURE OF OWNERSHIP INTEREST

subcontracts to allow it to terminate such contracts as required by this certification.

C.	STATE TAX DELINQUENCIES

In completing this Section II C, authorized signatory of the Grantee who executes this Affidavit on behalf of the Grantee MUST SIGN on the line next to the appropriate subsection.

1.	Grantee is not delinquent in the payment of any tax administered by the Illinois Department of Revenue or, if delinquent, Grantee is contesting, in accordance with the procedures established by the appropriate Revenue Act, its liability for the tax or amount of the tax.

2.	Grantee has entered into an agreement with the Illinois Department of Revenue for the payment of all such taxes that are due and is in compliance with such agreement.

3.	Grantee is delinquent in the payment of any tax administered by the Department of Revenue and is not covered under any of the situations described in subsections 1 and 2 of this Section II C, above. [5]

D.	CERTIFICATION REGARDING SUSPENSION AND DISBARMENT

1.	The Grantee certifies to the best of its knowledge and belief, that it and its principals:

a.	Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal, state or local department or agency;

b.	Have not within a three-year period preceding this proposal been convicted of or had a civil judgement rendered against them for: The commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, Local) transaction or contract under a public transaction; a violation of Federal or State antitrust statutes; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property.

c.	Are not presently indicated for or otherwise criminally or civily charged by governmental entity (Federal State or Local) with commission of any of the offense enumerated in paragraph (D)(1)(b) above; and

d.	Have not within a three-year period preceding this agreement had one or more public transactions (Federal, State or Local) terminated for cause or default.

DISCLOSURE OF OWNERSHIP INTEREST

2.	If the Grantee is unable to certify to any of the statements in this Certification, Grantee shall attach an explanation to this Certification.

3.	If any Contractors or subcontractors are to be used in the performance of this Agreement, Grantee shall cause such Contractors or subcontractors to certify as to paragraph (D) (1) of this Certification. In the event that any Contractor or subcontractor is unable to certify to any of the statements in this Certification, such Contractor or subcontractor shall attach an explanation to this Certification

E.	ANTI-COLLUSION

The Grantee, its agent, officers or employees have not directly or indirectly entered into an agreement, participated in any collusion, or otherwise taken any action in restraint of free competitive bidding in connection with this proposal. Failure to submit this statement as part of the bid proposal will make the bid nonresponsive and not eligible for award consideration.

F.	PUNISHMENT

A Grantee who makes a false statement, material to Section II (A)(2) of this certification commits a class 3 felony. 720 ILCS 5/33E – 11(b). Making a false statement concerning Section II of this certification is a Class A misdemeanor, voids the contract and allows the municipality to recover all amounts paid to the contractor under the contract in a civil action. 65 ILCS 5/11 - 42.1 – 1.

III.	CERTIFICATION OF ENVIRONMENTAL COMPLIANCE

A.	Neither the Grantee nor any affiliated entity[1] of the Grantee has, during a period of five (5) years prior to the date of execution of this Affidavit, (1) violated or engaged in any conduct with violated Sections 7-28-440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6], (2) received notice of any claim, demand or action, including but not limited to citations and warrants, from the City of Chicago, the State of Illinois, the Federal government, any state or political subdivision thereof, or any agency, court or body of the Federal government or any state or political subdivision thereof, exercising executive, legislative, judicial, regulatory, or administrative functions, relating to a violation or alleged violation of Section s 7-28-44 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction, or (3) been subject to any fine or penalty of any nature for failure to comply with Section 7-28-440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapters 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6].

Authorized signatory of the Grantee who executes this Affidavit on behalf of the Grantee MUST SIGN on the line next to the appropriate statement 1 or 2 below.

1.	Grantee makes the certification contained in Paragraph A of this Section III.

DISCLOSURE OF OWNERSHIP INTEREST

2.	Grantee makes the certification contained in Paragraph A of this Section III except as to the matters specifically identified below:

(Attach Additional Pages of Explanation to this Grantee’s Affidavit, if necessary).

B.	Without the written consent of the Director of Revenue (i) Grantee will not employ any Contractor or subcontractor in connection with the Agreement to which this Affidavit pertains without obtaining from such Contractor or subcontractor a certification similar in form and substance to the certification contained in Subparagraph 1 of Paragraph A of this Section III prior to such Contractor or subcontractor’s performance of any work or services under the Agreement to which this Affidavit pertains or furnishing any goods, supplies or materials of any kind under the Agreement to which this Affidavit pertains and (ii) employ, in connection with the Agreement to which this Affidavit pertains, any Contractor or subcontractor if the Grantee or any of its officers have knowledge that the Contractor or subcontractor can not truthfully execute such certification. The Grantee will furnish to the City upon its request an executed copy of each such certification;

C.	Until Completion of the Grantee’s performance under the Agreement to which this Affidavit pertains, the Grantee will not violate any provision of Section 7-28-440 or 11-4-1500 or Article XIV of Chapter 11-4 or Chapter 7-28 or 11-4 of the Municipal Code or any other Environmental Restriction[6], whether in the performance of such Contract or otherwise.

IV.	CERTIFICATION OF COURT-ORDERED CHILD SUPPORT COMPLIANCE NA

For purposes of this Section IV., “SUBSTANTIAL OWNER” means any person who owns or holds a ten percent (10%) or more percentage of interest in the Grantee; where the Grantee is an individual or sole proprietorship, substantial owner means that individual or sole proprietor. Percentage of interest includes direct, indirect and beneficial interests in the Grantee. Indirect or beneficial interest means that an interest in the Grantee is held by a corporation, joint venture, trust, partnership. association, estate or other legal entity, in which the individual holds an interest, or by agent(s) or nominee(s) on behalf of an individual or entity has a fifty percent or more percentage of interest in Corporation B, then such individual or entity indirectly has a ten percent or more percentage of interest in the Grantee. In this case, the response to this Section V. must cover such individual(s) or entity Corporation B is held by another entity, then this analysis similarly must be applied to that next entity.

If Grantee’s response in this Section V. is # 1 or #2, then all of Grantee’s Substantial Owners must remain compliance with any such child support obligations (1) throughout

DISCLOSURE OF OWNERSHIP INTEREST

the term of the contract and any extension thereof or (2) until the performance of the contract is completed, as applicable. Failure of Grantee’s Substantial Owners to remain in compliance with their child support obligations in the manner set forth in either #1 or #2 constitutes an event of default.

In completing this Section V., the authorizerd signatory must sign on the line next to the appropriate subsection.

l.             No Substantial Owner has been declared in arrearage on his or her child support obligations, by an Illinois court of competent jurisdiction.

2.             An Illinois court of competent jurisdiction has issued and order declaring one or more Substantial Owners in arrearage on their child support obligations, however, all such Substantial Owners have entered into court-approved agreements for the payment of all such child support owed, and all such Substantial Owners are in compliance with such agreements.

3.             An Illinois court of competent jurisdiction has issued an order declaring one or more Substantial Owners in arrearage on their child support obligations and: (1) at least one such Substantial Owner has not entered into a court-approved agreement for the payment of all such child support owed, or (2) at least one such Substantial Owner is not in compliance with a court-approved agreement for the payment of all such child support owed, or both (1) and (2).

4.             There are no Substantial Owners.

V.	INCORPORATION INTO CONTRACT AND COMPLIANCE

The above certifications shall become part of any privilege awarded to the Grantee set forth in page 1 of this Grantee’s Affidavit and are a material inducement to the City’s passage of the ordinance to which this Grantee’s Affidavit is being executed and delivered on behalf of the Grantee. Further, Grantee shall comply with these certifications during the term of performance of the Agreement.

DISCLOSURE OF OWNERSHIP INTEREST

Notes 1-6 Grantee’s Affidavit

1.	Business entities are affiliated if, directly or indirectly, one controls or has the power to control the other or if third person controls or has the power to control both entities. Indicia of control include without limitation: interlocking management or ownership identity of interests among family members; shares facilities and equipment; common use of employees; or organization of another business entity using substantially the same management, ownership or principals as the first entity.

2.	No Grantee shall be barred from contracting with any unit of State or local government as a result of a conviction, under either Section 33E-3 or Section 33E-4 of Article 33 of the State of Illinois Criminal Code of 1961, as amended, of any employee or agent of such corporation if the employee so convicted is no longer employed by the corporation and: (1) it has been finally adjudicated not guilty or (2) if it demonstrates to the governmental entity with which it seeks to contract and that entity finds that the commission of the offense was neither authorized, requested, commanded, nor performed by a director, officer or a high managerial agent in behalf of the corporation as provided in paragraph (2) of subsection (a) of Section 5-4 of the State of Illinois Criminal Code.

3.	For purposes of Section IIA of this certification, a person commits the offense of and engages in bid-rigging when he knowingly agrees with any person who is, or but for such agreement should be, a competitor of such person concerning any bid submitted or not submitted by such person or another to a unit of State or local government when with the intent that the bid submitted or not submitted will result in the award of a contract or such person or another and he either (1) provides such person or receives from another information concerning the price or other material term or terms of the bid which would otherwise not be disclosed to a competitor in an independent noncollusive submission of bids or (2) submits a bid that is of such a aprice or other material term or terms that he does not intend the bid to be accepted. See 720 ILCS 5/33E-3.

4.	For purposes of Section IIA of this certification, a person commits the offense of and engages in bid rotating when, pursuant to any collusive scheme or agreement with another, he engages in a pattern over time (which, for the purposes hereof, shall include at least 3 contract bids within a period of ten years, the most recent of which occurs after January 1, 1989) of submitting sealed bids to units of State or local government with the intent that the award of such bid rotates, or is distributed among, persons or business entities which submit bids on a substantial number of the same contracts. See 720 ILCS 5/33E-4.

5.	5ILCS 5/11 — 42.1-1 provides that a municipality may not enter into an agreement with an individual or other entity that is delinquent in the payment of any tax administered by the Illinois Department of Revenue unless the contracting party is contesting, in accordance with the procedures established by the appropriate Revenue Act its liability for the tax or the amount of the tax or unless the contracting party has entered into an agreement to pay the tax and is in compliance with the agreement.

DISCLOSURE OF OWNERSHIP INTEREST

6.	“Environmental Restriction” means any statute, ordinance, rule, regulation, permit, permit condition, order or directive relating to or imposing liability or standards of conduct concerning the release or threatened release of hazardous materials, special wastes or other contaminants into the environment and to the generation, use storage, transportation, or disposal of construction debris, bulk waste, refuse, garbage, solid waste, hazardous materials, special wastes or other contaminants, including but not limited to (1) the Comprehensive Environmental Response and Compensation and Liability Act (42 U.S.C.§ 7401 et seq.); (4) the Clean Water Act (33 U.S.C. §1251 et seq.); (5) the Clean Air Act (42 U.S.C.§ 7401 et seq.); (6) the Toxic Substances Control Act of 1976 (15 U.S.C. § 2601 et seq.); (7) the Safe Drinking Water Act (42 U.S.C. § 300f); (8) the Occupational Health and Safety Act of 1970 (29 U.S.C. §651 et seq.); (9) the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 el seq.); and (10) the Illinois Environmental Protection Act (415 ILCS 5/1 through 5/56.6).

VI.	VERIFICATION

Under penalty of perjury, I certify that I am authorized to execute this Grantee’s Affidavit on behalf of the Grantee set forth on page 1, that I have personal knowledge of all the certifications made herein and that the same are true.

Signature of Authorized Officer

Donald A. Petkus
Name of Authorized Officer (Print or Type)

President & CEO
Title

(312) 634-3200
Telephone Number

State of Illinois

County of Cook

Signed and sworn to before me this

17nd day of January 1997

Notary Public

DISCLOSURE OF OWNERSHIP INTEREST

Pursuant to Chapter 2-154-010, 2-154-020, 2-154-030 and 2-154-040 of the Municipal Code of the City of Chicago, all grantees/ proposers shall provide the following information with their proposal. Notwithstanding, the Corporation Counsel may require an additional information which is reasonably intended to achieve full disclosure of ownership interests from grantee or proposer. Every question must be answered. If the question is not applicable, answer with “NA.” If the answer is none, please answer “None.” Note: The person preparing Section I, II, III, IV or V of this statement must sign the bottom of Page 4 before a Notary Public.

Grantee/ Proposer Name:	Unicom Thermal Technologies, Inc.

Grantee/ Proposer Address:	30 West Monroe, Suite 500
Chicago, Illinois 60603

Grantee/ Proposer is a :	(x)Corporation;	( )Sole Proprietor;	( )Partnership;
(Check One)	( )Not-for Profit Corporation	( )Joint Venturer*;	( )Other;

               *Each Joint Venture Partner must submit a completed Disclosure of Ownership Interest.

SECTION I — FOR PROFIT CORPORATIONS

a.	Incorporated in the State of Illinois

b.	Authorized to do business in the State of Illinois: YES (x) NO ( )

c.	Name of all Officers of corporation (or Attach List): Names of all Directors of Corporation (or Attach List):

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)
Mr. James J. O’Connor	Chairman of the Board Director/ Officer	Mr. Don Petkus	President Director/ Officer

		Mr. William Downey	Director

Mr. Samuel Skinner	Director	Mr. John Bukovski	Director

Mr. Robert Manning	Director	Mr. David Scholz	Officer

Mr. Leo Mullin	Director/Officer	Mr. Dennis O’Brien	Officer

d.	If the corporation has fewer than 100 shareholders indicate here or attach a list of names and addresses of all shareholders and the percentage interest of each.

DISCLOSURE OF OWNERSHIP INTEREST

Name (Print or Type)	Address	Ownership Interest
%

%

%

%

e.	The corporation is owned partially or completely by one or more other corporations: YES (x ) NO ( )

If “yes,” submit a Disclosure of Ownership Interests form for each of said corporations.

f.	If the corporation has 100 or more shareholders, indicate here or attach a list of names and addresses of all shareholders owning shares equal to or in excess of 10% of the proportionate ownership of the corporation and indicate the percentage interest of each.

Name (Print or Type)	Title (Print or Type)	Name (Print or Type)	Title (Print or Type)

NOTE: Generally, with corporations having 100 or more shareholders where no shareholders own 10% of the share, the requirements of this Section I would be satisfied by the Grantee/Proposer enclosing, with his proposal, a copy of the corporation’s latest published annual report and/or Form 10-K if the information is contained therein.

SECTION II — PARTNERSHIPS

                                                                                N/A

If the grantee/proposer is a partnership, indicate the name of each partner and the percentage of interest of each therein:

Names of Partner (Print or Type)	Percentage Interest
%

%

DISCLOSURE OF OWNERSHIP INTEREST

Names of Partner (Print or Type)	Percentage Interest

%

%

%

%

STATE OF	ILLINOIS	)
		)	SS.
COUNTY OF	Cook	)

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office an amendment of ordinance which authorized the Use Agreement with Unicom Thermal Technologies.

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the thirtieth (30th) day of July, A.D. 1997 and deposited in my office on the thirtieth (30th) day of July, A.D. 1997.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas 49, Nays None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign the said ordinance on the thirtieth (30th) day of July, A.D. 1997.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

[L.S.]	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this fifth (5th) day of August, A.D. 1997.

JAMES J. LASKI, City Clerk

[Daley and George, Ltd. Letterhead]

January 5, 1998

Mr. Donald A. Petkus
Unicom Thermal Technologies, Inc.
30 West Monroe/Fifth Floor
Chicago, Illinois 60603

Dear Don:

          I am enclosing herein an executed copy of the Tenth Amendment to the District Cooling Use Agreement which permits the distribution piping system to be expanded in accordance with the attached exhibits.

          If you have any questions, please call me.

Sincerely,

John J. George

JJG:df
Enclosure

          This Tenth Amendment to District Cooling System Use Agreement (the “Tenth Amendment”), dated as of October 1, 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

          WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

          WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

          WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

          WHEREAS, in order to provide increased hydraulic efficiency for the System and to serve a property located at 221 North LaSalle Street, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located (i) in the City’s public ways in a portion of Dearborn Street from Madison Street to Lake Street, (ii) in the City’s public ways in a portion of LaSalle Street from Wacker Drive to approximately 75 feet North of Lake Street (collectively the “Additional Distribution Facilities”); and

1

          WHEREAS, Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Tenth Amendment (the “Amended Exhibits”); and

          WHEREAS, the City wishes further time to consider whether Additional Distribution Facilities are necessary in Dearborn Street from Madison Street to Lake Street in order to improve hydraulic efficiency from the System subject to the imposition of certain conditions.

          WHEREAS, the City Council of the City on September 10, 1997 approved execution of a Tenth Amendment to the Current Agreement in substantially the form of this Tenth Amendment, including the Amended Exhibits (the “Ordinance”); and

          WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

          NOW, THEREFORE,

          It is agreed by the parties hereto as follows:

          Section 1. The above recitals are expressly incorporated herein and made a part of this Tenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

          Section 2. As of the Effective Date of this Tenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3. It is further represented and confirmed by Grantee that the Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services.

2

          Section 3. Notwithstanding the provisions contained in Section 2 hereof, the Current Exhibits shall not be deemed amended to include, and no Additional Distribution Facilities shall be installed or located in the City’s public ways in Dearborn Street from Madison Street to Lake Street (as described in (i) in the fourth paragraph of the preamble) unless and until, prior to issuance of any permits therefor, further written approval for such Additional Distribution Facilities shall be given by the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation. Such approval shall be conditioned upon the satisfaction of said Commissioners that, and the extent to which, such Additional Distribution Facilities are necessary to provide reasonably required increased hydraulic efficiency for the System. The Grantee shall provide such data and documentation as such Commissioner shall require in order to reach a conclusion as to such necessity. Prior to receipt of such approval and the issuance of related permits, the Grantee shall only apply for a permit to perform test holes in the portions of the public way described in this Section 3 in such manner and subject to such restrictions as set forth herein and any related test hole permits. Any work conducted or facilities installed beyond the scope of the test hole permits prior to the written approval of the Commissioners for such additional work or facilities shall be deemed a breach of the Current Agreement, as amended hereby.

          Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Code (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be

3

made in connection with this Tenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

          Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

          Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

          Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

          Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

4

          Section 9. Except as expressly modified in this Tenth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

5

          IN WITNESS WHEREOF, the City has caused this Tenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

CITY OF CHICAGO

/s/ James J. Laski	By:		/s/ [ILLEGIBLE]

City Clerk		TITLE:	Commissioner of the Department of
Environment

	By:		/s/ [ILLEGIBLE]

		TITLE:	Director of the
Department of Revenue

	By:		/s/ [ILLEGIBLE]

		TITLE:	Commissioner of the
Department of Transportation
Reviewed as to form and legality:

/s/ [ILLEGIBLE]

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

	By:		/s/ [ILLEGIBLE]

		TITLE:	President

6

EXHIBIT 1

          The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street.

7

In Madison Street, from LaSalle Street to Clark Street. In Monroe Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross / Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

          This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes

8

in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

9

EXHIBIT 2

10

[Daley and George, Ltd. Letterhead]

September 17, 1997

BY MESSENGER
Mr. Donald A. Petkus, President
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

          In re: Tenth Amendment

Dear Don:

          Enclosed please find a certified copy of the Ordinance passed by the Chicago City Council on September 10, 1997 authorizing the execution of the Tenth Amendment. This is an important document and should be retained in your permanent records.

          Continued Best Wishes.

Sincerely,

John J. George

JJG:tc
Enclosure

11

ORDINANCE

          WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

          WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

          WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

          WHEREAS, the First Amendment is dated as of June 1, 1995; and

          WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

          WHEREAS, the Second Amendment is dated as of July 15, 1995; and

          WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

          WHEREAS, the Third Amendment is dated as of February 1, 1996; and

12

          WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

          WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

          WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

          WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

          WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

          WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

          WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

          WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

          WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

          WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

          WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the

13

“Ninth Amendment” and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

          WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

          WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

          WHEREAS, in order to provide increased hydraulic efficiency for the System and to serve a property located at 221 North LaSalle Street, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services (as defined in the Current Agreement) and to be located (i) in the City’s public ways in a portion of Dearborn Street from Madison Street to Lake Street, (ii) in the City’s public ways in a portion of LaSalle Street from West Wacker Drive to approximately 75 feet North of Lake Street (collectively the “Additional Distribution Facilities”); and

          WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 to be attached to a Tenth Amendment hereinafter referred to (the “Amended Exhibits”); and

          WHEREAS, the City needs further time to consider and determine whether, and to what extent, Additional Distribution Facilities are necessary in Dearborn Street from Madison Street to Lake Street in order to improve hydraulic efficiency for the System, subject to the imposition of certain conditions deemed appropriate by the City, and Grantee will be required to cause to be prepared and submitted to the City such information and documentation as may be

14

deemed necessary or appropriate by the City for the City to make its assessment and determination;

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

          SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

          SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Tenth Amendment to the District Cooling System Use Agreement (the “Tenth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Tenth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Tenth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Tenth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Tenth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

15

          SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

          SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

16

EXHIBIT A

          This Tenth Amendment to District Cooling System Use Agreement (the “Tenth Amendment”), dated as of    , 1997 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprise which is 100% owned by Unicom Corporation.

WITNESSETH:

          WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

          WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

          WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

          WHEREAS, in order to provide increased hydraulic efficiency for the System and to serve a property located at 221 North LaSalle Street, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located (i) in the City’s public ways in a portion of Dearborn Street from Madison Street to Lake Street, (ii) in the

City’s public ways in a portion of LaSalle Street from Wacker Drive to approximately 75 feet north of Lake Street (collectively, the “Additional Distribution Facilities”); and

          WHEREAS, Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Tenth Amendment (the “Amended Exhibits”); and

          WHEREAS, the City needs further time to consider and determine whether and to what extent Additional Distribution Facilities are necessary in Dearborn Street from Madison Street to Lake Street in order to improve hydraulic efficiency for the System subject to the imposition of certain conditions.

          WHEREAS, the City Council of the City on    , 1997 approved execution of a Tenth Amendment to the Current Agreement in substantially the form of this Tenth Amendment, including the Amended Exhibits (the “Ordinance”); and

          WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

          NOW, THEREFORE,

          It is agreed by the parties hereto as follows:

          Section 1. The above recitals are expressly incorporated herein and made a part of this Tenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

          Section 2. As of the Effective Date of this Tenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3. It is further represented and confirmed by

2

Grantee that the Additional Distribution Facilities shall be sized for and used solely for the provision of District Cooling Services.

          Section 3. Notwithstanding the provisions contained in Section 2 hereof, the Current Exhibits shall not be deemed amended to include, and no Additional Distribution Facilities shall be installed or located in the City’s public ways in Dearborn Street from Madison Street to Lake Street (as described in (i) in the fourth paragraph of the preamble) unless and until, prior to issuance of any permits therefor, further written approval for such Additional Distribution Facilities shall be given by the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation. Such approval shall be conditioned upon the satisfaction of said Commissioners that, and the extent to which, such Additional Distribution Facilities are necessary to provide reasonably required increased hydraulic efficiency for the System. The Grantee shall provide such data and documentation as such Commissioner shall require in order to reach a conclusion as to such necessity. Prior to receipt of such approval and the issuance of related permits, the Grantee shall only apply for a permit to perform test holes/test pits in the portions of the public way described in this Section 3 in such manner and subject to such restrictions as set forth herein and any related test hole/test pit permits. Any work conducted or facilities installed beyond the scope of the test hole permits prior to the written approval of the Commissioners for such additional work or facilities shall be deemed a breach of the Current Agreement, as amended hereby.

          Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to he granted

3

hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Code (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Tenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

          Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33E-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

          Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

          Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

          Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any

4

such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

          Section 9. Except as expressly modified in this Tenth Amendment, all other terms, covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

5

          IN WITNESS WHEREOF, the City has caused this Tenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:

City Clerk		TITLE:	Commissioner of the Department of
Environment

By:

		TITLE:	Director of the
Department of Revenue

By:

		TITLE:	Commissioner of the
Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

		TITLE:	President

6

EXHIBIT 1

          The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Jackson Boulevard. Within Franklin Street from Randolph Street to approximately 300 feet south of the south line of West Madison Street. In Jackson Boulevard, from Franklin Street to Dearborn Street. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In Madison Street, from LaSalle Street to Clark Street. In Monroe Street, from LaSalle Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells

7

Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross / Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court, from South Water Street to Lake Street. In Lake Street, from Garland Court to LaSalle Street.

          This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

8

EXHIBIT 2

EXHIBIT 2

W. WACKER DR.
N. FRANKLIN ST.
N. WELLS ST.
N. LA SALLE ST.
N. CLARK ST.
N. DEARBORN ST.
N. STATE ST.
N. WABASH ST.
N. MICHIGAN AVE
N. STETSON AVE.
COLUMBUS DRIVE
LAKE MICHIGAN
W. VAN BUREN ST.
W. JACKSON BLVD.
W. QUINCY
CLINTON ST.
JEFFERSON ST.
S. CANAL ST.
FRANKLIN
FEDERAL
DWIGHT D. EISENHOWER EXPRESSWAY
N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION

McDonough Associates Inc.

Unicom Thermal Technologies

AMENDMENT 10

Drawn By: TMT
Checked By: TMT

Scale: N.T.S.
Date: AUG., 1997
Sheet No. 1

Document No. 097-1994

APPROVED	APPROVED
/s/ [ILLEGIBLE]	/s/ Richard J. Daley

CORPORATE COUNSEL	Mayor

19

     This Eleventh Amendment to District Cooling System Use Agreement (the “Eleventh Amendment”), dated as of March 12, 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprises which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located (i) in the City’s public ways in a portion of South Franklin Street from Jackson Boulevard to approximately 300 feet south of the south line of West Madison Street, (ii) in the City’s public ways in a portion of Monroe Street from South Dearborn Street to the Clark Street intersection (iii) in the City’s Public ways to be located in the Jackson Boulevard/Dearborn Street Intersection and in Dearborn Street from such intersection to 100 feet south of such intersection; (iv) in the City’s Public ways in Garland Court from Wacker Drive to 300 feet north of Wacker Drive; (v) in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interests therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street; (vi) in the City’s public ways in Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street; and (vii) in City property to be located in a portion of the former underground trolley tunnel known as the Washington Street Trolley Tunnel (the “Washington Street Trolley Tunnel”) from 300 feet west of Franklin Street to North Water Street (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Eleventh Amendment and to delete certain previously authorized routes in Madison Street from LaSalle Street to Clark Street and in Monroe Street from LaSalle Street to Clark Street, which routes were never used by the Grantee and which are no longer deemed by the Grantee to be necessary for the Grantee’s System (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement also needs to be amended to reflect the inclusion of portions of the Washington Street Trolley Tunnel as depicted in Exhibit 3C in the Additional Distribution Facilities as well as the inclusion of certain City property (to the extent of City property interests) at the lower Carroll Street Access driveway as depicted in Exhibit 4; and

     WHEREAS, the City Council of the City on February 5, 1998 approved execution of an Eleventh Amendment to the Current Agreement in substantially the form of this Eleventh Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Eleventh Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

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     Section 2. As of the Effective Date of this Eleventh Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3.

     Section 3. As of the Effective Date of this Eleventh Amendment, the following definitions are added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

“Washington Street Trolley Tunnel” shall mean the former street trolley tunnel located under portions of Washington Street between Franklin Street and Clinton Street, including crossing under the Chicago River as shown on Exhibit 3.

“Trolley Tunnels” shall mean collectively the Washington Street Trolley Tunnel and the LaSalle Street Trolley Tunnel. The term Trolley Tunnels shall not be deemed to include any other trolley tunnels unless this Agreement is further amended to include such other such trolley tunnel.

     Section 4. As of the Effective Date of this Eleventh Amendment, the definition of the “Public Ways” in the Current Amendment is hereby amended to read as follows:

“Public Ways” shall mean the surface, the air space above the surface and the area below the surface of any right-of-way and public street and any highway, lane, path, alley, sidewalk, boulevard, drive, bridge, park, parkway, waterway or other public right-of-way including public utility easements or rights-of-way in which the city has jurisdiction, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City in which the City holds rights sufficient, without consent of any other party, to permit the Grantee to the use thereof for the purpose of installing or maintaining Grantee’s District Cooling Facilities. The term “Public Ways” shall be deemed not to include the Chicago Freight Tunnels or the Trolley Tunnels or any other tunnels except as specifically referred to herein.

     Section 5. As of the Effective Date of this Eleventh Amendment, the Title to Section 9 to the Current Agreement is changed from “Chicago Freight Tunnels and LaSalle Street Trolley Tunnel” to “Chicago Freight Tunnels, the Trolley Tunnels and other City Property.” As of the

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Effective Date of this Agreement, Exhibit 3 to the Seventh Amendment to the District Cooling System Use Agreement, dated as of January 13, 1997 shall be redesignated as Exhibit 3A to the Current Agreement. As of the Effective Date of this Agreement, Exhibit 3 to the Eighth Amendment to the District Cooling System Use Agreement, dated as of May 1, 1997, shall be redesignated as Exhibit 3B to the Current Agreement.

     Section 6. As of the Effective Date of this Eleventh Amendment, Section 9.2 to the Current Agreement is hereby amended in its entirety, to read as follows:

     “Section 9.2

(A)	Trolley Tunnels. It is acknowledged that the Trolley Tunnels are City-owned property and are unique environments. The Grantee desires to use portions of the Trolley Tunnels to install Distribution Facilities. Nevertheless, for purposes of this Agreement, to the extent any portions of the Trolley Tunnels are included as Additional Distribution Facilities pursuant to this Agreement, all provisions of the Agreement relating to the Public Ways shall be applied to the Trolley Tunnels. Space in the Trolley Tunnels may in the future become a scarce resource. In order to preserve the availability of the Trolley Tunnels for future grantees and permittees, the Grantee may be required to restrict the size or be limited in the approved location of the conduit or facilities the Grantee constructs or installs therein in accordance with permits issued by the Department of Transportation. The City reserves the right to impose additional fees specifically for the use of the Trolley Tunnels or any portion thereof not otherwise described in this Agreement based on the dimensions and nature of the Grantee’s facilities, so long as such fees will he applied in a nondiscriminatory and reasonable fashion to any other similar users.

(B)	Tunnel Agreement Required. Prior to the issuance of permits, the Grantee shall enter in such additional agreements with the City as may be required by the Department of Transportation regarding construction, installation, maintenance, inspection, insurance and other related aspects of use of the Trolley Tunnels or any portions of either of them encompassing one of the Authorized Routes. Any

4

disputes relating to use of any portion of the Trolley Tunnels with present or future users of such Trolley Tunnels shall be resolved to the satisfaction of the Commissioner of the Department of Environment, the Commissioner of the Department of Transportation and other affected City departments.

(C)	No City Obligation. The City will not be obligated to pay any amounts to the Grantee for any cost of preparation, maintenance or improvement to the Trolley Tunnels and the Grantee expressly waives any right to any such contributions. Any use of the Trolley Tunnels shall be solely at the Grantee’s risk and the City shall not be liable in any way therefor.

(D)	Maintenance. The Grantee further agrees to maintain in conjunction with other users those portions of the Trolley Tunnels through which the Grantee’s System is placed or operates, or which is affected directly or indirectly by such operations, and will keep such portions free of hazards to the satisfaction of the City and will keep such portions of the Trolley Tunnels passable for purposes of inspection by City personnel or its designated agents. The Grantee shall provide reasonable cooperation to the City, its designated agents and other users of the Trolley Tunnels for installation, construction, inspection and maintenance and shall not interfere with such activities. The privilege granted herein shall be maintained and used in accordance with this Agreement, any other tunnel agreement to which the Grantee is a party, and any restrictions on the use of the Trolley Tunnels or either of them established by the Commissioner of the Department of Transportation and the Commissioner of the Department of Environment.

(E)	Access to Trolley Tunnels. In connection with the use of portions of the LaSalle Street Trolley Tunnel as set forth in this Section 9.2 and set forth in Exhibit 3A to this Agreement, Grantee is authorized to construct and install portions of its Additional Distribution System in existing City owned access shafts or construct new access shafts penetrating the LaSalle Street Trolley Tunnel and to locate a portion of its Additional Distribution System under portions of a City-owned parking garage located under LaSalle Street all as set forth in Exhibit 3B to this Agreement. In connection with the use of portions of the Washington Street Trolley Tunnel as set forth in Section 9.2 and as set forth in Exhibit 3C to this

5

Agreement, Grantee is authorized to construct (not exceeding two) new access shafts penetrating into the Washington Street Trolley Tunnel and located or to be located within the Authorized Routes and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder (all access shafts and real property referred to in this Section 9.2(E) being collectively referred to as “Tunnel Access Facilities”); subject, however to obtaining and acting pursuant to any and all City permits required in connection therewith. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Tunnel Access Facilities and the provisions of Sections 9.2(A) through (D) applicable to the Trolley Tunnels shall be applicable to the Tunnel Access Facilities. This Section 9.2(E) is intended to clarify the existing provisions of the Current Agreement and not to provide expanded privileges to Grantee.

(F)	Access to Lower Carroll Avenue Access Driveway. To the extent of and only to the extent of City property rights therein, Grantee is authorized to construct, maintain, install and operate portions of its Additional Distribution System under portions of the lower Carroll Avenue access driveway as shown on Exhibit 4 (“Driveway Facilities”) and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Driveway Facilities (to the extent of City interests therein), including in particular provisions relating to insurance and indemnification.”

     Section 7. As of the Effective Date of this Eleventh Amendment, a new Section 5.1(C) of the Current Agreement is hereby added to read in its entirety as follows:

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“(C)	In addition to clauses (A) and (B), the Grantee shall pay a surcharge for use of the portions of the Washington Street Trolley Tunnel authorized by the City to be used for Additional Distribution Facilities sufficient for cost recovery by the City of pro rata costs of inspecting, maintaining, improving and operating the Washington Street Trolley Tunnel, such surcharge to be determined in a nondiscriminatory and reasonable fashion among similar users by the Commissioner of the Department of Transportation and the Commissioner of the Department of the Environment. Such surcharge rate or rates shall be published by said departments on an annual basis and provided to the Grantee and other users of the Washington Street Trolley Tunnel on an annual basis. It is estimated that the initial surcharge for the Grantee for use of the Washington Street Trolley Tunnel for its additional Distribution Facilities as set forth herein in 1998 shall be $40,000 and such sum shall be paid prior to the issuance of any permits for work in the Washington Street Trolley Tunnel. In subsequent years, such surcharge shall be paid within thirty (30) days after notice of the amount thereof has been furnished to the Grantee by the City; provided that in the absence of any such notice by January 30 of any Compensation Year, the Grantee shall pay the amount equal to that paid for the preceding Compensation Year on or before February 15 of such Compensation Year, subject to retroactive adjustment based on actual notice of such surcharge amount for such Compensation Year.”

     Section 8. The Grantee represents that, to the best of its knowledge, no member of the governing body of City and no other official, officer, agent or employee the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Eleventh Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

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     Section 9. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-l et seq. (1994 State Bar Edition).

     Section 10. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance therewith.

     Section 11. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 12. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 13. Except as expressly modified in this Eleventh Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

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IN WITNESS WHEREOF, the City has caused this Eleventh Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

	By:	/s/ [ILLEGIBLE]
/s/ James J. Laski City Clerk	Title: Commissioner of the Department of Environment
	By:	/s/ [ILLEGIBLE]
	Title:	Director of the Department of
Revenue

	By:	/s/ [ILLEGIBLE]
	Title:	Commissioner of the
Department of Transportation

Reviewed as to form
and legality:
/s/ [ILLEGIBLE]
Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ Mamie Takagi	By:	/s/ [ILLEGIBLE]
	Title:	President

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to the construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1: Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. In Monroe Street, from Dearborn Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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EXHIBIT 2

P1
P2
P3
N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
EXHIBIT
2
McDonough Associates Inc.
Unicom Thermal Technologies
AMENDMENT 11

Exhibit 3A – Not included (previous Ordinance)
Exhibit 3B – Not included (previous Ordinance)

Exhibit 3C

Washington Street Trolley Tunnel

Exhibit 4

Lower Carroll Avenue Access Driveway

(DEARBORN AV.)
ST.
KINZIE ST.
(WOLCOTT ST.)
ST.
DISTRIBUTION PIPELINE LOCATION
Lot 1
From CCD El. 193.75
to CCD El. 558.00
Lot 2
From CCD El. 193.75
to CCD El. 558.00
Lot 3
Lot 4
"W3"
"V3"
"X3"
"N3"
"P3"
driveway
N 85°34'10" W.
N 85°49'10" W.
E. Line of N. Frac. Sec. 9

West line of Block 2, Kinzie's Add. to Chicago is East line of N. State St. as recognized in Wabash Av. Bridge Ordinance.

EXHIBIT 14

** TOTAL PAGE.03 **

[Letterhead of Daley and George, Ltd.]

February 25, 1998

BY MESSENGER
Mr. Donald Petkus
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

     In re: Eleventh Amendment to Use Agreement

Dear Mr. Petkus:

     I am enclosing a certified copy of the Eleventh Amendment to Use Agreement passed by the City Council on February 5, 1998.

     This is an important document and should be maintained in your permanent records.

     Please feel tree to contact me if you should have any questions or comments.

Sincerely,

John J. George
JJG: pg

STATE OF ILLINOIS,    )
                                         )     SS.
COUNTY OF COOK.     )

I, JAMES J. LASKI, City Clerk of the City of Chicago, in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance authorizing for the execution of Eleventh Amendment to District Cooling System Use Agreement with Unicom Thermal Technologies, Inc. (Formerly Northwind, Inc.); which was passed by the City Council of the City of Chicago at the regular meeting held on the fifth (5th) day of February, A.D., 1998.

I DO FURTHER CERTIFY that the original, of which the foregoing is a true and correct copy, is on file in my office and that I am the lawful custodian of the same.

WITNESS MY HAND and the corporate
seal of the said City of Chicago this twenty-third
(23rd) day of February, A.D., 1998.
JAMES J. LASKI, City Clerk

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement” (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted and ordinance authorizing the City to enter into a Ninth Amendment to District Cooling System Use Agreement (the “Ninth Amendment”); and

     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, on the 10th day of September, 1997 the City Council adopted and ordinance authorizing the City to enter into a Tenth Amendment to District Cooling System Use Agreement (the “Tenth Amendment”) (and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities (the “Current Distribution Facilities”) for Grantee’s System’ and

     WHEREAS, Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances in the City’s public ways to be used exclusively in the provision of District Cooling Services (as that term is defined in the Current Agreement) and to be located (i) in the City’s public ways in a portion of South Franklin Street from Jackson Boulevard to approximately 300 feet south of the south line of West Madison Street; (ii) in the City’s public ways in a portion of West Monroe Street from Dearborn Street to the Clark Street intersection; (iii) in the City’s public ways to be located in the Jackson Boulevard/Dearborn Street Intersection and in Dearborn Street from such intersection to 100 feet south of such intersection; (iv) in the City’s public ways in Garland Court from Wacker Drive to 300 feet north of Wacker Drive; (v) in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street; (vi) in the City’s public ways in Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street; and (vii) in City property to be located in a portion of the former underground trolley tunnel known as the Washington Street Trolley Tunnel (the “Washington Street Trolley Tunnel”) from 300 feet west of Franklin Street to North Water Street (collectively the “Additional Distribution Facilities”); and

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     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached hereto, and to delete certain previously authorized routes in Madison Street from LaSalle Street to Clark Street and in Monroe Street from LaSalle Street to Clark Street, which routes were never used by Grantee and which are no longer deemed by Grantee to be necessary for Grantee’s System (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement also needs to be amended to reflect the inclusion of portions of the Washington Street Trolley Tunnel in the Additional Distributions Facilities as well as the inclusion of certain City property (to the extent of City’s property interests) at the lower Carroll Street access driveway; now, therefore,

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1. The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2. Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, an Eleventh Amendment to the District Cooling System Use Agreement (the “Eleventh Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and the City Council’s approval of any such changes or revisions therein from the form of the Eleventh Amendment attached hereto (including but not limited to reduction or elimination of specific routes herein authorized in the interest of public safety); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Eleventh Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Eleventh Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City Department of Environment. In addition, such officials may also negotiate in the Eleventh Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager and together with other City departments, including the Department of General Services, may enter into such additional agreements regarding the use of City property to be used by the Additional Distribution Facilities as such officials may deem necessary and/or appropriate.

     SECTION 3. All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

     SECTION 4. This Ordinance shall be in full force and effect upon its passage and approval.

3

EXHIBIT A

     This Eleventh Amendment to District Cooling System Use Agreement (the “Eleventh Amendment”), dated as of    , 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprises which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located (i) in the City’s public ways in a portion of South Franklin Street from Jackson Boulevard to approximately 300 feet south of the south line of West Madison Street, (ii) in the City’s public ways in a portion of Monroe Street from South Dearborn Street to the Clark Street intersection (iii) in the City’s Public ways to be located in the Jackson Boulevard/Dearborn Street Intersection and in Dearborn Street from such intersection to 100 feet south of such intersection; (iv) in the City’s Public ways in Garland Court from Wacker Drive to 300 feet north of Wacker Drive; (v) in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interests therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North

Dearborn Street for a distance approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street; (vi) in the City’s public ways in Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street; and (vii) in City property to be located in a portion of the former underground trolley tunnel known as the Washington Street Trolley Tunnel (the “Washington Street Trolley Tunnel”) from 300 feet west of Franklin Street to North Water Street (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 aid 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2 attached to this Eleventh Amendment and to delete certain previously authorized routes in Madison Street from LaSalle Street to Clark Street and in Monroe Street from LaSalle Street to Clark Street, which routes were never used by the Grantee and which are no longer deemed by the Grantee to be necessary for the Grantee’s System (the “Amended Exhibits”); and

     WHEREAS, the Current Agreement also needs to be amended to reflect the inclusion of portions of the Washington Street Trolley Tunnel as depicted in Exhibit 3C in the Additional Distribution Facilities as well as the inclusion of certain City property (to the extent of City property interests) at the lower Carroll Street Access driveway as depicted in Exhibit 4; and

     WHEREAS, the City Council of the City on February    , 1998 approved execution of an Eleventh Amendment to the Current Agreement in substantially the form of this Eleventh Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

2

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Eleventh Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in Current Agreement.

     Section 2. As of the Effective Date of this Eleventh Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3.

     Section 3. As of the Effective Date of this Eleventh Amendment, the following definitions are added to Section 1 of the Current Agreement (to he deemed inserted in alphabetical order into the Current Agreement):

“Washington Street Trolley Tunnel” shall mean the former street trolley tunnel located under portions of Washington Street between Franklin Street and Clinton Street, including crossing under the Chicago River as shown on Exhibit 3.

“Trolley Tunnels” shall mean collectively the Washington Street Trolley Tunnel and the LaSalle Street Trolley Tunnel. The term Trolley Tunnels shall not be deemed to include any other trolley tunnels unless this Agreement is further amended to include such other such trolley tunnel.

     Section 4. As of the Effective Date of this Eleventh Amendment, the definition of the “Public Ways” in the Current Amendment is hereby amended to read as follows:

“Public Ways” shall mean the surface, the air space above the surface and the area below the surface of any right-of-way and public street and any highway, lane, path, alley, sidewalk, boulevard, drive, bridge, park, parkway, waterway or other public right-of-way including public utility easements or rights-of-way in which the city has jurisdiction, and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City in which the City holds rights sufficient, without consent of any other party, to permit the Grantee to the use thereof for the purpose of installing or maintaining

3

Grantee’s District Cooling Facilities. The term “Public Ways” shall be deemed not to include the Chicago Freight Tunnels or the Trolley Tunnels or any other tunnels except as specifically referred to herein.

     Section 5. As of the Effective Date of this Eleventh Amendment, the Title to Section 9 to the Current Agreement is changed from “Chicago Freight Tunnels and LaSalle Street Trolley Tunnel” to “Chicago Freight Tunnels, the Trolley Tunnels and other City Property.” As of the Effective Date of this Agreement, Exhibit 3 to the Seventh Amendment to the District Cooling System Use Agreement, dated as of January 15, 1997 shall be redesignated as Exhibit 3A to the Current Agreement. As of the Effective Date of this Agreement, Exhibit 3 to the Eighth Amendment to the District Cooling System Use Agreement, dated as of May 1, 1997, shall be redesignated as Exhibit 3B to the Current Agreement.

     Section 6. As of the Effective Date of this Eleventh Amendment, Section 9.2 to the Current Agreement is hereby amended in its entirety, to read as follows:

     “Section 9.2

(A)	Trolley Tunnels. It is acknowledged that the Trolley Tunnels are City-owned property and are unique environments. The Grantee desires to use portions of the Trolley Tunnels to install Distribution Facilities. Nevertheless, for purposes of this Agreement, to the extent any portions of the Trolley Tunnels are included as Additional Distribution Facilities pursuant to this Agreement, all provisions of the Agreement relating to the Public Ways shall be applied to the Trolley Tunnels. Space in the Trolley Tunnels may in the future become a scarce resource. In order to preserve the availability of the Trolley Tunnels for future grantees and permittees, the Grantee may be required to restrict the size or be limited in the approved location of the conduit or facilities the Grantee constructs or installs therein in accordance with permits issued by the Department of Transportation. The City reserves the right to impose additional fees specifically for the use of the Trolley Tunnels or any portion thereof not otherwise described in this Agreement based on the dimensions and nature of the Grantee’s facilities, so long as such

4

fees will be applied in a nondiscriminatory and reasonable fashion to any other similar users.

(B)	Tunnel Agreement Required. Prior to the issuance of permits, the Grantee shall enter in such additional agreements with the City as may be required by the Department of Transportation regarding construction, installation, maintenance, inspection, insurance and other related aspects of use of the Trolley Tunnels or any portions of either of them encompassing one of the Authorized Routes. Any disputes relating to use of any portion of the Trolley Tunnels with present or future users of such Trolley Tunnels shall be resolved to the satisfaction of the Commissioner of the Department of Environment, the Commissioner of the Department of Transportation and other affected City departments.

(C)	No City Obligation. The City will not be obligated to pay any amounts to the Grantee for any cost of preparation, maintenance or improvement to the Trolley Tunnels and the Grantee expressly waives any right to any such contributions. Any use of the Trolley Tunnels shall be solely at the Grantee’s risk and the City shall not be liable in any way therefor.

(D)	Maintenance. The Grantee further agrees to maintain in conjunction with other users those portions of the Trolley Tunnels through which the Grantee’s System is placed or operates, or which is affected directly or indirectly by such operations, and will keep such portions free of hazards to the satisfaction of the City and will keep such portions of the Trolley Tunnels passable for purposes of inspection by City personnel or its designated agents. The Grantee shall provide reasonable cooperation to the City, its designated agents and other users of the Trolley Tunnels for installation, construction, inspection and maintenance and shall not interfere with such activities. The privilege granted herein shall be maintained and used in accordance with this Agreement, any other tunnel agreement to which the Grantee is a party, and any restrictions on the use of the Trolley Tunnels or either of them established by the Commissioner of the Department of Transportation and the Commissioner of the Department of Environment.

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(E)	Access to Trolley Tunnels. In connection with the use of portions of the LaSalle Street Trolley Tunnel as set forth in this Section 9.2 and set forth in Exhibit 3A to this Agreement, Grantee is authorized to construct and install portions of its Additional Distribution System in existing City owned access shafts or construct new access shafts penetrating the LaSalle Street Trolley Tunnel and to locate a portion of its Additional Distribution System under portions of a City-owned parking garage located under LaSalle Street all as set forth in Exhibit 3B to this Agreement. In connection with the use of portions of the Washington Street Trolley Tunnel as set forth in Section 9.2 and as set forth in Exhibit 3C to this Agreement, Grantee is authorized to construct (not exceeding two) new access shafts penetrating into the Washington Street Trolley Tunnel and located or to be located within the Authorized Routes and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder (all access shafts and real property referred to in this Section 9.2(E) being collectively referred to as “Tunnel Access Facilities”); subject, however to obtaining and acting pursuant to any and all City permits required in connection therewith. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Tunnel Access Facilities and the provisions of Sections 9.2(A) through (D) applicable to the Trolley Tunnels shall be applicable to the Tunnel Access Facilities. This Section 9.2(E) is intended to clarify the existing provisions of the Current Agreement and not to provide expanded privileges to Grantee.

(F)	Access to Lower Carroll Avenue Access Driveway. To the extent of and only to the extent of City property rights therein, Grantee is authorized to construct, maintain, install and operate portions of its Additional Distribution System under portions of the lower Carroll Avenue access driveway as shown on Exhibit 4 (“Driveway Facilities”) and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities therein and thereunder; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property

6

owners, if applicable, to such construction, installation, operation and maintenance. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the Driveway Facilities (to the extent of City interests therein), including in particular provisions relating to insurance and indemnification.”

     Section 7. As of the Effective Date of this Eleventh Amendment, a new Section 5.1(C) of the Current Agreement is hereby added to read in its entirety as follows:

“(C)	In addition to clauses (A) and (B), the Grantee shall pay a surcharge for use of the portions of the Washington Street Trolley Tunnel authorized by the City to be used for Additional Distribution Facilities sufficient for cost recovery by the City of pro rata costs of inspecting, maintaining, improving and operating the Washington Street Trolley Tunnel, such surcharge to be determined in a nondiscriminatory and reasonable fashion among similar users by the Commissioner of the Department of Transportation and the Commissioner of the Department of the Environment. Such surcharge rate or rates shall be published by said departments on an annual basis and provided to the Grantee and other users of the Washington Street Trolley Tunnel on an annual basis. It is estimated that the initial surcharge for the Grantee for use of the Washington Street Trolley Tunnel for its additional Distribution Facilities as set forth herein in 1998 shall be $40,000 and such sum shall be paid prior to the issuance of any permits for work in the Washington Street Trolley Tunnel. In subsequent years, such surcharge shall be paid within thirty (30) days after notice of the amount thereof has been furnished to the Grantee by the City; provided that in the absence of any such notice by January 30 of any Compensation Year, the Grantee shall pay the amount equal to that paid for the preceding Compensation Year on or before February 15 of such Compensation Year, subject to retroactive adjustment based on actual notice of such surcharge amount for such Compensation Year.”

     Section 8. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is

7

employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to the Municipal Code of Chicago (Chapter 2-156) (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Eleventh Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 9. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 10. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 11. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 12. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

8

     Section 13. Except as expressly modified in this Eleventh Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

9

IN WITNESS WHEREOF, the City has caused this Eleventh Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:

City Clerk	Title:	Commissioner of the Department of Environment

By:

	Title:	Director of the Department of Revenue

By:

	Title:	Commissioner of the Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

	Title:	President

10

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1: Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. In Monroe Street, from Dearborn Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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EXHIBIT 2

W. WACKER DR.
W. LAKE ST.
S. WACKER DR.
N. MICHIGAN AVE.
COLUMBUS DRIVE
DWIGHT D. EISENHOWER EXPRESSWAY
LAKE MICHIGAN
N
P1
P2
P3
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
EXHIBIT
2
1/1

Drawn By
Checked By

McDonough Associates Inc.

REVISIONS OF WORKING PLAN

Unicom Thermal Technologies

AMENDMENT 11

Scale N.T.S. Date JAN. 1998

Sheet No. 1

Exhibit 3A – Not included (previous Ordinance)
Exhibit 3B – Not included (previous Ordinance)

Exhibit 3C

Washington Street Trolley Tunnel

Exhibit 4

Lower Carroll Avenue Access Driveway

[Insert Letterhead of Daley and George, Ltd]

July 6, 1998

Mr. James Peyton
Unicom Thermal Technologies, Inc.
30 West Monroe/Fifth Floor
Chicago, Illinois 60603

Dear Jim:

          I am enclosing herein a fully executed copy of the 12th Amendment to the District Cooling Use Agreement. After you have reviewed it if you have any questions please call me.

Sincerely.

John J. George

JJG:df
Enclosure
cc: Mr. John Mitola

     This Twelfth Amendment to District Cooling System Use Agreement (the “Twelfth Amendment”), dated as of June 1, 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprises which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, the Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services (the “Additional Distribution Facilities”) and to be located on City property consisting of bridges and/or viaducts used as public ways located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard, and West Monroe Street, (collectively the “City Bridge Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions of the City Bridge Facilities in the Additional Distribution Facilities, each as attached to this Twelfth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether, and to what extent, the location of the additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities; and

     WHEREAS, as part of its System, the Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications use as shown on Exhibit 6 to this Twelfth Amendment (“Attachment A”); and

     WHEREAS, the Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and the Grantee now desires to sell a portion of such facilities; and

     WHEREAS, the Grantee has no desire to become a telecommunications provider pursuant to Chapters 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, the Grantee needs the approval of the City in order to complete the sale of any facilities located in the Public Ways covered under the Agreement to third parties; and

     WHEREAS, the City wishes to encourage the efficient use of infrastructure facilities already located in the City’s Public Ways; and

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     WHEREAS, the Grantee and the City have reached agreement as to the conditions for the sale of the Grantee’s surplus internal monitoring facilities, including the provision of certain facilities to the City; and

     WHEREAS, the City Council of the City on April 29, 1998 approved execution of an Twelfth Amendment to the Current Agreement in substantially the form of this Twelfth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Twelfth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Twelfth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 4 of this Amendment. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Twelfth Amendment, the following definition is added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

“City Bridge Facilities” shall mean only the City property consisting of viaducts and/or bridge facilities located between Canal Street and the South branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street, all as

3

shown on Exhibit 5. The term “City Bridge Facilities” shall not be deemed to include any other City owned bridge facility, viaduct or related property unless this Agreement is further amended to include such other bridge facility or viaduct or related property.”

     Section 4. As of the Effective Date of this Twelfth Amendment, a new paragraph Section 9.2(G) is added to the Current Agreement, to read as follows:

     “Section 9.2(G)

(G)(1). Subject to Section (G)(2) below, Grantee is authorized to attach onto and to construct, maintain, install and operate portions of its Additional Distribution System on the City Bridge Facilities depicted in Exhibit 5 and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities thereon; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) obtaining, prior to commencement of any work, all necessary consents and property rights, if applicable, of owners of property rights and of governmental entities having jurisdictional authority over the City Bridge Facilities, if any, other than the City, to such construction, installation, operation and maintenance. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the City Bridge Facilities, including in particular provisions relating to insurance and indemnification.

G(2). Notwithstanding the provisions contained in Section G(1) hereof, Exhibits 1 and 2 shall not be deemed amended to include the City Bridge Facilities and no Additional Distribution Facilities shall be installed or located on the City Bridge Facilities unless and until, prior to issuance of any permits therefor, further written approval for such Additional Distribution Facilities shall be given by the Commissioner of the Department

4

of the Environment and the Commissioner of the Department of Transportation. Such approval shall be conditioned upon the satisfaction of said Commissioner that, and the extent to which, such Additional Distribution Facilities are necessary and their location on the City Bridge Facilities will not create any risk of damage or impediment to the operations of the City Bridge Facilities.”

     Section 5. As of the Effective Date hereof, but subject to Section 6 hereof, the Grantee shall be entitled to sell that portion of its internal monitoring system currently located in the Public Way which is in excess of its present and reasonably anticipated future needs (but not including the City Duct as defined in Section 6) and subject to the Current Agreement to telecommunications providers which are registered and in full compliance with Chapters 3-75 and 10-30 of the Municipal Code of Chicago; provided that Grantee shall not under the Current Agreement, install monitoring facilities (including, but not limited to, duct) after the Effective Date of this Twelfth Amendment in excess of its current and reasonably anticipated future needs; and provided further that the Grantee shall comply with the conditions set forth in Section 6 of this Twelfth Amendment. Moreover, no sale contemplated by this Section 5 shall be deemed authorized unless and until Grantee shall also enter into a conduit use agreement satisfactory to Commissioner of the Department of Transportation providing for the use by the City of the City Duct (as defined in Section 6) and the designation of the City Duct consistent with Section 6 of this Twelfth Amendment. It is agreed by the parties that Section 5 shall represent the sole consideration received by the City in connection with the sales contemplated by this Section 5. Nothing in this Section 6 shall prevent Grantee from independently registering under and complying with the provisions of Chapters 3-75 and 10-30 of the Municipal Code of Chicago as a telecommunications provider.

5

     Section 6. As of the Effective Date of this Twelfth Amendment, a new subsection 5.15 shall be added to the Current Agreement to read as follows:

     “Section 5.1.5 Additional Consideration. As further consideration for the permission and authority granted the Grantee by this Agreement (including in particular the Twelfth Amendment), apart from General Compensation set forth in Section 5.1 hereof, Grantee shall provide the City with the following additional rights, privileges and considerations for the official use of the City:

a.	Grantee shall reserve and shall provide, as additional consideration to the City one one-inch (“1”) innerduct or one one-and-one-quarter (“1¼ ”) inch innerduct, as the case may be, (the “City Duct”) dedicated for use by the City along all existing routes (except where Grantee only installed one two-inch duct for internal monitoring as shown in Exhibit 6 attached hereto and made a part hereof) and future routes using the Public Ways and/or other City property where Grantee’s System has been or will be installed.

b.	Grantee shall permit and shall cause any transferee(s) as to its facilities to permit authorized City personnel unrestricted access with reasonable notice to Grantee’s manholes and ducts and any transferee of Grantee’s monitoring system’s manholes and duct for the purpose of installing, maintaining and repairing City telecommunications facilities, including but not limited to fiber optic cables (the “City Fibers”) in the City Duct.

c.	Maintenance. Grantee shall maintain in the same manner as the rest of Grantee’s System and to industry standards the City Duct in its original

6

condition, ordinary wear and tear excepted. The City shall be solely responsible for the maintenance and repair of the City Fibers and for the transmission of signals over the City Fibers and for out of service disruptions. If the City Duct is damaged by casualty, Grantee shall use reasonable efforts to promptly repair the damage or replace the portions of the City Duct and any damage to City fibers so damaged within twenty-four hours of such damage.

d.	Governmental Use Only. It is intended that the City shall use the City Duct and the City Fibers solely for governmental, intergovernmental or public purposes only.

e.	Abandonment by the City and City Continuing Rights. In the event that the City determines the City Duct is no longer necessary for the City’s use, it shall notify Grantee of its intent to abandon the use of the City Duct, or portions thereof, and such abandoned portions shall be disconnected from any City communications network and returned to Grantee at Grantee’s expense. In the event of Grantee’s sale of its facilities containing the City Duct, any such sale shall be subject to the City’s continuing rights to use the City Duct as contemplated in this Section 5.1.5 and to have access to Grantee’s facilities, including manholes, as described in paragraph (b) above.”

     Section 7. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in

7

this Twelfth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Twelfth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 8. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 9. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 10. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

8

     Section 11. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 12. Except as expressly modified in this Twelfth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

9

     IN WITNESS WHEREOF, the City has caused this Twelfth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

/s/ James J. Laski	By: /s/ [ILLEGIBLE]
City Clerk	Title: Commissioner of the
Department of Environment

By: /s/ [ILLEGIBLE]
Title: Director of the
Department of Revenue

By: /s/ [ILLEGIBLE]
Title: Commissioner of the
Department of Transportation
Reviewed as to form and legality:
/s/ [ILLEGIBLE]
Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ James P. Peyton	By: /s/ [ILLEGIBLE]
Title: President

10

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and on certain City property and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In

Monroe Street, from Dearborn Street to Clark Street.

In LaSalle Street Trolley Tunnel from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Product on Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

Exhibit 2

N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION

Exhibit 2

McDonough Associates Inc.

Unicom Thermal Technologies

AMENDMENT 12

Exhibit 3A – Not included (previous Ordinance)

Exhibit 3B – Not included (previous Ordinance)

Exhibit 3C – Not included (previous Ordinance)

Exhibit 4 – Not included (previous Ordinances)

Exhibit 5

City Bridge Facilities

MATCH LINE SEE SHEET
MONROE ST
N

McDonough Associates Inc.

Unicom Thermal Technologies

AMENDMENT 12 DISTRIBUTION

PROPOSED PLAN

UNION STATION

N
MATCH LINE SEE SHEET PR-4
WASHINGTON BLVD
RANDOLPH ST

McDonough Associates Inc.

Unicom
Thermal
Technologies

Exhibit 6

Grantee’s Current Monitoring system

N
LEGEND
2" CONDUIT
4-4" CONDUIT
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
COLUMBUS DRIVE
S. WACKER DR.
DWIGHT D. EISENHOWER EXPRESSWAY

McDonough Associates Inc.

Unicom Thermal Technologies

CONDUIT AND FIBER OPTIC PLAN
AS OF 7-23-97

Sheet No. 1

LAW OFFICES
DALEY AND GEORGE, LTD.
TWO FIRST NATIONAL PLAZA
SUITE 400
20 SOUTH CLARK STREET
CHICAGO, ILLINOIS 60603-1903

MICHAEL DALEY
JOHN J. GEORGE
DENNIS J. AUKSTIK
ROBERT T. OLESZKIEWICZ	TELEPHONE
CAROLYN S. O’GARA	(312) 726-8797
CHRIS A. LEACH	FAX
CATHERINE W. MURNANE	(312) 726-8819
MARK G. VANECKO
RICHARD A. TOTH
WENDY M. MELONE

April 9, 1998

BY MESSENGER
Mr. Donald Petkus
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

In re: Twelfth Amendment to District Cooling System Use Agreement

Dear Mr. Petkus:

          Enclosed please find a copy of the Ordinance submitted to the Chicago City Council on April 1, 1998 authorizing approval of the Twelfth Amendment to the District Cooling System Use Agreement.

     Please feel free to contact me if you should have any questions.

     Continued Best Wishes.

Sincerely,

John J. George

JJG:tc
Enclosure
cc:     James Peyton
          Francis Duffy

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

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     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement” (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the “Ninth Amendment”; and

     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

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     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment to District Cooling Use Agreement” (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment to District Cooling Use Agreement” (the “Eleventh Amendment”, and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances (the “Additional Distribution Facilities”) to be used exclusively in the provision of District Cooling Services (as defined in the Current Agreement) and to be located on City property consisting of viaducts and/or bridges located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street (collectively the “City Bridge Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions

4

of the City Bridge Facilities in the Additional Distribution Facilities, each to be attached to a Twelfth Amendment hereinafter referred to (the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether and to what extent the location of the Additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities, and Grantee will be required to cause to be prepared and submitted to the City such information and documentation as may be deemed necessary or appropriate by the City for the City to make its assessment and determination; and

     WHEREAS, as part of its System, Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications; and

     WHEREAS, Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and desires to sell a portion of such facilities; and

     WHEREAS, Grantee has no desire to become a telecommunications provider pursuant to Sections 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, Grantee needs the approval of the City in order to sell any facilities covered under the Agreement located in the Public Ways to third parties; and

     WHEREAS, the City wishes to encourage the efficient use of infrastructure already located in the City’s Public Ways; and

5

     WHEREAS, Grantee and the City have reached agreement as to the conditions for the sale of Grantee’s surplus telecommunications facilities including the provision of certain facilities to the City; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Twelfth Amendment to the District Cooling System Use Agreement (the “Twelfth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Twelfth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Twelfth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Twelfth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Twelfth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as

6

shall be deemed desirable by the City’s Risk Manager. Furthermore, the Commissioner of Transportation is authorized to negotiate and execute in a conduit use agreement setting forth the terms and conditions pursuant to which the City shall use the “City Duct” (as defined in the Twelfth Amendment) pursuant to and consistent with the Twelfth Amendment.

     SECTION 3: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

     SECTION 4: This Ordinance shall be in full force and effect upon its passage and approval.

7

EXHIBIT A

     This Twelfth Amendment to District Cooling System Use Agreement (the “Twelfth Amendment”), dated as of                    , 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprises which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, the Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services (the “Additional Distribution Facilities”) and to be located on City property consisting of bridges and/or viaducts located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard, and West Monroe Street, (collectively the “City Bridge Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions of the City Bridge Facilities in the Additional Distribution Facilities, each as attached to this Twelfth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether, and to what extent, the location of the additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities; and

     WHEREAS, as part of its System, the Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications as shown on Exhibit 6 to this Twelfth Amendment (“Attachment A”); and

     WHEREAS, the Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and the Grantee now desires to sell a portion of such facilities; and

     WHEREAS, the Grantee has no desire to become a telecommunications provider pursuant to Sections 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, the Grantee needs the approval of the City in order to complete the sale of any facilities located in the Public Ways covered under the Agreement to third parties; and

     WHEREAS, the City wishes to encourage the efficient use of infrastructure facilities already located in the City’s Public Ways; and

2

     WHEREAS, the Grantee and the City have reached agreement as to the conditions for the sale of the Grantee’s surplus telecommunications facilities, including the provision of certain facilities to the City; and

     WHEREAS, the City Council and the City on                    , 1998 approved execution of an Twelfth Amendment to the Current Agreement in substantially the form of this Twelfth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of -his Twelfth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Twelfth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 4 of this Amendment. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Twelfth Amendment, the following definition is added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

“City Bridge Facilities” shall mean only the City property consisting of viaducts and/or bridge facilities located between Canal Street and the South branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street, all as

3

shown on Exhibit 5. The term “City Bridge Facilities” shall not be deemed to include any other City owned bridge facility, viaduct or related property unless this Agreement is further amended to include such other bridge facility or viaduct or related property.”

     Section 4. As of the Effective Date of this Twelfth Amendment, a new paragraph Section 9.2(G) is added to the Current Agreement, to read as follows:

“Section 9.2(G)

(G)(1). Subject to Section (G)(2) below, Grantee is authorized to attach onto and to construct, maintain, install and operate portions of its Additional Distribution System on the City Bridge Facilities depicted in Exhibit 5 and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities thereon; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) obtaining, prior to commencement of any work, all necessary consents and property rights, if applicable, of owners of property rights and of governmental entities having jurisdictional authority over the City Bridge Facilities, if any, other than the City, to such construction, installation, operation and maintenance. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the City Bridge Facilities, including in particular provisions relating to insurance and indemnification.

(G)(2). Notwithstanding the provisions contained in Section (G)(2) hereof, Exhibits 1 and 2 shall not be deemed amended to include the City Bridge Facilities and no Additional Distribution Facilities shall be installed or located on the City Bridge Facilities unless and until, prior to issuance of any permits therefor, further written approval for such Additional Distribution Facilities shall be given by the Commissioner

4

of the Department of the Environment and the Commissioner of the Department of Transportation. Such approval shall be conditioned upon the satisfaction of said Commissioner that, and the extent to which, such Additional Distribution Facilities are necessary and their location on the City Bridge Facilities will not create any risk of damage or impediment to the operations of the City Bridge Facilities.”

     Section 5. As of the Effective Date hereof, but subject to the Section 6 hereof, the Grantee shall be entitled to sell that portion of its monitoring system currently located in the Public Way which is in excess of its present and reasonably anticipated future needs (but not including the City Duct as defined in Section 6) and subject to the Current Agreement to telecommunications providers which are registered and in full compliance with Sections 3-75 and 10-30 of the Municipal Code of Chicago; provided that Grantee shall not under the Current Agreement, install monitoring facilities (including, but not limited to, duct) after the Effective Date of this Twelfth Amendment in excess of its current and reasonably anticipated future needs; and provided further that the Grantee shall comply with the conditions set forth in Section 6 of this Twelfth Amendment. Moreover, no sale contemplated by this Section 5 shall be deemed authorized unless and until Grantee shall also enter into a conduit use agreement satisfactory to Commissioner of Transportation providing for the use by the City of the City Duct (as defined in Section 6) and the designation of the City Duct consistent with Section 6 of this Twelfth Amendment. It is agreed by the parties that Section 6 shall represent the sole consideration received by the City in connection with the sales contemplated by this Section 5. Nothing in this Section 5 shall prevent Grantee from independently registering under and complying with the provisions of Section 3-75 and 10-30 of the Municipal Code of Chicago as a telecommunications provider.

5

     Section 6. As of the Effective Date of this Twelfth Amendment, a new subsection 5.15 shall be added to the Current Agreement to read as follows:

     “Section 5.1.5 Additional Consideration. As further consideration for the permission and authority granted the Grantee by this Agreement (including in particular the Twelfth Amendment), apart from General Compensation set forth in Section 5.1 hereof, Grantee shall provide the City with the following additional rights, privileges and considerations for the official use of the City:

a.	Grantee shall reserve and shall provide, as additional consideration to the City one one-inch innerduct (the “City Duct”) dedicated for use by the City along all existing routes (except where Grantee only installed one two-inch duct for internal monitoring as shown in Exhibit 6 attached hereto and made a part hereof) and future routes using the Public Ways where Grantee’s System has been or will be installed.

b.	Grantee shall permit and shall cause any transferee(s) as to its facilities to permit authorized City personnel unrestricted access with reasonable notice to Grantee’s manholes and ducts and any transferee of Grantee’s monitoring system’s manholes and duct for the purpose of installing, maintaining and repairing City telecommunications facilities, including but not limited to fiber optic cables (the “City Fibers”) in the City Duct.

c.	Maintenance. Grantee shall maintain in the same manner as the rest of Grantee’s System, and to industry standards the City Duct in its original condition, ordinary wear and tear excepted. The City shall be solely responsible for the maintenance of the City Fibers and for the transmission

6

of signals over the City Fibers and for out of service disruptions. If the City Duct is damaged by casualty, Grantee shall use reasonable efforts to promptly repair the damage or replace the portions of the City Duct so damaged within twenty-four hours of such damage.

d.	Governmental Use Only. It is intended that the City shall use the City Duct and the City Fibers solely for governmental, intergovernmental or public purposes only.

e.	Abandonment by the City and City Continuing Rights. In the event that the City determines the City Duct is no longer necessary for the City’s use, it shall notify Grantee of its intent to abandon the use of the City Duct, or portions thereof, and such abandoned portions shall be disconnected from any City communications network and returned to Grantee at Grantee’s expense. In the event of Grantee’s sale of its facilities containing the City Duct, any such sale shall be subject to the City’s continuing rights to use the City Duct as contemplated in this Section 5.1.5 and to have access to Grantee’s facilities, including manholes, as described in paragraph (b) above.”

     Section 7. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Twelfth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment,

7

gratuity or offer of employment shall be made in connection with this Twelfth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 8. Neither the Grantee nor its contractors shall be in violation of the provisions or Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

     Section 9. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 10. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 11. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

8

     Section 12. Except as expressly modified in this Twelfth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

9

     IN WITNESS WHEREOF, the City has caused this Twelfth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:

City Clerk	Title:	Commissioner of the
Department of Environment

By:

	Title:	Director of the Department
of Revenue

By:

	Title:	Commissioner of the
Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

	Title:	President

10

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1: Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

2

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

3

Exhibit 2

N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
P1
P2
P3

Exhibit 2

McDonough Associates Inc.

Unicom Thermal Technologies

Exhibit 3A – Not included (previous Ordinance)

Exhibit 3B – Not included (previous Ordinance)

Exhibit 3C – Not included (previous Ordinance)

Exhibit 4 – Not included (previous Ordinances)

Exhibit 5

City Bridge Facilities

MATCH LINE SEE SHEET PP-2
MONROE ST
N

McDonough Associates Inc.

Unicom Thermal Technologies

AMENDMENT 12 DISTRIBUTION

PROPOSED PLAN

UNION STATION

MATCH LINE SEE SHEET PR-4
WASHINGTON BLVD.
RANDOLPH ST
McDonough Associates Inc.
Unicom
Thermal
Technologies

Exhibit 6

Grantee’s Current Monitoring System

N
LEGEND

McDonough Associates Inc

Unicom
Thermal
Technologies

LAW OFFICES
DALEY AND GEORGE, LTD.
TWO FIRST NATIONAL PLAZA
SUITE 400
20 SOUTH CLARK STREET
CHICAGO, ILLINOIS 60603-1903

MICHAEL DALEY
JOHN J. GEORGE
DENNIS J. AUKSTIK	TELEPHONE
ROBERT T. OLESZKIEWICZ	(312) 726-8797
CHRIS A. LEACH	FAX
CATHERINE W. MURANE	(312) 726-8819
MARK G. VANECKO
RICHARD A. TOTH
WENDY M. MELONE

May 19, 1998

BY MESSENGER

Mr. James Peyton
Unicom Thermal Technologies, Inc.
30 West Monroe/Fifth Floor
Chicago, Illinois 60603

Dear Jim:

          Enclosed herein is the certified copy of the Twelfth Amendment to the District Cooling System Use Agreement between Unicom Thermal Technologies, Inc. and the City of Chicago. After you have reviewed it if you have any questions please call me.

Sincerely,

John J. George

JJG:df
Enclosure
cc: Mr. Don Petkus

STATE OF ILLINOIS,	)
	)	SS.
COUNTY OF COOK.	)

I, JAMES J. LASKI, City Clerk of the City of Chicago, in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance authorizing for the execution of the twelfth amendment to District Cooling System Use Agreement with Unicom Thermal Technologies, Inc. (Formerly Northwind, Inc.); which was passed by the City Council of the City of Chicago at the regular meeting held on the twenty-ninth (29th) day of April, A.D., 1998.

I DO FURTHER CERTIFY that the original, of which the foregoing is a true and correct copy, is on file in my office and that I am the lawful custodian of the same.

WITNESS MY HAND and the corporate seal of the said City of Chicago this eighteenth (18th) day of May, A.D., 1998.

JAMES J. LASKI, City Clerk

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement” (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the “Ninth Amendment”; and

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     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment to District Cooling Use Agreement” (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment to District Cooling Use Agreement” (the “Eleventh Amendment”, and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances (the “Additional Distribution Facilities”) to be used exclusively in the provision of District Cooling Services (as defined in the Current Agreement) and to be located on City property consisting of viaducts and/or bridges located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street (collectively the “City Bridge Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and

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depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions of the City Bridge Facilities in the Additional Distribution Facilities, each to be attached to a Twelfth Amendment hereinafter referred to (the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether and to what extent the location of the Additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities, and Grantee will be required to cause to be prepared and submitted to the City such information and documentation as may be deemed necessary or appropriate by the City for the City to make its assessment and determination; and

     WHEREAS, as part of its System, Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications; and

     WHEREAS, Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and desires to sell a portion of such facilities; and

     WHEREAS, Grantee has no desire to become a telecommunications provider pursuant to Sections 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, Grantee needs the approval of the City in order to sell any facilities covered under the Agreement located in the Public Ways to third parties; and

     WHEREAS, the City wishes to encourage the efficient use of infrastructure already located in the City’s Public Ways; and

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     WHEREAS, Grantee and the City have reached agreement as to the conditions for the sale of Grantee’s surplus telecommunications facilities including the provision of certain facilities to the City; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Twelfth Amendment to the District Cooling System Use Agreement (the “Twelfth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Twelfth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Twelfth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Twelfth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Twelfth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as

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shall be deemed desirable by the City’s Risk Manager. Furthermore, the Commissioner of Transportation is authorized to negotiate and execute in a conduit use agreement setting forth the terms and conditions pursuant to which the City shall use the “City Duct” (as defined in the Twelfth Amendment) pursuant to and consistent with the Twelfth Amendment.

     SECTION 3: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

     SECTION 4: This Ordinance shall be in full force and effect upon its passage and approval.

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ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement” (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the “Ninth Amendment”; and

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     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment to District Cooling Use Agreement” (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment to District Cooling Use Agreement” (the “Eleventh Amendment”, and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances (the “Additional Distribution Facilities”) to be used exclusively in the provision of District Cooling Services (as defined in the Current Agreement) and to be located on City property consisting of viaducts and/or bridges located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street (collectively the “City Bridge Facilities”); and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and

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depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions of the City Bridge Facilities in the Additional Distribution Facilities, each to be attached to a Twelfth Amendment hereinafter referred to (the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether and to what extent the location of the Additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities, and Grantee will be required to cause to be prepared and submitted to the City such information and documentation as may be deemed necessary or appropriate by the City for the City to make its assessment and determination; and

     WHEREAS, as part of its System, Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications; and

     WHEREAS, Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and desires to sell a portion of such facilities; and

     WHEREAS, Grantee has no desire to become a telecommunications provider pursuant to Sections 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, Grantee needs the approval of the City in order to sell any facilities covered under the Agreement located in the Public Ways to third parties; and

     WHEREAS, the City wishes to encourage the efficient use of infrastructure already located in the City’s Public Ways; and

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     WHEREAS, Grantee and the City have reached agreement as to the conditions for the sale of Grantee’s surplus telecommunications facilities including the provision of certain facilities to the City; now, therefore,

     BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Twelfth Amendment to the District Cooling System Use Agreement (the “Twelfth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Twelfth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Twelfth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Twelfth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Twelfth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as

5

shall be deemed desirable by the City’s Risk Manager. Furthermore, the Commissioner of Transportation is authorized to negotiate and execute in a conduit use agreement setting forth the terms and conditions pursuant to which the City shall use the “City Duct” (as defined in the Twelfth Amendment) pursuant to and consistent with the Twelfth Amendment.

     SECTION 3: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

     SECTION 4: This Ordinance shall be in full force and effect upon its passage and approval.

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EXHIBIT A

     This Twelfth Amendment to District Cooling System Use Agreement (the “Twelfth Amendment”), dated as of          , 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Unicom Enterprises which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, in order to connect the distribution piping running from the Washington Street Trolley Tunnel to 300 South Riverside Plaza and to serve a property located at 300 South Riverside Plaza, the Grantee proposes to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services (the “Additional Distribution Facilities”) and to be located on City property consisting of bridges and/or viaducts located between Canal Street and the

South Branch of the Chicago River in the following locations: West Washington Boulevard, and West Monroe Street, (collectively the “City Bridge Facilities”) ; and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, and to add an Exhibit 5 to reflect the inclusion of portions of the City Bridge Facilities in the Additional Distribution Facilities, each as attached to this Twelfth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City needs further time to consider and determine whether, and to what extent, the location of the additional Distribution Facilities on the City Bridge Facilities are necessary and create any risk of damage to or impediment to the operation of the City Bridge Facilities; and

     WHEREAS, as part of its System, the Grantee has installed an internal monitoring system, consisting of conduits and fiber optic cables for the purpose of monitoring the System and for internal communications as shown on Exhibit 6 to this Twelfth Amendment (“Attachment A”); and

     WHEREAS, the Grantee has determined that it has installed monitoring facilities in excess of its present and reasonably anticipated future needs and the Grantee now desires to sell a portion of such facilities; and

     WHEREAS, the Grantee has no desire to become a telecommunications provider pursuant to Sections 3-75 and 10-30 of the Municipal Code of Chicago; and

     WHEREAS, pursuant to the Current Agreement, the Grantee needs the approval of the City in order to complete the sale of any facilities located in the Public Ways covered under the Agreement to third parties; and

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     WHEREAS, the City wishes to encourage the efficient use of infrastructure facilities already located in the City’s Public Ways; and

     WHEREAS, the Grantee and the City have reached agreement as to the conditions for the sale of the Grantee’s surplus telecommunications facilities, including the provision of certain facilities to the City; and

     WHEREAS, the City Council of the City on            , 1998 approved execution of an Twelfth Amendment to the Current Agreement in substantially the form of this Twelfth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Twelfth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Twelfth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 4 of this Amendment. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Twelfth Amendment, the following definition is added to Section 1 of the Current Agreement (to be deemed inserted in alphabetical order into the Current Agreement):

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“City Bridge Facilities” shall mean only the City property consisting of viaducts and/or bridge facilities located between Canal Street and the South branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street, all as shown on Exhibit 5. The term “City Bridge Facilities” shall not be deemed to include any other City owned bridge facility, viaduct or related property unless this Agreement is further amended to include such other bridge facility or viaduct or related property.”

     Section 4. As of the Effective Date of this Twelfth Amendment, a new paragraph Section 9.2(G) is added to the Current Agreement, to read as follows:

“Section 9.2(G)

(G) (1). Subject to Section (G) (2) below, Grantee is authorized to attach onto and to construct, maintain, install and operate portions of its Additional Distribution System on the City Bridge Facilities depicted in Exhibit 5 and, as deemed necessary or appropriate, to operate and maintain the Additional Distribution Facilities thereon; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) obtaining, prior to commencement of any work, all necessary consents and property rights, if applicable, of owners of property rights and of governmental entities having jurisdictional authority over the City Bridge Facilities, if any, other than the City, to such construction, installation, operation and maintenance. For purposes of this Agreement, all applicable provisions of the Agreement relating to the Public Ways shall be applied to the City Bridge Facilities, including in particular provisions relating to insurance and indemnification.

G(2). Notwithstanding the provisions contained in Section G(1) hereof, Exhibits 1 and 2 shall not be deemed amended to include the City Bridge Facilities and no Additional

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Distribution Facilities shall be installed or located on the City Bridge Facilities unless and until, prior to issuance of any permits therefor, further written approval for such Additional Distribution Facilities shall be given by the Commissioner of the Department of the Environment and the Commissioner of the Department of Transportation. Such approval shall be conditioned upon the satisfaction of said Commissioner that, and the extent to which, such Additional Distribution Facilities are necessary and their location or the City Bridge Facilities will not create any risk of damage or impediment to the operations of the City Bridge Facilities.”

     Section 5. As of the Effective Date hereof, but subject to Section 6 hereof, the Grantee shall be entitled to sell that portion of its monitoring system currently located in the Public Way which is in excess of its present and reasonably anticipated future needs (but not including the City Duct as defined in Section 6) and subject to the Current Agreement to telecommunications providers which are registered and in full compliance with Sections 3-75 and 10-30 of the Municipal Code of Chicago; provided that Grantee shall not under the Current Agreement, install monitoring facilities (including, but not limited to, duct) after the Effective Date of this Twelfth Amendment in excess of its current and reasonably anticipated future needs; and provided further that the Grantee shall comply with the conditions set forth in Section 6 of this Twelfth Amendment. Moreover, no sale contemplated by this Section 5 shall be deemed authorized unless and until Grantee shall also enter into a conduit use agreement satisfactory to Commissioner of Transportation providing for the use by the City of the City Duct (as defined in Section 6) and the designation of the City Duct consistent with Section 6 of this Twelfth Amendment. It is agreed by the parties that Section 6 shall represent the sole consideration received by the City in connection with the sales contemplated by this Section 5. Nothing in this

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Section 5 shall prevent Grantee from independently registering under and complying with the provisions of Section 3-75 and 10-30 of the Municipal Code of Chicago as a telecommunications provider.

     Section 6. As of the Effective Date of this Twelfth Amendment, a new subsection 5.15 shall be added to the Current Agreement to read as follows:

     “Section 5.1.5 Additional Consideration. As further consideration for the permission and authority granted the Grantee by this Agreement (including in particular the Twelfth Amendment), apart from General Compensation set forth in Section 5.1 hereof, Grantee shall provide the City with the following additional rights, privileges and considerations for the official use of the City:

a.	Grantee shall reserve and shall provide, as additional consideration to the City one one-inch innerduct (the “City Duct”) dedicated for use by the City along all existing routes (except where Grantee only installed one two-inch duct for internal monitoring as shown in Exhibit 6 attached hereto and made a part hereof) and future routes using the Public Ways where Grantee’s System has been or will be installed.

b.	Grantee shall permit and shall cause any transferee(s) as to its facilities to permit authorized City personnel unrestricted access with reasonable notice to Grantee’s manholes and ducts and any transferee of Grantee’s monitoring system’s manholes and duct for the purpose of installing, maintaining and repairing City telecommunications facilities, including but not limited to fiber optic cables (the “City Fibers”) in the City Duct.

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c.	Maintenance. Grantee shall maintain in the same manner as the rest of Grantee’s System and to industry standards the City Duct in its original condition, ordinary wear and tear excepted. The City shall be solely responsible for the maintenance of the City Fibers and for the transmission of signals over the City Fibers and for out of service disruptions. If the City Duct is damaged by casualty, Grantee shall use reasonable efforts to promptly repair the damage or replace the portions of the City Duct so damaged within twenty-four hours of such damage.

d.	Governmental Use Only. It is intended that the City shall use the City Duct and the City Fibers solely for governmental, intergovernmental or public purposes only.

e.	Abandonment by the City and City Continuing Rights. In the event that the City determines the City Duct is no longer necessary for the City’s use, it shall notify Grantee of its intent to abandon the use of the City Duct, or portions thereof, and such abandoned portions shall be disconnected from any City communications network and returned to Grantee at Grantee’s expense. In the event of Grantee’s sale of its facilities containing the City Duct, any such sale shall be subject to the City’s continuing rights to use the City Duct as contemplated in this Section 5.1.5 and to have access to Grantee’s facilities, including manholes, as described in paragraph (b) above.”

     Section 7. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is

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employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Twelfth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Twelfth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 8. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 9. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 10. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

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     Section 11. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 12. Except as expressly modified in this Twelfth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

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     IN WITNESS WHEREOF, the City has caused this Twelfth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:

City Clerk	Title:	Commissioner of the
Department of Environment

By:

	Title:	Director of the Department
of Revenue

By:

	Title:	Commissioner of the
Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:

	Title:	President

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(SUB)

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1: Northeast corner of South State Street and East Adams Streets

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

Exhibit 2

N
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION
Exhibit 2
McDonough Associates Inc.
Unicom
Thermal
Technologies
AMENDMENT 12

Exhibit 3A - Not included (previous Ordinance)

Exhibit 3B - Not included (previous Ordinance)

Exhibit 3C - Not included (previous Ordinance)

Exhibit 4 - Not included (previous Ordinances)

Exhibit 5

City Bridge Facilities

MATCH LINE SEE SHEET PR-2
MONROE ST.
McDonough Associates Inc.
Unicom
Thermal Technologies
PROPOSED PLAN
UNION STATION
N

MATCH LINE SEE SHEET PR-4
WASHINGTON BLVD.
RANDOLPH ST.
McDonough Associates Inc.
Unicom
Thermal
Technologies

Exhibit 6

Grantee’s Current Monitoring System

LEGEND
2" CONDUIT
4-6" CONDUIT
PRODUCTION PLANT 1
PRODUCTION PLANT 2
PRODUCTION PLANT 3
MERCHANDISE MART
N
P2

McDonough Associates Inc.

Unicom Thermal Technologies

CONDUIT AND FIBER OPTIC PLAN
AS OF 7-23-97

Sheet No. 1

Exhibit 6

[Letterhead of

Daley and George, Ltd.]

November 2, 1998

BY MESSENGER
Mr. Frank Duffy
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

          In re: Thirteenth Amendment

Dear Mr. Duffy:

          Enclosed please find three (3) certified copies of the Ordinance passed by the Chicago City Council on October 7, 1998 authorizing the 13th Amendment.

Sincerely,

John J. George

JJG:te
Enclosure

[Letterhead of

Daley and George, Ltd.]

November 4, 1998

BY MESSENGER
Mr. Frank Duffy
Unicom Thermal Technologies
30 West Monroe Street
Suite 500
Chicago, Illinois 60603

          In re: Thirteenth Amendment

Dear Mr. Duffy:

          Enclosed please find the fully-executed Thirteenth Amendment to District Cooling System Use Agreement.

          This is an important document and should be retained in your permanent corporate records.

          Please feel free to contact me if you should have any questions.

Sincerely,

John T. George

JJG:te
Enclosure

     This Thirteenth Amendment to District Cooling System Use Agreement (the “Thirteenth Amendment”), dated as of October 8, 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being wholly-owned subsidiary of UT Holdings, Inc. being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is 100% owned by Unicom Corporation.

WITNESSETH

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee intends to expand the Third Plant (as defined in the Current Agreement) from an existing capacity of 7,800 tons/hour to a maximum capacity of 24,208 tons/hour (the “Third Plant Expansion”); and

     WHEREAS, the Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways in the following: (i) in a portion of Kinzie Street from 75 feet east of Dearborn Street to Dearborn Street; (ii) in a portion of Dearborn Street from Kinzie Street to Ontario Street, (iii) in a portion of Ontario Street from Dearborn Street to Wabash Avenue; (iv) in a portion of Wabash Avenue from Grand Avenue to Erie Street; (v) in a portion of Erie Street from Wabash Avenue to Rush Street; (vi) in a portion of Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue; (vii) in a portion of Rush Street from Erie Street to Superior Street (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Thirteenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on October 7, 1998, 1998 approved execution of an Thirteenth Amendment to the Current Agreement in substantially the form of this Thirteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Thirteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Thirteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases

2

to the conditions set forth in Section 3 of this Amendment. The inclusion of the Third Plant Expansion in the System is deemed approved; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Thirteenth Amendment, pursuant to Section 7.12(b) of this Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

“Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General Compensation as set forth below: The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or two percent (2%) of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year, the General Compensation fees shall be the greater of

3

$320,000, or 2% of Total Gross Billings. For the 1999 Compensation Year, the General Compensation shall be the greater of $406,000 or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Third Plant Expansion). For each Compensation Year beginning with the 2000 Compensation Year, the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 2000 be less than $406,000. Each rate of compensation in the Compensation Years beginning with 1999 shall be adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

     Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Thirteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Thirteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

4

     Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.)

     Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Except as expressly modified in this Thirteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

5

     IN WITNESS WHEREOF, the City has caused this Thirteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO
/s/ James J. Laski
City Clerk	By: Title:	/s/ [ILLEGIBLE] 1st Deputy Commissioner of the Department of Environment

	By:	/s/ [ILLEGIBLE]
	Title:	Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]
	Title:	Commissioner of the Department of Transportation
Reviewed as to form
and legality:

/s/ [ILLEGIBLE] Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ James P. Peyton Ass’t Secretary	By: Title:	/s/ [ILLEGIBLE] Vice President and General Manager

6

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an ongoing basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In

Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinze Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/ Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Erie Street. In Erie Street from Wabash Avenue to Rush Street. In Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue. In Rush Street from Erie Street to Superior Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate

8

new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

9

Exhibit 3A – Not included (previous Ordinance)
Exhibit 3B – Not included (previous Ordinance)
Exhibit 3C – Not included (previous Ordinance)
Exhibit 4 – Not included (previous Ordinances)
Exhibit 5 – Not included (previous Ordinances)
Exhibit 6 – Not included (previous Ordinances)

EXHIBIT 2A

EXHIBIT 2B

N
LEGEND
DISTRIBUTION PIPING
PROPOSED ADDITION
CHICAGO ST.
SUPERIOR ST.
HURON ST.
ERIE ST.
ONTARIO ST.
OHIO ST.
GRAND AVE.
ILLINOIS ST.
HUBBARD ST.
KINZIE ST.
LAKE MICHIGAN

EXHIBIT 2B

McDonough Associates Inc.

Unicom Thermal Technologies

PROPOSED ADDITIONS

Scale N.T.S. Date SEPT. 1998

Sheet No. 2

ORDINANCE

     WHEREAS, on the 14th day of September, 1993, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October], 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Filth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment’’); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the “Ninth Amendment”); and

14

     WHEREAS, the Ninth Amendment is dated as of August 1, 1997, and

     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment” to District Cooling, Use Agreement (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment” to District Cooling Use Agreement (the “Eleventh Amendment”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998: and

     WHEREAS, on the 29th day of April, 1998, the City Council adopted an Ordinance authorizing the City to enter into a “Twelfth Amendment” to District Cooling Use Agreement (the “Twelfth Amendment, and collectively with Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, the Twelfth Amendment is dated as of June 1, 1998; and

     WHEREAS, in order to increase the capacity of the System, the Grantee intends to expand its Third Plant (as defined in the Current Agreement) from the existing capacity of 7,800 tons/hour to a maximum capacity of 24,208 tons/hour (the “Third Plan Expansion”); and

     WHEREAS, the Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways in the following locations: (i) in a portion of Kinzie Street from 75 feet east of Dearborn Street to Dearborn Street; (ii) in a portion of Dearborn Street from Kinzie Street to Ontario Street; (iii) in a portion of Ontario Street from Dearborn Street to Wabash Avenue; (iv) in a portion of Wabash

15

Avenue from Grand Avenue to Erie Street: (v) in a portion of Eric Street from Wabash Avenue to Rush Street; (vi) in a portion of Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue; (vii) in a portion of Rush Street from Erie Street to Superior Street (collectively the “Additional Distribution Facilities”); and

     WHEREAS, Exhibit l to the Current Agreement describes the “Distribution Facilities” (the “Current Distribution Facilities”) for Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee desires to amend Exhibits 1 and 2 of the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each to be attached to a Thirteenth Amendment hereinafter referred to (the “Amended Exhibits”); and

     WHEREAS, pursuant to Section 7.1.2 of the Current Agreement, Grantee’s minimum fees set forth in Section 5.1 of the Current Agreement shall be increased proportionately to the maximum capacity of the Third Plant (including the Expansion of the Third Plant); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement to reflect changes to Exhibits 1 and 2 to the Current Agreement, to amend Section 5.1 to the Current Agreement that reflect the increase of Grantee’s minimum fees and to make certain other changes to the Current Agreement, all as set forth in Exhibit A.

     NOW THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

16

     SECTION 2: Subject to the approval of the Corporation Counsel, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue are hereby authorized to enter into and execute on behalf of the City, a Thirteenth Amendment to the District Cooling System Use Agreement (the “Thirteenth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Thirteenth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Thirteenth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Thirteenth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Thirteenth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

     SECTION 3: This Ordinance shall be in full force and effect upon its passage and approval.

     SECTION 4: All ordinances and resolutions, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists the beneficial ownership, as defined under the rules of the Securities and Exchange Commission (the “SEC”), as of March 1, 1998 (with the exception of John W Rowe), of Unicom Common Stock held by each of the Directors, each of the executive officers named in the Summary Compensation Table on page 14 and Unicom’s Directors and executive officers as a group. Mr. Rowe’s ownership is listed as of March 31, 1998. There was no person known to Unicom to be the beneficial owner at more than five percent of Unicom’s Common Stock as of March 1, 1998. In addition, the table includes two columns describing securities held by such persons that are not considered to be “beneficially owned” under the rules of the SEC. The column headed “Other Stock Options” includes stock options held by such persons that are not exercisable within 60 days of March 1, 1998. The column headed “Deferred Share Equivalents” includes shares deferred by such persons under the Unicom Corporation Stock Bonus Deferral Plan or share equivalents held in the Unicom Corporation Retirement Plan for Directors.

Beneficial Ownership of
Common Stock

				Other Stock	Deferred Share
Name	Amount and Nature		Percent of Class	Options(7)	Equivalents(9)
Edward A. Brennan	3,133		*	—	—
James W. Compton	3,805		*	—	2,539
Bruce DeMars	1,561		*	—	469
Sue L. Gin	7,798		*	—	1,091
Donald P. Jacobs	6,502		*	—	8,614
Edgar D. Jannotta	4,563		*	—	1,878
George E. Johnson	5,695		*	—	9,988
James J. O’Connor	56,333	(1)(2)	*	123,333	44,040
John W. Rowe	5,000	(3)	*	250,000	—
Samuel K. Skinner	150,572	(2)	*	—	—
Robert J. Manning	24,390	(2)(4)	*	45,332 (8)	10,486	(10)
Michael J. Wallace	15,579	(2)(5)	*	22,500	13,755
Pamela B. Strobel	17,447	(2)	*	25,500	8,388
Leo F. Mullin	5,346		*	—	—
Directors and executive officers as a group (20 persons)	380,178	(2)(6)	*	588,330	116,739

*Less than one percent

(1)	Includes 1,775 shares owned by family members. Mr. O’Connor disclaims any beneficial ownership of such shares.

(2)	The numbers and percentages of shares shown in the table above include shares as to which the indicated person(s) had the right to acquire within 60 days of March 1, 1998 upon the exercise of outstanding stock options, as follows: Mr. O’Connor 21,667; Mr. Skinner 110,000; Mr. Manning 7,668 (includes 1,834 options owned by spouse; Mr. Wallace 5,000; Ms. Strobel 4,000; and all executive officers and directors as a group (including such individuals) 163,920. Such persons disclaim any beneficial ownership of the shares subject to such options.

(3)	Includes 2,000 shares owned by spouse

(4)	Includes 1,737 shares owned by spouse.

(5)	includes 100 shares jointly owned with a family member. 201 shares owned by a family member and 200 shares held in a custodial account for a family member. Mr. Wallace disclaims any beneficial ownership of such shares.

(6)	Includes 3,737 shares owned by spouses, 200 shares held in a custodial account for a family member, 1,976 shares owned by family members and 100 shares jointly owned with a family member. The directors and executive officers to whom such beneficial ownership is attributed disclaim any beneficial ownership of the shares held by such persons.

19

EXHIBIT A

     This Thirteenth Amendment to District Cooling System Use Agreement (the “Thirteenth Amendment”), dated as of                   , 1998 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of UT holdings, Inc. being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System.”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee intends to expand the Third Plant (as defined in the Current Agreement) from an existing capacity of 7,800 tons/hour to a maximum capacity of 24,208 tons/hour (the “Third Plant Expansion”); and

     WHEREAS, the Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways in the following: (i) in a portion of Kinzie Street from 75 feet east of Dearborn Street to Dearborn Street; (ii) in a portion of Dearborn Street from Kinzie Street to Ontario Street, (iii) in a portion of Ontario Street from Dearborn Street to Wabash Avenue; (iv) in a portion of Wabash Avenue from Grand Avenue to Erie Street; (v) in a portion of Erie Street from Wabash Avenue to Rush Street; (vi) in a portion of Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue; (vii) in a portion of Rush Street from Erie Street to Superior Street (collectively the “Additional Distribution Facilities”) ; and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Thirteenth Amendment (collectively, the “Amended Exhibits”) ; and

     WHEREAS, the City Council of the City on    , 1998 approved execution of an Thirteenth Amendment to the Current Agreement in substantially the form of this Thirteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Thirteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

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     Section 2. As of the Effective Date of this Thirteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3 of this Amendment. The inclusion of the Third Plant Expansion in the System is deemed approved; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Thirteenth Amendment, pursuant to Section 7.12(b) of this Current Agreement, Section 5.l of the Current Agreement is hereby amended in its entirety to read as follows:

“Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General Compensation as set forth below: The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or two percent (2%) of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation

22

Year, the general Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings. For the 1999 Compensation Year, the General Compensation shall be the greater of $406,000 or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Third Plant Expansion). For each Compensation Year beginning with the 2000 Compensation Year, the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 2000 be less than $406,000. Each rate of compensation in the Compensation Years beginning with 1999 shall be adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

     Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Thirteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Thirteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

23

     Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Except as expressly modified in this Thirteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

24

     IN WITNESS WHEREOF, the City has caused this Thirteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

City Clerk	By: Title:	Commissioner of the Department of Environment

By:
	Title:	Commissioner of the Department of Revenue

By:
	Title:	Commissioner of the Department of Transportation

Reviewed as to form
and legality:

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

By:
	Title:	President

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to approximately 40 feet south of Madison Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/ Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Erie Street. In Erie Street from Wabash Avenue to Rush Street. In Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue. In Rush Street from Erie Street to Superior Street.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend

27

the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

28

EXHIBIT 2

1/2
N
LAKE MICHIGAN
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
DISTRIBUTION PIPING
PROPOSED ADDITION

Drawn By: DJF
Checked By: DJF

McDonough Associates Inc.

Unicom Thermal Technologies

EXISTING DISTRIBUTION PIPING
AND PROPOSED ADDITION

Scale N.T.S. Date SEPT. 1998

Sheet No. 1

N
LEGEND
DISTRIBUTION PIPING
PROPOSED ADDITION

McDonough Associates Inc.

Unicom Thermal Technologies

PROPOSED ADDITIONS

2

STATE OF ILLINOIS,	)
	)	ss.
County of Cook	)

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office authorizing the construction of additional distribution facilities in the vicinity of Dearborn Street and Ontario Street.

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the seventh (7th) day of October, A.D. 1998 and deposited in my office on the seventh (7th) day of October, A.D. 1998.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit: Yeas 48, Nays None.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign the said ordinance on the seventh (7th) day of October, A.D. 1998.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the
[L.S.] corporate seal of the City of Chicago aforesaid, at the said City, in the County and
State aforesaid, this twenty-ninth (29th) day of October, A.D. 1998.

/s/ James J. Laski

JAMES J. LASKI, City Clerk

     This Fourteenth Amendment to District Cooling System Use Agreement (the “Fourteenth Amendment”), dated as of April 21, 1999 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of UT Holdings, Inc., being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee intends to add to its System a new Plant (the “Fourth Plant”) with an approximate capacity of 14,000 tons on private property located in the Merchandise Mart building located on the block bounded by North Orleans Street on the West, North Wells Street on the East, West Kinzie Street on the North, and the main branch of the Chicago River on the South; and

     WHEREAS, Grantee desires to interconnect the Fourth Plant with the System; and

     WHEREAS, the Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways along the following routes:

(i)	Washington Boulevard from Dearborn Street to State Street;

(ii)	under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street;

(iii)	Kinzie Street from the Kinzie Street / Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley; and west in said east-west public alley to a point 220.0 feet west of North Orleans Street;

(iv)	Garland Court from Lake Street to Benton Place;

(v)	Benton Place from Garland Court to Wabash Avenue;

(vi)	State Street from Lake Street to Randolph Street;

(vii)	in the north/south public alley which lies 120 feet west of the west right-of-way line of State Street from approximately 40 feet south of Madison Street to Monroe Street;

(collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Fourteenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on    , 1999 approved execution of a Fourteenth Amendment to the Current Agreement in substantially the form of this Fourteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

2

NOW, THEREFORE, It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Fourteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Fourteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3 of this Amendment. The inclusion of the Fourth Plant in the System is deemed approved; subject, however, to (1) obtaining all necessary prior approvals for the Fourth Plant from the City’s Board of Zoning Appeals; (2) obtaining and acting pursuant to any and all City permits (including but not limited to harbor permits) required in connection therewith; (3) providing proof of proper approvals from other applicable local, state and federal regulatory agencies; and (4) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance. Exhibits to the Current Agreement not included in the Current Exhibits remain the same.

     Section 3. As of the Effective Date of this Fourteenth Amendment, pursuant to Section 7.12(b) of this Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

“Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General Compensation as set forth below:

3

The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or two percent (2%) of Grantee’s Total Gross Billings. For the 1998 Compensation Year, the General Compensation fees shall be the greater of $320,000 or 2% of Total Gross Billings. For the 1999 Compensation Year, the General Compensation shall be the greater of $456,000 (including an increase in the minimum monthly fixed fee from $33,833.33 to $40,000.00 commencing on May 1, 1999) or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Fourth Plant). For the 2000 Compensation Year, the General Compensation shall be the greater of $480,000 or two percent (2%) of Total Gross Billings. For each Compensation Year beginning with the 2001 Compensation Year, the General Compensation fee shall be two percent (2%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 2001 be less than $480,000. Each rate of compensation in the Compensation Years beginning with 2001 shall be adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

4

     Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Fourteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Fourteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

     Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois.

5

The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the discretion of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Fourteenth Amendment shall be grounds for termination of the Current Agreement and this Fourteenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Municipal Code of Chicago.

     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate

6

subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the city.

     Section 10. Except as expressly modified in this Fourteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

[Balance of page intentionally left blank.

Signature page follows].

7

     IN WITNESS WHEREOF, the City has caused this Fourteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)		CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk	Title:	Commissioner of the Department of Environment

	By:	/s/ [ILLEGIBLE]

	Title:	Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

	Title:	Commissioner of the Department of Transportation

Reviewed as to form and legality:

/s/ [ILLEGIBLE]
Assistant Corporation Counsel

ATTEST:		UNICOM THERMAL TECHNOLOGIES, INC.

/s/ Scott N. Peters	By:	/s/ [ILLEGIBLE]

Secretary		Title: Vice President and General Manager

8

AMENDED

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1: Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2: Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street.

In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3: Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building)

Distribution Piping	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Erie Street. In Erie Street from Wabash Avenue to Rush Street. In Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue.

Production Plant #4: North Orleans Street on the west, North Wells Street on the east West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

Distribution Piping:
In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. From said east-west public alley west to a point 220.0 feet west of North Orleans Street. In State Street from Lake Street to Randolph Street.

This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

Exhibit 3A	-	Not included (previous Ordinance)
Exhibit 3B	-	Not included (previous Ordinance)
Exhibit 3C	-	Not included (previous Ordinance)
Exhibit 4	-	Not included (previous Ordinances)
Exhibit 5	-	Not included (previous Ordinances)
Exhibit 6	-	Not included (previous Ordinances)

     WHEREAS, On the fourteenth (14th) day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Unicom Thermal Technologies, Inc. (formerly Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, The City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, On the seventeenth (17th) day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, The First Amendment is dated as of June 1, 1995; and

     WHEREAS, On the thirteenth (13th) day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, The Second Amendment is dated as of July 15, 1995; and

     WHEREAS, On the tenth (10th) day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, The Third Amendment is dated as of February 1, 1996; and

     WHEREAS, On the sixth (6th) day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, The Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, On the sixteenth (16th) day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, The Fifth Amendment is dated as of October 1, 1996; and

     WHEREAS, On the thirtieth (30th) day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement” (the “Sixth Amendment”); and

     WHEREAS, The Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, On the eleventh (11th) day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, The Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, On the seventh (7th) day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, The Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, On the thirtieth (30th) day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling System Use Agreement” (the “Ninth Amendment”); and

     WHEREAS, The Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, On the tenth (10th) day of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment to District Cooling System Use Agreement” (the “Tenth Amendment”); and

     WHEREAS, The Tenth Amendment is dated as of October 1, 1997; and

     WHEREAS, On the fifth (5th) day of February, 1998, the City Council adopted an ordinance authorizing the City to enter into an “Eleventh Amendment to District Cooling System Use Agreement” (the “Eleventh Amendment”); and

     WHEREAS, The Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, On the twenty-ninth (29th) day of April, 1998, the City Council adopted an ordinance authorizing the City to enter into a “Twelfth Amendment to District Cooling System Use Agreement” (the “Twelfth Amendment”); and

     WHEREAS, The Twelfth Amendment is dated as of June 1, 1998; and

     WHEREAS, On the seventh (7th) day of October, 1998, the City Council adopted an ordinance authorizing the City to enter into a “Thirteenth Amendment to District Cooling System Use Agreement” (the “Thirteenth Amendment”); and

     WHEREAS, The Thirteenth Amendment is dated as of October 8, 1998; and

     WHEREAS, On the twenty-first (21st) day of April, 1999, the City Council adopted an ordinance authorizing the City to enter into a Fourteenth Amendment to District Cooling Use Agreement (the “Fourteenth Amendment”, and collectively with the Original Agreement and all prior Amendments described above, the “Current Agreement”); and

     WHEREAS, The Fourteenth Amendment is dated as of April 21, 1999; and

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     WHEREAS, Grantee desires to extend the term of the Current Agreement which currently expires on December 31, 2015 for an additional five (5) years to December 31, 2020; and

     WHEREAS, Under the Current Agreement, the general compensation beginning on January 1, 2000 is set at the greater of Four Hundred Eighty Thousand Dollars ($480,000) or two percent (2%) of total gross billings (the “Percentage Based Fee”); and

     WHEREAS, The Current Agreement permits the City to renegotiate general compensation effective as of each adjustment date (as defined in the Current Agreement); and

     WHEREAS, January 1, 2000 constitutes the next adjustment date under the Current Agreement; and

     WHEREAS, Pursuant to and in accordance with the provisions of the Current Agreement, the City and Grantee have agreed to adjust the Percentage Based Fee, effective January 1, 2000 to three percent (3%) of total gross billings; and

     WHEREAS, The Current Agreement currently provides that if the City were to seek to increase the Percentage Based Fee to more than three percent (3%) of total gross billings, Grantee will be entitled under certain circumstances to demand arbitration as to whether such increase beyond three percent (3%) of total gross billings was “unreasonable” (“Arbitration”); and

     WHEREAS, Grantee and the City have agreed to amend the Current Agreement so that Arbitration may not be resorted to by Grantee unless the City seeks an increase at a future adjustment date of the Percentage Based Fee in excess of four percent (4%) and to provide for a new adjustment date of January 1, 2015; and

     WHEREAS, Grantee has also agreed to provide the City certain utility audits at no cost to the City as described in Exhibit A; and

     WHEREAS, The City and the Grantee now desire to amend the Current Agreement to reflect the five (5) year extension of the term of the Current Agreement, to increase the Percentage Based Fee due to the City from two percent (2%) to three percent (3%) effective January 1, 2000, and to change the conditions under which Arbitration may be revoked, and to make certain other changes to the Current Agreement, all as set forth in Exhibit A; and

     WHEREAS, Grantee wishes for internal corporate reasons to transfer ownership of its approved plant located in the Merchandise Mart (“Plant 4”) to a subsidiary of its parent corporation UT Holdings, such subsidiary to be known as Northwind Chicago, L.L.C. (“Northwind”); and

     WHEREAS, The proposed transfer requires City approval under the terms of the Current Agreement; and

     WHEREAS, The City is prepared to consent to the proposed transfer if: (1) the proposed transfer does not adversely affect amounts to be paid the City under the Current Agreement, and

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(2) Northwind assumes responsibility for the same or substantially similar obligations Grantee has undertaken in the Current Agreement with regard to the construction, installation, operation and maintenance of Plant 4; and

     WHEREAS, The City, Grantee and Northwind have reached an agreement as to the basic terms under which the City will consent to the Proposed Transfer (the “Basic Terms”) in substantially the form attached hereto as Exhibit B, upon approval of the Basic Terms by ordinance of the City Council; now, therefore,

Be It Ordained by the City Council of the City of Chicago:

     SECTION 1. The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though set forth herein.

     SECTION 2. Subject to the approval of the Corporation Counsel, as to form and legality, the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation and the Director of the Department of Revenue (collectively, the “Commissioners”) are hereby authorized to enter into and execute on behalf of the City, a Fifteenth Amendment to the District Cooling System Use Agreement (the “Fifteenth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Fifteenth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the additional distribution facilities or reduce general compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Fifteenth Amendment in the form attached hereto without further action of this City Council. Such officials may also negotiate in the Fifteenth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Fifteenth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

     SECTION 3. The Commissioners are hereby authorized to enter into a consent and assumption (the “Consent Agreement”) with Grantee, its parent corporation, UT Holdings and Grantee’s affiliate, Northwind Chicago, L.L.C., such Consent Agreement to incorporate terms substantially similar to the terms set forth in Exhibit B (the “Basic Terms”). Subject to such changes as may be approved by the Commissioners, their execution of the Consent Agreement constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the Basic Terms; provided that no such change or revision may permit transfer of any part of Grantee’s System other than Plant 4 to Northwind, extend the terms of the Consent Agreement beyond the term of the Current Agreement (as it may be amended), reduce the consideration to be paid by UTT contrary to the provisions of the Basic Terms attached hereto, or reduce the insurance (except with the written approval of the City’s Risk Manager) and security provided the City below the levels and coverages applicable to Plant 4 under the Current Agreement (as it may be amended) without further action of this City Council.

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Said officials are also authorized to enter into such other Agreements as may be necessary to carry out the interest of this ordinance. Only upon execution of the Consent Agreement by the Commissioner, Northwind and UTT and the fulfillment of the conditions set forth therein shall the proposed transfer be entered into.

     SECTION 4. This ordinance shall be in full force and effect upon its passage and approval.

     SECTION 5. All ordinances, resolutions and agreements, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

Exhibits “A” and “B” referred to in this ordinance read as follows:

Exhibit “A”.
(To Ordinance)

Fifteenth Amendment To The District
Cooling System Use Agreement.

     This Fifteenth Amendment to the District Cooling System Use Agreement (the “Fifteenth Amendment”) dated as of                         , 2000 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of UT Holdings, Inc., being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is one hundred percent (100%) owned by Unicom Corporation.

Witnesseth:

     Whereas, The City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     Whereas, (Sub)Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     Whereas, (Sub)Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     Whereas, Grantee desires to extend the term of the Current Agreement which currently expires on December 31, 2015 for an additional five (5) years from December 31, 2015 to December 31, 2020; and

     Whereas, Under the Current Agreement, the general compensation (as defined in the Current Agreement) to be paid by the Grantee to the City, beginning on January 1, 2000 is set at

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the greater of Four Hundred Eighty Thousand Dollars ($480,000) or two percent (2%) of total gross billings (the “Percentage Based Fee”); and

     Whereas, The Current Agreement permits the City to renegotiate general compensation effective as of each adjustment date (as defined in the Current Agreement); and

     Whereas, January 1, 2000 constitutes the next adjustment date under the Current Agreement; and

     Whereas, Pursuant to and in accordance with the provisions of the Current Agreement, the City and Grantee have agreed to adjust the Percentage Based Fee, effective January 1, 2000 to three percent (3%) of Total Gross Billings; and

     Whereas, The Current Agreement currently provided that if the City were to seek to increase the Percentage Based Fee to more than three percent (3%) of total gross billings, Grantee will be entitled under certain circumstances to demand arbitration as to whether such increase beyond three percent (3%) of the total gross billings was “unreasonable” (“Arbitration”); and

     Whereas, Grantee and the City have agreed to amend the Current Agreement so that Arbitration may not be resorted to by Grantee unless the City seeks an increase at a future adjustment date that results in the Percentage Based Fee being in excess of four percent (4%) and to add a new adjustment date of January 1, 2015; and

     Whereas, Grantee has also agreed to provide the City utility audits at no cost to the City as described in this Fifteenth Amendment; and

     Whereas, Grantee wishes for internal corporate reasons to transfer ownership (the “Proposed Transfer”) of its Approved Plant located in the Merchandise Mart (commonly known as and referred to in (Sub)Exhibit 1 and herein as “Plant 4”) to a subsidiary of its parent corporation UT Holdings, Northwind Chicago L.L.C. (“Northwind”); and

     Whereas, The Proposed Transfer requires City approval under the provisions of the Current Agreement; and

     Whereas, The City is prepared to consent to the Proposed Transfer if: (1) the Proposed Transfer does not adversely affect amounts to be paid the City under the Current Agreement, and (2) Northwind assumes responsibility for the same or substantially similar obligations Grantee has undertaken in the Current Agreement with regard to the construction, installation, operation and maintenance of Plant 4; and

     Whereas, The City, Grantee and Northwind have reached agreement as to the basic terms under which the City will consent to the Proposed Transfer (the “Basic Terms”) in substantially the form attached hereto as (Sub)Exhibit 7; and

     Whereas, (Sub)Exhibit 1 to the Current Agreement (the “Current Exhibits”) shall be amended, as further described and depicted in Amended (Sub)Exhibit 1, as attached to this Fifteenth Amendment (“Amended (Sub)Exhibit 1”) to reflect the potential change of ownership

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of Plant 4 upon the execution by all parties of a Consent and Assumption Agreement which embodies the Basic Terms, such Agreement upon execution to be attached to the Current Agreement as part of (Sub)Exhibit 8; and

     Whereas, The City Council of the City on                 , 2000 approved execution of a Fifteenth Amendment to the Current Agreement in substantially the form of this Fifteenth Amendment, including the Amended Exhibit (the “Ordinance”); and

     Whereas, The City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     Now, Therefore, It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Fifteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Fifteenth Amendment, the definition of “Total Gross Billings” in the Current Agreement is hereby amended to read as follows:

“Total Gross Billings” shall mean the sum of (1) all amounts billed by Grantee and/or due to Grantee to be paid in cash, credits or property of any kind or nature arising from or attributable to, directly or indirectly, or in any way derived from, Grantee’s operation, lease, exchange or use of its District Cooling System from all Approved Plants or sale or lease of District Cooling System within the City, whether or not such amounts are actually collected and (2) any other revenue arising from the possession by Grantee or any Affiliate of its rights under this Agreement. If Grantee does not bill a particular customer (including an Affiliate) for Services provided by Grantee, then there shall be imputed as billings included within Total Gross Billings an amount equal to the billings that would have been billed by Grantee to a like customer for the provision of Services identical or as closely similar as possible in usage and nature to the Services being provided to the customer not being billed. If Grantee or any Affiliate operating an Affiliated Plant does not bill itself for services provided for its own internal use beyond the use needed for operation of the District Cooling System, there shall be imputed as billings included within Total Gross Billings, the amount that would have been billed to a like customer for Services identical or as closely similar in nature and usage as possible to the Services being so used by Grantee. No expenses or allowances shall be deducted from Total Gross Billings. The term “Total Gross Billings” shall also include all billings and other amounts derived from or imputed to any Affiliated Plant, in the same fashion as if such Affiliated Plant were owned by Grantee. Total Gross Billings shall include only amounts related solely to Chicago-based operations.

     Section 3. As of the Effective Date of this Fifteenth Amendment, the Current Agreement is hereby amended to add the following definition of “Affiliated Plant”:

     “Affiliated Plant” shall mean an Approved Plant, the ownership of which, with prior City written consent, has been transferred to an Affiliate.

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     Section 4. As of the Effective Date of this Fifteenth Amendment, the definition of “District Cooling System” in the Current Agreement is hereby amended to read as follows:

     “District Cooling System” for purposes of this Agreement shall mean collectively all Approved Plants and Distribution Facilities used by Grantee or, in the case of Affiliated Plants, one (1) or more Affiliates, to provide district cooling chilled water and related air-conditioning service generated by an Approved Plant(s) to its customers within the City on a contractual basis. A District Cooling System is a type of District Energy System.

     Section 5. As of the Effective Date of this Fifteenth Amendment, the definition of “Adjustment Dates” is hereby amended to read as follows:

     “Adjustment Dates” shall mean January 1, 2000, January 1, 2005, January 1, 2010 and January 1, 2015.

     Section 6. As of the Effective Date of this Fifteenth Amendment, Section 2.2 of the Current Agreement is hereby amended so that the “Initial Expiration Date” set forth therein is now December 31, 2020.

     Section 7. As of the Effective Date of this Fifteenth Amendment, the first (1st) full paragraph of Section 2.3.2 is hereby amended to read as follows:

     Except as set forth in Section 2.3.1, Grantee shall not challenge any increases in Adjusted Compensation up to and including four percent (4%) of Grantee’s Total Gross Billings. If the amount of proposed Adjusted Compensation exceeds four percent (4%) of Grantee’s Total Gross Billings, and if Grantee shall in faith maintain that the amount of any Adjusted Compensation in excess of such four percent (4%) proposed by the City pursuant to Section 2.3.1 is excessive or unreasonable, given the value of the privileges granted to Grantee pursuant to this Agreement, Grantee shall enter into negotiations with the City as expeditiously as possible to reach an agreement as to Adjusted Compensation prior to the applicable Adjustment Date. In the event that an agreement as to proposed Adjusted Compensation over four percent (4%) of Total Gross Billings is not reached within ninety (90) days, Grantee shall have the right to make a demand for arbitration in writing to the City within thirty (30) days after such Adjustment Date. If no such demand is timely made, the proposed Adjusted Compensation shall become effective, retroactively from the proposed Adjustment Date. In the event of a timely demand for arbitration, the City and Grantee shall each appoint an arbitrator and a third (3rd) arbitrator shall be appointed by the arbitrators so appointed. Each arbitrator shall have at least five (5) years of experience in the field of rights-of-way or land valuation. Pursuant to the then current rules of the American Arbitration Association, or any successor organization, an arbitration shall held be as expeditiously as possible.

     Section 8. As of the date of transfer of Plant 4 to Northwind, the (Sub)Exhibit 1 will be deemed superseded and replaced by Amended (Sub)Exhibit 1, subject in all cases to the completion of all conditions for such transfer set forth in the ordinance.

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     Section 9. As of the Effective Date of this Fifteenth Amendment, pursuant to Section 7.12(b) of this Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

     “Section 5.1 General Compensation.

Grantee agrees to pay or cause to be paid to the City as General Compensation during each Compensation Year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General Compensation as set forth below: the General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of Fifty Thousand Dollars ($50,000) or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of One Hundred Forty Thousand Dollars ($140,000) or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of Three Hundred Twenty Thousand Dollars ($320,000) or two percent (2%) of Grantee’s Total Gross Billings. For the 1998 Compensation Year, the General Compensation fees shall be the greater of Three Hundred Twenty Thousand Dollars ($320,000) or two percent (2%) of Total Gross Billings. For the 1999 Compensation Year, the General Compensation shall be the greater of Four Hundred Fifty-Six Thousand Dollars ($456,000) (including an increase in the minimum monthly fixed fee from Thirty-three Thousand Eight Hundred Thirty-three and 33/100 Dollars ($33,833.33) to Forty Thousand Dollars ($40,000) commencing on May 1, 1999) or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Fourth Plant). For the 2000 Compensation Year, the General Compensation shall be the greater of Four Hundred Eighty Thousand Dollars ($480,000) or three percent (3%) of Total Gross Billings. For each Compensation Year beginning with the 2001 Compensation Year, the General Compensation fee shall be three percent (3%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 2001 be less than Four Hundred Eighty Thousand Dollars ($480,000). Each rate of compensation in the Compensation Years beginning with 2001 shall be adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

     Section 10. Grantee will cause to be performed energy efficiency audits (“Energy Audits”) at facilities owned by members of the Chicago Power Alliance (the City, the Chicago Transit Authority, the School Board, the Chicago Park District and the City Colleges of Chicago), as directed by the City’s Commissioner of the Department of Environment in accordance with specifications to be developed by said Commissioner and reasonably agreed to by Grantee by no later than March 30, 2000. Grantee will cause five (5) Energy Audits to be performed (maximum of one hundred fifty thousand (150,000) square feet total) in each of the next five (5) years (maximum total of seven hundred fifty thousand (750,000) square feet total), beginning in the year 2000. Energy Audits are to be performed by qualified engineering firm(s) agreed upon by both parties. The Commissioner of the City’s Department of Environment shall

9

notify Grantee by no later than March 30 in each year which buildings shall be subject to the Energy Audits during such year.

     Section 11. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal, financial or economic interest directly or indirectly in this Fifteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Fifteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 12. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1, et seq. (1994 State Bar Edition).

     Section 13. It shall be the duty of the Grantee, all contractors, all consultants and all officers, directors, agents, partners and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 14. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 15. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 16. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the discretion of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any with whom the elected official has a business relationship, or to participate in any discussion in any City Council committee hearing or in any City Council meeting or to vote in any discussion in any City Council meeting hearing or in any City Council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Fifteenth Amendment shall be grounds for termination of the Current Agreement and this

10

Fifteenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Municipal Code of Chicago.

     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of Two Thousand Five Hundred Dollars ($2,500) or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent (1%) of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or her employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the city.

     Section 17. Except as expressly modified in this Fifteenth Amendment, all other terms, covenants and conditions in the Current Agreement (including (sub)exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including (sub) exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

[Balance of page intentionally left blank.]

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     In Witness Whereof, The City has caused this Fifteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

[Seal]	City of Chicago

By:

City Clerk		Title:	Commissioner of the
Department of
Environment

By:

		Title:	Director of the
Department of
Revenue

By:

		Title:	Commissioner of the
Department of
Transportation

Reviewed as to form and legality:

Assistant Corporation
Counsel

Attest:	Unicom Thermal Technologies, Inc.

By:

		Title:	President

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     Amended (Sub)Exhibits 1 and (Sub)Exhibit 7 referred to in this Fifteenth Amendment to the District Cooling System Use Agreement with Unicom Thermal Technologies, Inc. read as follows:

Amended (Sub)Exhibit 1.
(To Fifteenth Amendment To District Cooling System Use
Agreement With Unicom Thermal Technology, Inc.)

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant Number 1:	Northeast corner of South State Street and East Adams Street.

Distribution Piping:	In South LaSalle Street proceeding for two hundred (200) feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from West Adams Street to West Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from South LaSalle Street to South Michigan Avenue. In West Madison Street, from West Dearborn Street to the north/south public alley which lies one hundred twenty (120) feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of West Carroll Avenue and North Dearborn Street.

Production Plant Number 2:	Northwest corner of South Franklin Street and West Congress Parkway.

Distribution Piping:	In West Van Buren Street, from South Wacker Drive to South Franklin Street. In West Franklin Street, from West Van Buren Street to West Randolph Street. In West Jackson Boulevard, from South Franklin Street to South Dearborn Street. In the Jackson Boulevard/Dearborn Street intersection and in South Dearborn Street, from such intersection to one hundred (100) feet south of such intersection. In North LaSalle Street, from West Wacker Drive to

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West Van Buren Street. In West Washington Boulevard, from North LaSalle Street to approximately three hundred (300) feet west of North Franklin Street. In the Washington Street trolley tunnel, from three hundred (300) feet west of North Franklin Street to East North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the south branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In West Monroe Street, from Dearborn Street to Clark Street.

Production Plant Number 3:	Northeast corner of East Randolph Street and North Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In North Columbus Drive, from East Randolph Street to East South Water Street. In East South Water Street, from North Columbus Drive to North Garland Court. In North Garland Court, from East Lake Street to approximately three hundred (300) feet north of East Wacker Drive. In Lake Street, from North Garland Court to North LaSalle Street.

In the LaSalle Street trolley tunnel, from West Lake Street to approximately fifty (50) feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right-of-way line of North Wells Street to North Clark Street, and in addition, the North Clark Street/West Carroll Avenue and North Dearborn Street/West Carroll Avenue intersections. To the extent of City property interests therein, in the lower West Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point eighty-eight (88) feet east of North Dearborn Street for a distance of approximately ninety-eight (98) feet south and thence generally in a southwesterly direction for approximately one hundred fifty-one (151) feet to the intersection of lower West Carroll Avenue and North Dearborn Street. In West Kinzie Street, from seventy-five (75) feet east of North Dearborn Street to seventy-five (75) feet east of North State Street. In North LaSalle Street, from West Carroll Avenue to approximately fifty (50) feet

14

north of West Carroll Avenue. Across and under West Kinzie Street, from the Merchandise Mart to the building commonly known as 400 North Franklin Street, for piping with a maximum trench-width of six (6) feet to be located west of the North Franklin Street/West Kinzie Street intersection and east of the North Orleans Street/West Kinzie Street intersection. Across and under North Orleans Street, from the Merchandise Mart to the Apparel Center, for piping with a maximum trench-width of six (6) feet to be located south of the West Kinzie Street/North Orleans Street intersection and north of the Chicago River.

In a portion of West Kinzie Street, from seventy-five (75) feet east of North Dearborn Street to North Dearborn Street. In North Dearborn Street, from West Kinzie Street to West Ontario Street. In West Ontario Street, from North Dearborn Street to North Wabash Avenue. In North Wabash Avenue, from East Grand Avenue to East Erie Street. In East Erie Street, from North Wabash Avenue to North Rush Street. In East Grand Avenue, from North Wabash Avenue to twenty-five (25) feet east of North Michigan Avenue. In North Rush Street, from East Erie Street to East Superior Street.

In North Garland Court, from East Lake Street to East Benton Place. In East Benton Place, from North Garland Court to North Wabash Avenue.

Production Plant Number 4:*	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

Distribution Piping Plant Number 4:	In West Washington Boulevard, from North Dearborn Street to North State Street. Under the North Orleans Street viaduct, from Grantee’s existing piping (north of the Chicago River) to East Kinzie Street. In East Kinzie Street, from the East Kinzie Street/North Orleans Street intersection west to the north/south public alley west of North Orleans Street; north in said north/south public alley to the

*	Plant Number 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

15

east/west public alley. From said east/west public alley west to a point two hundred twenty and zero-tenths (220.0) feet west of North Orleans Street. In North State Street, from Lake Street to Randolph Street.

     This (sub)exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

(Sub)Exhibit 7.
(To Fifteenth Amendment To District Cooling System Use
Agreement With Unicom Thermal Technology, Inc.)

     Basic Terms for Consent and Assumption Agreement for Transfer of Plant 4 (“Consent Agreement”):

Description of Transfer:	U.T.T., an Illinois corporation (“U.T.T.”) will transfer one hundred percent (100%) of its ownership rights to the District Cooling Plant located in the Merchandise Mart (known as “Plant 4”) to Northwind Chicago, L.L.C. (“Northwind”) a Delaware limited liability corporation. Both U.T.T. and Northwind are one hundred percent (100%) subsidiaries of UT Holdings.

Compensation:	U.T.T. shall include within Total Gross Billings for purposes of General Compensation under the Current Agreement all billing derived from or inputed to Plant 4. U.T.T. shall provide or cause to be provided as part of its annual audit under the Current Agreement information regarding Plant 4’s Total Gross Billings which is comparable to the information required to be provided by U.T.T. under the Current Agreement as to its System.

Insurance, Letter of Credit:	Northwind shall provide the City with insurance and security instruments regarding Plant 4 which are comparable in levels and scope of coverage to the insurance and security provided the City by

16

U.T.T. under the Current Agreement. The City shall be added as an additional insured to all appropriate insurance policies.

Other Provisions:	M.B.E./W.B.E., Chicago residency and other standard City practices applicable to Plant 4 and to U.T.T.’s activities in relation thereto shall be agreed to and assumed by Northwind.

Guarantee:	UT Holdings or another authorized party acceptable to the Commissioners shall guarantee performance by Northwind of its obligations under the Current Agreement.

Term:	Same as Current Agreement.

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Exhibit “B”.
(To Ordinance)

     Basic Terms for Consent and Assumption Agreement for Transfer of Plant 4 (“Consent Agreement”).

Description of Transfer:	U.T.T., an Illinois corporation (“U.T.T.”) will transfer one hundred percent (100%) of its ownership rights to the District Cooling Plant located in the Merchandise Mart (known as “Plant 4”) to Northwind Chicago, L.L.C. (“Northwind”) a Delaware limited liability corporation. Both U.T.T. and Northwind are one hundred percent (100%) subsidiaries of UT Holdings.

Compensation:	U.T.T. shall include within Total Gross Billings for purposes of General Compensation under the Current Agreement all billing derived from or inputed to Plant 4. U.T.T. shall provide or cause to be provided as part of its annual audit under the Current Agreement information regarding Plant 4’s Total Gross Billings which is comparable to the information required to be provided by U.T.T. under the Current Agreement as to its System.

Insurance Letter of Credit:	Northwind shall provide the City with insurance and security instruments regarding Plant 4 which are comparable in levels and scope of coverage to the insurance and security provided the City by U.T.T. under the Current Agreement. The City shall be added as an additional insured to all appropriate insurance policies.

Other Provisions:	M.B.E./W.B.E., Chicago residency and other standard City practices applicable to Plant 4 and to U.T.T.’s activities in relation thereto shall be agreed to and assumed by Northwind.

Guarantee:	UT Holdings or another authorized party acceptable to the Commissioners shall guarantee performance by Northwind of its obligations under the Current Agreement.

Term:	Same as Current Agreement.

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     This Sixteenth Amendment to District Cooling System Use Agreement (the “Sixteenth Amendment”), dated as of March 15, 2000 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of UT Holdings, Inc. being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is 100% owned by Unicom Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee intends to construct, install, operate and maintain a new chilling plant and/or production plant to be located at the Hardford Plaza Building, 150 South Wacker Drive (the “Fifth Plant”) which once installed and operational is anticipated to increase capacity of Grantee’s System (including all Affiliated Plants) from an existing capacity of 98,986 tons/hour to a maximum capacity of 101,986 tons/hour (the “Fifth Plant”); and

     WHEREAS, the Grantee also desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways in the following: (i) in a portion of West Adams Street from Franklin Street to a point 100 feet west of Lower Wacker Drive; (ii) in a portion of East Randolph Street from Columbus Drive to Michigan Avenue; (iii) in a portion of Jackson Boulevard from Dearborn Street to 150 feet east of State Street; (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to Plant 5 and the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Sixteenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on February 16, 2000, approved execution of an Sixteenth Amendment to the Current Agreement in substantially the form of this Sixteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Sixteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Sixteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all cases to the conditions set forth in Section 3 of this Amendment. The inclusion of the Fifth Plant in the System is deemed approved; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance. Exhibits to the Current Agreement not amended by the Amended Exhibits remain the same.

     Section 3. As of the Effective Date of this Sixteenth Amendment, pursuant to Section 7.12(b) of this Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

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“Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General Compensation as set forth below: The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1997 shall be the greater of $320,000 or two percent (2%) of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year, the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings. For the 1999 Compensation Year, the General Compensation shall be the greater of $456,000 (including an increase in the minimum monthly fee from $38,833.33 to $40,000,000 commencing on May 1, 1999) or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Fourth Plant (whether owned by Grantee or an Affiliate). For each Compensation Year beginning with the 2000 Compensation Year, the General Compensation fee shall be the greater of $495,000 or three percent (3%) of Total Gross Billings; but in no case shall the General Compensation for any Compensation Year beginning with 2001 be less than $495,000. Each rate of compensation in the Compensation Years beginning with 2001 shall be adjusted for the rate of inflation during the preceding Compensation Year

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pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

     Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Sixteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Thirteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition.

     Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

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     Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 9. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the discretion of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Sixteenth Amendment shall be grounds for termination of the Current Agreement and this Sixteenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Municipal Code of Chicago.

     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the city.

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     Section 10. Except as expressly modified in this Sixteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

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     IN WITNESS WHEREOF, the City has caused this Sixteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk		Title:	Commissioner of the Department of Environment

	By:	/s/ [ILLEGIBLE]

		Title:	Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

		Title:	Commissioner of the Department of Transportation

Reviewed as to form and legality:
/s/ [ILLEGIBLE]
Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

		Title:	President

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/ Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Erie Street. In Erie Street from Wabash Avenue to Rush Street. In Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from Columbus Drive to and including Michigan Avenue.

Production Plant #4:*	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

*Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant

Distribution Piping: Plant #4	In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. From said east-west public alley west to a point 220.0 feet west of North Orleans Street. In State Street from Lake Street to Randolph Street.

Production Plant #5:	Northwest corner of South Wacker Drive and West Adams Street (located in the Hartford Plaza Building), 150 South Wacker Drive.

Distribution Piping: Plant #5	In West Adams Street from Franklin Street to a point 100 feet West of Lower Wacker Drive.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

“EXHIBIT 2”

Exhibit 3A -	Not included (previous Ordinance)
Exhibit 3B -	Not included (previous Ordinance)
Exhibit 3C -	Not included (previous Ordinance)
Exhibit 4 -	Not included (previous Ordinance)
Exhibit 5 -	Not included (previous Ordinance)
Exhibit 6 -	Not included (previous Ordinance)
Exhibit 7 -	Not included (previous Ordinance)

     This Seventeenth Amendment to District Cooling System Use Agreement (the “Seventeenth Amendment”), dated as of June 1, 2000 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Unicom Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of UT Holdings, Inc. being a wholly-owned subsidiary of Unicom Enterprises, Inc., which is 100% owned by Unicom Corporation.

W I T N E S S E T H:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services and to be located in the City’s public ways in the following segments: (i) in a portion of North Kingsbury Street from West Hubbard Street to West Chicago Avenue to and including the North Kingsbury Street/West Chicago Avenue intersection; (ii) in a portion of West Chicago Avenue from North Kingsbury Street to North Larrabee Street; (iii) in a portion of West Hubbard Street from North Kingsbury Street to the north/south alley immediately east of North Kingsbury Street; and (iv) in a portion of said north/south alley east of North Kingsberry Street from West Hubbard Street to the existing piping in the east-west public alley south of West Hubbard Street; (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Seventeenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on May 17, 2000, adopted an ordinance authorizing and approving execution of an Seventeenth Amendment to the Current Agreement in substantially the form of this Seventeenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Seventeenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Seventeenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits. Exhibits to the Current Agreement not amended by the Amended Exhibits remain the same.

     Section 3. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Seventeenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Seventeenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or

2

orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 4. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

     Section 5. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 6. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee.

     Section 7. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 8. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the discretion of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official

3

with respect to this Seventeenth Amendment shall be grounds for termination of the Current Agreement and this Seventeenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Municipal Code of Chicago.

     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the city.

     Section 9. Except as expressly modified in this Seventeenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

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     IN WITNESS WHEREOF, the City has caused this Seventeenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk	Title: Commissioner of the
Department of Environment

	By:	/s/ [ILLEGIBLE]

Title: Director of the Department
of Revenue

	By:	/s/ [ILLEGIBLE]

Title: Commissioner of the
Department of Transportation

Reviewed as to form and legality:
/s/ [ILLEGIBLE]

Assistant Corporation Counsel

ATTEST:	UNICOM THERMAL TECHNOLOGIES, INC.

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Director	Title: V.P. and General Manager

Exhibit A 17th Amend.wpd

5

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Randolph Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Erie Street. In Erie Street from Wabash Avenue to Rush Street. In Grand Avenue from Wabash Avenue to 25 feet east of Michigan Avenue. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from Columbus Drive to and including

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Michigan Avenue.

Production Plant #4:*	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

*Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant

Distribution Piping: Plant #4	In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. In said east-west public alley west to a point 220.0 feet west of North Orleans Street. In the north-south alley east of Kingsbury Street from Hubbard Street to the existing piping in the east-west alley south of Hubbard Street. In Hubbard Street from Kingsbury Street to the north/south public alley immediately east of Kingsbury Street. In Kingsbury Street from Hubbard Street to Chicago Avenue up to and including the intersection of Kingsbury Street and Chicago Avenue. In Chicago Avenue from Kingsbury Street to Larrabee Street. In State Street from Lake Street to Randolph Street.

Production Plant #5:	Northwest corner of South Wacker Drive and West Adams Street (located in the Hartford Plaza Building), 150 South Wacker Drive.

Distribution Piping: Plant #5	In West Adams Street from Franklin Street to a point 100 feet West of Lower Wacker Drive.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions. All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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Exhibit 2

     Exhibit 3A – Not included (previous Ordinance)

     Exhibit 3B – Not included (previous Ordinance)

     Exhibit 3C – Not included (previous Ordinance)

     Exhibit 4 – Not included (previous Ordinances)

     Exhibit 5 – Not included (previous Ordinances)

     Exhibit 6 – Not included (previous Ordinances)

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ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Exelon Thermal Technologies, Inc. (formerly Unicom Thermal Technologies and formerly before that Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling Use Agreement” (the “Ninth Amendment”); and

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     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment” to District Cooling Use Agreement (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment” to District Cooling Use Agreement (the “Eleventh Amendment”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, on the 29th day of April, 1998, the City Council adopted an Ordinance authorizing the City to enter into a “Twelfth Amendment” to District Cooling Use Agreement (the “Twelfth Amendment); and

     WHEREAS, the Twelfth Amendment is dated as of June 1, 1998; and

     WHEREAS, on the 7th day of October, 1998, the City Council adopted an ordinance authorizing the City to enter into a “Thirteenth Amendment to District Cooling System Use Agreement” (the “Thirteenth Amendment”); and

     WHEREAS, the Thirteenth Amendment is dated as of October 8, 1998; and

     WHEREAS, on the 21st day of April, 1999, the City Council adopted an Ordinance authorizing the City to enter into a Fourteenth Amendment to District Cooling Use Agreement (the “Fourteenth Amendment”); and

     WHEREAS, the Fourteenth Amendment is dated as of April 21, 1999; and

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     WHEREAS, on February 16, 2000, the City Council adopted an ordinance authorizing the City to enter into a Fifteenth Amendment to District Cooling System Use Agreement (the “Fifteenth Amendment”); and

     WHEREAS, the Fifteenth Amendment is dated as of March 1, 2000; and

     WHEREAS, on February 16, 2000, the City Council adopted an ordinance authorizing the City to enter into a Sixteenth Amendment to District Cooling System Use Agreement (the “Sixteenth Amendment”); and

     WHEREAS, the Sixteenth Amendment is dated as of March 1, 2000; and

     WHEREAS, on May 17, 2000, the City Council adopted an ordinance authorizing the City to enter into a Seventeenth Amendment to District Cooling Use Agreement (the “Seventeenth Amendment”, and with collectively the Original Agreement and all Amendments prior to the Seventeenth Amendment as described above, the “Current Agreement”); and

     WHEREAS, the Seventeenth Amendment is dated as June 1, 2000; and

     WHEREAS, the Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used exclusively in the provision of District Cooling Services to be located in the City’s public way in the following segments (collectively, the “Additional Distribution Facilities”); (i) in a portion of East Erie Street from North Wabash Avenue to North State Street; (ii) in a portion of North Wabash Avenue from East Erie Street to East Huron Street; (iii) in a portion of East Grand Avenue from North Michigan Avenue to a point approximately one hundred and fifty (150) feet east of North St. Clair Street; and (iv) in a portion of North Franklin Street from West Randolph Street to West Lake Street; and

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     WHEREAS, the Grantee desires to amend Exhibit 1 and 2 to the Current Amendment (the “Current Exhibits”) to include the Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Eighteenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City does not object to such amendment of Exhibits 1 and 2.

     NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

     SECTION 1: The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

     SECTION 2: Subject to the approval of the Corporation Counsel, as to form and legality the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue (collectively, the “Commissioners”) are hereby authorized to enter into and execute on behalf of the City, an Eighteenth Amendment to the District Cooling System Use Agreement (the “Eighteenth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Eighteenth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or, reduce General Compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Eighteenth Amendment attached hereto without further action of this City Council. Such officials may also negotiate in

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the Eighteenth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Eighteenth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

     Section 3. All ordinances, resolutions and agreements, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

     Section 4. This Ordinance shall be in full force and effect upon its passage and approval.

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EXHIBIT A

     This Eighteenth Amendment to District Cooling System Use Agreement (the “Eighteenth Amendment”), dated as of                     , 2001 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Exelon Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Exelon Holdings, Inc., being a wholly-owned subsidiary of Exelon Enterprises Company, LLC., which is wholly-owned subsidiary of Exelon Ventures Company, LLC., which is 100% owned by Exelon Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee (then known as Northwind, Inc.) have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee (and its successors in interest) the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Grantee desires to install additional distribution pipeline equipment, conduits, fixtures and other instrumentalities and appurtenances to be used in the provision of

District Cooling Services and to be located in the City’s public ways in the following segments: (i) in a portion of East Erie Street from North Wabash Avenue to North State Street; (ii) in a portion of North Wabash Avenue from East Erie Street to East Huron Street; (iii) in a portion of East Grand Avenue from North Michigan Avenue to a point approximately one hundred and fifty (150) feet east of North St. Clair Street and (iv) in a portion of North Franklin Street from West Randolph Street to West Lake Street; (collectively the “Additional Distribution Facilities”); and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include Additional Distribution Facilities, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Eighteenth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on              , 2001, adopted an ordinance authorizing and approving execution of an Eighteenth Amendment to the Current Agreement in substantially the form of this Eighteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to terms and conditions set forth below;

     NOW, THEREFORE,
     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Eighteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

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     Section 2. As of the Effective Date of this Eighteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits. Exhibits to the Current Agreement not amended by the Amended Exhibits remain the same.

     Section 3. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Eighteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Eighteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Charter 2-156 shall be voidable as to the City.

     Section 4. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

     Section 5. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The

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Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 6. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee and its direct and indirect corporate parents.

     Section 7. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland and in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

     Section 8. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the direction of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Eighteenth Amendment shall be grounds for termination of the Current Agreement and this Eighteenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Code.

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     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.

     Section 9. Except as expressly modified in this Eighteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

     IN WITNESS WHEREOF, the City has caused this Eighteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of

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the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

[Signature page follows]

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(SEAL)

CITY OF CHICAGO

By:

City Clerk	Title: Commissioner of the
Department of Environment

By:

Title: Director of the
Department of Revenue

By:

Title: Commissioner of the
Department of Transportation

Reviewed as to form and legality:

Assistant Corporation Counsel
or Senior Counsel

ATTEST:	EXELON THERMAL TECHNOLOGIES, INC.

By:

Title: President

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Lake Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn

Street to Clark Street.

Production Plant #3:	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/ Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In

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Wabash Avenue from Grand Avenue to Huron Street. In Erie Street from State Street to Rush Street. In Grand Avenue from Wabash Avenue to a point approximately 150 feet east of St. Clair Street. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from Columbus Drive to and including Michigan Avenue.

Production Plant #4:*	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

Distribution Piping Plan #4:	In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. In said east-west public alley west to a point 220.0 feet west of North Orleans Street. In the north-south alley east of Kingsbury Street from Hubbard Street to the existing piping in the east-west alley south of Hubbard Street. In Hubbard Street from Kingsbury Street to the north/south public alley immediately east of Kingsbury Street. In Kingsbury Street from Hubbard Street to Chicago Avenue up to and including the intersection of Kingsbury Street and Chicago Avenue. In Chicago Avenue from Kingsbury Street to Larrabee Street. In State Street from Lake Street to Randolph Street.

Production Plant #5:	Northwest corner of South Wacker Drive and West Adams Street (located in the Hartford Plaza Building), 150 South Wacker Drive.

Distribution Piping Plant #5:	In West Adams Street from Franklin Street to a point 100 feet West of Lower Wacker Drive.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate

*Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

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new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions.

     All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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Document No. P02001-277	Document No. 02001-482

ORDINANCE

     WHEREAS, on the 14th day of September, 1994, the City Council (the “City Council”) of the City of Chicago, Illinois (the “City”) adopted an Ordinance authorizing the City to enter into a “District Cooling System Use Agreement” (the “Original Agreement”) with Exelon Thermal Technologies, Inc. (formerly Unicom Thermal Technologies and formerly before that Northwind, Inc., and referred to herein as “Grantee”), which grants to Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, the City and Grantee entered into the Original Agreement as of October 1, 1994; and

     WHEREAS, on the 17th day of May, 1995, the City Council adopted an ordinance authorizing the City to enter into a “First Amendment to District Cooling System Use Agreement” (the “First Amendment”); and

     WHEREAS, the First Amendment is dated as of June 1, 1995; and

     WHEREAS, on the 13th day of July, 1995, the City Council adopted an ordinance authorizing the City to enter into a “Second Amendment to District Cooling System Use Agreement” (the “Second Amendment”); and

     WHEREAS, the Second Amendment is dated as of July 15, 1995; and

     WHEREAS, on the 10th day of January, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Third Amendment to District Cooling System Use Agreement” (the “Third Amendment”); and

     WHEREAS, the Third Amendment is dated as of February 1, 1996; and

     WHEREAS, on the 6th day of March, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fourth Amendment to District Cooling System Use Agreement” (the “Fourth Amendment”); and

     WHEREAS, the Fourth Amendment is dated as of April 1, 1996; and

     WHEREAS, on the 16th day of April, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Fifth Amendment to District Cooling System Use Agreement” (the “Fifth Amendment”); and

     WHEREAS, the Fifth Amendment is dated as of October 1, 1996, and

     WHEREAS, on the 30th day of October, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Sixth Amendment to District Cooling System Use Agreement (the “Sixth Amendment”); and

     WHEREAS, the Sixth Amendment is dated as of November 7, 1996; and

     WHEREAS, on the 11th day of December, 1996, the City Council adopted an ordinance authorizing the City to enter into a “Seventh Amendment to District Cooling System Use Agreement” (the “Seventh Amendment”); and

     WHEREAS, the Seventh Amendment is dated as of January 15, 1997; and

     WHEREAS, on the 7th day of February, 1997, the City Council adopted an ordinance authorizing the City to enter into an “Eighth Amendment to District Cooling System Use Agreement” (the “Eighth Amendment”); and

     WHEREAS, the Eighth Amendment is dated as of May 1, 1997; and

     WHEREAS, on the 30th day of July, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Ninth Amendment to District Cooling System Use Agreement” (the “Ninth Amendment”); and

     WHEREAS, the Ninth Amendment is dated as of August 1, 1997; and

     WHEREAS, on the 10th of September, 1997, the City Council adopted an ordinance authorizing the City to enter into a “Tenth Amendment” to District Cooling System Use Agreement (the “Tenth Amendment”); and

     WHEREAS, the Tenth Amendment is dated as of October 1, 1997;

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     WHEREAS, on the 5th day of February, 1998, the City Council adopted an Ordinance authorizing the City to enter into an “Eleventh Amendment” to District Cooling System Use Agreement (the “Eleventh Amendment”); and

     WHEREAS, the Eleventh Amendment is dated as of March 12, 1998; and

     WHEREAS, on the 29th day of April, 1998, the City Council adopted an Ordinance authorizing the City to enter into a “Twelfth Amendment” to District Cooling System Use Agreement (the “Twelfth Amendment”); and

     WHEREAS, the Twelfth Amendment is dated as of June 1, 1998; and

     WHEREAS, on the 7th day of October, 1998, the City Council adopted an ordinance authorizing the City to enter into a “Thirteenth Amendment to District Cooling System Use Agreement” (the “Thirteenth Amendment”); and

     WHEREAS, the Thirteenth Amendment is dated as of October 8, 1998; and

     WHEREAS, on the 21st day of April, 1999, the City Council adopted an Ordinance authorizing the City to enter into a Fourteenth Amendment to District Cooling System Use Agreement (the “Fourteenth Amendment”); and

     WHEREAS, the Fourteenth Amendment is dated as of April 21, 1999; and

     WHEREAS, on February 16, 2000, the City Council adopted an ordinance authorizing the City to enter into a Fifteenth Amendment to District Cooling Agreement (the “Fifteenth Amendment”); and

     WHEREAS, the Fifteenth Amendment is dated as of March 1, 2000; and

     WHEREAS, on February 16, 2000, the City Council adopted an ordinance authorizing the City to enter into a Sixteenth Amendment to District Cooling System Use Agreement (the “Sixteenth Amendment”); and

     WHEREAS, the Sixteenth Amendment is dated as of March 1, 2000; and

3

     WHEREAS, on May 17, 2000, the City Council adopted an ordinance authorizing the City to enter into a Seventeenth Amendment to District Cooling System Use Agreement (the “Seventeenth Amendment”); and

     WHEREAS, the Seventeenth Amendment is dated as June 1, 2000; and

     WHEREAS, on March 7, 2001, the City Council adopted an ordinance authorizing the City to enter into an Eighteenth Amendment to District Cooling System Use Agreement (the “Eighteenth Amendment”, and collectively with the Original Agreement and all Amendments prior to the Eighteenth Amendment as described above, the “Current Agreement”); and

     WHEREAS, the Eighteenth Amendment is dated as of August 1, 2001; and

     WHEREAS, the Current Agreement contemplates that a new chilling plant and/or production plant (the “Fifth Plant”) would be constructed in the Hartford Plaza Building at 150 South Wacker Drive at the Northwest Corner of South Wacker Drive and West Adams Street (the “Original Location”); and

     WHEREAS, Grantee no longer intends to construct, install, operate or maintain the Fifth Plant at the Original Location; and

     WHEREAS, Grantee now intends to construct, install, operate and maintain a higher capacity version of the Fifth Plant at the IBM Building, 301 North State Street (the “New Location”) which once installed and operational is anticipated to increase capacity of Grantee’s System (including all Affiliated Plants) from an existing design capacity (exclusive of the Fifth Plant) of Ninety Eight Thousand, Nine Hundred Eighty Six (98,986) tons/hour to a maximum design capacity of One Hundred and Thirteen Thousand, Nine Hundred and Eighty Six (113,986) tons/hour, and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Fifth Plant at the New Location and to redistribute certain previously approved Distribution Facilities within the System among the Approved Plants, as further described and depicted in Amended Exhibits I and 2, each as attached to this Nineteenth Amendment (collectively, the “Amended Exhibits”); and

4

     WHEREAS, the New Location is within a Planned Development and the City’s Commissioner of the Department of Planning and Development has approved the location of Plant 5 at a specified site within the New Location; and

     WHEREAS, the City does not object to such amendment of Exhibits 1 and 2.

     NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF CHICAGO:

          SECTION 1. The above recitals are expressly incorporated herein and made a part of this ordinance by reference as though fully set forth herein.

          SECTION 2. Subject to the approval of the Corporation Counsel, as to form and legality the Commissioner of the Department of the Environment, the Commissioner of the Department of Transportation, and the Director of the Department of Revenue (collectively, the “Commissioners”) are hereby authorized to enter into and execute on behalf of the City, a Nineteenth Amendment to the District Cooling System Use Agreement (the “Nineteenth Amendment”) substantially in the form attached hereto as Exhibit A, subject to such changes as shall be approved by the officials executing the same, their execution constituting conclusive evidence of their approval and this City Council’s approval of any such changes or revisions therein from the form of the Nineteenth Amendment attached hereto (including, but not limited to reduction or elimination of specific routes or locations herein authorized in the interest of public safety or in the public interest); provided, however, that no such change or revision may extend the Additional Distribution Facilities or reduce General Compensation paid to the City contrary to the provisions of the Current Agreement as modified by the Nineteenth Amendment attached hereto without further action of this City Council. Such officials may also negotiate in the Nineteenth Amendment such additional environmental terms and conditions as shall be deemed desirable by the Commissioner of the City’s Department of the Environment. In addition, such officials may also negotiate in the Nineteenth Amendment such changes to the insurance terms and conditions set forth in Section 6 of the Current Agreement as shall be deemed desirable by the City’s Risk Manager.

5

          SECTION 3. All ordinances, resolutions and agreements, or parts thereof, in conflict with this ordinance are, to the extent of such conflict, hereby repealed.

          SECTION 4. This Ordinance shall be in full force and effect upon its passage and approval.

6

EXHIBIT A

     This Nineteenth Amendment to District Cooling System Use Agreement (the “Nineteenth Amendment”), dated as of                (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Exelon Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Exelon Thermal Holdings, Inc., being a wholly-owned subsidiary of Exelon Enterprises Company, LLC., which is wholly-owned subsidiary of Exelon Ventures Company, LLC., which is 100% owned by Exelon Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee (then known as Northwind, Inc.) have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee (and its successors in interest) the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such terms defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, the Current Agreement contemplates that a new chilling plant and/or production plant (the “Fifth Plant”) would be constructed in the Hartford Plaza Building at 150 South Wacker Drive at the Northwest Corner of South Wacker Drive and West Adams Street (the “Original Location”); and

     WHEREAS, Grantee no longer intends to construct, install, operate or maintain the Fifth Plant at the Original Location; and

     WHEREAS, Grantee now intends to construct, install, operate and maintain a higher capacity version of the Fifth Plant at the IBM Building, 301 North State Street (the “New Location”) which once installed and operational is anticipated to increase capacity of Grantee’s System (including all Affiliated Plants) from an existing design capacity (exclusive of the Fifth Plant) of Ninety Eight Thousand, Nine Hundred Eighty Six (98,986) tons/hour to a maximum design capacity of One Hundred and Thirteen Thousand, Nine Hundred and Eighty Six (113,986) tons/hour; and

     WHEREAS, the Grantee desires to amend Exhibits 1 and 2 to the Current Agreement (the “Current Exhibits”) to include the Fifth Plant at the New Location and to redistribute certain previously approved Distribution Facilities within the System among the approved Plants, as further described and depicted in Amended Exhibits 1 and 2, each as attached to this Nineteenth Amendment (collectively, the “Amended Exhibits”); and

Exh. A-1

     WHEREAS, the New Location is within a Planned Development and Commissioner of the Department of Planning and Development has approved the location of Plant 5 at a specified site within the New Location; and

     WHEREAS, the City Council of the City on                      , adopted an ordinance authorizing and approving execution of an Nineteenth Amendment to the Current Agreement in substantially the form of this Nineteenth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

          Section 1. The above recitals are expressly incorporated herein and made a part of this Nineteenth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

          Section 2. As of the Effective Date of this Nineteenth Amendment, all references to and descriptions of the Original Location as regards the Fifth Plant are deemed superseded and replaced by the Current Location. As of the Effective Date, all description in the Current Agreement relating to the capacity of and characterizations for the Fifth Plant are deemed superseded and replaced by the descriptions of the Fifth Plant set forth in this Nineteenth Amendment. As of the Effective Date of this Nineteenth Amendment, the Current Exhibits are conditionally deemed superseded and replaced by the Amended Exhibits, subject in all respects to the conditions set forth in Section 3 of this Amendment. Exhibits to the Current Agreement not amended by the Amended Exhibits remain the same. The inclusion of the Fifth Plant in the System is deemed approved; subject, however to (1) obtaining and acting pursuant to any and all City permits required in connection therewith and (2) to obtaining prior to commencement of any work all necessary consents and property rights, if applicable, of private property owners, if applicable, to such construction, installation, operation and maintenance.

          Section 3. As of the Effective Date of this Nineteenth Amendment, pursuant to Section 7.12(b) of the Current Agreement, Section 5.1 of the Current Agreement is hereby amended in its entirety to read as follows:

“Section 5.1 General Compensation.

Grantee agrees to pay the City as General Compensation during each Compensation year for the use of the Public Ways throughout the duration of this Agreement (subject to the City’s rights of adjustment set forth in Section 2.3 and Section 7.12 hereof) a sum equal to the General compensation as set forth below: The General Compensation during the Compensation Year ending December 31, 1995 shall be the greater of $50,000 or two percent (2%) of Grantee’s Total Gross Billings. The General Compensation during the Compensation Year ending December 31, 1996 shall be the greater of $140,000 or two percent (2%) of Grantee’s Total Gross Billings. The General

Exh. A-2

Compensation during the Compensation year ending December 31, 1997 shall be the greater of $320,000 or two percent (2%) of Grantee’s Total Gross Billings (including for 1997 and all future Compensation Years amounts generated by the Third Plant). For the 1998 Compensation Year, the General Compensation fees shall be the greater of $320,000, or 2% of Total Gross Billings. For the 1999 Compensation year, the General Compensation shall be the greater of $456,000 or two percent (2%) of Total Gross Billings (including for 1999 and all future Compensation Years amounts generated by the Fourth Plant (whether owned by Grantee or an Affiliate). For the 2000 and 2001 Compensation Years, the General Compensation fee shall be the greater of $495,000 or three percent (3%) of Total Gross Billings. For the 2002 Compensation Year, the General Compensation shall be the greater of $552,000 or three percent (3%) of Total Gross Billings. For each Compensation Year beginning with the Year 2002, the General Compensation shall be the greater of $552,000 or three percent (3%) of Total Gross Billings but in no case shall the General Compensation for any Compensation year beginning with 2002 be less than $552,000. Each rate of compensation in the Compensation Years beginning with 2001 shall be adjusted for the rate of inflation during the preceding Compensation Year pursuant to the Consumer Price Index for Urban Affairs. All rates of compensation set forth in this paragraph are subject to the City’s right of adjustment set forth in Section 2.3 and Section 7.12 hereof, as applicable.”

          Section 4. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Nineteenth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Nineteenth Amendment by or on behalf of any contractors to the Grantee higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

          Section 5. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

          Section 6. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

Exh. A-3

          Section 7. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee and its direct and indirect corporate parents.

          Section 8. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

          Section 9. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the direction of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-155-030(b) by any elected official with respect to this Nineteenth Amendment shall be grounds for termination of the Current Agreement and this Nineteenth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Code.

          Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.

          Section 10. Except as expressly modified in this Nineteenth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

Exh. A-4

          IN WITNESS WHEREOF, the City has caused this Nineteenth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

By:

City Clerk	Title:	Commissioner of the
Department of Environment

By:

	Title:	Director of the
Department of Revenue

By:

	Title:	Commissioner of the
Department of Revenue
Reviewed as to form and legality:

Assistant Corporation Counsel
or Senior Counsel

EXELON THERMAL TECHNOLOGIES, INC.

ATTEST:	By:

	Title:	President

Exh. A-5

EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Street

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street.* In West Adams Street from Franklin Street to a point 100 feet West of Lower Wacker Drive.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Lake Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property

*	Previously approved for use by Production Plant #5.

Exh. 1-1

consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/ Kinzie Street intersection and east of the

Exh. 1-2

Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. To Wabash Avenue from Grand Avenue to Huron Street. In Erie Street from State Street to Rush Street. In Grand Avenue from Wabash Avenue to a point approximately 150 feet east of St. Clair Street. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from Columbus Drive to and including Michigan Avenue.

Production Plant #4:**	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

Distribution Piping: Plant #4	In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. In said east-west public alley west to a point 220.0 feet west of North Orleans Street.

In the north-south alley east of Kingsbury Street from Hubbard Street to the existing

**	Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

Exh. 1-3

piping in the east-west alley south of Hubbard Street. In Hubbard Street from Kingsbury Street to the north/south public alley immediately east of Kingsbury Street. In Kingsbury Street from Hubbard Street to Chicago Avenue up to and including the intersection of Kingsbury Street and Chicago Avenue. In Chicago Avenue from Kingsbury Street to Larrabee Street. In State Street from Lake Street to Randolph Street.

Production Plant #5:	Southeast corner of North State Street and East Kinzie Street (located in the IBM Building), 301 North State Street

Distribution Piping:****** Plant #5	In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street

     This Exhibit is subject to amendment pursuant to the provisions Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions.

     All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

***	Previously approved for use by Production Plant #3.

Exh. 1-4

N
LAKE MICHIGAN
LEGEND
P1 PRODUCTION PLANT 1
P2 PRODUCTION PLANT 2
P3 PRODUCTION PLANT 3
P4 PRODUCTION PLANT 4
P5 PROPOSED PLANT 5
APPROVED DISTRIBUTION PIPING

McDonough Associates Inc.

Exelon Thermal Technologies

AMENDMENT 19 PIPING

Sheet No. 1

Exh. 1-5

OWNERSHIP STRUCTURE

¯

EXELON CORPORATION

¯

EXELON VENTURES COMPANY, LLC

¯

EXELON ENTERPRISES COMPANY, LLC

¯

EXELON THERMAL HOLDINGS, INC.

¯

EXELON THERMAL TECHNOLOGIES, INC.

Exh. 1-6

Exh. 1-7

STATE OF ILLINOIS,

     County of Cook.      ss.

     I, JAMES J. LASKI, City Clerk of the City of Chicago in the County of Cook and State of Illinois, DO HEREBY CERTIFY that the annexed and foregoing is a true and correct copy of that certain ordinance now on file in my office for the approval of Nineteenth Amendment to District Cooling System Use Agreement with Exelon Thermal Technologies.

     I DO FURTHER CERTIFY that the said ordinance was passed by the City Council of the said City of Chicago on the thirty-first (31st) day of October, A.D. 2001 and deposited in my office on the thirty-first (31st) day of October, A.D. 2001.

     I DO FURTHER CERTIFY that the vote on the question of the passage of the said ordinance by the said City Council was taken by yeas and nays and recorded in the Journal of the Proceedings of the said City Council, and that the result of said vote so taken was as follows, to wit:

Yeas 49,            Nay 0.

     I DO FURTHER CERTIFY that the said ordinance was delivered to the Mayor of the said City of Chicago after the passage thereof by the said City Council, without delay, by the City Clerk of the said City of Chicago, and that the said Mayor did approve and sign said ordinance on the thirty-first (31st) day of October, A.D., 2001.

     I DO FURTHER CERTIFY that the original, of which the foregoing is a true copy, is entrusted to my care for safe keeping, and that I am the lawful keeper of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the City of Chicago aforesaid, at the said City, in the County and State aforesaid, this eighth (8th) day of November, A. D., 2001

/s/ James J. Laski

City Clerk

Exh. 1-8

     This Twentieth Amendment to District Cooling System Use Agreement (the “Twentieth Amendment”), dated as of June 1, 2002 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Exelon Thermal Technologies, Inc., an Illinois corporation (the “Grantee”), being a wholly-owned subsidiary of Exelon Holdings, Inc., being a wholly-owned subsidiary of Exelon Enterprises Company, LLC., which is wholly-owned subsidiary of Exelon Ventures Company, LLC., which is 100% owned by Exelon Corporation.

WITNESSETH:

     WHEREAS, the City and the Grantee (then known as Northwind, Inc.) have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the “Original Agreement”), as heretofore amended (the “Current Agreement”), which grants to the Grantee (and its successors in interest) the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Exhibit 1 to the Current Agreement describes the “Current Distribution Facilities” (as such term is defined in the Current Agreement) for the Grantee’s System; and

     WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee’s System, including the Current Distribution Facilities; and

     WHEREAS, Grantee has encountered unexpected difficulties in connecting certain customers to its Fifth Plant (as defined in the Current Agreement), which customers had originally been intended to be connected through the Current Distribution Facilities; and

     WHEREAS, Grantee wishes to amend Exhibit 1 and Exhibit 2 to the Current Agreement (the “Current Exhibits”) to include in the Current Distribution Facilities a portion of North State Street south of the intersection of West Kinzie Street and North State Street to a point approximately 200 fee south of the above described intersection as described and depicted in amended Exhibits 1 and 2, each as attached to this Twentieth Amendment (collectively, the “Amended Exhibits”); and

     WHEREAS, the City Council of the City on May 29, 2002, adopted an ordinance authorizing and approving execution of an Twentieth Amendment to the Current Agreement in substantially the form of this Twentieth Amendment, including the Amended Exhibits (the “Ordinance”); and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Twentieth Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

     Section 2. As of the Effective Date of this Twentieth Amendment, the Current Exhibits are deemed superseded and replaced by the Amended Exhibits.

     Section 3. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Twentieth Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the “Code”). No payment, gratuity or offer of employment shall be made in connection with this Twentieth Amendment by

2

or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

     Section 4. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

     Section 5. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform all its contractors of the provision and require understanding and compliance herewith.

     Section 6. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee and its direct and indirect corporate parents.

     Section 7. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

3

     Section 8. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the direction of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Twentieth Amendment shall be grounds for termination of the Current Agreement and this Twentieth Amendment. The term business relationship is defined as set forth in Section 2-156-080 of the Code.

     Section 2-156-080 defines a “business relationship” as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment; (iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A “contractual or other private business

4

dealing” shall not include any employment relationship of an official’s spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.

     Section 9. Except as expressly modified in this Twentieth Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain unchanged and all affidavits, certificates and representations in the Current Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

5

     IN WITNESS WHEREOF, the City has caused this Twentieth Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk	Title: Commissioner of the Department of Environment

	By:	/s/ [ILLEGIBLE]

Title: Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

Title: Commissioner of the Department of Transportation

Reviewed as to form and legality:
/s/ [ILLEGIBLE]

Assistant Corporation Counsel
or Senior Counsel

ATTEST:	EXELON THERMAL TECHNOLOGIES, INC.

/s/ Maureen R. Prunty	By:	/s/ [ILLEGIBLE]

Title: Vice President of Finance

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EXHIBIT 1

     The Grantee’s District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee’s Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee’s Distribution Facilities.

Production Plant #1:	Northeast corner of South State Street and East Adams Streets

Distribution Piping:	In LaSalle Street proceeding for 200 feet north, more or less, from the intersection of West Adams Street. In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison Street intersection. In Adams Street from LaSalle Street to Michigan Avenue. In Madison Street, from Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street. In West Adams Street from Franklin Street to a point 100 feet West of Lower Wacker Drive.

Production Plant #2:	Northwest corner of South Franklin Street and West Congress Parkway

Distribution Piping:	In Van Buren Street, from Wacker Drive to Franklin Street. In Franklin Street from Van Buren Street to Lake Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street. In the Jackson Boulevard/Dearborn Street intersection and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following

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locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3	Northeast corner of Randolph and Columbus Drive (located in the Blue Cross/Blue Shield Building).

Distribution Piping:	In Columbus Drive, from Randolph Street to South Water Street. In South Water Street, from Columbus Drive to Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake Street, from Garland Court to LaSalle Street.

In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and thence generally in a southwesterly direction for approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

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In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Huron Street. In Erie Street from State Street to Rush Street. In Grand Avenue from Wabash Avenue to a point approximately 150 feet east of St. Clair Street. In Rush Street from Erie Street to Superior Street.

In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from Columbus Drive to and including Michigan Avenue.

Production Plant #4:*	North Orleans Street on the west, North Wells Street on the east, West Kinzie Street on the north, and the Chicago River on the south (located in the Merchandise Mart building).

Distribution Piping: Plant #4	In Washington Boulevard from Dearborn Street to State Street. Under the Orleans Street viaduct from Grantee’s existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. In said east-west public alley west to a point 220.0 feet west of North Orleans Street.

In the north-south alley east of Kingsbury Street from Hubbard Street to the existing piping in the east-west alley south of Hubbard Street. In Hubbard Street from Kingsbury Street to the north/south public alley immediately east of Kingsbury Street. In Kingsbury Street from Hubbard Street to Chicago Avenue up to and including the intersection of Kingsbury Street and Chicago Avenue. In Chicago Avenue from Kingsbury Street to Larrabee Street. In State Street from Lake Street to Randolph Street.

Production Plant #5:	Southeast corner of North State Street and East Kinzie Street. (located in the IBM Building), 301 North State Street

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Distribution Piping:	In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In North State Street from the intersection with West Kinzie Street to a point approximately 200 feet south of such intersection.

*Plant 4 is anticipated to be transferred to Northwind L.L.C. as an Affiliated Plant.

     This Exhibit is subject to amendment pursuant to the provisions of Section 7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions.

     All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

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Twenty-First Amendment to the District Cooling System Use Agreement

     This Twenty First Amendment to District Cooling System Use Agreement (“Twenty First Amendment”) dated as of June 30, 2004 (the “Effective Date”) by and between the City of Chicago, Illinois (the “City”), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, Exelon Thermal Technologies, Inc., an Illinois corporation (the “Grantee”) and a wholly-owned indirect subsidiary of Exelon Corporation, Exelon Thermal Holdings, Inc., a Delaware corporation (“ETH”) and Macquarie District Energy Inc., a Delaware corporation (the “Transferee”) and a wholly-owned indirect subsidiary of Macquarie Bank Limited, an Australian publicly listed company.

WITNESSETH:

     WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994, as amended (the “Current Agreement”) which grants to the Grantee the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the “System”); and

     WHEREAS, Section 4.1.4 of the Current Agreement requires prior approval of the City Council of the City (the“City Council”) where ownership of 50 percent or more of the control of Grantee is acquired during the term of the Current Agreement in any transaction or series of transactions by a person or one or more persons acting in concert, none of whom owned or controlled 50 percent or more of the right to control Grantee, singly or collectively on the Effective Date of this Amendment; and

     WHEREAS, ETH desires to sell Thermal Chicago Corporation (the owner of the Grantee) to the Transferee and now requests the City, by action of the City Council to approve the proposed change of control of the Grantee; and

     WHEREAS, the City does not object to the transfer of control of Grantee for purposes of Section 4.1.4 of the Current Agreement; and

     WHEREAS, as part of the transfer of control contemplated to be simultaneously completed Grantee will change its name to Thermal Technologies Inc.; and

     WHEREAS, the City is prepared to consent to the proposed change of control of the Grantee to the Transferee which has provided proof of legal, technical, financial and character qualifications to own the Grantee and operate the System and completed disclosure of ownership interests as required by the Municipal Code of Chicago and provided such other certifications as the City shall determine are required; and

     WHEREAS, the City does not object to the transfer of control of Grantee, and resulting name change of Grantee for purposes of Section 4.1.4. of the Current Agreement; and

     WHEREAS, the City Council of the City on June 23, 2004 approved execution of a Twenty First Amendment to the Current Agreement in substantially the form of this Twenty First Amendment; and

     WHEREAS, the City and the Grantee now desire to amend the Current Agreement on the terms and conditions set forth below;

     NOW, THEREFORE,

     It is agreed by the parties hereto as follows:

     Section 1. The above recitals are expressly incorporated herein and made a part of this Twenty First Amendment by reference as though fully set forth herein.

     Section 2. As of the Effective Date of this Twenty First Amendment, the Grantee agrees to continue to comply with all the provisions of the Current Agreement including the provisions of 4.1.4. It is acknowledged by the parties that a change of control of the Grantee is approved by the City and the Transferee will become the owner of Grantee for purposes of the Current Agreement, in accordance with the following terms:

The undersigned N. Marcia Jimenez, the Commissioner of the Department of Environment, Miguel d’Escoto, the Commissioner of the Department of Transportation and Bea Reyna-Hickey, the Director of the Department of Revenue, on behalf of the City of Chicago (the “City”) do hereby give our consent to the change of control of Exelon Thermal Technologies, Inc. to Macquarie District Energy Inc. in accordance with Section 4.1.4 of the Current Agreement.

ETH represents that Exelon Thermal Technologies, Inc. is not in default of the Current Agreement as of the Effective Date.

Macquarie District Energy Inc. acknowledges that it has read the Current Agreement and is familiar with its terms and will cause the Grantee to continue to comply with all the provisions of the Current Agreement, the Municipal Code of Chicago and all applicable local, state and federal laws.

     Section 3. The Grantee hereby agrees to comply with and adhere to the additional commitments described in Appendix A hereto following the change of control contemplated by this Twenty First Amendment.

     Section 4. Commencing on the Effective Date, the Current Agreement, is hereby amended to acknowledge the transfer of control of the Grantee in accordance with the terms of the Current Agreement, as amended by this Twenty First Amendment and the change of the name of the Grantee as described in the recitals. All terms and conditions of the Current Agreement not modified by this Twenty First Amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, the City has caused this Twenty First Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and Exelon Thermal Holdings, Inc., the Grantee and the Transferee have signed and sealed the same on or as of the day and year first written.

(SEAL)	CITY OF CHICAGO

/s/ James J. Laski	By:	/s/ [ILLEGIBLE]

City Clerk		Title: Commissioner Department of the
Department of Environment

	By:	/s/ [ILLEGIBLE]

Title: Director of the Department of Revenue

	By:	/s/ [ILLEGIBLE]

Title: Commissioner of the Department of
Transportation

Reviewed as to form and legality:

/s/ M. Susan Lopez

Chief Assistant Corporation Counsel

ATTEST:	EXELON THERMAL HOLDINGS, INC.

	By:	/s/ George H. Gilmore Jr.

/s/ [ILLEGIBLE]	Title	:

ATTEST:	EXELON THERMAL TECHNOLOGIES, INC.

	By:	/s/ George H. Gilmore Jr.

/s/ [ILLEGIBLE]	Title	:

ATTEST:	MACQUARIE DISTRICT ENERGY INC.

By:

	Title	:

APPENDIX A

Additional Commitments of Macquarie District Energy Inc. (“MDE”) Following Transfer of Ownership of Grantee from ETH to MDE

Grantee Performance Reports to City Agencies

Grantee will provide the following information to the City:

•	During the 1st quarter of each year, a Year-End Report on the previous year to the Commissioner of the Department of Environment, including:

•	Customer overview

•	Peak loads

•	Total energy production

•	Capital investment

•	MBE/WBE results

•	Past year expansion

•	Known planned expansion for current year including probable schedule

•	Major corrective maintenance completed in previous year

•	Revenue generated to the city

•	In May of each year, Grantee will report to the Commissioner of Environment on Grantee’s Summer Readiness.

•	In October of each year, Grantee will report to the Commissioner of Environment regarding Grantee’s peak season operations.

•	Annually, Grantee will review key changes to the System and emergency procedures with the Office of Emergency Management and Communications (911 Center).

•	In the unlikely event that a key Chicago business district customer suffers an unplanned outage due to a system fault, Grantee will report this interruption to the Department of Environment within 4 hours of determination. Grantee will further (1) report to the Department of Environment planned corrective action, (2) provide periodic updates during outage, and (3) report final resolution.

•	Capital spending has historically been on large spare parts (i.e. chillers, pumps, motors), instrument and technology upgrades, plant system improvements and modifications etc.

•	Typical maintenance spending is between $3.2-$3.8 million/year. In 2003 maintenance spending totaled $3.4 million.[2]

•	MDE has budgeted to spend approximately $3.8 million in 2004, subject to the needs of the system.

•	The Year-End Report will review and report the maintenance program for the previous year.

Expansion Commitments

•	Grantee will pursue prudent and well-planned growth of the system, subject to customer demand (including having contractually-committed customers), the cost to expand the system and receipt of consent from the City as provided in Section 7 of the Use Agreement.

•	Grantee will take all commercially reasonable actions to ensure that expansion of the system does not result in a materially adverse effect on the service provided to then existing customers.

•	In addition to the maintenance spending (discussed above), MDE has budgeted expenditures over the next 3 years of $4.0 million to increase existing plant capacity by approximately 4,000 tons for existing and new customers. In 2003, Grantee spent $850,000 as expansion capital.

•	Grantee will obtain all necessary approvals form the City of Chicago as required under the Use Agreement for all expansion projects.

•	The Year-End Report will review and report the capital expansion program for the previous year.

Commitments to Customers

MDE is committed to building a positive relationship with customers and maintaining a high level of customer satisfaction. General complaints will be responded to promptly and emergencies will be dealt with immediately.

Human Resource Related Commitments

Grantee will:

•	Comply with its minority and women owned business enterprises obligations (MBE & WBE)

•	Employ Chicago-based contractors for the majority of work required

[2] Amounts include the downtown Chicago operations but not the operation at Midway Airport.

•	Remain headquartered in Chicago

•	Continue to employ union labor from International Union of Operating Engineers, Local 399

•	Seek to appoint a prominent and well-respected citizen of the City of Chicago on the Board of Directors for Grantee.